     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1995



                                                       REGISTRATION NO. 33-57663

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           BEVERLY ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         8051                        95-4100309
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                          1200 SOUTH WALDRON, NO. 155
                           FORT SMITH, ARKANSAS 72903
                                 (501) 452-6712
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                ROBERT W. POMMERVILLE, EXECUTIVE VICE PRESIDENT,

                         GENERAL COUNSEL AND SECRETARY
                           BEVERLY ENTERPRISES, INC.
                         5111 ROGERS AVENUE, SUITE 40-A

                        FORT SMITH, ARKANSAS 72919-0155

                                 (501) 452-6712
                   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                           H. WATT GREGORY, III, ESQ.
                            MICHAEL E. KARNEY, ESQ.
                   GIROIR & GREGORY, PROFESSIONAL ASSOCIATION
                         111 CENTER STREET, SUITE 1900
                          LITTLE ROCK, ARKANSAS 72201
                                 (501) 372-3000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                                      PROPOSED         PROPOSED
TITLE OF EACH CLASS                                   MAXIMUM          MAXIMUM        AMOUNT OF
  OF SECURITIES TO BE             AMOUNT TO BE     OFFERING PRICE     AGGREGATE     REGISTRATION
  REGISTERED                       REGISTERED        PER SHARE      OFFERING PRICE    FEE(1)(2)
- -------------------------------------------------------------------------------------------------
Common Stock, $.10 par value   14,959,209 Shares   Not Applicable  141,659,171.875     $48,848
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the number of shares of PMSI Common Stock to be exchanged in the Merger (9,066,187 shares), computed in accordance with Rule 457(c) on the basis of the average of the bid and asked prices per share of such stock on the Nasdaq National Market on February 7, 1995 ($15.625).


(2) On February 13, 1995, a registration fee of $48,848 was paid by the Registrant in connection with the initial filing of this Registration Statement No. 33-57663. No additional fee is required to be paid with the filing of this Amendment No. 1 to the Registration Statement.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           BEVERLY ENTERPRISES, INC.

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)


                                                            LOCATION OR CAPTION IN PROSPECTUS/
                  FORM S-4 ITEM                               CONSENT SOLICITATION STATEMENT
- --------------------------------------------------     --------------------------------------------
  A.  INFORMATION ABOUT THE TRANSACTION
        1.  Forepart of Registration Statement           1.  Form S-4 Cover Page; Outside Front
            Outside Front Cover Page of Prospectus           Cover Page of Prospectus; Cross
                                                             Reference Sheet
        2.  Inside Front and Outside Back Cover          2.  Available Information; Incorporation
            Pages of Prospectus                              of Certain Documents by Reference;
                                                             Table of Contents
        3.  Risk Factors, Ratio of Earnings to           3.  Summary; Certain Considerations
            Fixed Charges and Other Information
        4.  Terms of the Transaction                     4.  Summary; The Merger; The Merger
                                                             Agreement; Management and Operations
                                                             of Beverly after the Merger;
                                                             Description of Beverly Capital Stock;
                                                             Comparative Rights of Stockholders of
                                                             Beverly and PMSI
        5.  Pro Forma Financial Information              5.  Summary
        6.  Material Contacts with the Company           6.  Merger
            Being Acquired
        7.  Additional Information Required for          7.  *
            Reoffering by Persons and Parties
            Deemed to be Underwriters
        8.  Interests of Named Experts and Counsel       8.  *
        9.  Disclosure of Commission Position on         9.  *
            Indemnification for Securities Act
            Liabilities

  B.  INFORMATION ABOUT THE REGISTRANT
       10.  Information with Respect to S-3             10.  Available Information; Incorporation
            Registrants                                      of Certain Documents by Reference;
                                                             Summary; Recent Developments of
                                                             Beverly; Management and Operations of
                                                             Beverly after the Merger
       11.  Incorporation of Certain Information        11.  Incorporation of Certain Documents by
            by Reference                                     Reference
       12.  Information with Respect to S-2 or S-3      12.  *
            Registrants
       13.  Incorporation of Certain Information        13.  *
            by Reference
       14.  Information with Respect to                  14  *
            Registrants Other Than S-3 or S-2
            Registrants


                                                            LOCATION OR CAPTION IN PROSPECTUS/
                  FORM S-4 ITEM                               CONSENT SOLICITATION STATEMENT
- --------------------------------------------------     --------------------------------------------
  C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
       15.  Information with Respect to S-3             15.  *
            Companies
       16.  Information with Respect to S-2 or S-3      16.  Available Information; Incorporation
            Companies                                        of certain Documents by Reference;
                                                             Summary
       17.  Information with Respect to Companies       17.  *
            Other Than S-3 or S-2 Companies

  D.  VOTING AND MANAGEMENT INFORMATION
       18.  Information if Proxies, Consents or         18.  Incorporation of Certain Documents by
            Authorizations are to be Solicited               Reference; Summary; Recent
                                                             Developments of Beverly; The Special
                                                             Meeting; The Merger; The Merger
                                                             Agreement; Management and Operations
                                                             of Beverly after the Merger;
                                                             Description of Beverly Capital Stock;
                                                             Comparative Rights of Stockholders of
                                                             Beverly and PMSI
       19.  Information if Proxies, Consents or         19.  *
            Authorizations are not to be Solicited
            or in an Exchange Offer


- ---------------

*Item is omitted because answer is negative or item is not applicable.

                               [PMSI LETTERHEAD]

                                          , 1995

Dear Shareholder:


     Enclosed are a Notice of Consent Solicitation of Shareholders, a Prospectus/Consent Solicitation Statement and a written consent (the "Consent Solicitation") pertaining to Pharmacy Management Services, Inc., a Florida corporation ("PMSI"). The purpose of the Consent Solicitation is to request your approval of the merger (the "Merger") of PMSI with and into Beverly Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of Beverly Enterprises, Inc. ("Beverly"), pursuant to an Agreement and Plan of Merger dated December 26, 1994, as amended, among PMSI, Beverly and Acquisition (the "Merger Agreement") and the transactions contemplated thereby. The Consent Solicitation will
commence on or about           , 1995 and will expire on the earlier of: (i)
June 30, 1995; or (ii) the date that PMSI notifies its shareholders that the Merger, the Merger Agreement and the transactions contemplated thereby have received the affirmative vote by written consent of the holders of a majority of the shares of PMSI common stock entitled to vote on such matters, although such
notification date shall not be earlier than           , 1995.



     Pursuant to the Merger Agreement, PMSI will be merged with and into Acquisition with Acquisition remaining a wholly-owned subsidiary of Beverly and all of the assets and liabilities of PMSI will become assets and liabilities of Acquisition. Each issued and outstanding share of PMSI common stock will be converted into the right to receive that number of shares of Beverly common stock equal to the quotient of $16.50 divided by the mean arithmetic average of the daily closing sales price per share (rounded to the nearest whole cent) of the Beverly common stock as reported on the New York Stock Exchange during the ten consecutive trading days ending on the second trading day immediately preceding the effective time of the Merger. Subject to certain exceptions as further discussed in the Prospectus/Consent Solicitation Statement, the exchange ratio will not be less than 0.9167 nor more than 1.3469. The PMSI Board of Directors, after careful consideration, has adopted the plan of merger as set forth in the Merger Agreement and recommends that shareholders vote FOR approval of the Merger, the Merger Agreement and the transactions contemplated thereby. The Prospectus/Consent Solicitation Statement contains a description of various factors associated with the Merger, including the federal income tax consequences, the basis for converting PMSI common stock into Beverly common stock, the factors described under "CERTAIN CONSIDERATIONS", the financial condition and historical operating results of PMSI and Beverly, recent developments concerning Beverly, the markets and historical market prices of the respective common stocks and the comparative rights of stockholders of Beverly and PMSI.


     All shareholders are urged to vote by written consent during the Consent Solicitation. The affirmative vote by written consent of a majority of the outstanding shares of PMSI common stock will be necessary for approval of the Merger and the Merger Agreement. A failure to vote will have the same effect as a vote against the Merger and the Merger Agreement. Accordingly, it is important that your shares be represented and, therefore, we urge you to promptly sign and date the enclosed written consent and return it in the accompanying pre-addressed envelope, which requires no postage if mailed within the United States.

     Should you require assistance in completing your written consent or if you have any questions about the voting procedure or the accompanying
Prospectus/Consent Solicitation Statement, please feel free to contact David L. Redmond, PMSI's Secretary, at (813) 626-7788.

                                          Very truly yours,

                                          CECIL S. HARRELL
                                          Chairman of the Board and
                                          Chief Executive Officer

                       PHARMACY MANAGEMENT SERVICES, INC.
                             8611 QUEEN PALM DRIVE
                              TAMPA, FLORIDA 33619

                 NOTICE OF CONSENT SOLICITATION OF SHAREHOLDERS

To the Shareholders of Pharmacy Management Services, Inc.:

     Notice is hereby given that written consents will be solicited from the shareholders (the "Consent Solicitation") of Pharmacy Management Services, Inc., a Florida corporation ("PMSI"), for the following purpose:


          To vote on a proposal to approve the merger (the "Merger") of PMSI with and into Beverly Acquisition Corporation, a Delaware corporation ("Acquisition"), and a wholly-owned subsidiary of Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), pursuant to an Agreement and Plan of Merger dated December 26, 1994, as amended, among PMSI, Beverly and Acquisition (the "Merger Agreement"), and the transactions contemplated thereby, as described in the accompanying Prospectus/Consent Solicitation Statement in which the Merger Agreement is included as Appendix A.


     The Consent Solicitation will begin on           , 1995 and expire on the
earlier of: (i) June 30, 1995; or (ii) the date that PMSI notifies its shareholders that the Merger, the Merger Agreement and the transactions contemplated thereby have received the affirmative vote by written consent of the holders of a majority of the shares of PMSI common stock entitled to vote on such matters, although such notification date shall not be earlier than
          , 1995.


     The Board of Directors of PMSI has fixed the close of business on        ,
1995, as the record date for the determination of shareholders entitled to notice of the Consent Solicitation and to vote on the foregoing proposal and only shareholders of record at such time will be entitled to notice of the Consent Solicitation and to vote on the foregoing proposal. Accompanying this notice are a form of written consent and a Prospectus/Consent Solicitation Statement containing more detailed information with respect to the matters to be considered in conjunction with the Consent Solicitation.


     THE BOARD OF DIRECTORS OF PMSI UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

     IN ORDER TO ASSURE THAT YOUR SHARES ARE VOTED IN THE CONSENT SOLICITATION, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED CONSENT, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF PMSI. AN ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                          By Order of the Board of Directors,

                                          DAVID L. REDMOND
                                          Secretary

Tampa, Florida
          , 1995

                           BEVERLY ENTERPRISES, INC.
                         COMMON SHARES, $.10 PAR VALUE
                             (14,959,209 SHARES)(1)

                                   PROSPECTUS

                       PHARMACY MANAGEMENT SERVICES, INC.
                         CONSENT SOLICITATION STATEMENT


     This Prospectus of Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), relates to up to 14,959,209 shares ("Beverly Shares") of common stock, par value $.10 per share ("Beverly Common Stock"), to be issued to the shareholders of Pharmacy Management Services, Inc., a Florida corporation ("PMSI"), upon consummation of the proposed merger (the "Merger") of PMSI with and into Beverly Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Beverly ("Acquisition"), pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger dated December 26, 1994, as amended by Amendment No. 1 to the Merger Agreement dated as of
          , 1995 (the "Merger Agreement") among Beverly, Acquisition and PMSI. See "THE MERGER AGREEMENT." Following the Merger, Acquisition will be the surviving corporation (the "Surviving Corporation"), will remain a wholly-owned subsidiary of Beverly and will change its name to "Pharmacy Management Services, Inc." The Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.


     This Prospectus also serves as a consent solicitation statement of PMSI for use in connection with the solicitation of written consents of its shareholders to approve the Merger, the Merger Agreement and the transactions contemplated thereby (the "Consent Solicitation"). See "SUMMARY -- The Consent Solicitation" and "THE CONSENT SOLICITATION." The Consent Solicitation will commence on or
about             , 1995 and will expire on the earlier of: (i) June 30, 1995;
or (ii) the date that PMSI notifies its shareholders that the Merger, the Merger Agreement and the transactions contemplated thereby have received the affirmative vote by written consent of the holders of a majority of the shares of PMSI common stock entitled to vote on such matters, although such
notification date shall not be earlier than             , 1995.

     Upon consummation of the Merger, all shares of common stock, par value $.01 per share, of PMSI ("PMSI Common Stock") will be converted into the right to receive shares of Beverly Common Stock. See "SUMMARY -- The Merger" and "THE MERGER AGREEMENT -- Conversion of PMSI Common Stock."


     The outstanding shares of Beverly Common Stock are, and Beverly Shares offered hereby will be listed for trading on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") under the symbol "BEV." On April 13, 1995, the last sale price for Beverly Common Stock as reported on the NYSE composite tape was $15 3/8. See "RECENT DEVELOPMENTS OF BEVERLY."


     FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "CERTAIN CONSIDERATIONS."


     This Prospectus/Consent Solicitation Statement is first being mailed to the
shareholders of record of PMSI as of             , 1995, on or about
  , 1995.


THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED
 BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS/CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.
- ---------------


(1) Each issued and outstanding share of PMSI Common Stock will be converted into the right to receive that number of shares of Beverly common stock equal to the quotient of $16.50 divided by the mean arithmetic average of the daily closing sales price per share (rounded to the nearest whole cent) of the Beverly common stock as reported on the New York Stock Exchange during the ten consecutive trading days ending on the second trading day immediately preceding the Effective Time of the Merger, subject to a minimum of $12.25 and a maximum of $18.00 per share. Accordingly, the number of Beverly Shares to be issued upon consummation of the Merger could range from 8,310,671 to 14,959,209 shares. See "SUMMARY -- The Merger" and "THE MERGER AGREEMENT -- Conversion of PMSI Common Stock."


     The date of this Prospectus/Consent Solicitation Statement is             ,
                                       1995.

                               AVAILABLE INFORMATION

     Beverly and PMSI are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Beverly and PMSI can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The shares of Beverly Common Stock are listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. The shares of PMSI Common Stock are traded on the Nasdaq National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1506.

     Beverly has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Beverly Shares to be issued in connection with the Merger. This Prospectus/Consent Solicitation Statement also constitutes the prospectus of Beverly filed as part of the Registration Statement. This Prospectus/Consent Solicitation Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

BEVERLY

     The following documents filed by Beverly with the Commission under the Exchange Act are incorporated by reference herein:


     1. Annual Report on Form 10-K for the year ended December 31, 1994, (the "1994 Beverly 10-K");



     2. The portions of the Proxy Statement for the Annual Meeting of Stockholders to be held May 18, 1995 that have been incorporated by reference in the 1994 Beverly 10-K;



     3. Current Report on Form 8-K dated April 6, 1995.



     4. Current Report on Form 8-K dated December 14, 1994, as amended February 10, 1995, on Form 8-K/A;



     5. Registration Statement on Form 8-A relating to Beverly Common Stock dated August 21, 1990, and any amendment or report filed for the purpose of updating such description; and



     6. Registration Statement on Form 8-A relating to Beverly Common Stock Purchase Rights dated September 29, 1994 and any amendment or report filed for the purpose of updating such description.


PMSI


     This Prospectus/Consent Solicitation Statement is accompanied by PMSI's 1994 Annual Report on Form 10-K for the fiscal year ended July 31, 1994, as amended and restated April 6, 1995 on Form 10-K/A (Amendment No. 3), and by PMSI's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995, as amended April 4, 1995 on Form 10-Q/A (Amendment No. 1), as filed with the Commission, which are attached hereto as Appendix G and Appendix H, respectively. The following documents and information filed by PMSI with the Commission under the Exchange Act are incorporated by reference herein:



        1. Annual Report on Form 10-K for the fiscal year ended July 31, 1994, as amended October 24, 1994 on Form 10-K/A (Amendment No. 1), November 23, 1994, on Form 10-K/A (Amendment No. 2) and April 6, 1995, on Form 10-K/A (Amendment No. 3);



        2. The Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1994, as amended January 4, 1995 on Form 10-Q/A (Amendment No. 1), and January 31, 1995, as amended April 4, 1995 on Form 10-Q/A (Amendment No. 1); and



        3. Current Report on Form 8-K dated December 26, 1994.



     All documents filed by Beverly or PMSI with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and until the termination of the Consent Solicitation shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. The information with respect to Beverly and PMSI contained in this Prospectus/Consent Solicitation Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statements contained in a document incorporated by reference herein or contained in this Prospectus/Consent Solicitation Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.



     THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) WILL BE PROVIDED WITHOUT CHARGE BY FIRST CLASS MAIL TO ANY PERSON TO WHOM THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON. REQUESTS FOR BEVERLY DOCUMENTS SHOULD BE DIRECTED TO BEVERLY ENTERPRISES, INC., 5111 ROGERS AVENUE, SUITE 40-A, FORT SMITH, ARKANSAS 72919-1000, (501) 452-6712, ATTN: ROBERT W. POMMERVILLE, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY
            , 1995. REQUESTS FOR PMSI DOCUMENTS SHOULD BE DIRECTED TO PHARMACY MANAGEMENT SERVICES, INC., 3611 QUEEN PALM DRIVE, TAMPA, FLORIDA 33619, (813) 626-7788, ATTN: DAVID L. REDMOND, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH
REQUEST SHOULD BE MADE BY             , 1995.


                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, OR THE SOLICITATION OF A CONSENT FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR CONSENT SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BEVERLY OR PMSI SINCE THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................   ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................   ii
  Beverly.............................................................................   ii
  PMSI................................................................................   ii
SUMMARY...............................................................................    1
  Beverly.............................................................................    1
     Recent Developments..............................................................    1
  Acquisition.........................................................................    1
  PMSI................................................................................    1
  The Consent Solicitation............................................................    2
  Vote Required.......................................................................    2
  The Merger..........................................................................    2
     Conversion of PMSI Common Stock..................................................    2
     Recommendation of the Board of Directors of PMSI.................................    3
     Opinion of PMSI Financial Advisor................................................    3
     Interests of Certain Persons in the Merger.......................................    3
     Effective Time and Closing Date of the Merger....................................    3
     Exchange of PMSI Stock Certificates..............................................    3
     No Dissenters' Rights............................................................    3
     Accounting Treatment.............................................................    4
     Certain Federal Income Tax Consequences..........................................    4
     Resale Restrictions..............................................................    4
     Stock Exchange Listing...........................................................    4
     Conditions to the Merger.........................................................    4
     Termination......................................................................    4
     Termination Fee..................................................................    5
  Certain Considerations..............................................................    5
  Markets and Market Prices...........................................................    6
     Beverly..........................................................................    6
     PMSI.............................................................................    6
  Beverly Selected Consolidated Financial Data........................................    7
  PMSI Selected Consolidated Financial Data...........................................    8
  Selected Unaudited Pro Forma Combined Per Share Data................................    9
RECENT DEVELOPMENTS OF BEVERLY........................................................   11
CERTAIN CONSIDERATIONS................................................................   12
  Governmental Regulation and Reimbursement...........................................   12
  Increased Labor Costs and Availability of Personnel.................................   12
  Certain Anti-Takeover Provisions....................................................   13
THE CONSENT SOLICITATION..............................................................   14
  Matters to be Voted upon by the PMSI Shareholders...................................   14
  Termination Date....................................................................   14
  Record Date.........................................................................   14

                                                                                        PAGE
                                                                                        ----
  Vote Required.......................................................................   14
     General..........................................................................   14
     Shareholders' Agreement..........................................................   14
     Irrevocable Proxies..............................................................   15
     Exemptions From Certain Provisions of the FBCA...................................   15
  Revocation of Consents..............................................................   15
  Solicitation of Written Consents....................................................   16
  No Dissenters' Rights...............................................................   16
THE MERGER............................................................................   17
  General.............................................................................   17
  Background of the Merger............................................................   17
  Reasons for Merger; Recommendation of PMSI Board....................................   19
  Opinion of PMSI Financial Advisor...................................................   21
     Comparable Company Analysis......................................................   23
     Comparable Merger and Acquisition Transactions Analysis..........................   23
     Leveraged Buyout Analysis........................................................   23
     Exchange Ratio Analysis..........................................................   24
     Premium Analysis.................................................................   24
     Other Factors and Comparative Analyses...........................................   24
  Interests of Certain Persons in the Merger..........................................   24
     General..........................................................................   24
     Stock Options....................................................................   24
     Registration Rights Agreement....................................................   25
     PMSI Director and Officer Indemnification........................................   26
     Other Agreements.................................................................   27
  Accounting Treatment................................................................   27
  Certain Federal Income Tax Consequences.............................................   27
  Regulatory Approval.................................................................   29
  Resale Restrictions.................................................................   30
  Stock Exchange Listing..............................................................   30
THE MERGER AGREEMENT..................................................................   31
  General.............................................................................   31
  Conversion of PMSI Common Stock.....................................................   31
     General..........................................................................   31
     Possible Fluctuation in the Number of Beverly Shares to be Issued and Ceiling and
      Floor Provisions................................................................   31
  Conversion of PMSI Options..........................................................   32
  Exchange Procedures.................................................................   32
  Representations and Warranties......................................................   33
  Certain Covenants...................................................................   33
  No Solicitation of Transactions.....................................................   34
  Benefit Plans.......................................................................   35
  Conditions..........................................................................   35
  Termination.........................................................................   36
  Termination Fee.....................................................................   37
  Expenses............................................................................   37
  Amendments and Waivers..............................................................   38
  Alternative Merger Structure........................................................   38

                                                                                        PAGE
                                                                                        ----
MANAGEMENT AND OPERATIONS OF BEVERLY AFTER THE MERGER.................................   39
  Management..........................................................................   39
  Operations..........................................................................   39
DESCRIPTION OF BEVERLY CAPITAL STOCK..................................................   41
  Authorized Capital Stock............................................................   41
  Beverly Preferred Stock.............................................................   41
  Beverly Common Stock................................................................   41
  Beverly Common Stock Purchase Rights................................................   42
COMPARATIVE RIGHTS OF STOCKHOLDERS OF BEVERLY AND PMSI................................   45
  Board of Directors; Removal; Filling Vacancies......................................   45
     Beverly..........................................................................   45
     PMSI.............................................................................   45
  Action by Written Consent; Special Meetings.........................................   45
     Beverly..........................................................................   45
     PMSI.............................................................................   45
  Business Combinations...............................................................   45
     Beverly..........................................................................   45
     PMSI.............................................................................   46
     DGCL.............................................................................   46
     FBCA.............................................................................   46
  Amendment of Certificate of Incorporation, Articles of Incorporation and Bylaws.....   47
     Beverly..........................................................................   47
     PMSI.............................................................................   47
  Indemnification.....................................................................   48
     Beverly..........................................................................   48
     PMSI.............................................................................   48
  Other Items.........................................................................   48
     Beverly..........................................................................   48
     PMSI.............................................................................   48
LEGAL MATTERS.........................................................................   49
EXPERTS...............................................................................   49
APPENDIX A - Form of Agreement and Plan of Merger, as amended.........................  A-1
APPENDIX B - Form of Articles of Merger...............................................  B-1
APPENDIX C - Form of Certificate of Merger............................................  C-1
APPENDIX D - Form of Affiliate Agreement..............................................  D-1
APPENDIX E - Form of Registration Rights Agreement....................................  E-1
APPENDIX F - Opinion of Smith Barney Inc..............................................  F-1
APPENDIX G - PMSI Annual Report on Form 10-K for the fiscal year ended July 31, 1994, as amended and restated April 6, 1995 on Form 10-K/A (Amendment No. 3)...  G-1
APPENDIX H - PMSI Quarterly Report on Form 10-Q for the fiscal quarter ended January
             31, 1995, as amended April 4, 1995 on Form 10-Q/A (Amendment No. 1)......  H-1

                                    SUMMARY

     The following summary of certain information contained elsewhere in this Prospectus/Consent Solicitation Statement (the "Prospectus/Consent Solicitation Statement") does not purport to be complete and is qualified in its entirety by reference to the full text, including the Appendices attached hereto. As used in this Prospectus/Consent Solicitation Statement, "Beverly" refers to Beverly Enterprises, Inc., a Delaware corporation, and "PMSI" refers to Pharmacy Management Services, Inc., a Florida corporation, and unless the context otherwise requires, such entities and their respective subsidiaries. The information contained in this Prospectus/Consent Solicitation Statement with respect to Beverly and its affiliates has been supplied by Beverly, and the information with respect to PMSI and its affiliates has been supplied by PMSI. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Prospectus/Consent Solicitation Statement.

BEVERLY


     Beverly is the largest provider of long-term health care in the United States. At January 31, 1995, Beverly operated 727 nursing facilities with 78,061 licensed beds. The facilities are located in 33 states and the District of Columbia, and range in capacity from 20 to 388 beds. At January 31, 1995, Beverly also operated 40 retirement and congregate living projects containing 2,518 units, 65 pharmacies and pharmacy-related outlets, six transitional hospitals containing 274 beds and four home health care entities. Beverly's facilities had average occupancy of 88.5%, 88.5% and 88.4% during the years ended December 31, 1994, 1993 and 1992, respectively.



     Beverly's principal executive offices are located at 1200 South Waldron Road, No. 155, Fort Smith, Arkansas 72903, and its telephone number is (501) 452-6712.



  Recent Developments



     On April 6, 1995, Beverly announced its intention to spin off, in a tax-free distribution to its stockholders, 80% or more of its wholly-owned subsidiary, Pharmacy Corporation of America ("PCA"), a provider of institutional pharmacy services to nursing homes, hospitals and other institutional customers throughout the United States. Subject to numerous conditions and events which have not been met or determined as of the time of this Prospectus/Consent Solicitation Statement, the spin-off is contemplated to occur by the end of 1995. If the Merger described in this Prospectus/Consent Solicitation Statement is consummated, stockholders of PMSI who become and remain Beverly stockholders will participate in the distribution of PCA shares on the same basis as other stockholders of Beverly. See "RECENT DEVELOPMENTS OF BEVERLY."



ACQUISITION


     Acquisition is a wholly-owned Delaware subsidiary of Beverly whose purpose is to facilitate Beverly's acquisition of PMSI and to be the Surviving Corporation of the Merger.

PMSI

     PMSI is a leading independent nationwide provider of medical cost containment and managed care services to worker's compensation payors and claimants. PMSI offers services that address essentially all of an injured worker's health care related needs, from the time of job-related injury through return to employment, or home care as needed. Its services include first notice of injury reporting, case management, a preferred provider organization and pharmacy benefit management through both a national retail pharmacy network and home delivery of prescription drugs, medical supplies and medical equipment. PMSI believes that these services enhance the quality of care for the injured worker while containing the cost of care for the insurer or other payor of worker's compensation benefits.


     PMSI's executive offices are located at 3611 Queen Palm Drive, Tampa, Florida 33619 and its telephone number is (813) 626-7788. Certain information with respect to PMSI's business and operations is attached to this Prospectus/Consent Solicitation Statement as Appendices G and H. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE - PMSI."

THE CONSENT SOLICITATION


     This Prospectus/Consent Solicitation Statement is being furnished to the shareholders of PMSI in connection with the Consent Solicitation. During the Consent Solicitation, the shareholders of PMSI will consider and vote by written consent on a proposal to approve the Merger, the Merger Agreement and the transactions contemplated thereby. See "THE CONSENT SOLICITATION." The Consent
Solicitation will commence on or about             , 1995 and will expire on the
earlier of: (i) June 30, 1995; or (ii) the date that PMSI notifies its shareholders that the Merger, the Merger Agreement and the transactions contemplated thereby have received the affirmative vote by written consent of the holders of a majority of the shares of PMSI Common Stock entitled to vote on such matters, although such notification date shall not be earlier than
            , 1995. The record date for the Consent Solicitation is as of the
close of business on           , 1995. Voting rights for PMSI are vested in the
holders of PMSI Common Stock, with each share of PMSI Common Stock entitled to one vote on each matter coming before the shareholders. As of April 13, 1995, there were 9,125,507 shares of PMSI Common Stock outstanding held by approximately 284 holders of record.


VOTE REQUIRED


     The favorable vote of the holders of a majority of the outstanding shares of PMSI Common Stock is required for approval of the Merger and the Merger
Agreement. As of          , 1995, directors, executive officers and affiliates
of PMSI were the beneficial owners of approximately     % of the outstanding
shares of PMSI Common Stock (excluding           shares which may be acquired
upon exercise of options or other rights which are exercisable within 60 days of
         , 1995). Pursuant to the terms of an agreement (the "Shareholders' Agreement") entered into by and between Beverly and two major shareholders of PMSI (the "Shareholders") in conjunction with the Merger Agreement, 4,534,219 shares of PMSI Common Stock beneficially owned by the Shareholders as of
  , 1995, or      % of the outstanding PMSI Common Stock, will be voted in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. See "THE CONSENT SOLICITATION -- Vote Required." As part of the Shareholders' Agreement and concurrently therewith, the Shareholders executed and delivered Irrevocable Proxies (as defined) giving Beverly the right to vote such Shareholders' shares of PMSI Common Stock in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, and the Merger Agreement obligates Beverly to do so. The stockholders of Beverly are not required to and will not vote on the Merger, the Merger Agreement or the transactions contemplated thereby. See "THE CONSENT SOLICITATION -- Vote Required."


THE MERGER


     Conversion of PMSI Common Stock. At the Effective Time (as defined) of the
Merger: (i) PMSI will be merged with and into Acquisition, with Acquisition remaining a wholly-owned subsidiary of Beverly and with all of the assets and liabilities of PMSI becoming assets and liabilities of Acquisition; (ii) Acquisition will change its name to "Pharmacy Management Services, Inc.;" (iii) each issued and outstanding share of PMSI Common Stock will be converted into the right to receive that number of Beverly Shares equal to the quotient of $16.50 divided by the mean arithmetic average of the daily closing sales price per share (rounded to the nearest whole cent) of the Beverly Common Stock during the ten (10) consecutive trading days ending on the second trading day immediately preceding the Effective Time, as reported on the NYSE (such arithmetic mean is hereinafter defined as the "Beverly Share Closing Price") subject to certain ceiling and floor adjustments as further described in this Prospectus/Consent Solicitation Statement (such quotient is hereinafter defined as the "Exchange Ratio"); and (iv) each PMSI Option (as defined) outstanding as of the Effective Time will be assumed by Beverly and converted into the right to receive a number of Beverly Shares adjusted in accordance with the Option Exchange Ratio (as defined). Fractional shares will not be issued in connection with the Merger. A PMSI shareholder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the Beverly Share Closing Price of a share of Beverly Common Stock multiplied by the fractional percentage of a share of Beverly Common Stock to which such holder would otherwise be entitled. See "THE MERGER -- Interests of Certain Persons in the Merger," "THE MERGER AGREEMENT -- Conversion of PMSI Common Stock," "-- Conversion of PMSI Options" and "-- Exchange Procedures."

     Assuming that the Merger was consummated on          , 1995 and that
          Beverly Shares were issued pursuant to the Merger Agreement, former
PMSI shareholders would own, based upon        shares of Beverly Common Stock
then outstanding and the Beverly Share Closing Price determined as of that date,
approximately     % of the issued and outstanding Beverly Common Stock.



     Recommendation of the Board of Directors of PMSI. THE BOARD OF DIRECTORS OF PMSI (THE "PMSI BOARD") HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS APPROVAL THEREOF BY THE SHAREHOLDERS OF PMSI. The PMSI Board believes that the terms of the Merger are fair to and in the best interests of PMSI and its shareholders. For a discussion of the factors considered by the PMSI Board in reaching its decision, see "THE MERGER -- Reasons for the Merger; Recommendation of the PMSI Board."



     Opinion of PMSI Financial Advisor. On December 19, 1994, in connection with the evaluation of the proposed Merger Agreement by the PMSI Board, Smith Barney Inc. ("Smith Barney") rendered an oral opinion to the PMSI Board to the effect that, as of such date and based upon and subject to certain matters, the consideration to be received in the Merger by the holders of PMSI Common Stock was fair, from a financial point of view, to such holders. Smith Barney has subsequently confirmed its oral opinion by delivery of a written opinion dated as of the date of this Prospectus/Consent Solicitation Statement. A copy of the full text of the written opinion of Smith Barney, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this Prospectus/Consent Solicitation Statement as Appendix F and should be read carefully in its entirety. See "THE MERGER -- Opinion of PMSI Financial Advisor."


     Interests of Certain Persons in the Merger. In considering the recommendation of the PMSI Board with respect to the Merger and the Merger Agreement and the transactions contemplated thereby, PMSI shareholders should be aware that certain members of the management of PMSI and the PMSI Board have certain interests in the Merger that are in addition to the interests of PMSI shareholders generally. See "THE MERGER -- Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT -- Certain Covenants."


     Effective Time and Closing Date of the Merger. The Merger will become effective upon the later of (i) the date and time that the Articles of Merger (as defined) are filed with the Department of State of Florida; or (ii) the date and time when the Certificate of Merger (as defined) is filed with the Secretary of State of the State of Delaware (the "Effective Time"). The closing of the Merger, the Merger Agreement and the transactions contemplated thereby will occur at the offices of counsel to PMSI in Tampa, Florida at 10:00 a.m., Tampa, Florida time, or at such other place as the parties agree on the fifth (5th) business day after all conditions precedent to the consummation of the Merger (other than those conditions that are to be satisfied only at the closing of the Merger Agreement) have been satisfied or, if permissible, waived by the party entitled to satisfaction of the condition (the "Closing Date"). It is anticipated that the Closing Date will occur concurrently with or immediately prior to the Effective Time. Subject to the satisfaction (or waiver) of the other conditions to the obligations of Beverly and PMSI to consummate the Merger, the parties currently expect that the Merger will be consummated on or
about             , 1995 or as soon thereafter as such conditions are satisfied.
See "THE MERGER AGREEMENT -- General."


     Exchange of PMSI Stock Certificates. Upon consummation of the Merger, each holder of a stock certificate or stock certificates representing shares of PMSI Common Stock outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to a designated exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of whole Beverly Shares into which such shares of PMSI Common Stock will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of PMSI Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing Beverly Shares. PMSI stock certificates should not be surrendered until the letter of transmittal and instructions are received. See "THE MERGER AGREEMENT -- Exchange Procedures."

     No Dissenters' Rights. Holders of PMSI Common Stock are not entitled to appraisal rights in connection with the Merger. See "THE MERGER -- No Dissenters' Rights."

     Accounting Treatment. The Merger will be treated as a purchase for accounting and financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", as amended ("APB Opinion No. 16"). See "THE MERGER -- Accounting Treatment."


     Certain Federal Income Tax Consequences. PMSI has received the written advice of Giroir & Gregory, Professional Association, ("Giroir & Gregory") counsel to Beverly, to the effect that no gain or loss will be recognized by PMSI or its shareholders on the exchange of shares of PMSI Common Stock for Beverly Common Stock (except with respect to cash received in lieu of a fractional interest in Beverly Common Stock). See "THE MERGER -- Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT -- Conditions."


     Resale Restrictions. Beverly Shares received by PMSI shareholders in the Merger will be freely transferable, except that Beverly Shares received by persons who are deemed to be "affiliates" (as such term is defined in the rules and regulations promulgated under the Securities Act) of PMSI at the time of the Consent Solicitation may be resold by them only in certain permitted circumstances. See "THE MERGER -- Resale Restrictions."


     Stock Exchange Listing. The Merger Agreement provides that Beverly will list on the NYSE and PSE the Beverly Shares and any shares of Beverly Common Stock issuable upon exercise of the PMSI Options to be assumed by Beverly. See "THE MERGER -- Stock Exchange Listing."


     Conditions to the Merger. The obligations of Beverly, Acquisition and PMSI to consummate the Merger are subject to the satisfaction of certain conditions, including, among others: (i) obtaining the requisite stockholder approval; (ii) PMSI's receipt of a legal opinion with respect to the tax consequences of the Merger; (iii) the expiration of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or exemption therefrom; (iv) since the date of the Merger Agreement there must not have occurred any Material Adverse Effect (as defined in the Merger Agreement) with respect to each party thereto;
(v) the absence of any law, final non-appealable order, or a pending or threatened action, suit or proceeding, whether completed, pending or threatened, by a court or governmental authority, that would prohibit consummation of the Merger; and (vi) other conditions customary in merger transactions. Any condition precedent to the closing obligation of Beverly, Acquisition or PMSI may be waived by such party without any notice to, or approvals by, the shareholders of such party. Beverly and PMSI received notice of early termination of the waiting periods under the HSR Act on February 10, 1995. See "THE MERGER -- Certain Federal Income Tax Consequences," "THE
MERGER -- Accounting Treatment" and "THE MERGER AGREEMENT -- Conditions."


     Termination. The Merger Agreement may be terminated, and the transactions contemplated thereby abandoned by all the parties thereto, at any time on or before the Effective Time, whether or not the Merger Agreement is approved by PMSI shareholders, as follows: (i) by written agreement of termination among Beverly, Acquisition and PMSI that has been approved by their respective Boards of Directors; (ii) by Beverly or PMSI, (a) if PMSI's shareholders do not approve the Merger, or (b) if without the fault of the terminating party, the Effective Time has not occurred before June 30, 1995; except that Beverly will not have the right to terminate the Merger Agreement based upon the fact that the Effective Time has not occurred before June 30, 1995 if the Consent Solicitation is held before June 30, 1995 and Beverly or Acquisition does not vote in favor of the Merger all of the shares of PMSI Common Stock that Beverly or Acquisition beneficially owns or then has the right or power to vote with respect to the Merger pursuant to a proxy or voting agreement; (iii) by Beverly or PMSI if a governmental authority or state or federal court in the United States adopts, enters, or issues a final and non-appealable order, or adopts, enacts, enforces, or holds applicable to the Merger a law, that directly or indirectly (a) declares the Merger to be illegal; or (b) permanently enjoins, restrains or otherwise prohibits the acquisition of PMSI by Beverly and Acquisition (or any of their respective affiliates or subsidiaries) pursuant to the Merger; (iv) by PMSI, if (a) it receives an Acquisition Proposal (as defined) that the Board of Directors determines in good faith in the exercise of its fiduciary duties to shareholders under applicable law, as determined based on an opinion of outside legal counsel and the advice of its financial advisors, has a per share value greater than the price per share then being offered for the shares of PMSI Common Stock pursuant to the Merger Agreement, and (b) the value being offered for the shares of PMSI

Common Stock pursuant to the Merger Agreement, as reasonably determined by the PMSI Board of Directors, is not increased within three (3) business days after the first announcement of such Acquisition Proposal to be equal to or greater than that being offered pursuant to such Acquisition Proposal; (v) by PMSI, (a) if the Beverly Share Closing Price is lower than $10.00 or (b) if Smith Barney, Inc. withdraws its written opinion as of the date of the Merger Agreement or as of the date of the Prospectus/Consent Solicitation Statement to the effect that, based on the assumptions and qualifications stated in that opinion, the consideration to be received by the holders of the shares of PMSI Common Stock pursuant to the Merger is fair to them from a financial point of view (the "Fairness Opinion"); (vi) by PMSI, if Beverly or Acquisition fails to perform in any material respect any obligation required by the Merger Agreement to be performed by them (or either of them) on or before the effective date of the termination; (vii) by Beverly, if PMSI fails to perform in any material respect any obligation required by the Merger Agreement to be performed by it on or before the effective date of the termination; (viii) by Beverly, if PMSI either
(a) amends, modifies, or withdraws in any material respect adverse to Beverly or Acquisition its approval or recommendation of the Merger and the Merger Agreement, or (b) recommends to its shareholders any Acquisition Proposal of another person; or (ix) by Beverly, if a governmental authority or a state or federal court in the United States adopts, enters or issues a final and non-appealable order, or adopts, enacts, enforces, or holds applicable to the Merger, a law that directly or indirectly (a) prohibits the ownership or operation by Beverly and Acquisition (or any of its affiliates or subsidiaries) of all or a significant portion of the assets, business or properties of PMSI and its subsidiaries, taken as a whole, or (b) compels Acquisition (or any of its affiliates or subsidiaries) to segregate or dispose of all or a significant portion of the assets, business or properties of PMSI and its subsidiaries, taken as a whole. See "THE MERGER AGREEMENT -- Termination."

     Termination Fee. If the Merger Agreement is terminated pursuant to either clause (iv) or clause (viii) as set forth above, or if PMSI receives an Acquisition Proposal before the Merger Agreement is terminated, Smith Barney subsequently withdraws its Fairness Opinion, PMSI thereafter terminates the Merger Agreement pursuant to clause (v) as set forth above and PMSI accepts any Acquisition Proposal within one (1) year after the effective date of its termination of the Merger Agreement, then in any such case, PMSI shall promptly, but in no event later than ten (10) business days after the effective date of the termination or the date when PMSI accepts the Acquisition Proposal (as the case may be) pay to Beverly a termination fee in cash of $5,000,000, in satisfaction and full settlement of all liabilities and obligations of PMSI to Beverly and Acquisition under the Merger Agreement. Payment by PMSI of the foregoing fee will relieve it of any further liability for any breach of the Merger Agreement. Notwithstanding the foregoing, PMSI will not be obligated to pay that fee to Beverly if Beverly or Acquisition is in breach of the Merger Agreement in any material respect at the time the Merger Agreement is terminated. See "THE MERGER AGREEMENT -- Termination Fee."


CERTAIN CONSIDERATIONS



     Approximately 80% of Beverly's net operating revenues were derived from federal and state health care programs for the years ended December 31, 1994 and 1993. These programs are highly regulated and subject to budgetary constraints and statutory and regulatory changes. Beverly's operations could be adversely affected by such regulatory changes. Additionally, in the past Beverly has experienced shortages in the availability of trained professionals to staff its facilities and increases in its labor costs, and Beverly expects labor costs to continue to increase. See "CERTAIN CONSIDERATIONS."



     Certain provisions of Beverly's Certificate of Incorporation and Bylaws might make an unsolicited acquisition of control of Beverly more difficult or expensive. Beverly has also adopted a stockholder rights plan which might also make an unsolicited acquisition of Beverly more difficult or expensive. See "CERTAIN CONSIDERATIONS" and "DESCRIPTION OF BEVERLY CAPITAL STOCK -- Beverly Common Stock Purchase Rights."



     If the Merger is not consummated, both Beverly and PMSI will continue to operate as independent health care companies in substantially the same manner as Beverly and PMSI have prior and subsequent to entering into the Merger Agreement. In addition, Beverly and PMSI may decide to continue to seek to enter into alternative transactions similar to those contemplated by the Merger Agreement.

MARKETS AND MARKET PRICES

     Beverly. Beverly Common Stock is listed for trading on the NYSE and the PSE. The table below sets forth, for the periods indicated, the range of high and low sales prices of Beverly Common Stock on the NYSE composite tape. Beverly's year end is December 31.


                                                                        PRICES
                                                                 --------------------
                                                                 HIGH            LOW
                                                                 ----            ----
        1993
          First Quarter........................................  $14 3/4        $ 9 1/2
          Second Quarter.......................................   12 7/8         10 3/8
          Third Quarter........................................   13 3/8          9 1/4
          Fourth Quarter.......................................   13 3/4         10
        1994
          First Quarter........................................  $16 1/8        $12 3/8
          Second Quarter.......................................   14 1/4         12 1/8
          Third Quarter........................................   15 5/8         11 3/4
          Fourth Quarter.......................................   15 7/8         13 3/4
        1995
          First Quarter........................................  $14 3/4        $12 1/2
          Second Quarter (through April 13)....................   16 1/8         14 1/4



     Beverly is subject to certain restrictions under its banking arrangements related to the payment of cash dividends on its common stock. During 1994, 1993 and 1992, no cash dividends were paid on Beverly's Common Stock and no future cash dividends are currently planned.



     At April 13, 1995, there were 7,688 record holders of Beverly Common Stock.


     PMSI. PMSI Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol PMSV. The table below sets forth, for the periods indicated, the range of high and low bid prices of PMSI's Common Stock as reported by Nasdaq. PMSI's fiscal year end is July 31.


                                                                        PRICES
                                                                 -------------------
                                                                 HIGH           LOW
                                                                 ----           ----
        1993
          First Quarter........................................  $ 9          $ 6 1/2
          Second Quarter.......................................    9 1/2        6 1/4
          Third Quarter........................................    8 3/4        4 3/4
          Fourth Quarter.......................................    7 1/2        5
        1994
          First Quarter........................................  $ 9          $ 6 3/4
          Second Quarter.......................................    8 1/4        6
          Third Quarter........................................    9            6 1/4
          Fourth Quarter.......................................   10 1/2        6 1/2
        1995
          First Quarter........................................  $16 1/2       $ 9 1/2
          Second Quarter.......................................   18 1/2        14 3/8
          Third Quarter (through April 13).....................   16            15 1/2


     No cash dividends were paid on PMSI Common Stock during fiscal years 1994 and 1993 and none are expected to be paid during fiscal year 1995. PMSI is not subject to any restrictions with respect to the payment of cash dividends, although its bank credit agreement requires it to maintain a minimum tangible net worth at the end of each fiscal year. As of July 31, 1994, the required minimum tangible net worth was $14.0 million, and PMSI's tangible net worth, calculated in accordance with the bank credit agreement, was $21.4 million. The required minimum tangible net worth of PMSI as of July 31, 1995 is $15.0 million.


     At April 13, 1995, there were 284 record holders of PMSI Common Stock.

BEVERLY SELECTED CONSOLIDATED FINANCIAL DATA


     The following selected consolidated statement of operations data for each of the five years in the period ended December 31, 1994 and selected consolidated balance sheet data as of December 31, 1994, 1993, 1992, 1991 and 1990 are derived from consolidated financial statements of Beverly, adjusted to give effect to a merger in September, 1994 between Beverly and American Transitional Hospitals, Inc. The data should be read in conjunction with the consolidated financial statements, related notes, other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this Prospectus/Consent Solicitation Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."



                                                                    AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------------------------------------
                                                       1994           1993           1992           1991           1990
                                                    -----------    -----------    -----------    -----------    -----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net operating revenues............................. $ 2,969,239    $ 2,884,451    $ 2,607,756    $ 2,308,307    $ 2,117,868
Interest income....................................      14,578         15,269         14,502         20,048         24,455
                                                    -----------    -----------    -----------    -----------    -----------
    Total revenues.................................   2,983,817      2,899,720      2,622,258      2,328,355      2,142,323
Costs and expenses:
  Operating and administrative:
    Wages and related..............................   1,600,580      1,593,410      1,486,191      1,358,639      1,258,758
    Other..........................................   1,114,916      1,069,536        921,750        770,748        712,586
  Interest.........................................      64,792         66,196         70,943         79,243         86,991
  Depreciation and amortization....................      88,734         82,938         80,226         78,057         63,566
  Restructuring costs..............................          --             --         57,000             --             --
                                                    -----------    -----------    -----------    -----------    -----------
    Total costs and expenses.......................   2,869,022      2,812,080      2,616,110      2,286,687      2,121,901
                                                    -----------    -----------    -----------    -----------    -----------
Income before provision for income taxes,
  extraordinary charge and cumulative effect of
  change in accounting for income taxes............     114,795         87,640          6,148         41,668         20,422
Provision for income taxes.........................      37,882         29,684          4,203         12,430          7,279
                                                    -----------    -----------    -----------    -----------    -----------
Income before extraordinary charge and cumulative
  effect of change in accounting for income
  taxes............................................      76,913         57,956          1,945         29,238         13,143
Extraordinary charge, net of income taxes of $1,188
  in 1994, $1,155 in 1993 and $5,415 in 1992.......      (2,412)        (2,345)        (8,835)            --             --
Cumulative effect of change in accounting for
  income taxes.....................................          --             --         (5,454)            --             --
                                                    -----------    -----------    -----------    -----------    -----------
Net income (loss).................................. $    74,501    $    55,611    $   (12,344)   $    29,238    $    13,143
                                                    ===========    ===========    ===========    ===========    ===========
Net income (loss) applicable to common shares...... $    66,251    $    31,173    $   (13,344)   $    29,238    $    12,143
                                                    ===========    ===========    ===========    ===========    ===========
Income (loss) per share of common stock:
  Before redemption premium on Series A preferred
    stock, extraordinary charge and cumulative
    effect of change in accounting for income
    taxes.......................................... $       .79    $       .66    $       .01    $       .36    $       .18
  Redemption premium on Series A preferred stock...          --           (.25)            --             --             --
                                                    -----------    -----------    -----------    -----------    -----------
  Before extraordinary charge and cumulative effect
    of
    change in accounting for income taxes..........         .79            .41            .01            .36            .18
  Extraordinary charge.............................        (.03)          (.03)          (.11)            --             --
  Cumulative effect of change in accounting for
    income taxes...................................          --             --           (.07)            --             --
                                                    -----------    -----------    -----------    -----------    -----------
  Net income (loss)................................ $       .76    $       .38    $      (.17)   $       .36    $       .18
                                                    ===========    ===========    ===========    ===========    ===========
Shares used to compute per share amounts...........  87,087,000     81,207,000     77,685,000     81,218,000     66,151,000

CONSOLIDATED BALANCE SHEET DATA:
Total assets....................................... $ 2,322,578    $ 2,000,804    $ 1,859,361    $ 1,677,851    $ 1,625,781
Current portion of long-term obligations........... $    60,199    $    43,125    $    30,466    $    35,846    $    50,918
Long-term obligations, excluding current portion... $   918,018    $   706,917    $   712,896    $   629,245    $   694,689
Stockholders' equity............................... $   827,244    $   742,862    $   593,505    $   600,443    $   499,490

OTHER DATA:
Patient days.......................................  26,766,000     29,041,000     29,341,000     29,334,000     30,139,000
Average occupancy percentage.......................        88.5%          88.5%          88.4%          88.1%          87.3%
Number of nursing home beds........................      78,058         85,001         89,298         90,228         91,414
Number of employees................................      82,000         89,000         93,000         93,000         92,000

PMSI SELECTED CONSOLIDATED FINANCIAL DATA


     The following selected consolidated statement of operations data for each of the five years in the period ended July 31, 1994 and selected consolidated balance sheet data as of July 31, 1994, 1993, 1992, 1991 and 1990 are derived from consolidated financial statements of PMSI. The selected consolidated statement of operations data for the six months ended January 31, 1995 and 1994 and the selected consolidated balance sheet data as of January 31, 1995 and 1994 are derived from PMSI's unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements include adjustments, consisting of normal recurring accruals, which PMSI considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended January 31, 1995 are not necessarily indicative of the results that may be expected for the entire year ending July 31, 1995. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included or incorporated by reference in this Prospectus/Consent Solicitation Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."



                                           AT OR FOR THE SIX
                                             MONTHS ENDED
                                              JANUARY 31,                     AT OR FOR THE YEARS ENDED JULY 31,
                                          -------------------     ----------------------------------------------------------
                                           1995        1994         1994         1993         1992        1991        1990
                                          -------     -------     --------     --------     --------     -------     -------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net revenues(1).......................... $60,512     $55,467     $113,149     $109,934     $106,116     $81,686     $55,681
Gross margin.............................  18,606      15,509       32,440       30,677       29,692      20,704      13,573
Operating income (loss)..................   4,367       2,999        7,137        5,566       (1,376)      3,209       3,340
Income (loss) before income taxes........   4,588       2,678        6,582        4,846       (2,771)      2,976       2,929
Net income (loss)........................   2,416       1,584        4,256        2,782       (2,011)      1,893       1,969
Per common share:
  Net income (loss)...................... $   .26     $   .17     $    .47     $    .30     $   (.25)    $   .21     $   .27
  Cash dividends.........................      --          --           --           --           --          --          --
Weighted average number of common shares
  outstanding............................   8,998       8,683        8,721        8,692        8,725       8,795       7,161

CONSOLIDATED BALANCE SHEET DATA:
Total assets............................. $54,437     $54,353     $ 53,962     $ 59,700     $ 61,305     $59,258     $32,672
Trade receivables, net...................  20,418      19,904       20,690       18,274       20,810      20,506      11,409
Inventories..............................   4,107       4,348        3,487        5,118        7,766      12,163      10,177
Working capital..........................  15,934      10,588       16,747       12,969       21,554      23,986      26,661
Current maturities of
  long-term debt.........................     755       6,898          789        4,258        3,344       1,374          --
Long-term debt...........................     744       3,740        5,793       11,695       18,246      15,645          --
Redeemable convertible preferred stock...      --       1,200        1,200        1,200        1,200       1,200          --
Shareholders' equity.....................  42,026      34,028       37,091       32,480       29,966      32,301      28,802


- ---------------

(1) Net revenues for fiscal years 1993, 1992 and 1991 were favorably affected by revenues from Technical Medical Devices, Inc., a subsidiary that was sold on November 15, 1992. Net revenues for fiscal years 1993, 1992 and 1991 included $2.8 million, $10.3 million and $9.1 million, respectively, of revenues from Technical Medical Devices, Inc.

SELECTED UNAUDITED PRO FORMA COMBINED PER SHARE DATA


     The following table sets forth comparative per common share book value and net income from continuing operations data of (a) Beverly and PMSI; (b) Beverly pro forma combined to give effect to the Merger as if the Merger had occurred on January 1, 1994 and (c) the PMSI equivalent pro forma of one share of PMSI Common Stock. The following information should be read in conjunction with the historical financial statements of Beverly and PMSI incorporated by reference in this Prospectus/Consent Solicitation Statement or appearing elsewhere herein and the selected consolidated financial data appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE SUMMARY -- Beverly Selected Consolidated Financial Data," "THE SUMMARY -- PMSI Selected Consolidated Financial Data" and PMSI CONSOLIDATED FINANCIAL STATEMENTS. The following data is not necessarily indicative of the results which actually would have been obtained if the Merger had been consummated in the past or of results which may be obtained in the future.



                                                                                                 PMSI
                                                                                BEVERLY       EQUIVALENT
                                                    BEVERLY        PMSI        PRO FORMA          PRO
                                                   HISTORICAL   HISTORICAL   COMBINED(2)(5)   FORMA(3)(5)
                                                   ----------   ----------   --------------   -----------
Book value per common share:
  1994(1)..........................................   $ 7.91      $ 4.61         $ 8.58         $ 10.11
Income per common and common equivalent share from
  continuing operations:
  Year ended 1994(1)...............................   $  .79      $  .56         $  .73         $   .86
Cash dividends declared per share:
  Year ended 1994..................................       --          --             --              --
Market value of securities on December 23,
  1994(4)..........................................   $14.25      $   17            N/A         $ 14.42


- ---------------


(1) Beverly historical data is as of or for the year ended December 31, 1994. PMSI historical data is as of or for the twelve months ended January 31, 1995. The Beverly Pro Forma Combined per share data reflects the combination of such amounts, adjusted for the purchase, assuming a conversion ratio of 1.17857 Beverly Shares ($16.50/$14) for each share of PMSI Common Stock outstanding.



(2) The unaudited Beverly pro forma combined book value per share is based on the outstanding shares of Beverly Common Stock at the end of 1994 plus the Beverly Shares to be issued in connection with the Merger, assuming a conversion ratio of 1.17857 Beverly Shares for each share of PMSI Common Stock outstanding. The unaudited Beverly pro forma combined income per common and common equivalent share from continuing operations is based on the weighted average number of shares of Beverly Common Stock outstanding plus the weighted average outstanding shares of PMSI Common Stock times the assumed conversion ratio of 1.17857.



(3) PMSI Equivalent Pro Forma book value and income per share data is calculated by multiplying Beverly Pro Forma Combined per share data by 1.17857, which is the assumed conversion ratio. PMSI Equivalent Pro Forma market value is calculated by dividing PMSI's market value on December 23, 1994 by the assumed conversion ratio of 1.17857.



(4) The last trading day preceding the public announcement of the Merger.

(5) The number of Beverly Shares to be issued upon consummation of the Merger could range from 8,310,671 to 14,959,209 shares, depending upon the Beverly Share Closing Price. In addition, a $1 change in the market value of Beverly Common Stock could significantly impact the Beverly Shares to be issued to consummate the Merger and the pro forma combined and equivalent pro forma data. Summarized below are the book value per common share and income per common and common equivalent share from continuing operations data for 1994 on a pro forma combined and equivalent pro forma basis to reflect certain hypothetical changes in the market value of Beverly Common Stock. See "The Merger Agreement -- Conversion of PMSI Common Stock."



                                                                       BEVERLY       PMSI
                                                                      PRO FORMA    EQUIVALENT
                                                                      COMBINED     PRO FORMA
                                                                      ---------    ---------
    Book value per common share assuming a Beverly Share Closing
      Price of:
      $12.25........................................................    $8.45       $ 11.38
      $13.00........................................................     8.51         10.80
      $15.00........................................................     8.65          9.51
      $18.00........................................................     8.80          8.07
    Income per common and common equivalent share from continuing operations assuming a Beverly Share Closing Price of:
      $12.25........................................................    $ .72       $   .97
      $13.00........................................................      .72           .91
      $15.00........................................................      .73           .80
      $18.00........................................................      .75           .69

                         RECENT DEVELOPMENTS OF BEVERLY



     On April 6, 1995 Beverly announced that its Board of Directors had on that date approved a plan to spin off to Beverly's stockholders 80% or more of the common stock of Pharmacy Corporation of America ("PCA"), a wholly-owned subsidiary of Beverly which provides institutional pharmacy services to nursing homes, hospitals and other institutional customers throughout the United States. The spin-off is intended to be structured as a tax-free distribution to Beverly's stockholders under Section 355 of the Internal Revenue Code of 1986, as amended. The spin-off is subject to numerous conditions and events which have not been met or determined as of the date of this Prospectus/Consent Solicitation Statement, including obtaining the contemplated fundings described below, obtaining regulatory and other third party approvals and confirmation by independent advisors of the intended tax treatment of the transaction. Beverly does not presently intend to seek a ruling from the Internal Revenue Service concerning the proposed spin-off. As of the date of this Prospectus/Consent Solicitation Statement, no conversion or distribution ratio has been established by Beverly with respect to a specific number of shares of common stock of PCA to which each Beverly stockholder would be entitled to receive in the distribution. Beverly anticipates that the record date for determining those stockholders of Beverly who will be entitled to participate in the distribution will occur by the end of 1995, and accordingly, if the Merger between Acquisition and PMSI described in this Prospectus/Consent Solicitation Statement is consummated within the time contemplated by the Merger Agreement, those persons who are presently PMSI stockholders and who become and remain Beverly stockholders will be entitled to participate in the distribution on the same basis as other Beverly stockholders.



     In connection with the proposed spin-off transaction, on April 13, 1995 Beverly announced that it was also contemplating a public offering of up to 19.9% of PCA's common stock prior to the distribution of the remainder of such stock to Beverly's stockholders. Beverly also announced that PCA may borrow up to $275,000,000 from banks and other institutional lenders. Neither the amount of proceeds from any future public offering of PCA's common stock nor the amount or terms of any anticipated PCA indebtedness is determinable at this time. It is expected, however, that substantially all of PCA's assets would be pledged to secure the borrowings. Although no commitments have been sought or received by Beverly or PCA as of the date of this Prospectus/Consent Solicitation Statement, Beverly has held informal discussions with various prospective lenders and has received informal indications from them that the financing appears feasible. Proceeds from PCA's borrowings and the public offering of PCA's common stock, if successfully completed, would be used to repay intercompany indebtedness to Beverly, with any remaining proceeds to be paid to Beverly as a dividend. No determination has been made by Beverly as to specific use of any cash proceeds received by it from these proposed transactions. The offering of PCA's common stock would be subject to customary regulatory and lender approvals, as well as market conditions at the time, and the proposed PCA borrowings would be subject to the execution of definitive agreements, the approval of Beverly's and PCA's respective Boards of Directors, and other conditions customary in similar transactions. There can be no assurances, however, that a public offering of PCA's common stock will be successfully completed or that PCA will be able to obtain any funds through borrowings with third parties. Because of the material uncertainties associated with the proposed spin-off of PCA and related transactions as described above, there can be no assurances that any of these transactions will be concluded or, if ultimately concluded, will not be materially different from those described above.

                             CERTAIN CONSIDERATIONS

GOVERNMENTAL REGULATION AND REIMBURSEMENT


     Approximately 80% of Beverly's net operating revenues were derived from federal and state health care programs for the years ended December 31, 1994 and 1993. These programs are highly regulated and are subject to budgetary constraints and other developments. Beverly's operations could be adversely affected by regulatory developments such as mandatory increases in the scope and quality of care to be afforded nursing home residents and revisions in licensing and certification standards. Furthermore, governmental reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to Beverly for its services. There can be no assurance that payments under governmental and private third party payor programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. In addition, there can be no assurance that facilities owned, leased or managed by Beverly, or the provision of services and supplies by Beverly, now or in the future, will initially meet or continue to meet the requirements for participation in such programs. Beverly could be adversely affected by the continuing efforts of governmental and private third party payors to contain the amount of reimbursement for health care services. In an attempt to reduce federal and state expenditures, there have been, and Beverly expects that there will continue to be, a number of proposals to limit Medicaid and Medicare reimbursement for health care services.


     Health care system reform continues to be a high priority for the federal and certain state governments. Although no comprehensive health care reform legislation has been implemented, the active discussion and issues raised by the Clinton Administration, Congress and various other groups have impacted the health care delivery system. Pressures to contain costs and cover a larger percentage of the population have heightened public awareness and scrutiny over the health care market. Reform proposals still under consideration include insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single governmental health insurance plan that would cover all citizens. These proposals, as well as industry and other groups' recommendations, will likely impact the form and content of any future health care reform legislation. As a result, Beverly is unable to predict the type of legislation or regulations that may be adopted and their impact on Beverly. There can be no assurance that any health care reform or other changes within the health care market will not adversely affect Beverly's future financial position, results of operations or cash flows.

     As a general matter, increases in Beverly's operating costs result in higher patient rates under Medicaid programs in subsequent periods. However, Beverly's results of operations will continue to be affected by the time lag in most states between increases in reimbursable costs and the receipt of related reimbursement rate increases. Medicaid rate increases, adjusted for inflation, are generally based upon changes in costs for a full calendar year period. The time lag before such costs are reflected in permitted rates varies from state to state, with a substantial portion of the increases taking effect up to 18 months after the related cost increases.

INCREASED LABOR COSTS AND AVAILABILITY OF PERSONNEL

     In recent years, Beverly has experienced increases in its labor costs primarily due to higher wages and greater benefits intended to attract and retain qualified personnel, increased staffing levels in its nursing facilities due to greater patient acuity and the hiring of therapists on staff. Beverly expects labor costs to continue to increase in the future; however, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states, of up to 18 months, between increases in reimbursable costs and the receipt of related reimbursement rate increases.


     Currently, Beverly is not experiencing a nursing shortage. Periodically in the past, however, the health care industry, including Beverly's long-term care facilities, has experienced a shortage of nurses to staff health care operations. Beverly competes with other health care providers for nursing personnel and a nursing shortage could force Beverly to pay higher salaries and make greater use of registry (temporary nursing and related personnel). A lack of qualified nursing personnel might also result in reduced census or require Beverly to admit patients requiring a lower level of care, both of which could adversely affect operating results.

CERTAIN ANTI-TAKEOVER PROVISIONS


     Certain provisions of the Certificate of Incorporation and Bylaws of Beverly might make an unsolicited acquisition of control of Beverly more difficult or expensive. Furthermore, Beverly has adopted a stockholder rights plan which also might make an unsolicited acquisition of Beverly more difficult or expensive. See "DESCRIPTION OF BEVERLY CAPITAL STOCK -- Beverly Common Stock

Purchase Rights."

                            THE CONSENT SOLICITATION

MATTERS TO BE VOTED UPON BY THE PMSI SHAREHOLDERS

     During the Consent Solicitation, the holders of shares of PMSI Common Stock will be asked to consider and vote by written consent upon a proposal to approve the Merger, the Merger Agreement and the transactions contemplated thereby. Shareholders of PMSI are requested to complete, date, sign and promptly return the accompanying form of consent in the enclosed envelope.

     THE PMSI BOARD HAS ADOPTED THE PLAN OF MERGER AS SET FORTH IN THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT PMSI SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BY PROMPTLY EXECUTING AND DELIVERING THE ENCLOSED WRITTEN CONSENT.

TERMINATION DATE

     The Consent Solicitation will commence on or about             , 1995 and
will expire on the earlier of: (i) June 30, 1995; or (ii) the date that PMSI notifies its shareholders that the Merger, the Merger Agreement and the transactions contemplated thereby have received the affirmative vote by written consent of the holders of a majority of the shares of PMSI Common Stock entitled to vote on such matters, although such notification date shall not be earlier
than        , 1995.

RECORD DATE


     Only holders of record of PMSI Common Stock at the close of business on
               , 1995 (the "Record Date") will be entitled to receive notice of the Consent Solicitation and to vote with respect to the Merger, the Merger Agreement and the transactions contemplated thereby.


VOTE REQUIRED


     General. The Merger Agreement will require the affirmative vote of a majority of the outstanding shares of PMSI Common Stock. Each share of PMSI Common Stock is entitled to one vote. AS OF THE RECORD DATE, BEVERLY WILL HAVE
THE RIGHT TO VOTE 4,534,219 SHARES OF PMSI COMMON STOCK REPRESENTING      % OF
THE OUTSTANDING SHARES OF PMSI COMMON STOCK. BEVERLY IS REQUIRED TO VOTE ALL SUCH SHARES IN FAVOR OF THE MERGER PROPOSAL. See "-- Shareholders' Agreement" and "-- Irrevocable Proxies." On the Record Date, PMSI directors, executive
officers and affiliates may be deemed to beneficially own           shares of
PMSI Common Stock (excluding           shares which may be acquired upon
exercise of options and other rights that are exercisable within sixty (60) days
of                , 1995) or approximately     % of the then outstanding shares
of PMSI Common Stock. The directors, executive officers and affiliates of PMSI have indicated that they intend to vote their shares for approval of the Merger and the Merger Agreement.



     Shareholders' Agreement. Concurrently with the execution of the Merger Agreement on December 26, 1994, the Cecil S. Harrell Revocable Trust, dated
October 1, 1990 (the "CSH Trust"), which as of                , 1995 owned
3,774,169 shares or      % of PMSI Common Stock, and the James N. Harrell
Revocable Trust, dated June 15, 1990 (the "JNH Trust" and together with the CSH
Trust, the "Shareholders"), which as of                , 1995 owned 760,050
shares or      % of PMSI Common Stock, entered into the Shareholders' Agreement with Beverly, which owns 100 shares of PMSI Common Stock. The execution of the Shareholders' Agreement by the Shareholders was requested by Beverly as a condition precedent to its execution of the Merger Agreement. Pursuant to the Shareholders' Agreement, the Shareholders have agreed to vote their shares of PMSI Common Stock in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, the Shareholders have agreed that they will not, without the prior written consent of Beverly (which consent must not be unreasonably withheld), sell or otherwise transfer their shares of PMSI Common Stock. As of the date of the Shareholders' Agreement, each Shareholder has also delivered Irrevocable Proxies to Beverly, as described below.

     The Shareholders' Agreement terminates on the later of: (i) consummation of the Merger; (ii) termination of the Merger Agreement; (iii) the 180th day after termination of the Merger Agreement by PMSI if (a) the Effective Time of the Merger has not occurred before June 30, 1995, (b) PMSI receives an Acquisition Proposal that the PMSI Board of Directors determines in good faith in the exercise of its fiduciary duties under applicable law has a per share value greater than the price per share offered by the Merger Agreement and the value being offered by Beverly is not increased within three (3) business days after the first announcement of the Acquisition Proposal, or (c) Smith Barney withdraws its opinion as of the execution date of the Merger Agreement or as of the date of this Prospectus/Consent Solicitation Statement to the effect that the consideration to be received by holders of PMSI Common Stock is fair from a financial point of view; or (iv) the 180th day after termination of the Merger Agreement by Beverly if (a) PMSI fails to perform in any material respect any obligation required by the Merger Agreement on or before the Effective Time of the Merger Agreement or (b) PMSI amends, modifies or withdraws in any material respect adverse to Beverly or Acquisition its approval or recommendation of the Merger Agreement or the Merger or recommends to the PMSI shareholders any Acquisition Proposal. Mr. Cecil S. Harrell, who is a co-trustee of the CSH Trust, is also the Chairman, Chief Executive Officer and a director of PMSI. Mr. Bertram T. Martin, Jr., who is a co-trustee of the CSH Trust, is also the President, Chief Operating Officer and a director of PMSI. Mr. James N. Harrell, who is the trustee of the JNH Trust, is the brother of Cecil S. Harrell.

     Irrevocable Proxies. Pursuant to the Shareholders' Agreement and concurrently with the execution thereof, each of the Shareholders executed and delivered a Power of Attorney and Irrevocable Proxy (the "Irrevocable Proxies") giving Beverly the power to vote all of the shares of PMSI Common Stock owned by the Shareholders: (i) in favor of the Merger, the Merger Agreement and the transactions contemplated thereby; (ii) in opposition to any Acquisition Proposal and (iii) in opposition to any proposal to amend PMSI's Articles of Incorporation. The Irrevocable Proxies do not confer upon Beverly any right or power to vote, consent, abstain or withhold authority to vote the shares of PMSI Common Stock owned by the Shareholders as to any matter not enumerated above, including routine corporate actions and proceedings involving the election of directors, ratification of independent public accountants and the adoption, amendment or ratification of any benefit or compensation plan for officers, directors, or employees of PMSI or any of its subsidiaries. The Irrevocable Proxies are coupled with an interest, are irrevocable and have been granted in consideration for the Merger Agreement and the Shareholders' Agreement. The Irrevocable Proxies terminate on the date that the Shareholders' Agreement terminates as described above. As required by the Merger Agreement, Beverly will vote in favor of the Merger, the Merger Agreement and the transactions contemplated thereby all the shares of PMSI Common Stock that it has the right to vote with respect thereto (including the PMSI shares subject to the Irrevocable Proxies) and will execute and deliver to PMSI its written consent as soon as the Consent Solicitation begins.


     Exemptions From Certain Provisions of the FBCA. The Board of Directors of PMSI has amended its bylaws to provide that Section 607.0902 of the Florida Business Corporation Act (the "FBCA"), informally known as the "Control Share Acquisition Statute," does not apply to acquisitions of PMSI's Common Stock including the acquisitions contemplated by the Merger, the Merger Agreement, the Shareholders' Agreement, the Irrevocable Proxies and the transactions contemplated thereby. Further, the Merger and the execution of the Merger Agreement, the Shareholders' Agreement and the Irrevocable Proxies were approved by a majority of PMSI's "disinterested" directors. Therefore, Section 607.0901 of the FBCA, informally known as the "Affiliated Transactions Statute," will not apply to these transactions. See "COMPARATIVE RIGHTS OF STOCKHOLDERS OF BEVERLY AND PMSI -- Business Combinations."


REVOCATION OF CONSENTS


     The FBCA provides that a written consent will not be effective to approve the Merger and the Merger Agreement unless, within sixty (60) days from the date of the earliest dated consent, written consents signed by the holders of a majority of the outstanding shares of PMSI Common Stock have been delivered to PMSI in the manner required by the FBCA. Any shareholder may revoke a written consent at any time prior to the date when PMSI receives the required number of consents to approve the Merger and the Merger Agreement, by delivering to David
L. Redmond, Secretary of PMSI, at 8611 Queen Palm Drive, Tampa, Florida 33619, a written or facsimile transmission notice of revocation. Notice of revocation must contain a description of the PMSI Common Stock to which it relates (including the certificate numbers(s)) and be signed by the PMSI shareholder in the same manner as the consent was executed. Any revoked consent will be deemed not to have been validly given for the purpose of the Consent Solicitation unless the revoked consent is validly redelivered. Properly revoked consents may be redelivered at any time prior to the termination of the Consent Solicitation.

SOLICITATION OF WRITTEN CONSENTS


     PMSI will bear the cost of the Consent Solicitation with respect to the Merger, the Merger Agreement and the transactions contemplated thereby, except that Beverly will bear the cost of printing and mailing this Prospectus/Consent Solicitation Statement. In addition to solicitation by mail, the directors, officers and employees of PMSI and their respective subsidiaries may solicit consents from PMSI shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and PMSI will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.


NO DISSENTERS' RIGHTS

     Pursuant to the FBCA, no holder of PMSI Common Stock will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon in conjunction with the Consent Solicitation.

     PMSI SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR WRITTEN CONSENTS.

                                   THE MERGER
GENERAL


     The Merger Agreement provides for a business combination between Beverly and PMSI in which PMSI would be merged with and into Acquisition, a wholly-owned subsidiary of Beverly, and the holders of PMSI Common Stock would be issued Beverly Shares in a transaction to be treated as a purchase for accounting purposes in accordance with APB Opinion No. 16 and as a tax-free reorganization for federal income tax purposes. As a result of the Merger, PMSI would become a wholly-owned subsidiary of Beverly. The discussion in this Prospectus/Consent Solicitation Statement of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Prospectus/Consent Solicitation Statement as Appendix A and which is incorporated herein by reference.


BACKGROUND OF THE MERGER


     In early June 1994, the PMSI Board decided to consider a possible sale or merger of PMSI and to engage a financial advisor to assist it in doing so. This action was prompted by the uncertainty associated with health care reform, the rapid consolidation occurring in the health care industry, a desire to enhance the value and liquidity of the shareholders' investment in PMSI, and the receipt of certain expressions of interest from third parties about acquiring PMSI or one of its subsidiaries. Several investment banking firms were interviewed by a committee of the PMSI Board on June 28 and 29, 1994, and thereafter, PMSI engaged Smith Barney to serve as financial advisor to the PMSI Board in connection with its consideration of a possible sale or merger of PMSI.


     After considering strategic alternatives and holding preliminary discussions with an interested party, the PMSI Board requested that Smith Barney conduct a market canvass to determine the potential interest of third parties in an acquisition of PMSI. The market canvass began in mid-August. Upon execution of a confidentiality and standstill agreement, interested parties were furnished a confidential memorandum regarding PMSI and were invited to participate in a competitive bidding procedure (the "Review Procedure"). Ultimately, 38 companies were canvassed regarding their interest in acquiring PMSI, and 15 companies executed confidentiality and standstill agreements with PMSI and were furnished a confidential memorandum of information regarding PMSI to facilitate their evaluation of a potential acquisition transaction.

     Representatives of Beverly met with a representative of PMSI on August 26, 1994, to express their interest in acquiring PMSI and executed a confidentiality and standstill agreement with PMSI on September 22, 1994. On September 25, 1994, PMSI furnished to Beverly a confidential memorandum, and on September 26, 1994, PMSI sent to Beverly and other potential bidders a letter of instructions for the Review Procedure. The letter of instructions indicated the following: (1) the principal objectives of the PMSI Board in considering acquisition proposals were to maximize the value of PMSI for its shareholders and to expeditiously consummate an acquisition of PMSI with a party committed to continuing the growth and development of PMSI's business; (2) the purpose of the Review Procedure was to provide an orderly and efficient method for the PMSI Board to ascertain and evaluate the level of acquisition interest and, ultimately, to obtain specific acquisition proposals; (3) the Review Procedure was expected to consist of at least two phases -- the submission of preliminary indications of interest, followed by the submission of definitive acquisition offers after an opportunity for an in-depth evaluation of PMSI; (4) an interested party would not be informed of the names of other interested parties participating in any phase of the Review Procedure; (5) except for public disclosures required by applicable law, neither the preliminary indication of interest nor any definitive acquisition proposal submitted by an interested party would be disclosed to any other interested party; and (6) if after reviewing the confidential memorandum regarding PMSI an interested party desired to conduct an in-depth evaluation of PMSI with the objective of making a definitive acquisition proposal, it should submit by no later than October 11, 1994, a written, non-binding, preliminary indication of its level of interest in an acquisition of PMSI.

     Pursuant to the Review Procedure, Beverly submitted a preliminary indication of interest in acquiring PMSI in a merger transaction having a value of $15.00 per PMSI share. Beverly was notified on October 17, 1994, that it was one of the interested parties which would be afforded an opportunity to conduct an in-depth evaluation of PMSI that would consist of inspecting its facilities, meeting with its senior management, and reviewing corporate records of PMSI that would be made available to every participant in the second phase of the Review Procedure. The letter of instructions for the second phase of the Review Procedure notified Beverly that, if it remained interested in acquiring PMSI after completing this additional investigation, Beverly should submit a written acquisition offer by November 14, 1994. On October 28, 1994, PMSI publicly announced that it was considering acquisition overtures. Following that public announcement, two additional companies expressed interest in a possible acquisition of PMSI, executed confidentiality and standstill agreements with PMSI, received a confidential memorandum regarding PMSI and were invited to participate in the Review Procedure.

     On November 2 and 3, 1994, representatives of Beverly toured PMSI's facilities in Tampa, Florida, met with PMSI's senior management, and reviewed the corporate records of PMSI that were made available to participants in the second phase of the Review Procedure. On November 15, 1994, senior officers of Beverly met with senior officers of PMSI in Tampa, Florida, and discussed the possibility of a merger transaction which would result in the acquisition by Beverly of PMSI. On the same day, Beverly also submitted its response to PMSI's invitation for acquisition offers. This response included Beverly's revisions to the form of acquisition agreement provided by PMSI pursuant to the Review Procedure, a proposal to have the two largest shareholders of PMSI enter into the Shareholders' Agreement and Irrevocable Proxies with respect to the transaction, and an offer to acquire PMSI in a tax-free merger in which Beverly would pay, in newly-issued shares of Beverly Common Stock, $16.50 for each outstanding share of PMSI Common Stock.

     During the period of November 16 through November 18, 1994, representatives of PMSI and Beverly engaged in recurring telephone discussions regarding particular terms of Beverly's acquisition proposal and continuing due diligence matters, including the value to be ascribed to PMSI shares, the structure of the exchange ratio and Beverly's proposed revisions to the form of acquisition agreement. Simultaneously, PMSI attempted to obtain a better offer from another bidder. In response to requests from PMSI, Beverly increased its offer to $17.50 per PMSI share on November 17, 1994, and, assuming satisfactory resolution of all open issues and due diligence items, to $18.00 per PMSI share on November 18, 1994. Beverly also modified its offer to provide for a floating exchange ratio based on the average trading price of Beverly Common Stock shortly before the closing of the proposed merger (subject to a ceiling of $18.00 and a floor of $12.50) and to allow PMSI to terminate the merger transaction if such closing price for Beverly Common Stock were lower than $10.00.

     On the evening of November 18, 1994, the PMSI Board determined that the Beverly acquisition proposal was the best and highest one available, and Beverly was offered an opportunity to negotiate a definitive merger agreement with PMSI. Face-to-face negotiations between Beverly and PMSI began in Tampa, Florida the next day, November 19, 1994, and continued until they were terminated by Beverly on November 21, 1994, after the parties reached an impasse.

     Informal telephone discussions between PMSI and Beverly representatives and their financial advisors continued, however, during the next two weeks regarding open issues and alternative transaction structures. Beverly continued its due diligence and expressed continuing interest in an acquisition transaction with PMSI, but indicated that any renewal of acquisition negotiations would need to be predicated on valuing PMSI at $16.50 per share. PMSI sought a better acquisition offer from another bidder in the Review Procedure, but none materialized.

     The Beverly Board of Directors held a regular meeting on December 8, 1994 to consider, among other things, the proposal to merge with PMSI, the various provisions in the then-current draft of the Merger Agreement and the transactions contemplated thereby, and the proposed offering price. At such meeting, members of Beverly's senior management reviewed, among other things, the background of the proposed Merger, each company's alternatives, the strategic rationale for and the potential risks and benefits of the proposed Merger, a summary of the due diligence findings to date, a financial and valuation analysis of the transaction and the terms of the Merger Agreement. At the conclusion of such meeting, the Beverly Board of

Directors approved the proposed Merger, subject to resolution of all open issues to the satisfaction of Beverly's senior management.

     On December 14, 1994 Beverly and PMSI resumed face-to-face negotiations in Tampa, Florida. During these discussions, which included representatives of the Shareholders, Beverly agreed to lower the floor of the floating exchange ratio from $12.50 to $12.25 per share. These negotiations continued through December 16, 1994. Thereafter, the parties continued to discuss transactional issues by telephone through December 23, 1994.

     The PMSI Board held several special meetings during December to consider the status of discussions with prospective bidders (including Beverly) regarding a possible sale or merger of PMSI and, following the resumption of negotiations with Beverly, to address the progress of the renewed negotiations with Beverly and review summaries and preliminary drafts of the proposed acquisition agreement. At a special meeting on the evening of December 19, 1994, following presentations from its legal counsel and Smith Barney and receipt of Smith Barney's oral opinion to the effect that, as of that date and based upon and subject to certain matters, the consideration to be received in the proposed merger by the holders of PMSI Common Stock was fair to such holders from a financial point of view, the PMSI Board approved the Merger and authorized the execution of a definitive merger agreement with Beverly and Acquisition in substantially the form presented to and reviewed by the directors at the meeting, subject to any changes (other than a change in the merger consideration or the terms of the exchange ratio) as the officers executing it considered necessary or appropriate.

     After representatives of Beverly and PMSI resolved a few remaining issues, the Merger Agreement was executed by PMSI, Beverly and Acquisition on the evening of December 26, 1994, and the proposed Merger was publicly announced by PMSI and Beverly on the next morning.


     When the Merger Agreement was executed on December 26, 1994, the parties contemplated that the Merger would be accounted for as a "pooling of interests" under APB Opinion No. 16. In April, 1995, following the announcement by Beverly of its proposed spin-off of its subsidiary PCA to Beverly stockholders, the parties concluded that the Merger could no longer be accounted for as a pooling of interests and the parties amended the Merger Agreement to reflect such conclusion. See "Recent Developments of Beverly."


REASONS FOR MERGER; RECOMMENDATION OF PMSI BOARD


     The PMSI Board has unanimously approved and authorized the Merger and the Merger Agreement and recommends approval thereof by PMSI's shareholders based on the PMSI Board's determination that the aggregate consideration to be received by PMSI shareholders pursuant to the Merger is fair to them from a financial point of view and that the Merger is in the best interests of PMSI, its shareholders and its nonshareholder constituencies. In making its recommendation and those determinations, the PMSI Board considered the advice of its management, legal counsel, and financial advisor and the following factors:


          (a) Beverly's acquisition proposal was the best and highest available acquisition offer received after a market canvass of 38 potential acquirers, an ensuing competitive bidding procedure, and a public announcement on October 28, 1994 that PMSI was considering acquisition overtures, and no other bidder made any further offer or proposal in responses to invitations to do so after PMSI received Beverly's final offer;

          (b) The total acquisition value of PMSI to be obtained in the Merger compares favorably with trading multiples of healthcare companies in comparable lines of business and recent acquisition multiples for health care companies in comparable lines of business, and a comparable value would be difficult to achieve under current market conditions through the possible alternatives to a sale or merger of PMSI, including a share repurchase, a leveraged buyout, a break-up sale of PMSI's business units, or a continuation of PMSI as an autonomous publicly held company;

          (c) The value of $16.50 per share to be received by holders of PMSI Common Stock pursuant to the Merger represents (i) a premium of approximately 80% over the last reported sales price ($9.13) of PMSI Common Stock in the Nasdaq National Market System on June 28, 1994, the date when PMSI engaged Smith Barney as its financial advisor, (ii) a premium of approximately 40% over the last reported sales price ($11.75) of PMSI Common Stock in Nasdaq National Market System on both

     September 27, 1994, the 30th day before PMSI publicly announced on October 28, 1994, that it was considering acquisition overtures, and October 11, 1994, the date when PMSI received preliminary indications of interest from interested parties, and (iii) a premium of approximately 22% over the last reported sales price ($13.50) of PMSI Common Stock in the Nasdaq National Market System on October 27, 1994, the day before PMSI publicly announced that it was considering acquisition overtures;

          (d) The strategic and synergistic effect of a business combination with Beverly, including (i) the marketing and competitive consequences,
     (ii) the compatibility of Beverly's businesses with PMSI's, (iii) Beverly's business plans for PMSI and their effects on PMSI's corporate constituencies, and (iv) the advantages of PMSI aligning with a larger company with greater capital resources in view of the rapid consolidation occurring in the health care industry and the uncertainties associated with health care reform;


          (e) The terms and conditions of the Merger, including (i) the structure of the transaction as a tax-free reorganization for federal income tax purposes, (ii) the nature, adequacy, and fairness of the consideration to be received in the Merger by PMSI's shareholders, (iii) a floating exchange ratio within a collar that assures that PMSI shareholders will receive the value of $16.50 per PMSI share in the Merger so long as the Beverly Closing Share Price used to calculate the exchange ratio for the Merger is not lower than $12.25 or higher than $18.00 per share (see section 2.2 of the Merger Agreement attached as Appendix A), (iv) the right to terminate the Merger Agreement if the Beverly Closing Share Price is lower than $10.00 per share or if Smith Barney withdraws its Fairness Opinion dated the date of this Prospectus/Consent Solicitation Statement (see section 7.3(e) of the Merger Agreement), and (v) the provision for payment to Beverly of a termination fee in the sum of $5,000,000 if the Merger Agreement is terminated under certain circumstances, which the PMSI Board concluded would increase the cost to a third party of acquiring PMSI but was nonetheless appropriate because the fee was a condition precedent to Beverly's acquisition proposal, the fee was unlikely to unduly deter other bidders, and the existence of other viable buyers who did not participate in the Review Procedure was unlikely (see " THE MERGER AGREEMENT -- Termination Fee" for a description of the termination fee);


          (f) The Merger Agreement permits the PMSI Board (i) in response to unsolicited inquiries or proposals and in the discharge of its fiduciary duties based on an opinion of outside legal counsel, to furnish information to, and participate in discussions and negotiations with, third parties relating to an acquisition transaction involving PMSI and (ii) to terminate the Merger Agreement if a higher acquisition offer is made and not matched by Beverly or Acquisition, although the Merger Agreement prohibits PMSI from initiating, soliciting, or intentionally encouraging anyone to make an acquisition proposal;

          (g) The presentations and financial analyses of its financial advisor and the financial advisor's oral opinion rendered on December 19, 1994 (which has been confirmed in writing as of the date of this Prospectus/Consent Solicitation Statement) to the effect that, as of the date of the opinion and based upon and subject to certain matters, the consideration to be received in the Merger by the holders of PMSI Common Stock was fair to such holders from a financial point of view;

          (h) Oral presentations and written summaries by its legal counsel regarding the proposed transaction and the terms and conditions of the Merger Agreement;

          (i) The trading history of the PMSI Common Stock and the Beverly Common Stock and the relative superior liquidity of the Beverly Common Stock;

          (j) Information with respect to the management, business operations, financial condition, financial performance, and business and financial prospects of PMSI and Beverly, as well as the likelihood of achieving those prospects, and the going-concern value of PMSI (as reflected in part by its historical and projected operating results);


          (k) The likelihood that the Merger would be consummated, including the experience, reputation, and financial capability of Beverly;

          (l) The impact of the Merger on the general long-term interests, prospects, and objectives of PMSI, and the legal, social, economic, and other effects of the Merger on PMSI's customers, employees, and suppliers and the societies and communities in which PMSI operates;



          (m) The desire of major shareholders to enhance the value and liquidity of their investment in PMSI Common Stock;



          (n) The improved earnings trend of PMSI, which could lead to higher market value for PMSI Common Stock, but which the PMSI Board concluded could not be sustained without substantial revenue growth and capital investment;



          (o) Recent reports of financial analysts and the general level of the trading price of PMSI Common Stock after October 28, 1994 (the date when PMSI publicly announced that it was considering acquisition overtures), which indicated a per share value for PMSI Common Stock of more than $16.50, but which the PMSI Board concluded were not determinative of the acquisition value of PMSI because the higher per share value was not supported by PMSI's market check or available from any participant in the Review Procedure; and



          (p) The risks of postponing or discontinuing PMSI's consideration of a possible acquisition after having announced it was considering acquisition overtures, including the adverse effect on current earnings of the associated costs, the likelihood that the market price of PMSI Common Stock would decline substantially, and the potential adverse effect on its customers, employees and business activities of perceived uncertainty regarding PMSI's future plans.



In considering the foregoing factors, the PMSI Board attributed significant importance to the factors set forth in clauses (a), (b), (e) and (g) above, but otherwise took all the factors into consideration as a whole without assigning any relative weight to them.


     THE PMSI BOARD UNANIMOUSLY RECOMMENDS THAT PMSI SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF PMSI FINANCIAL ADVISOR


     Smith Barney was retained by PMSI to act as its financial advisor in connection with the PMSI Board's consideration of a possible sale or merger of PMSI. In connection with such engagement, PMSI requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of PMSI Common Stock of the consideration to be received by such holders in the Merger. On December 19, 1994, in connection with the evaluation of the proposed Merger Agreement by the PMSI Board, Smith Barney rendered an oral opinion to the PMSI Board to the effect that, as of such date and based upon and subject to certain matters, the consideration to be received in the Merger by the holders of PMSI Common Stock was fair, from a financial point of view, to such holders. Smith Barney has confirmed such oral opinion by delivery of a written opinion dated the date of this Prospectus/Consent Solicitation Statement. The assumptions made, matters considered and limitations on the review undertaken in the December 19, 1994 opinion were substantially the same as those contained in the opinion dated the date of this Prospectus/Consent Solicitation Statement and attached hereto as Appendix F. In connection with its opinion dated the date of this Prospectus/Consent Solicitation Statement, Smith Barney performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.



     In arriving at its opinion, Smith Barney reviewed, in connection with its oral opinion of December 19, 1994, a current draft of the Merger Agreement and, in connection with its written opinion dated the date of this Prospectus/Consent Solicitation Statement, the Merger Agreement and this Prospectus/Consent Solicitation Statement, and held discussions with certain senior officers, directors and other representatives and advisors of PMSI and certain senior officers and other representatives and advisors of Beverly concerning the businesses, operations and prospects of PMSI and Beverly. Smith Barney examined certain publicly available business and financial information relating to PMSI and Beverly as well as certain financial forecasts and other data for PMSI which was provided to Smith Barney by the management of PMSI. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the PMSI Common Stock and Beverly Common Stock;

the respective companies' historical earnings; and the capitalization and financial condition of each of PMSI and Beverly. Smith Barney considered, to the extent publicly available, the financial terms of certain other transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses Smith Barney considered relevant in evaluating PMSI and Beverly. Smith Barney also evaluated the potential pro forma financial impact of the Merger on Beverly. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed necessary to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.



     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Smith Barney, the management of PMSI advised Smith Barney that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of PMSI as to the future financial performance of PMSI. Smith Barney also assumed, with the consent of the PMSI Board, that the Merger will be treated as a purchase for accounting purposes in accordance with APB Opinion No. 16 and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of PMSI and Beverly. Smith Barney did not express an opinion as to what the value of the Beverly Common Stock actually will be when issued to PMSI shareholders pursuant to the Merger or the price at which the Beverly Common Stock will trade subsequent to the Merger. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PMSI or Beverly nor did Smith Barney make any physical inspection of the properties or assets of PMSI or Beverly. In connection with its engagement, Smith Barney approached, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of PMSI. In addition, although Smith Barney evaluated the consideration to be received in the Merger by the holders of PMSI Common Stock from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by PMSI on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.



     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED THE DATE OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX F AND IS INCORPORATED HEREIN BY REFERENCE. PMSI SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF PMSI COMMON STOCK FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE PMSI BOARD IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE IN CONNECTION WITH THE CONSENT SOLICITATION. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.



     In preparing its opinion to the PMSI Board, Smith Barney performed a variety of financial and comparative analyses, including those described below that were performed by Smith Barney in connection with its oral opinion rendered to the PMSI Board on December 19, 1994. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to PMSI and Beverly, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PMSI and Beverly. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Comparable Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of PMSI and selected companies. Since there was no publicly-traded company directly comparable to PMSI, Smith Barney selected the following companies engaged in similar lines of businesses: Diagnostek Inc., CorVel Corporation, HealthCare COMPARE and GMIS, Inc. (collectively, the "Selected Companies"). Smith Barney compared market values as multiples of historical net income and projected net income for the calendar years ended 1994 and 1995, and compared adjusted market values (equity market value, plus debt and preferred stock, less cash) to, among other things, historical net revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Smith Barney also compared debt to capitalization ratios, profit margins, historical revenue growth and projected earnings per share ("EPS") growth of the Selected Companies with those of PMSI. Net income and EPS projections for PMSI and the Selected Companies were analyzed based on the consensus estimates of selected investment banking firms. Smith Barney also analyzed the EPS projections of PMSI based on internal estimates of the management of PMSI. This analysis resulted in a per share equity valuation reference range for PMSI of $11.83 to $24.41 (with a mean of $15.93 and a median of $14.27).


     Comparable Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the transaction multiples in selected mergers and acquisition transactions. Since there was no publicly available information relating to an acquired company directly comparable to PMSI, Smith Barney selected the following healthcare transactions involving workers' compensation, specialty managed care and employee benefit provider companies that are engaged in similar lines of business as PMSI: BCBS Michigan/State Accident Fund; Value Health, Inc./Community Care Network; Physicians Corporation of America/Combined Risk & Insurance Management Services, Inc.; CareAmerica/CE Health Compensation & Liability; Foundation Health Corporation/California Compensation Insurance Company; Peer Review Analysis/Care Analysis; FHP International Corporation/Greatstates; Value Health, Inc/Stokely Health Services & Complete Pharmacy Network; Preferred Health Care/ Diversified Medical Resources and Adjustco, Inc.; Equifax, Inc./Health Economics Corporation; Medco Containment Services, Inc./American Biodyne; Investor Group/Administrators Network; First Financial Management Corporation /ALTA Health Strategies; and Healthsource, Inc./Employee Benefit Administration. Smith Barney compared transaction values as multiples of latest 12 months revenue, EBITDA, earnings before interest and taxes ("EBIT") and net income. This analysis resulted in a per share equity valuation reference range for PMSI of $9.37 to $17.14 (with a mean of $12.90 and a median of $11.71).


     No company, transaction or business used in the comparable company and comparable merger and acquisition transactions analyses as a comparison is identical to PMSI, Beverly or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.

     Leveraged Buyout Analysis. Smith Barney performed an analysis designed to determine the price that could be paid by a financial investor to complete a leveraged buyout (an "LBO") of PMSI, based both on management's projections and a more conservative case taking into account the potential volatility in the earnings stream of PMSI as a result of a highly leveraged capital structure. For purposes of such analysis, Smith Barney assumed, among other things, that (i) an LBO investor would require a five-year return on its equity investment of approximately 30%, (ii) PMSI could be sold at multiples of latest 12 months EBIT of between 18.0x and 18.5x and (iii) the transaction could be financed using a capital structure consisting of 50% senior debt at an assumed interest rate of 8%, 25% subordinated debt at an assumed interest rate of 12%, and 25% equity. This analysis resulted in a per share equity valuation for PMSI of $9.17 based on the conservative case and $15.54 based on management projections.

     Exchange Ratio Analysis. Smith Barney reviewed and analyzed the historical ratio of the daily closing prices of PMSI Common Stock to Beverly Common Stock based on various averages during the 30-day through 360-day periods preceding the announcement of the Merger. The exchange ratios of the daily closing price of one share of PMSI Common Stock to one share of Beverly Common Stock ranged from a low of 0.64 to a high of 0.85 over the periods analyzed, as compared to the implied exchange ratio in the Merger of 1.15 based on a closing sale price of Beverly Common Stock of $14.375 on December 15, 1994.


     Premium Analysis. Smith Barney analyzed the implied premium payable in the Merger and the premiums paid in approximately 23 selected healthcare transactions from 1993 through 1994 based on stock prices one day prior to the announcement of such transactions and one month prior to the announcement of such transactions. The implied premium payable in the Merger, based on the closing sale price for PMSI common stock as of June 28, 1994 (the date when PMSI engaged Smith Barney as its financial advisor), was 80.7%. The ranges of premiums for the selected health care transactions were between 8.43% to 132.18% (with a mean of 47.68%) as of one day prior to the announcement date of such transaction and 6.33% to 125.52% (with a mean of 58.09%) as of one month prior to the announcement date of such transaction, as compared to the implied premium payable in the Merger as of one day and 30 days prior to October 28, 1994 (the date on which PMSI publicly announced that it was considering acquisition overtures) of 22.2% and 40.4%, respectively. Based on a closing sale price of PMSI Common Stock 30 days prior to October 28, 1994 of $11.75, this analysis resulted in a per share equity valuation reference range for PMSI of $12.49 to $26.50 (with a mean of $18.58 and a median of $18.17).


     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) PMSI's historical and projected financial results; (ii) Beverly's historical financial results; and
(iii) the history of trading prices for PMSI Common Stock and Beverly Common Stock.


     Pursuant to the terms of Smith Barney's engagement, PMSI has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee equal to approximately $2.1 million. PMSI also has agreed to reimburse Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.


     Smith Barney has advised PMSI that, in the ordinary course of business, it may actively trade the equity and debt securities of PMSI and Beverly for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Smith Barney is a nationally recognized investment banking firm and was selected by PMSI based on Smith Barney's experience and expertise. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. In considering the recommendation of the PMSI Board with respect to the Merger, the Merger Agreement and the transactions contemplated thereby, PMSI shareholders should be aware that certain members of the management of PMSI and the PMSI Board have certain interests in the Merger that are in addition to the interests of shareholders of PMSI generally.

     Stock Options. As provided in the Merger Agreement, by virtue of the Merger, all options to purchase PMSI Common Stock (a "PMSI Option" or the "PMSI Options") outstanding at the Effective Time under the PMSI 1990 Incentive and Non-statutory Stock Option Plan effective as of December 23, 1989 (as amended) and pursuant to the Restricted Stock Option Agreement dated June 14, 1993 (as amended), by and between PMSI and Bertram T. Martin, Jr., and the Restricted Stock Option Agreement dated June 14, 1993 (as amended), by and between PMSI and David L. Redmond (collectively, the "PMSI Stock Option Plans"), whether or not then exercisable, will be assumed by Beverly and converted into and become options to purchase Beverly Common Stock. Each PMSI Option assumed by Beverly will be exercisable upon the same terms and conditions as under the applicable PMSI Stock Option Plans and applicable option agreements issued thereunder and Beverly will assume the PMSI Stock Option Plans for such purposes. Pursuant to the terms of the PMSI Stock Option Plans, all the PMSI Options become fully vested and immediately exercisable upon a "change in control" (as defined in each of the PMSI Stock Option Plans), and the Merger will constitute a "change in control" within the meaning of all the PMSI Stock Option Plans.


     PMSI has entered into agreements with each of the holders of restricted options under the Restricted Stock Option Agreements described above (the "Restricted Options") to amend the restricted options issued thereunder by: (i) deleting the provision for the Restricted Options to expire on the 30th day after the effective date of a "change of control," as defined in the Restricted Options; (ii) deleting PMSI's obligation to make cash payments to the holders of the Restricted Options if they are not exercised within thirty (30) days after the date of a "change in control" (as defined); and (iii) extending the exercise period following a termination of employment (a) from thirty (30) days to ninety
(90) days generally, (b) to one hundred fifty (150) days during the first thirty
(30) days after a change in control (as defined in the Restricted Stock Option Agreement), and (c) to one hundred twenty (120) days during the second thirty
(30) days after a "change in control."


     Pursuant to the Merger Agreement, at and after the Effective Time: (i) each PMSI Option assumed by Beverly may be exercised solely for Beverly Common Stock;
(ii) the number of shares of Beverly Common Stock subject to each PMSI Option will be equal to the product, rounded to the nearest whole share, of (A) the number of shares of PMSI Common Stock subject to the PMSI Options immediately prior to the Effective Time, times (B) the Exchange Ratio (such product is hereinafter defined as the "Option Exchange Ratio"); and (iii) the per share exercise price for each such PMSI Option will be equal to the quotient of (A) the per share exercise price for the shares of PMSI Common Stock otherwise purchasable pursuant to each PMSI Option immediately prior to the Effective Time divided by (B) the Exchange Ratio, rounded to the nearest full cent. As of
  , 1995, there were PMSI Options outstanding to purchase an aggregate of
          shares of PMSI Common Stock at an average exercise price of $     per
share. Of these PMSI Options, directors and executive officers of PMSI held PMSI
Options to purchase           shares of PMSI Common Stock at an average exercise
price of $     per share. If the Merger had been consummated on        , 1995
with an Exchange Ratio of      , the PMSI Options held by directors and
executive officers of PMSI would be converted into options for           Beverly
Shares at an average exercise price of $     per share. See "THE MERGER
AGREEMENT -- Conversion of PMSI Options."


     Registration Rights Agreement. Pursuant to the terms and conditions of the Merger Agreement, Beverly, Acquisition, PMSI and certain shareholders of PMSI who beneficially own, immediately after the Effective Time, more than three percent (3%) of the outstanding Beverly Shares shall enter into a registration rights agreement (the "Registration Rights Agreement") in the form of Appendix E attached to this Prospectus/ Consent Solicitation Statement, by which Beverly shall grant certain rights to register Beverly Shares issued to such shareholders pursuant to the Merger Agreement. As of the date of this Prospectus/Consent Solicitation Statement, the only holder of PMSI Common Stock who would be eligible to execute the Registration Rights Agreement is the CSH Trust.

     The Registration Rights Agreement applies to Beverly Shares owned by, or issuable to, the CSH Trust on or after the date of the Merger Agreement resulting from the Merger, a stock split, stock dividend, capital adjustment, recapitalization, reorganization, reclassification or similar transaction, shares issued or distributed in an exchange, conversion or substitution, or otherwise. The Registration Rights Agreement is for a term beginning on the date of the Merger Agreement and ending on the earlier of (i) two (2) years from the date of the Merger Agreement; or (ii) the date when the CSH Trust ceases to own at least 1,000,000 Beverly Shares. Notwithstanding anything in the Registration Rights Agreement to the contrary, the rights conferred to the CSH Trust will be suspended and inoperative whenever and for so long as Beverly otherwise has a registration statement in effect with the Commission that covers the shares of the CSH Trust subject to the Registration

Rights Agreement, in which case the duration of Beverly's obligations under the Registration Rights Agreement shall be extended for a period corresponding to the duration of said suspension.

     At any time during the term of the Registration Rights Agreement, upon receipt of a written request from the CSH Trust specifying the number of Beverly Shares that the CSH Trust desires to register for public sale, Beverly promptly shall prepare and file with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement covering a public offering of those Beverly Shares and shall use all reasonable efforts to cause the registration statement to be effective as soon as is practicable. The CSH Trust is entitled to exercise this demand registration right up to two times, and shall use all reasonable efforts to include in each demand registration at least 1,000,000 of the Beverly Shares. If the CSH Trust intends to distribute the registered Beverly Shares by means of an underwriting, the CSH Trust shall sell the registered Beverly Shares through one or more underwriters as selected by Beverly with the approval of the CSH Trust (which approval shall not be unreasonably withheld). Beverly shall not include in a registration of Beverly Shares for the CSH Trust pursuant to the exercise of any demand registration right under the Registration Rights Agreement any debt or equity securities of Beverly or any other person, without the advance approval of the CSH Trust, which shall not be unreasonably withheld. Beverly may postpone filing with the Commission for a reasonable period of time (not to exceed 75 days) a registration statement for a demand registration requested by the CSH Trust, but only if Beverly's Board of Directors reasonably determines that based upon either the written advice of Beverly's legal counsel or an investment banking firm representing Beverly in connection with a pending public offering, a postponement is necessary to avoid either the premature public disclosure of a pending material event that would likely jeopardize the outcome or success of the pending event or is necessary to avoid jeopardizing the success of a pending public offering.

     The Registration Rights Agreement further provides that if Beverly, at any time during the term of the Registration Rights Agreement, authorizes a registration of any securities under the Securities Act on Form S-1, S-2 or S-3, it shall include in that registration any of the Beverly Shares that the CSH Trust elects to register for public sale to the extent permitted by certain conditions to Beverly's obligations as set forth under the Registration Rights Agreement and by the applicable registration form. If the total number of Beverly Shares which the CSH Trust request to be included in any offering involving an underwriting of Beverly Shares being issued by Beverly for its own account or the account of others exceeds the number which the underwriters reasonably believe is compatible with the success of the offering, Beverly shall only be required to include in the offering, after the inclusion of all shares of Beverly Common Stock which Beverly desires to sell, so many Beverly shares as the underwriters believe will not jeopardize the success of the offering. In addition, and notwithstanding anything in the Registration Rights Agreement to the contrary, Beverly is not required to include in a registration any of the Beverly Shares owned by the CSH Trust when the registration by Beverly relates to certain issuances of securities other than Beverly Common Stock, unless the other securities are convertible or exchangeable into Beverly Common Stock.

     Beverly's obligations under the Registration Rights Agreement to register any Beverly Shares owned by the CSH Trust are subject to certain conditions, as follows: (i) the minimum number of Beverly Shares that the CSH Trust must include in a registration request is the lesser of 1,000,000 shares or all of the shares owned by the CSH Trust; (ii) the CSH Trust must provide to Beverly all information required and reasonably requested by Beverly to enable Beverly to comply with any applicable laws or regulations; and (iii) if the registration is a piggy-back registration, the inclusion of the Beverly Shares in the registration must not violate any provisions of the Securities Act or any other rules promulgated thereunder, or any contractual obligation of Beverly.

     PMSI Director and Officer Indemnification. Pursuant to the Merger Agreement, by virtue of the Merger, Beverly has agreed that for a continuous period of six (6) years after the Effective Time, Beverly will (i) indemnify,
(ii) maintain directors' and officers' ("D&O") liability insurance with respect to, and (iii) take all necessary actions to assure that the Certificate of Incorporation and/or Bylaws of Acquisition following the Effective Time will contain indemnification provisions relating to, the conduct of the persons that were PMSI directors and officers prior to the Effective Time. Beverly has agreed to maintain indemnification provisions in the Surviving Corporation's Certificate of Incorporation and/or Bylaws at least as favorable as those contained in the PMSI Articles of Incorporation or Bylaws. The D&O liability insurance policy to be maintained by Beverly shall provide to every current or former officer and director of PMSI or any of its subsidiaries who is currently covered by PMSI's existing D&O liability insurance policy coverage with respect to matters occurring on or before the Effective Time that has terms, scope and amounts of coverage (including the coverage period, the insured claims, the claims reporting period and the amount of any retention, deductible or co-insurance) that are substantially equivalent to those of the existing policy, or if substantially equivalent insurance coverage is unavailable, that represents the best coverage available. For the first year after the Effective Time, Beverly shall elect to extend PMSI's existing D&O liability insurance policy for the "extended reporting period" provided therein. After the first year, Beverly may procure insurance from any financially sound insurer that it selects; provided, however, that notwithstanding the foregoing, neither Beverly nor Acquisition is required, in order to procure or maintain the foregoing D&O liability insurance coverage, to pay an annual premium in excess of $200,000 for years 2 through 6.

     Other Agreements. Following the Effective Time, Beverly will take all reasonable steps so that employees of PMSI, who remain employed by PMSI after the Effective Time, will be entitled to receive the same benefits that other employees of Beverly subsidiaries are generally eligible to receive. In addition, Beverly shall cause Acquisition to maintain, through July 31, 1995, the incentive compensation plans currently in effect for officers of PMSI and its subsidiaries and shall pay incentive compensation to the eligible participants under such plans in accordance therewith and otherwise consistent with PMSI's past practices. Finally, Beverly shall assume and pay when due, or cause Acquisition to assume and pay when due, without offset, deferral, deduction, counterclaim or interruption, all rights and benefits of employees of PMSI and its subsidiaries that are vested or accrued on or before the Effective Time, or that become vested or accrued as a result of the transactions contemplated by the Merger Agreement, including all plans sponsored or maintained by PMSI or its subsidiaries, all employment agreements, all severance agreements and all director and officer indemnity agreements. Approval of the Merger by the shareholders of PMSI will constitute a "Change in Control" under preexisting Severance Agreements between the Company and eight of its officers. Each of these Severance Agreements provides a severance compensation benefit equal to two times the officer's total annual cash compensation for an involuntary or constructive termination of employment within two years following a "Change in Control." A constructive termination includes, among other things, a demotion in office, a reduction in job duties and responsibilities, certain salary reductions, and a job relocation. Each Severance Agreement expires automatically, without further obligation, on the earlier of (A) the second anniversary of the date of a Change in Control or (B) if occurring before a Change in Control, when the officer attains age 62 or ceases for any reason to be employed by PMSI. In addition, PMSI unilaterally may terminate a Severance Agreement without any obligation to the officer upon the occurrence of certain events specified in the Severance Agreement.

     In December 1994, PMSI paid a $110,000 cash bonus to David L. Redmond, its Secretary, Senior Vice President and Chief Financial Officer, for extraordinary services in connection with PMSI's activities leading to the Merger Agreement and has agreed to indemnify him from any excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any severance compensation paid pursuant to his Severance Agreement or any other severance benefit (such as the vesting of PMSI options pursuant to the Merger) that constitutes an "excess parachute payment" under section 28OG of the Code and from any state and federal income tax on any such indemnity payment. See "THE MERGER AGREEMENT -- Conditions" and "-- Benefit Plans."

ACCOUNTING TREATMENT


     The Merger will be treated as a purchase for accounting and financial reporting purposes in accordance with APB Opinion No. 16. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values, at the Effective Time. Operating results of Beverly will not include operating results of PMSI prior to the Effective Time.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. This summary is based upon the opinion of counsel delivered by Giroir & Gregory, Professional Association (the "Tax Opinion"). The Tax Opinion, which is based on certain assumptions and subject to certain limitations and qualifications noted in the Tax Opinion, sets forth the opinion that the Merger will constitute a "reorganization" (a "Reorganization") within the meaning of Section 368 of the Code. This summary is provided for information purposes only and relates only to PMSI Common Stock held as a capital asset within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. It may not apply to a shareholder who acquired his shares of PMSI Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. This summary does not discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions and dealers in stocks and securities. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation, transactions in which shares of PMSI Common Stock are acquired or in which Beverly Shares are disposed. No rulings will be sought from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Merger. Accordingly, PMSI SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     The following discussion is based on the Code, applicable United States Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. The IRS is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to Beverly, Acquisition, PMSI and their respective shareholders.

     Subject to the limitations and qualifications referred to herein, qualification of the Merger as a Reorganization will generally result in the following tax consequences:

          (i) no gain or loss will be recognized by Beverly, Acquisition, or PMSI as a result of the Merger;

          (ii) no gain or loss will be recognized by the PMSI shareholders upon the receipt of Beverly Common Stock solely in exchange for PMSI Common Stock in connection with the Merger (except as discussed below with respect to cash received in lieu of a fractional interest in Beverly Common Stock); and

          (iii) the tax basis and holding period of Beverly Common Stock to be received by the PMSI shareholders in the Merger will be the same as the tax basis and holding period of PMSI Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

          (iv) a PMSI shareholder who is entitled to receive cash in lieu of a fractional share interest of Beverly Common Stock in connection with the Merger will generally recognize a gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest as long as the cash payment is not essentially equivalent to a dividend. In such event, any gain or loss recognized will be a capital gain (or loss) if PMSI Common Stock is held by such shareholder as a capital asset at the Effective Time. See "THE MERGER AGREEMENT -- Exchange Procedures."

     The Tax Opinion neither binds the IRS nor precludes the IRS from adopting a contrary position. The Tax Opinion is subject to certain assumptions and qualifications and based on the truth and accuracy of certain representations made by Beverly, Acquisition, PMSI and shareholders of PMSI, including representations in certificates to be delivered to counsel by the respective managements of Beverly, Acquisition and PMSI. As a condition to Beverly's obligation to consummate the Merger Agreement, to its counsel's obligation to render the Tax Opinion and notwithstanding the Registration Rights Agreement to be executed between Beverly and the Trust on the Closing Date, Beverly shall have received a certificate from PMSI and each of the Shareholders as of the date of this Prospectus/Consent Solicitation Statement and as of the Closing Date providing certain representations and warranties. Pursuant to the certificate from the Shareholders, the Shareholders will represent and warrant that they have no present plan, intention, or arrangement to sell, transfer or otherwise dispose of a number of Beverly Shares to be received pursuant to the Merger Agreement that would reduce the former PMSI shareholders' ownership of Beverly Shares to a number of Beverly Shares having a value as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the issued and outstanding PMSI Common Stock immediately prior to the Effective Time (which number of Beverly Shares is referred to as a "significant
equity interest"). As of             , 1995, the Shareholders owned 4,534,219
shares representing    % of PMSI Common Stock. Of particular importance will be
certain assumptions and representations of PMSI and the Shareholders relating to the "continuity of interest" requirement. See "-- Interests of Certain Persons in the Merger."


     To satisfy the continuity of interest requirement, PMSI shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer either (i) their PMSI Common Stock in anticipation of the Merger or
(ii) the Beverly Shares to be received in the Merger (collectively, "Planned Dispositions"), such that the PMSI shareholders, as a group, would no longer have a significant equity interest as long as the Beverly Shares received in the Merger (after taking into account Planned Dispositions), in the aggregate, represent a substantial portion of the entire consideration received by the PMSI shareholders in the Merger. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a Reorganization.

     Even if the Merger qualifies as a Reorganization, a recipient of Beverly Shares would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely PMSI Common Stock). All or a portion of such gain may be taxable as ordinary income. In addition, gain would have to be recognized to the extent that a PMSI shareholder was treated as receiving (directly or indirectly) consideration other than Beverly Common Stock in exchange for the shareholder's PMSI Common Stock. Such other consideration is generally referred to as "boot."

     A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in a PMSI shareholder recognizing gain or loss with respect to each share of PMSI Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the Beverly Common Stock so received and his holding period for such stock would begin the day after the Merger.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED ON CURRENT LAW. EACH PMSI SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.

REGULATORY APPROVAL


     Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger could not be consummated until notifications were given and certain information was furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements had been satisfied. Beverly and PMSI each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 30, 1995, and received notification of the early termination of the applicable waiting periods under the HSR Act on February 10, 1995. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary and desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Beverly or PMSI. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action might include seeking to enjoin the consummation of the Merger or seeking divestiture of PMSI or businesses of Beverly or PMSI by Beverly. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

RESALE RESTRICTIONS


     All Beverly Shares received by PMSI shareholders in the Merger will be freely transferable, except that Beverly Shares received by persons who are deemed to be Affiliates of PMSI prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become Affiliates of Beverly) or as otherwise permitted under the Securities Act. Persons who may be deemed to be Affiliates of PMSI or Beverly generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires PMSI to exercise its reasonable best efforts to cause each of its Affiliates to execute a written agreement in the form of Appendix D to this Prospectus/Consent Solicitation Statement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the Beverly Shares issued to such person in or pursuant to the Merger unless: (a) such sale, transfer or other disposition has been registered under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act; or (c) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act. See "-- Interest of Certain Persons in the Merger."


STOCK EXCHANGE LISTING

     The Merger Agreement provides that Beverly Shares to be issued pursuant to the Merger Agreement and any shares of Beverly Common Stock issuable upon exercise of the PMSI Options to be assumed by Beverly will be listed by Beverly on the NYSE and the PSE.

                              THE MERGER AGREEMENT


     The following is a brief summary of certain provisions of the Merger Agreement, a form of which is attached as Appendix A to this Prospectus/Consent Solicitation Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.


GENERAL

     Pursuant to the Merger Agreement, subject to the terms and conditions thereof at the Effective Time, PMSI will be merged with and into Acquisition (a wholly-owned subsidiary of Beverly). Acquisition will be the Surviving Corporation in the Merger. The Merger will have the effects set forth in the Delaware General Corporation Law (the "DGCL") and the FBCA. Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, Beverly, Acquisition and PMSI will cause a Certificate of Merger in the form of Appendix C to this Prospectus/Consent Solicitation Statement to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 252 of the DGCL (the "Certificate of Merger") and shall cause Articles of Merger in the form of Appendix B to this Prospectus/Consent Solicitation Statement to be executed, acknowledged and filed with the Secretary of State of the State of Florida as provided in Section 607.1105 of the FBCA (the "Articles of Merger").

CONVERSION OF PMSI COMMON STOCK

     General. Subject to provisions for payments of cash in lieu of issuing fractional shares, and without any action on the part of the holders thereof, each issued share of PMSI Common Stock that is outstanding immediately before the Effective Time (except for shares held in treasury by the Company, and shares beneficially owned by Beverly, Acquisition, or any direct or indirect subsidiary of Beverly or PMSI, as discussed below) will be converted in the Merger into that number of Beverly Shares calculated in accordance with the Exchange Ratio as follows:

          (i) If the Beverly Share Closing Price is not lower than $12.25 or not higher than $18.00, each share of PMSI Common Stock will be converted into that number of Beverly Shares equal to the Exchange Ratio of $16.50 divided by the Beverly Share Closing Price;

          (ii) If the Beverly Share Closing Price is higher than $18.00, each share of PMSI Common Stock will be converted into 0.9167 Beverly Shares; and

          (iii) If the Beverly Share Closing Price is lower than $12.25, each share of PMSI Common Stock will be converted into 1.3469 Beverly Shares.

     Each issued share of PMSI Common Stock, if any, that is held in treasury by PMSI and each issued and outstanding PMSI Share that is beneficially owned by Beverly, Acquisition or any direct or indirect subsidiary of Beverly or PMSI immediately before the effective time will be canceled and retired.

     Possible Fluctuation in the Number of Beverly Shares to be Issued and Ceiling and Floor Provisions. The number of Beverly Shares to be issued pursuant to the Merger Agreement fluctuates depending upon the Beverly Share Closing Price, subject to certain limitations. For example, if a holder of PMSI Common Stock held 2,000,000 shares of PMSI Common Stock, and the Beverly Share Closing Price was $15.00, the PMSI shareholder would be entitled to receive 2,200,000 Beverly Shares, calculated by multiplying the Exchange Ratio ($16.50 divided by $15.00, or 1.1) by the number of shares of PMSI Common Stock held by the shareholder immediately prior to the Effective Time (2,000,000 shares). If the Beverly Share Closing Price is higher than $18.00, the PMSI shareholder would be entitled to receive 1,833,333 Beverly Shares, calculated by multiplying the Exchange Ratio ($16.50 divided by $18.00, or .9167) by the number of shares of PMSI Common Stock held by the shareholder immediately prior to the Effective Time (2,000,000 shares). Finally, if the Beverly Share Closing Price is lower than $12.25, the PMSI shareholder would be entitled to receive 2,693,877 Beverly Shares, calculated by multiplying the Exchange Ratio ($16.50 divided by $12.25, or 1.3469) by the number of shares of PMSI Common Stock held by the shareholder immediately prior to the Effective Time (2,000,000 shares).

     Notwithstanding the foregoing, if the Beverly Share Closing Price is lower than $12.25 and if Beverly adopts, authorizes or consummates a spin off, split up, restructuring, recapitalization, reorganization, partial or complete liquidation, or special or extraordinary dividend or distribution in respect of the Beverly Shares that (i) is effective or has a record date before the Effective Time and (ii) results or will result in Beverly's stockholders receiving cash, property, or equity securities of Beverly or any of its direct or indirect subsidiaries, each share of PMSI Common Stock will instead be converted into that number of Beverly Shares equal to the Exchange Ratio of $16.50 divided by the greater of $10.00 or the Beverly Share Closing Price. In addition, PMSI may terminate its obligations under the Merger Agreement if the Beverly Share Closing Price is lower than $10.00. See "-- Conditions" and "RECENT DEVELOPMENTS OF BEVERLY."


CONVERSION OF PMSI OPTIONS

     At the Effective Time, Beverly will assume all of the rights and obligations of PMSI under the PMSI Stock Option Plans then in effect. Each PMSI Option that has not been fully exercised before the Effective Time will be converted into an option to purchase Beverly Shares. The number of Beverly Shares which may be purchased with each assumed PMSI Option will equal the product (rounded to the nearest whole share) of the Exchange Ratio multiplied by the number of unexercised shares of PMSI Common Stock subject to the PMSI Option. The per share exercise price for the Beverly Shares will equal the quotient (rounded to the nearest whole cent) of the exercise price for each share of PMSI Common Stock subject to an unexercised assumed PMSI Option divided by the Exchange Ratio. Beverly and PMSI intend that Beverly's assumption of the PMSI Options will comply with Section 424(a) of the Code and will not constitute a modification of such options, and further that every stock option that qualified as an "incentive stock option" under Section 422 of the Code immediately before the Effective Time will continue to so qualify after its assumption by Beverly. Within ten (10) business days following the Effective Time, Beverly shall file a registration statement on Form S-8 (or other appropriate form) with the Commission to register the Beverly Shares issuable upon exercise of the assumed PMSI Options. The Merger Agreement provides that the PMSI shareholder approval of the Merger, the Merger Agreement and the transactions contemplated thereby will also constitute shareholder approval of the PMSI 1990 Incentive and Non-statutory Stock Option Plan effective as of December 23, 1989, as amended to date for purposes of Rule 16b-3, as promulgated by the Commission under the Exchange Act. See "THE MERGER -- Interests of Certain Persons."

EXCHANGE PROCEDURES

     Promptly after the Effective Time, the Exchange Agent will mail to each person who was, at the Effective Time, a holder of record of shares of PMSI Common Stock, a letter of transmittal to be used by such holders in forwarding their certificates representing shares of PMSI Common Stock ("Stock Certificates"), and instructions for effecting the surrender of the Stock Certificates in exchange for certificates representing Beverly Shares. Upon surrender to the Exchange Agent of such letter of transmittal, together with a Stock Certificate for cancellation, the holder of such Stock Certificate will be entitled to receive a certificate representing that number of whole shares of Beverly Common Stock, cash in lieu of any fractional shares (as described below), and any declared and payable dividends and distributions (collectively, the "Merger Consideration") that such holder has the right to receive for the Stock Certificate surrendered, and the Stock Certificate so surrendered will be canceled. PMSI SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     Beverly will not issue fractional shares of Beverly Common Stock. Any holder of PMSI Common Stock otherwise entitled under the Merger Agreement to receive a fractional share will receive a cash payment in an amount (rounded up to the nearest whole cent) equal to the Beverly Share Closing Price multiplied by the applicable fractional percentage of a share of Beverly Common Stock to which such holder would otherwise be entitled.


     A PMSI shareholder will not be entitled to receive dividends or other distributions in respect of shares of Beverly Common Stock or other securities represented by a Stock Certificate until the shareholder properly surrenders the Stock Certificate for exchange. See "RECENT DEVELOPMENTS OF BEVERLY." Subject to the effect of applicable laws, following proper surrender of any such Stock Certificate, Beverly shall pay to the holder of certificates representing Beverly Shares issued in exchange therefor: (i) at the time of such surrender, the amount of any dividends or other distributions on the Beverly Shares with a record date after the Effective Time and payable before surrender and not paid, less the amount of any required withholding taxes; and
(ii) at the appropriate payment date, the amount of dividends or other distributions in respect of the Beverly Shares with a record date after the Effective Time and a payment date subsequent to surrender thereof, less the amount of any required withholding taxes.

     At and after the Effective Time, there will be no record transfers of outstanding shares of PMSI Common Stock. Stock Certificates presented to Beverly after the Effective Time will be canceled and exchanged for the Merger Consideration.

     Any portion of the monies set aside for cash payments in lieu of fractional interests and any Beverly Shares that are unclaimed by the former PMSI shareholders one year after the Effective Time will be remitted and redelivered to Beverly by the Exchange Agent upon demand of Beverly. Thereafter, any holder of a Stock Certificate that has not been surrendered for exchange may surrender that certificate to Beverly and (subject to applicable escheat, abandoned property and similar laws) receive in exchange and substitution for it the Merger Consideration. Notwithstanding the foregoing, none of PMSI, Beverly, the Exchange Agent or any other person will be liable to any former holder of shares of PMSI Common Stock for any cash or shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Shareholders will not be entitled to interest with respect to the Merger Consideration.

     In the event that any Stock Certificate has been lost, stolen or destroyed, upon the delivery to the Exchange Agent of (i) evidence satisfactory to the Exchange Agent and Beverly that the Stock Certificate has been lost, destroyed or wrongfully taken; (ii) an indemnity bond sufficient to hold Beverly and the Exchange Agent harmless; and (iii) evidence reasonably satisfactory to Beverly and the Exchange Agent that the person claiming ownership of such Stock Certificate is the registered owner of the PMSI Common Stock previously represented by such Stock Certificate that has been lost, destroyed or wrongfully taken and such person would otherwise be entitled to exchange such Stock Certificate for the Merger Consideration, the Exchange Agent will issue the Merger Consideration in exchange for the lost, stolen or destroyed Stock Certificate.

REPRESENTATIONS AND WARRANTIES


     The Merger Agreement contains various representations and warranties relating to, among other things: (a) the due incorporation, corporate power and good standing of Beverly and PMSI and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement;
(c) the capital structure of Beverly and PMSI; (d) the subsidiaries of PMSI; (e) the filing with the Commission of all required forms, reports, schedules and statements by Beverly and PMSI; (f) the preparation of the financial statements of Beverly, PMSI and their respective subsidiaries; (g) conflicts under charters or bylaws and violations of any instruments or law and required consents or approvals; (h) real estate owned and leased by PMSI; (i) absence of undisclosed liabilities and certain changes with respect to Beverly and PMSI; (j) taxes of Beverly and PMSI; (k) retirement and other employee benefit plans of PMSI; (l) brokers' and finders' fees due with respect to the Merger; (m) compliance with environmental laws by PMSI; and (n) other representations and warranties customary in merger transactions.


CERTAIN COVENANTS

     Each of Beverly and PMSI (and its subsidiaries) has agreed to, among other things,: (i) conduct their respective operations in the ordinary course in substantially the same manner as theretofore conducted; (ii) cooperate in the prompt preparation and filing of all Commission and other required or necessary filings with governmental agencies and documents relating to the Merger; (iii) take all reasonable action required to cause the Merger to be treated as a reorganization under Section 368(a)(1)(A) of the Code and (iv) to use all reasonable efforts to obtain and deliver to each other certain agreements in the form of Appendix D to this Prospectus/Consent Solicitation Statement from "affiliates" as such term is defined under Rule 145 of the Securities Act or by applicable accounting rules. In addition, Beverly and PMSI have agreed that, among other things, prior to the consummation of the Merger, Beverly and PMSI each shall: (i) maintain itself as a validly existing corporation in good standing under the laws of its state of incorporation; (ii) conduct its affairs and business consistent with its usual and ordinary course of business; and
(iii) sustain and preserve in all material respects its goodwill and business organization and all of its advantageous business relationships.

     Beverly, without limiting the generality of the foregoing, has also agreed not to: (i) create, issue or permit to be outstanding any class of common stock superior in right to the Beverly Common Stock with respect to voting, dividend or liquidation rights; or (ii) issue any Beverly Common Stock for cash consideration which is below then-current market prices, less any normal underwriting discounts or commissions and expenses of sale, except for immaterial issuances in connection with employee compensation or employee incentive plans.


     Additionally, PMSI, without limiting the generality of the foregoing, shall not (and shall cause each of its subsidiaries not to): (i) grant or permit a lien on, sell, lease, exchange, transfer or otherwise dispose of or grant to any person a right or option to lease, purchase or otherwise acquire, any material amount of its assets or properties, including the capital stock of its subsidiaries, any indebtedness owed to it and any rights of value to it (except in the ordinary course of business consistent with past practice and except for certain intercompany transfers); (ii) sell, issue, award, grant, pledge, redeem, purchase or otherwise acquire, transfer or encumber any shares of its capital stock, any securities convertible into or exchangeable for any shares of its capital stock, or any rights, options or warrants to acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock; (iii) reclassify any outstanding common stock into a different class or number of shares or otherwise change its authorized capitalization, or pay, declare or set aside for payment a dividend or other distribution in respect of any shares of its capital stock whether payable in cash, stock or other property; (iv) borrow any money, issue any debt securities or assume, indorse or guarantee, or become a surety, accommodation party or otherwise responsible for an obligation or indebtedness of a person other than itself and any of its subsidiaries (except for borrowings under existing credit agreements made in the usual and ordinary course of business or as otherwise disclosed to Beverly); (v) authorize, recommend, consummate or otherwise enter into an agreement providing for a merger, dissolution, consolidation, restructuring, recapitalization, reorganization, partial or complete liquidation, or the acquisition or disposition of a material amount of assets or securities of or by it, except as otherwise permitted by the Merger Agreement;
(vi) amend, renew, waive, breach, extend, modify, enter into, release in any respect or relinquish any right or benefit under any mortgage, agreement, instrument, obligation or other commitment which would be material to PMSI;
(vii) settle or compromise any material claim, liability, tax assessment or financial contingency; (viii) change the purpose or character of its business, amend its bylaws or articles of incorporation or (except as required to comply with generally accepted accounting principles) change its accounting methods, practices or principles; (ix) enter into any transaction with any of its officers, directors, affiliates or shareholders (except in the usual and ordinary course of business and on an arm's length basis); or (x) discontinue or materially diminish any insurance coverage applicable to its assets, properties or business operations.


NO SOLICITATION OF TRANSACTIONS

     PMSI has agreed to cease and cause to be terminated any existing activities, discussions, or negotiations with any person (including PMSI, any of its subsidiaries, or any of their respective officers, directors, or affiliates, but excluding Beverly, Acquisition, and their respective affiliates or subsidiaries) previously contacted with respect to an offer or proposal to acquire for $50,000,000 or more in value any assets or equity securities of PMSI or any of its subsidiaries (whether pursuant to a merger, purchase, consolidation, reorganization, tender offer, exchange offer, share exchange, or other business combination of any kind) (an "Acquisition Proposal"). During the term of the Merger Agreement, subject to fiduciary obligations of the PMSI Board of Directors under applicable law, and in the absence of a material breach of the Merger Agreement by Beverly or Acquisition, PMSI shall not, and PMSI shall instruct and use reasonable efforts to cause its agents, officers, directors, employees, and other representatives (including any attorney, accountant, or investment banker retained by it or any of its subsidiaries) not to, directly or indirectly, (a) solicit, initiate, or intentionally encourage the submission of any Acquisition Proposal, (b) participate in discussions or negotiations with any person regarding any Acquisition Proposal by that person or (c) furnish to any person any nonpublic business or financial information regarding PMSI or any of its subsidiaries in connection with any Acquisition Proposal. Notwithstanding the foregoing, PMSI may furnish information to, and may participate in discussions or negotiations with, any person regarding an unsolicited Acquisition Proposal, if the PMSI Board determines in good faith, based on an opinion of outside legal counsel, that a failure to furnish the information or participate in the discussions or negotiations would likely conflict with the proper discharge of the fiduciary duties of the PMSI Board of Directors. Furthermore, nothing in the Merger Agreement prevents the PMSI Board of Directors from taking, and disclosing to PMSI shareholders, a position contemplated by Commission Rules 14d-9 and 14e-2(a)(2) or (3) under the Exchange Act with respect to a tender offer. PMSI shall promptly notify Beverly of any Acquisition Proposal that it receives, including the material terms and conditions of it and the identity of the person or group making the Acquisition Proposal, and shall keep Beverly informed of the status and terms of any request for information or any discussion or negotiation. The Merger Agreement does not permit PMSI to enter into any definitive agreement with respect to an Acquisition Proposal during the term of the Merger Agreement.

BENEFIT PLANS

     After the Effective Time, Beverly will take all action required so that employees of PMSI who are employed by Beverly or any of its subsidiaries following the Effective Time will be entitled to receive benefits no less favorable than those which other employees of Beverly subsidiaries are eligible to receive and will be entitled to participate in any and all benefits in which employees of Beverly subsidiaries are generally able to participate. Beverly has further agreed that after the Effective Time it will use its best efforts to cause PMSI employees' respective terms of service with PMSI to be credited toward any required terms of service with Beverly or its subsidiaries for purposes of eligibility or vesting accrual under any employee benefit, welfare or compensation plan of Beverly or its subsidiaries. See "THE MERGER -- Interest of Certain Persons."

CONDITIONS


     The respective obligations of Beverly and PMSI to consummate the Merger are subject to the fulfillment of each of the following conditions: (i) the requisite shareholder approval in accordance with the FBCA and PMSI's bylaws and articles of incorporation shall have been obtained; (ii) any waiting period applicable to consummation of the Merger Agreement under the HSR Act shall have expired or been terminated or there shall be an exemption therefrom; (iii) the Merger Registration Statement must have been declared effective by the Commission, a stop order must not be in effect or threatened by the Commission with respect to the Merger Registration Statement, and an investigation or legal proceeding by the Commission suspending or seeking to suspend the effectiveness of the Merger Registration Statement must not be pending or threatened; and (iv) all orders, permits, consents, licenses, approvals, franchises, certificates, registrations and other authorizations from governmental authorities necessary to consummate the Merger must have been obtained. The applicable waiting periods under the HSR Act were terminated on February 10, 1995.


     In addition, Beverly's obligation to consummate the Merger is subject to the satisfaction, unless waived, of certain other conditions including, among others: (i) that the representations and warranties of PMSI are true and correct in all material respects as of December 26, 1994 and that such representations and warranties will be true and correct in all material respects as of the Closing Date; (ii) that all consents and approvals of any third party required by PMSI in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made; (iii) that PMSI shall have performed and complied with its covenants and obligations under the Merger Agreement in all material respects; (iv) that Beverly shall have received a "comfort" letter from PMSI's independent accountants covering certain matters customarily included in comfort letters relating to transactions similar to the Merger; (v) that from the date of the Merger Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect (as defined in the Merger Agreement) with respect to PMSI; (vi) that no law or final non-appealable order has been issued, adopted, enacted, entered or enforced by, and no action, suit or proceeding shall be pending or threatened before, any court or agency against the parties that would prevent consummation of the transactions contemplated by the Merger Agreement; (vii) that Beverly and Acquisition shall have received from PMSI's legal counsel an opinion substantially consistent with, and with respect to certain matters set forth in an exhibit to the Merger Agreement;
(viii) the settlement, conclusion or termination (unless Beverly notifies PMSI otherwise within twenty (20) days after the date of the Merger Agreement) of certain enumerated administrative complaints filed against PMSI with the Board of Pharmacy of the Florida

Department of Business; and (ix) that Beverly, Acquisition and their legal counsel shall have received from PMSI and certain shareholders thereof tax opinion certificates in substantially the form as provided in an exhibit to the Merger Agreement previously agreed to by Beverly and PMSI. In addition, the administrative complaints filed against PMSI by the Board of Pharmacy of the Florida Department of Business have been settled. The settlement requires PMSI to pay a civil fine of $4,500 and comply with the pharmacy statutes and regulations as interpreted by the Board of Pharmacy, which will require PMSI to cease using pharmacy technicians to solicit refills and use pharmacists to perform this function instead.


     PMSI's obligation to consummate the Merger is also subject to the satisfaction, unless waived, of certain other conditions, including, among others: (i) that the representations and warranties of Beverly are true and correct in all material respects as of December 26, 1994 and that such representations and warranties are true and correct in all material respects as of the Closing Date; (ii) that Beverly shall have performed and complied with its covenants and obligations under the Merger Agreement in all material respects; (iii) that from the date of the Merger Agreement through the Closing Date, there shall not have occurred a Material Adverse Effect with respect to Beverly; (iv) that PMSI shall have received a reaffirmation from its financial advisor as of the date that the Prospectus/Consent Solicitation Statement is mailed to PMSI's shareholders to the effect that the consideration to be received by the holders of shares of PMSI Common Stock in the Merger is fair to them from a financial point of view and such opinion must not have been revoked or withdrawn; (v) the NYSE must have approved for listing all of the Beverly Shares to be issued pursuant to the Merger; (vi) that PMSI shall have received from Beverly's outside legal counsel a written opinion, as of the Closing Date, in form and substance reasonably satisfactory to PMSI, as to certain tax consequences of the Merger; and (vii) that PMSI shall have received from Beverly's outside legal counsel an opinion substantially consistent with, and with respect to the matters set forth in a form as set forth in an exhibit to the Merger Agreement. Any of the conditions precedent to the closing obligations of Beverly, Acquisition or PMSI may be waived by such party without notice to, or approval by, the shareholders of such party.

TERMINATION

     The Merger Agreement may be terminated, and the transactions contemplated thereby abandoned by all the parties thereto, at any time on or before the Effective Time, whether or not the Merger Agreement is approved by PMSI shareholders, as follows: (i) by written agreement of termination among Beverly, Acquisition and PMSI that has been approved by their respective Boards of Directors; (ii) by Beverly or PMSI (a) if PMSI's shareholders do not approve the Merger, or (b) if without the fault of the terminating party, the Effective Time has not occurred before June 30, 1995; except that Beverly will not have the right to terminate the Merger Agreement based upon the fact that the Effective Time has not occurred before June 30, 1995 if the Consent Solicitation is held before June 30, 1995 and Beverly or Acquisition does not vote in favor of the Merger all of the shares of PMSI Common Stock that Beverly or Acquisition beneficially owns or then has the right or power to vote with respect to the Merger pursuant to a proxy or voting agreement; (iii) by Beverly or PMSI if a governmental authority or state or federal court in the United States adopts, enters, or issues a final and non-appealable order, or adopts, enacts, enforces, or holds applicable to the Merger a law, that directly or indirectly (a) declares the Merger to be illegal; or (b) permanently enjoins, restrains or otherwise prohibits the acquisition of PMSI by Beverly and Acquisition (or any of their respective affiliates or subsidiaries) pursuant to the Merger; (iv) by PMSI, if (a) it receives an Acquisition Proposal that the Board of Directors determines in good faith in the exercise of its fiduciary duties to shareholders under applicable law, as determined based on an opinion of outside legal counsel and the advice of its financial advisors as to the financial capability of the person making the Acquisition Proposal, has a per share value greater than the price per share then being offered for the shares of PMSI Common Stock pursuant to the Merger Agreement, and (b) the value being offered for the shares of PMSI Common Stock pursuant to the Merger Agreement, as reasonably determined by the PMSI Board of Directors, is not increased within three (3) business days after the first announcement of such Acquisition Proposal to be equal to or greater than that being offered pursuant to that Acquisition Proposal; (v) by PMSI, (a) if the Beverly Share Closing Price is lower than $10.00 or (b) if Smith Barney, Inc. withdraws its written opinion as of the date of the Merger Agreement or as of the date of the Prospectus/Consent Solicitation Statement to the effect that, based on the assumptions and qualifications stated in that opinion, the consideration to be received by the holders of the shares of PMSI

Common Stock pursuant to the Merger is fair to them from a financial point of view; (vi) by PMSI, if Beverly or Acquisition fails to perform in any material respect any obligation required by the Merger Agreement to be performed by them (or either of them) on or before the effective date of the termination; (vii) by Beverly, if PMSI fails to perform in any material respect any obligation required by the Merger Agreement to be performed by it on or before the effective date of the termination; (viii) by Beverly, if PMSI either (a) amends, modifies, or withdraws in any material respect adverse to Beverly or Acquisition its approval or recommendation of the Merger and the Merger Agreement, or (b) recommends to its shareholders any Acquisition Proposal of another person; or
(ix) by Beverly, if a governmental authority or a state or federal court in the United States adopts, enters or issues a final and non-appealable order, or adopts, enacts, enforces, or holds applicable to the Merger, a law that directly or indirectly (a) prohibits the ownership or operation by Beverly and Acquisition (or any of its affiliates or subsidiaries) of all or a significant portion of the assets, business or properties of PMSI and its subsidiaries, taken as a whole, or (b) compels Acquisition (or any of its affiliates or subsidiaries) to segregate or dispose of all or a significant portion of the assets, business or properties of PMSI and its subsidiaries, taken as a whole.

     Termination of the Merger Agreement by any party pursuant to clauses (ii) through (ix) as set forth above, will be valid only if a notice of termination, signed by or on behalf of the party electing the termination, is given to all other parties to the Merger Agreement. Termination of the Merger Agreement in accordance with clause (i) above will be effective as of the date specified in the parties' written agreement of termination. Termination of the Merger Agreement in accordance with clause (iii) or (ix) above will be effective on the effective date of the law or order that makes the Merger illegal or permanently enjoins, restrains or prohibits consummation of the Merger. Termination of the Merger Agreement pursuant to any other clause above will be effective when the notice of termination is given to the other parties to the Merger Agreement by the party electing the termination.

     If the Merger Agreement is terminated in accordance with the provisions of
(i), (ii), (iii), (v) or (ix), as set forth above, a party to the Merger Agreement (and its officers, directors and shareholders) will not have any further right, liability or obligation with respect to any other party to the Merger Agreement (or to any parties' officers, directors or shareholders). Additionally, if the Merger Agreement is terminated pursuant to clause (iv), as set forth above, Beverly and Acquisition shall not assert any claim for tortious interference against PMSI. Except as otherwise provided below, nothing in the Merger Agreement relieves any party from liability for damages actually incurred by another party as a result of any breach of the Merger Agreement by it. If the Merger Agreement is terminated, the party shall hold in strict confidence and not exploit in any manner any data or information obtained from each other.

TERMINATION FEE

     If either (a) the Merger Agreement is terminated pursuant to either clause
(iv) or clause (viii) as set forth above or (b) PMSI receives an Acquisition Proposal before the Merger Agreement is terminated, Smith Barney subsequently withdraws its Fairness Opinion, PMSI thereafter terminates the Merger Agreement pursuant to clause (v) as set forth above and PMSI accepts any Acquisition Proposal within one (1) year after the effective date of its termination of the Merger Agreement, then in either such case, PMSI shall promptly, but in no event later than ten (10) business days after the effective date of the termination or the date when PMSI accepts the Acquisition Proposal (as the case may be), pay to Beverly a termination fee in cash of $5,000,000, in satisfaction and full settlement of all liabilities and obligations of PMSI to Beverly and Acquisition under the Merger Agreement. Payment by PMSI of the foregoing fee will relieve it of any further liability for any breach of the Merger Agreement. Notwithstanding the foregoing, PMSI will not be obligated to pay that fee to Beverly if Beverly or Acquisition is in breach of the Merger Agreement in any material respect at the time when the Merger Agreement is terminated.

EXPENSES

     Beverly and PMSI will bear their own respective costs and expenses in connection with the Merger, except that Beverly shall pay all filing and registration fees of the Commission and state securities regulatory authorities and all costs incurred in connection with the printing of this Prospectus/Consent Solicitation Statement and the Registration Statement of which it is a part.

AMENDMENTS AND WAIVERS

     The Merger Agreement provides that Beverly, Acquisition and PMSI may mutually amend any provisions of the Merger Agreement at any time prior to the Effective Time; provided, however, that no amendment of any provisions of the Merger Agreement shall be valid unless such amendment shall be in writing and signed by all of the parties to the Merger Agreement and, with respect to Beverly, Acquisition or PMSI, is approved and authorized pursuant to a resolution duly adopted by its respective board of directors. After approval of the Merger, the Merger Agreement and the transactions contemplated thereby by PMSI's shareholders, the Merger Agreement may not be amended or modified by the parties thereto in any respect to (i) alter or change the Merger Consideration;
(ii) alter or change any term of Acquisition's Certificate of Incorporation, or
(iii) alter or change any other provision of the Merger Agreement which would, individually or in the aggregate, have a material adverse effect on PMSI or its shareholders, unless in each case PMSI subsequently obtains the approval of its shareholders prior to the Effective Time. The Merger Agreement also provides that no delay or course of dealing by a party to the Merger Agreement shall operate as a waiver of any power, right or remedy of such party, and additionally, that a written waiver of a power, right or remedy under any provision of the Merger Agreement by a party thereto shall not constitute a waiver of any succeeding exercise of such power, right or remedy or a waiver of the provision itself.

ALTERNATIVE MERGER STRUCTURE


     Beverly and PMSI reserve the right to change the structure of the Merger so that Acquisition would merge with and into PMSI, rather than PMSI merging with and into Acquisition. PMSI shareholder approval of the Merger Agreement shall be deemed to include approval of this alternative structure of the Merger. Any such change in the structure of the Merger would not be made unless Beverly and PMSI are satisfied that such change would not effect the tax consequences of the Merger.

             MANAGEMENT AND OPERATIONS OF BEVERLY AFTER THE MERGER

MANAGEMENT


     The directors and executive officers of Beverly and Acquisition (which directors and executive officers are the same as Beverly's) will continue in such capacities following the Merger. Information with respect to the directors and executive officers of Beverly, executive compensation of Beverly executive officers and information regarding security ownership of Beverly Common Stock is contained in Beverly's Proxy Statement for its 1995 Annual Meeting of Stockholders, relevant portions of which are incorporated by reference in this Prospectus/Consent Solicitation Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



     The directors and certain executive officers of PMSI, including Cecil S. Harrell, Chairman and Chief Executive Officer of PMSI, will no longer serve in such capacities with respect to either Beverly or Acquisition immediately following the Effective Time. Information with respect to the directors and executive officers of PMSI, executive compensation of PMSI executive officers and information regarding security ownership of PMSI Common Stock is contained in PMSI's Form 10-K/A (Amendment No. 3), which is incorporated by reference in this Prospectus/Consent Solicitation Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


     Neither Beverly nor PMSI is aware of any material relationships between Beverly or its directors or executive officers and PMSI or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein, including the materials incorporated herein by reference.

OPERATIONS


     Beverly is the largest provider of long-term health care in the United States. At January 31, 1995, Beverly operated 727 nursing facilities with 78,061 licensed beds. The facilities are located in 33 states and the District of Columbia, and range in capacity from 20 to 388 beds. At January 31, 1995, Beverly also operated 40 retirement and congregate living projects containing 2,518 units, 65 pharmacies and pharmacy-related outlets, six transitional hospitals containing 274 beds and four home health care entities. Beverly's facilities had average occupancy of 88.5%, 88.5% and 88.4% during the years ended December 31, 1994, 1993 and 1992, respectively. See "RECENT DEVELOPMENTS OF BEVERLY."


     Health care system reform proposals and continuing pressure on health care providers to be more cost effective in the delivery of patient care have changed the nation's health care delivery system. These reform proposals, pressures to contain costs and factors such as an aging population and market competition continue to influence Beverly's operating strategy.

     Beverly's traditional business of providing skilled nursing care to the elderly in its long-term care facilities continues to be its largest line of business. However, as payors seek cost-effective alternatives to acute care and rehabilitation hospitals, the long-term care setting has emerged as a lower-cost, high-quality option for certain patients who require subacute, post acute, transitional and rehabilitative care.

     Pressures within the health care system to contain costs have resulted in demands on long-term care providers, such as Beverly, to deliver care to patients who traditionally have been treated in higher-cost settings. Such patients require a high degree of ancillary services such as pharmaceutical products and rehabilitative care. Payment to Beverly for these higher-acuity services is typically at a higher rate than for traditional custodial nursing care, yet the costs to Beverly of delivering these services also is higher than nursing-only services.

     The key elements of Beverly's operating strategy reflect both the traditional emphasis on providing skilled nursing care as well as the evolving health care marketplace. Accordingly, Beverly seeks to increase its census, especially as it relates to managed care, commercial insurance and other private-pay patients as well as Medicare patients. Furthermore, Beverly seeks to expand its outpatient and rehabilitative care capabilities and utilization through increasing its attractiveness to managed care payors and younger patients.

     In order to attract such patients, Beverly facilities must be able to deliver a variety of ancillary services at competitive prices. The majority of Beverly's expansion in ancillary services has been accomplished through internal growth. However, Beverly has concluded that one option to achieve cost-effectiveness in its delivery of ancillary services is to more directly participate in the health care delivery system. Consistent with this strategy, Beverly purchased two institutional pharmacies in late 1994 and is aggressively replacing contracted therapists with employees.



     Beverly management believes that the acquisition of PMSI will expand Beverly's pharmacy business into new markets including home delivery and workers' compensation. The case management aspect of PMSI enhances Beverly's ability to deliver services to outpatients by providing access to the workers' compensation market. Existing PMSI management will be critical to Beverly's and PCA's success in meeting the needs of these markets. As a result, it is not anticipated that significant reductions will be made to PMSI's workforce. Beverly and PCA will utilize existing PMSI management to take advantage of their expertise and market specialization. See "RECENT DEVELOPMENTS OF BEVERLY."

                      DESCRIPTION OF BEVERLY CAPITAL STOCK

AUTHORIZED CAPITAL STOCK


     Beverly has the authority to issue 325,000,000 shares of capital stock, of which 300,000,000 are common stock, par value $.10 per share ("Beverly Common Stock"), and 25,000,000 are preferred stock, par value $1.00 per share ("Beverly Preferred Stock"). At March 31, 1995, Beverly had outstanding 85,724,523 shares of Beverly Common Stock and 3,000,000 shares of Beverly Series B Preferred Stock (as defined).


BEVERLY PREFERRED STOCK

     Under Beverly's Certificate of Incorporation, Beverly's Board of Directors may from time to time establish and issue one or more series of preferred stock and fix the designations, powers, preferences and rights of the shares of such series and the qualification, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences, in each case, if any, of any wholly unissued series of Beverly Preferred Stock. Any such series may rank on a parity with or (subject to the class voting rights of the Beverly Series B Preferred Stock) senior to the Beverly Series B Preferred Stock with respect to dividends, distributions and liquidation, and any such series may have greater or lesser voting rights than the Beverly Series B Preferred Stock.

     Beverly has outstanding 3,000,000 shares of $2.75 Cumulative Convertible Exchangeable Preferred Stock (the "Beverly Series B Preferred Stock"), with a liquidation value of $50 per share. The Beverly Series B Preferred Stock is convertible into 11,252,813 shares of Beverly's Common Stock. The holders of the Beverly Series B Preferred Stock are entitled to receive out of legally available funds, when and as declared by Beverly's Board of Directors, quarterly cash dividends equal to $2.75 per share (aggregate of $8,250,000 per annum). Except as required by law, holders of the Beverly Series B Preferred Stock have no voting rights unless dividends on the Beverly Series B Preferred Stock have not been paid in an aggregate amount equal to at least six full quarters (whether or not consecutive), in which case holders of the Beverly Series B Preferred Stock will be entitled to elect two additional directors to Beverly's Board of Directors to serve until such dividend arrearage is eliminated. Beverly has paid all required quarterly dividends on the Beverly Series B Preferred Stock since its issuance in 1993. The Beverly Series B Preferred Stock is exchangeable, in whole or in part (but in no more than two parts), at the option of Beverly, on any dividend payment date beginning November 1, 1995, for Beverly's 5 1/2% Convertible Subordinated Debentures due August 1, 2018 (the
"5 1/2% Debentures"), at the rate of $50 principal amount of 5 1/2% Debentures for each share of the Beverly Series B Preferred Stock. The Beverly Series B Preferred Stock is redeemable at any time on and after August 1, 1996, in whole or in part, only at the option of Beverly, initially at a redemption price of $51.925 per share, and thereafter at prices decreasing ratably annually to $50 per share on and after August 1, 2003, plus accrued and unpaid dividends.

BEVERLY COMMON STOCK

     Holders of Beverly Common Stock are entitled to receive such dividends as are declared by the Board of Directors, subject to the preference of the Beverly Series B Preferred Stock and any other outstanding Beverly Preferred Stock, and are entitled to cast one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and Beverly Common Stock does not have any preemptive rights. Upon liquidation of Beverly, holders of Beverly Common Stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to the Beverly Series B Preferred Stock and any other outstanding Beverly Preferred Stock. Payment and declaration of dividends on Beverly Common Stock and purchases of shares thereof by Beverly are subject to certain restrictions if Beverly fails to pay dividends on its Beverly Series B Preferred Stock and will be subject to restrictions if Beverly fails to pay dividends on any other series of Beverly Preferred Stock ranking prior to Beverly Common Stock as to the payment of dividends. Beverly is subject to certain restrictions under its banking arrangements related to the payment of cash dividends on its common stock.

     The Registrar and Transfer Agent for Beverly Common Stock is The Bank of New York.

BEVERLY COMMON STOCK PURCHASE RIGHTS

     The Beverly Board of Directors has adopted a stockholders rights plan, pursuant to which one common stock purchase right (a "Right" or "Rights") was issued with respect to each share of Beverly Common Stock (the "Common Shares"), outstanding at the close of business on November 2, 1994 (the "Record Date"). Each Right entitles the registered holder thereof, after the Right becomes exercisable and until September 28, 2004 (or the earlier redemption, exchange, or termination of the Right), to purchase from Beverly one Common Share at a price of $70 per share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated September 29, 1994 (the "Rights Agreement") between Beverly and the Bank of New York, as Rights Agent (the "Rights Agent").

     The Rights are represented by the Common Share certificates and are not exercisable until a Distribution Date (as defined). A Distribution Date is defined as the earlier of the following: (i) ten (10) days following the Shares Acquisition Date (the first date of a public announcement by Beverly or an Acquiring Person which reveals the existence of an Acquiring Person) or (ii) the tenth day after the date of the commencement of, or of the first public announcement of the intent of any person (other than Beverly, any of its Subsidiaries, or any of its Employee Benefit Plans) to commence a tender or exchange offer which would result in any Person becoming the beneficial owner of common shares aggregating 15% or more of the outstanding Beverly Common Shares (an "Acquiring Person"). The Board of Directors of Beverly may postpone, under certain circumstances, one or more times, a Distribution Date beyond the dates set forth above. As soon as practicable, after a Distribution Date, the Rights Agent will send to each record holder of Beverly Common Shares, as of the close of business on a Distribution Date, a certificate for Rights evidencing one Right for each Common Share. The Rights will first become exercisable on a Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately. The Rights will not at any time have any voting rights.

     Each holder of a Right (other than those owned by the Acquiring Person which shall be void) will have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right if one of the following events is triggered: (1) a person becomes an Acquiring Person (except under certain circumstances where cash offers for all outstanding Common Shares are approved by the Board of Directors of Beverly); or (2) if Beverly is the surviving corporation in a merger with an Acquiring Person or any Associate or Affiliate (as defined in Section 12b-2 of the Exchange Act) of any Acquiring Person, and the Common Shares were not changed or exchanged. In the event that a person or group becomes an Acquiring Person, or Beverly is acquired in a merger or other business combination transaction where more than 50% of its assets or earning power was sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have the market value of two times the then current Purchase Price of one Right.

     The Board of Directors has the right at any time prior to an acquisition by an Acquiring Person of 50% or more of the then outstanding Common Shares to cause Beverly to acquire the Rights (other than those owned by the Acquiring Person which are void) in exchange for that number of Common Shares which has an aggregate value, per Right, equal to the excess of the value of the Common Shares issuable upon exercise of a Right after a person becomes an Acquiring Person over the Purchase Price.

     The Board of Directors may redeem the Rights in whole at a price of $.01 per Right (the "Redemption Price") at any time prior to the close of business on the tenth day following the public announcement of an Acquiring Person. The ten-day redemption period may be changed by a majority of the Board of Directors under certain circumstances. The right to exercise the Rights will immediately terminate upon action by the Board of Directors to redeem the Rights and the holders of the Rights will only have the right to receive the Redemption Price. The Rights will expire on September 28, 2004, unless earlier redeemed or exchanged.

     The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution. Such adjustments may be made in the event

Beverly (i) declares a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the last regular periodic cash dividend paid, or if not previously paid, at a rate not to exceed 50% of the average net income per share of Beverly for the four quarters ending immediately prior to the payment of such dividend, or dividends payable in Common Shares (which dividends will be subject to the adjustment described in clause (i) above) or of subscription rights or warrants (other than those referred to above).

     No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

     Until a Right is exercised, the holder thereof will have no rights as a stockholder of Beverly beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

     Any provisions of the Rights Agreement may be amended by the Board of Directors of Beverly prior to a Distribution Date. After a Distribution Date, Beverly and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any period under the Rights Agreement (requiring a majority of the Board of Directors under certain circumstances), or so long as the interest of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected, thereby, to make any other provision in regard to matters or questions arising thereunder which Beverly and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date. Beverly may at any time prior to a Person becoming an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by Beverly to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%.

     The Rights will cause substantial dilution to a person or group that acquires 15% or more of Beverly's Common Stock on terms not approved by Beverly's Board of Directors, except pursuant to an offer conditioned on substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to ten days after the time that a Person or group has become an Acquiring Person, as the Rights may be redeemed by Beverly at $.01 per Right prior to such time.


     On April 6, 1995, the Board of Directors approved certain amendments to the Rights Agreement, and directed that the Plan, as amended, be submitted to a binding vote of stockholders at the Annual Meeting scheduled for May 18, 1995. The amendments to the Rights Agreement (the "Amendments") adopted by the Board of Directors provide for the following:



     Stockholder Referendum. Prior to the adoption of the Amendments, redemption of the Rights Agreement was solely within the discretion of Beverly's Board of Directors. Pursuant to the Amendments, redemption of the Rights (as well as elimination of the Rights Agreement) will be submitted to a binding stockholder vote if an offer for all outstanding shares meeting certain conditions, as described below, is made and within sixty (60) days thereafter, Beverly's Board of Directors has not either redeemed the Rights or approved a financially superior alternative transaction. Beverly's Board of Directors must redeem the Rights if holders of a majority of the outstanding Beverly Common Stock vote to request such redemption to allow the completion of that offer or a financially superior offer. The Amendments thus give Beverly's stockholders the power to cause the redemption of the Rights to allow completion of an offer meeting the specified conditions, regardless of Beverly's Board of Directors' position on that offer.

     The conditions of the offer that would trigger a stockholder referendum are as follows: (i) the offer must be for all outstanding shares of Beverly Common Stock at the same price; (ii) the portion of the offer that is for cash must be fully financed; (iii) any portion of the offer that is non-cash consideration must be in the form of New York Stock Exchange listed securities and the offer must provide tax-deferred treatment for stockholders; and (iv) the offer cannot be subject to financing, funding or due diligence conditions.



     Term of Plan. Prior to the adoption of the Amendments, the Rights Agreement was scheduled to expire in 2004. Pursuant to the Amendments, the Rights Agreement will now expire at Beverly's 1998 annual meeting unless holders of a majority of the shares voting at Beverly's 1998 annual meeting vote affirmatively to extend the term of the Plan. If Beverly's stockholders approve the extension at Beverly's 1998 Annual Meeting, the Rights Agreement will expire at Beverly's 2001 annual meeting.

             COMPARATIVE RIGHTS OF STOCKHOLDERS OF BEVERLY AND PMSI

     The rights of Beverly stockholders are governed by Beverly's Certificate of Incorporation (the "Beverly Certificate"), Beverly's Bylaws, and by the DGCL. The rights of PMSI shareholders are currently governed by the PMSI Articles of Incorporation, PMSI's Bylaws, and by the FBCA. After the Merger, the rights of PMSI shareholders who receive Beverly Shares in the Merger will thereafter be governed by the Beverly Certificate, Beverly's Bylaws, and by the DGCL. The following discussion describes the material differences in the rights of stockholders of Beverly and shareholders of PMSI.

BOARD OF DIRECTORS; REMOVAL; FILLING VACANCIES

     Beverly. Article III of the Beverly Bylaws provides that the number of directors which shall comprise the full Board of Directors of the corporation shall be fixed by resolution of the Board of Directors. There are currently seven members on the Beverly Board of Directors. The Beverly Bylaws, pursuant to
Article III, Section 5, provide that the entire Board of Directors or any individual Director may be removed, with or without cause, from office by a majority of the outstanding shares entitled to vote, subject to any rights of holders of Beverly Preferred Stock. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors in office, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director may only be filled by the affirmative vote of a majority of the shares entitled to vote and represented at a duly held meeting at which a quorum is present.

     PMSI. Article III of the PMSI Bylaws provides that the number of directors, which shall constitute the whole Board of Directors, shall not be less than one
(1) nor more than nine (9) and shall be fixed by the shareholders at any annual or special meeting. Any director may be removed by the shareholders if in the shareholders' judgment it is in the best interests of PMSI. Vacancies on the Board of Directors may be filled, pursuant to Section 10 of Article III of PMSI's Bylaws, by a majority of the directors then in office, though less than a quorum, and such chosen director shall hold office for the unexpired term of such director's predecessor in office.

ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Beverly. The Beverly Certificate provides that Beverly stockholders may not act by written consent without a stockholders' meeting for which notice of such meeting has been provided to Beverly stockholders. Special meetings of Beverly stockholders may be called at any time and for any purposes but only by a majority of the Board of Directors, the Chairman of the Board or the President of Beverly.

     PMSI. Section 10 of Article II of the PMSI Bylaws provides that any action which may be taken at any meeting of the PMSI shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stock entitled to vote thereon were present and voted.
Section 2 of Article II of the PMSI Bylaws provides that special meetings of the shareholders may be called for any purposes by the President, the Board of Directors or shareholders holding at least ten (10) percent of the outstanding shares entitled to vote, and shall be called by the President or the Secretary at the written request of a majority of the Board of Directors then in office.

BUSINESS COMBINATIONS

     Beverly. The Beverly Certificate provides that any "Business Combination" (hereinafter referred to as a "Beverly Business Combination") involving Beverly and a person who beneficially owns, directly or indirectly, 10% or more of Beverly's capital stock (a "Beverly Interested Stockholder") entitled to vote generally for the election of directors ("Voting Stock") must be approved by the affirmative vote of not less than eighty percent (80%) of the Voting Stock (the "Beverly Voting Requirement"). The Beverly Voting Requirement does not apply if the majority of the Disinterested Directors (defined as a member of the Board of Directors of Beverly, other than the Beverly Interested Stockholder, who was a director prior to the time the Interested Stockholder became an Interested Stockholder, or any director who was recommended for election by the Disinterested Directors) determine that (i) the Beverly Business Combination has been approved by a majority of the

Disinterested Directors; or (ii) the Beverly Interested Stockholder is the beneficial owner of not less than 80% of the Voting Stock and has declared its intention to vote in favor of or approve such Beverly Business Combination; or
(iii) the fair market value of the consideration per share to be received or retained by the stockholders is not less than the highest price per share paid by such Beverly Interested Stockholder for any shares of stock within the two-year period prior to the Beverly Business Combination, whether before or after the Beverly Interested Stockholder became a Beverly Interested Stockholder, subject to the limitations that the Beverly Interested Stockholder shall not have received the benefit, directly or indirectly of any loans, advances, guarantees, pledges or other financial assistance provided by Beverly, whether in anticipation of or in connection with such Beverly Business Combination.

     PMSI. The PMSI Certificate and its Bylaws do not provide for a "Business Combination" provision.


     DGCL. Section 203 of the DGCL, which is applicable to Beverly as a Delaware corporation, provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person. Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder.



     Article VIII, Section 6 of Beverly's Bylaws excludes Beverly from the requirements imposed under Section 203 of the DGCL. This exclusion cannot be amended or repealed by the Beverly Board of Directors.


     FBCA. Section 607.0901 of the FBCA, informally known as the "Affiliated Transactions Statute," provides that the approval of the holders of two-thirds
( 2/3) of the voting shares of a company, other than the shares owned by an Interested Shareholder (as defined below), would be required to effectuate certain transactions, including without limitation a merger, consolidation, sale of assets, sale of shares, liquidation or dissolution of the corporation, and reclassification of securities involving a corporation and an Interested Shareholder (an "Affiliated Transaction"). An "Interested Shareholder" is defined as the beneficial owner of 10% of the voting shares outstanding. The foregoing special voting requirement is in addition to the vote required by any other provision of the FBCA or a corporation's articles of incorporation.

     The special voting requirement does not apply in any of the following four circumstances: (i) the Affiliated Transaction is approved by a majority of the corporation's disinterested directors; (ii) the Interested Shareholder has owned 80% of the corporation's voting stock for five years: (iii) the Interested Shareholder owns more than 90% of the corporation's voting shares; (iv) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement of the event; (v) the corporation is an investment company registered under the Investment Company Act of 1940; and
(vi) all of the following conditions are met: (a) the cash and fair value of other consideration to be paid per share to all holders of voting shares equals the highest per share price calculated pursuant to various methods set forth in
Section 607.0901; (b) the consideration to be paid in the Affiliated Transaction is in the same form as previously paid by the Interested Shareholder; (c) during the portion of the three years proceeding the announcement date that the Interested Shareholder has been an Interested Shareholder, except as approved by a majority of the disinterested directors, there shall have been no default in payment of preferred stock dividends, no decrease in common stock dividends, no increase in the voting shares owned by the Interested Shareholder, and no benefit to the Interested Shareholder from loans, guaranties or other financial assistance or tax advantages provided by the corporation. This requirement is not applicable to the Merger because, as provided by Section 607.0901, a majority of PMSI's "disinterested" directors have approved the Merger, the Merger Agreement and the transactions contemplated thereby. See "THE CONSENT SOLICITATION -- Consent Required."

     Section 607.0902 of the FBCA, known informally as the "Florida
Control -- Share Acquisition Statute," provides that the voting rights to be accorded Control Shares (as defined below) of a Florida corporation that has (i) 100 or more shareholders; (ii) its principal place of business, its principal office or substantial assets in Florida, and (iii) either (a) more than 10% of its shareholders residing in Florida, (b) more than 10% of its shares owned by Florida residents or (c) 1,000 shareholders residing in Florida, must be approved by a majority of each class of voting securities of the corporation before the Control Shares will be granted any voting rights. "Control Shares" are defined in the FBCA to be shares of the issuing corporation owned by such person, that would entitle such person to exercise, either directly or indirectly, voting power within any of the following ranges; (1) 20% or more but less than 33% of all voting power of the corporation's voting securities, (2) 33% or more but less than a majority of all voting power of the corporation's voting securities or (3) a majority or more of all of the voting power of the corporation's voting securities. A "Control Share Acquisition" is defined in the FBCA as an acquisition, either directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, outstanding Control Shares. Section 607.0902 also indicates that, if provided in the articles of incorporation or bylaws of a corporation, Control Shares may be redeemed by the corporation for fair value in certain circumstances. Finally, unless otherwise provided in a corporation's articles of incorporation or bylaws prior to a Control Share Acquisition, in the event Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, all shareholders shall have dissenters' rights. This requirement is not applicable to the Merger because, as provided by Section 607.0902, (a) PMSI has amended its Bylaws to provide that the requirement does not apply to acquisitions of shares of PMSI Common Stock and (b) the transaction will be consummated pursuant to a statutory merger and PMSI is a party to the Merger Agreement.

AMENDMENT OF CERTIFICATE OF INCORPORATION, ARTICLES OF INCORPORATION AND BYLAWS


     Beverly. Article XI of the Beverly Certificate provides that the amendment or repeal of Article XI shall require the affirmative vote of the holders of 80% of the combined voting power of the outstanding Voting Stock, voting together in a single class. Article XV of the Beverly Certificate provides that, except for
Article XI, the Beverly Certificate may be amended, altered or repealed as authorized by the DGCL. Pursuant to the DGCL, Beverly's Certificate may be amended if the Board of Directors adopts a resolution setting forth the proposed amendment, declares its advisability and calls a stockholders' meeting for consideration of such amendment. At the meeting, the amendment must be approved by a majority of the outstanding shares entitled to vote.



     Article IX of Beverly's Bylaws provides that the Bylaws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote. Article IX also provides that, except for the exclusion from Section 203 of the DGCL and subject to the rights of stockholders, the Board of Directors may adopt, amend or repeal the Bylaws.


     PMSI. Pursuant to the FBCA, a majority of the shareholders entitled to vote must approve amendments to the articles of incorporation, except for certain types of amendments that the corporation's board of directors may adopt without shareholder approval, unless precluded from doing so in the corporations's articles of incorporation. Article XIV of the PMSI Bylaws provides that the PMSI Bylaws may be amended, altered, or repealed by the board of directors; provided that any bylaw or amendment thereto which has been adopted by the board of directors may be altered, amended or repealed by a vote of the shareholders entitled to vote thereon, or a new bylaw in lieu thereof may be adopted by the shareholders. Bylaws that have been altered, amended or adopted by a vote of the shareholders may not be altered, amended or repealed by a vote of the board of directors until two (2) years has elapsed since the vote of the shareholders, however.

INDEMNIFICATION

     Beverly. Article XIII of Beverly's Certificate provides indemnification by Beverly to the full extent permitted by law, under the DGCL, to any director or officer of Beverly who is made or threatened to be made a defendant or witness to any action, suit or proceeding by reason of their position. Beverly has limited the liability of its directors, in accordance with the DGCL, to Beverly or its stockholders for monetary damages for breach of fiduciary duty except where such exemption is not permitted under the DGCL.

     PMSI. Article VI of PMSI's Bylaws also provides for indemnification by PMSI of PMSI's directors or officers to the full extent permitted by the FBCA. PMSI may not indemnify its directors and officers with respect to any action, suit, or proceeding by or in the right of PMSI where the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to PMSI unless indemnity is deemed proper by the court in which the action or suit was brought. Subject to limited exceptions, section 607.0831 of the FBCA exonerates directors from personal liability for monetary damages for any vote, decision, statement or failure to act, regarding corporate policy or management.

     In addition, indemnity agreements have been executed between PMSI and certain officers and directors of PMSI. The reason for this additional protection is the uncertainty of the indemnification provisions of PMSI's Bylaws due to the board of directors or shareholders' ability to amend the PMSI Bylaws at any time to limit or decrease the indemnification currently afforded to the directors and officers. Pursuant to these agreements, PMSI must indemnify and hold harmless the director or officer from every indemnified loss and advance all costs of defense of any proceeding, subject to the indemnitee's undertaking to repay all advances if he or she ultimately is not entitled to indemnification. The obligation to indemnify is absolute, unconditional, and not subject to any setoff, defense, deduction, or counterclaim that PMSI may have against the director or officer. PMSI, however, is not required to indemnify a director or officer if the indemnified loss results from any of the following:
(a) a violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended; (b) a violation of criminal law; (c) a transaction from which the director or officer received an improper personal benefit; (d) willful misconduct or a conscious disregard for the best interests of PMSI; or (e) a transaction for which the director is liable pursuant to section 607.0834 of the FBCA for certain distributions from the corporation to its shareholders.

OTHER ITEMS

     Beverly. Article XII of the Beverly Certificate provides for the prevention of the payment of greenmail by requiring that the holders of at least a majority of the combined voting power of the Beverly Voting Stock, voting as a single class, approve any direct or indirect purchase or other acquisition by Beverly of any Voting Stock of any class from any Beverly Interested Stockholder. The Beverly Certificate specifically authorizes "self-dealing transactions" (as defined in the Beverly Certificate) if (i) the approval of a majority of Disinterested Directors, or (ii) the affirmative vote of the holders of a majority of the combined voting power of the Voting Stock, voting together as a single class, is obtained. Beverly has a Common Stock Purchase Rights Plan. See "DESCRIPTION OF BEVERLY CAPITAL STOCK -- Beverly Common Stock Purchase Rights."

     PMSI. Neither the PMSI Articles of Incorporation nor the Bylaws contain any similar provisions regarding greenmail payments or self-dealing transactions. PMSI has not adopted a Common Stock Purchase Rights Plan.

                                 LEGAL MATTERS

     The validity of the issuance of Beverly Shares being offered hereby will be passed upon for Beverly by Giroir & Gregory, Professional Association, Little Rock, Arkansas. The federal income tax consequences in connection with the Merger will be passed upon by Giroir & Gregory, Professional Association, Little Rock, Arkansas.

                                    EXPERTS


     The consolidated financial statements of Beverly Enterprises, Inc. at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, appearing in Beverly Enterprises, Inc.'s Annual Report on Form 10-K, for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of PMSI at July 31, 1994 and 1993 and for each of the three years in the period ended July 31, 1994, appearing in PMSI's 1994 Annual Report on Form 10-K, as amended, for the fiscal year ended July 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is executed on December 26, 1994 by PHARMACY MANAGEMENT SERVICES, INC. (the "Company"), a Florida corporation, BEVERLY ENTERPRISES, INC. ("Parent"), a Delaware corporation, and BEVERLY ACQUISITION CORPORATION ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Parent, to record their agreement regarding the acquisition of the Company by Purchaser.

                                    RECITALS

     A. The Boards of Directors of Parent, Purchaser, and the Company have agreed to effect the merger provided for in this Agreement on the terms and subject to the conditions set forth in this Agreement.

     B. For federal income tax purposes, the parties intend that the merger provided for in this Agreement will qualify as a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and for financial and accounting purposes will be accounted for as a "pooling of interests."

     C. Parent, Purchaser, and the Company desire to make certain representations, warranties, and agreements contained in this Agreement in connection with the merger.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements contained in this Agreement, Parent, Purchaser, and the Company agree as follows:

1. FORM AND INTERPRETATION.

     1.1 DEFINITIONS. As used in this Agreement and the exhibits to it, the following capitalized terms have the definitions attributed to them:

          "Acquisition Proposal" means an offer or proposal from any person (including the Company, any of its subsidiaries, or any of their respective officers, directors, or affiliates, but excluding Parent, Purchaser, and their respective affiliates or subsidiaries) to acquire for $50,000,000 or more in value any assets or equity securities of the Company or any of its subsidiaries (whether pursuant to a merger, purchase, consolidation, reorganization, tender offer, exchange offer, share exchange, or other business combination of any kind).

          "Agreement" means this Agreement and Plan of Merger, as originally executed by the parties and as subsequently amended or modified by them in accordance with its terms.

          "AICPA Statement" means Statement of Auditing Standards No. 72 with respect to Letters for Underwriters and Certain Other Requesting Parties promulgated by the American Institute of Certified Public Accountants.

          "Articles of Merger" means the Articles of Merger in the form attached as Exhibit "A," to be executed by Purchaser and the Company on the Closing Date and filed with the Department of State of Florida to effectuate the Merger.

          "Board of Directors" means the Board of Directors of the Company.

          "Certificate of Merger" means the Certificate of Merger in the form attached as Exhibit "B," to be executed by Purchaser on the Closing Date and filed with the Secretary of State of Delaware in accordance with sections 103 and 252 of the DGCL.

          "Closing Date" means the fifth business day after all the conditions precedent to the consummation of the Merger specified in sections 4.3, 4.4, and 4.5 (other than those conditions that are to be satisfied only at the closing of this Agreement) have been satisfied or (if permissible) waived by the party entitled to satisfaction of the condition.

          "Closing Price" means the mean arithmetic average of the daily closing sales price per share (rounded to the nearest whole cent) of the Parent Shares during the ten consecutive trading days ending on the second trading day immediately preceding the Effective Time, as reported on the Stock Exchange.

          "Code" means the United States Internal Revenue Code of 1986, as amended, or any law or regulations enacted to replace that Code.

          "Company" means Pharmacy Management Services, Inc., a Florida corporation and a party to this Agreement.

          "Company Disclosure Schedule" means the disclosure schedule dated December 26, 1994, that is contemplated by this Agreement and has been separately furnished to Parent by the Company.

          "Company SEC Documents" means all forms, notices, reports, schedules, statements, and other documents filed by the Company with the SEC during the period from July 31, 1992, to and including the Execution Date, whether or not constituting a "filed" document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-K, 10-Q, and 8-K, and annual and quarterly reports to shareholders.

          "Company Share Price" means $16.50 per Company Share.

          "Company Shares" means shares of the Company's common stock, $.01 par value.

          "Confidentiality Agreement" means the confidentiality letter agreement dated September 23, 1994, between Parent and the Company.

          "DGCL" means the Delaware General Corporation Law as in effect on the Closing Date.

          "Dissenting Shares" means any shares of the Preferred Stock that are issued and outstanding immediately before the Effective Time and are owned by a shareholder who does not vote those shares in favor of approval of the Merger, this Agreement, and the Plan of Merger and timely and properly notifies the Company of his or her intention to dissent from the Merger and demand payment of the fair value of those shares pursuant to sections 607.1301, 607.1302, and 607.1320 of Florida Corporation Law.

          "Effective Time" means the later of (a) the date and time when the Articles of Merger are filed by the Department of State of Florida, or (b) the date and time when the Certificate of Merger is filed with the Secretary of State of Delaware.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and includes all rules and regulations promulgated under that act.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the SEC promulgated under that act.

          "Exchange Agent" means the bank or trust company designated by Parent pursuant to section 2.5 to act as the exchange agent for the Merger.

          "Exchange Ratio" means the number of Parent Shares into which a Company Share issued and outstanding immediately before the Effective Time will be converted in the Merger, as determined in accordance with section 2.2.

          "Execution Date" means the date when this Agreement is executed by Parent, Purchaser, and the Company, as stated in the preamble to this Agreement.

          "Financial Contingency" means a direct or indirect liability, obligation, or indebtedness of a person that arises upon the occurrence of an event, condition, circumstance, or act or omission of another person, and includes (a) asserted claims, legal proceedings, administrative proceedings, and other loss contingencies," as determined pursuant to Statement of Financial Accounting Standards No. 5, (b) a Liability, obligation, or indebtedness of another person that a person has assumed, indorsed, guaranteed, or become a surety, accommodation party, or responsible in any other way for, except for guaranties and indorsements made in connection with the deposit of items for collection in the ordinary course of business, (c) agreements to purchase, repurchase, or otherwise acquire any liability, obligation, or indebtedness or any collateral therefor, (d) agreements to fund any deficiency, to protect any obligee against loss to provide funds for the repayment of any liability, obligation, or indebtedness of another person, to keep well or maintain the solvency of any business organization, or to maintain the level of any particular asset, liability, or item of income of any business organization, and (e) an agreement for the purchase of materials, supplies, or other property that requires payment regardless of whether the materials, supplies, or other property are delivered or tendered to the purchaser.

          "Florida Corporation Law" means the Florida Business Corporation Act Chapter 607, Florida Statutes (1994), as in effect on the Closing Date.

          "Hazardous Material" means urea, solid waste, polychlorinated biphenyls (PCBs), paint containing lead, formaldehyde foam insulation, discharges of sewage or effluent, and all toxic, hazardous, and radioactive waste, material, pollutants, substances, and contaminants that are regulated by any local, state, or federal environmental law, whether or not classified as hazardous under those laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and includes all rules and regulations promulgated by the Federal Trade Commission under that Act.

          "Lien" means a restriction on the use or transferability of property and a claim or charge on any interest in property securing an obligation owed to, or claimed by, a person other than the owner of the property, whether the claim or charge exists by reason of statute, contract or common law, and includes a lien or security interest arising from a pledge, mortgage, indenture, encumbrance, hypothecation, trust receipt, deed of trust, conditional sale, security agreement, or collateral assignment and a lease, bailment, or consignment for security purposes.

          "Material Adverse Effect" refers to the magnitude of the consequence of a particular fact, event, condition, or circumstance to either Parent or the Company and means that the fact, event, condition, or circumstance had, has, or will likely have an adverse effect on the then existing assets, business, prospects, financial condition, or results of operations of the party or any of its subsidiaries that is material to the party and its subsidiaries taken as a whole, and any adverse effect that involves or would involve the loss, disposition, or impairment of an asset or the accrual or payment of a cost, expense, or liability (including damages) will be "material" to a party and its subsidiaries, taken as a whole, only if it exceeds $25,000,000 as to Parent or Purchaser or $1,000,000 as to the Company, except that the materiality of any claim against the Company by any former, present, or purported shareholder of the Company in connection with the transactions contemplated by this Agreement will be determined without regard to whether the actual or potential costs, expenses, and damages of the claim exceed $1,000,000.

          "Merger" means the merger of the Company with and into Purchaser that is contemplated by this Agreement.

          "Merger Consideration" means the number of Parent Shares and any cash payment in lieu of a fractional Parent Share into which any Company Shares reconverted as a result of the Merger.

          "Merger Registration Statement" means the Registration Statement on Form S-4 to be filed by Parent with the SEC under the Securities Act for the purpose of registering the Parent Shares to be issued to the Company's shareholders pursuant to the Merger, and includes all amendments and supplements to it.

          "Parent" means Beverly Enterprises, Inc., a Delaware corporation and a party to this Agreement.

          "Parent Disclosure Schedule" means the disclosure schedule dated December 26, 1994, that is contemplated by this Agreement and has been separately furnished to the Company by Parent and Purchaser.

          "Parent SEC Documents" means all forms, notices, reports, schedules, statements, and other documents filed by Parent with the SEC during the period from December 31, 1992, to and including the Execution Date, whether or not constituting a "filed" document, and includes all proxy statements, registration statements, amendments to registration statements, and periodic reports on Forms 10-K, 10-Q and 8-K, and annual and quarterly reports to shareholders.

          "Parent Shares" means shares of Parent's common stock, $.10 par value.

          "Plan" means every employee benefit, welfare, or compensation plan, trust, program, practice, agreement, or arrangement that provides benefits or compensation to any current or former officer, director, or employee of the Company or any of its subsidiaries or his or her survivors, including any bonus, thrift, pension, savings, incentive, insurance, retirement, stock bonus, stock option, stock purchase, profit sharing, loan guarantee, early retirement, deferred compensation, medical reimbursement, supplemental retirement, relocation assistance, stock appreciation right, severance or termination compensation, employee loan or credit extension, and dental, vision, medical, or other health care plan.

          "Plan of Merger" means the plan of merger of the Company with and into Purchaser that is set forth in Article I of the Articles of Merger.

          "Preferred Stock" means the Redeemable Series "A" $.72 Cumulative Convertible Preferred Stock of the Company.

          "Proxy Statement" means the prospectus/proxy statement constituting part of the Merger Registration Statement and to be distributed to shareholders of the Company in connection with the Special Meeting, and includes all amendments and supplements to it.

          "Purchaser" means Beverly Acquisition Corporation, a Delaware corporation a wholly owned subsidiary of Parent, and a party to this Agreement.

          "Purchaser Shares" means shares of Purchaser's common stock, $.01 par value.

          "Restricted Options" means all the outstanding and unexercised, nonqualified options to purchase shares of the Company's common stock, $.01 par value, that have been granted by the Company pursuant to the Restricted Stock Option Agreement dated June 14, 1993, between the Company and Bertram
     T. Martin, Jr., and the Restricted Stock Option Agreement dated June 14, 1993, between the Company and David L. Redmond.

          "Retirement Plan" means an employee pension benefit plan that is subject to Title IV of ERISA or the minimum funding standards of section 412 of the Code and is (a) maintained by a person or its subsidiary for the benefit of employees of the person or any of its subsidiaries, (b) maintained by a member of a controlled or affiliated group of trades, businesses, corporations, or service organizations that, together with the person or any of its subsidiaries, are treated as a single employer under section 414(b), (c), (m), or (o) of ERISA, for the benefit of employees of any member of that group, or (c) a "multiemployer plan" maintained pursuant to one or more collective bargaining agreements with more than one employer under which the person or any of its subsidiaries makes, accrues, or has made or accrued contributions.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the SEC promulgated under that Act.

          "Site" means each parcel of real estate now or previously owned or leased by the Company or any of its subsidiaries or on which operations are or were conducted by the Company or any of its subsidiaries.

          "Special Meeting" means the special meeting of shareholders of the Company referred to in section 3.6, to be held to vote on approval of the Merger, this Agreement, the Plan of Merger, and the other transactions contemplated by this Agreement.

          "Stock Exchange" means the New York Stock Exchange, the principal trading market in which the Parent Shares are traded.

          "Stock Option Plan" means the 1990 Incentive and Non-statutory Stock Option Plan of the Company that was adopted by the Board of Directors and approved by the Company's shareholders on December 23, 1989, as amended to date.

          "Stock Options" means all the outstanding and unexercised options to purchase shares of the Company's common stock, $.01 par value, that have been granted by the Company under the Stock Option Plan before the Execution Date.

          "Surviving Corporation" means, following the Merger, Purchaser or any other affiliate or subsidiary of Parent or Purchaser into which Purchaser is merged, combined, or liquidated at any time on or after the Effective Time.

     1.2 OTHER RECURRING WORDS. As used in this Agreement and the exhibits to it, (a) the words "consent" and "approval" are synonymous, (b) the word "including" is always without limitation, (c) neuter words should be construed to include correlative feminine and masculine words, (d) words in the singular number include words in the plural number and vice versa, and (e) the following uncapitalized words and terms have the meanings ascribed to them:

          "affiliate" has the meaning attributed to it in Rule 12b-2 under the Exchange Act.

          "beneficial owner" has the meaning attributed to it under Rule 13d-3 under the Exchange Act, and the terms "beneficially owned" and "beneficial ownership" have the same meaning as "beneficial owner."

          "business day" has the meaning attributed to it in Rule 14d-1(c)(6) under the Exchange Act.

          "costs" includes the fees, costs, and expenses of experts, attorneys, mediators, witnesses, arbitrators, collection agents, and supersedeas bonds, whether incurred before or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, bankruptcy, arbitration, administrative, or judgment-execution proceedings.

          "days" means calendar days, including Sundays, Saturdays, and holidays.

          "governmental authority" includes a government, a public body or authority, and any governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national.

          "group" has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act.

          "law" includes a state or national code, rule, statute, ordinance, or regulation and the common law arising from final, nonappealable decisions of governmental authorities and state or federal courts in the United States.

          "order" includes an order, decree, ruling, judgment, or injunction.

          "person" includes, in addition to a natural person, a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and governmental authority.

          "subsidiary," when used in reference to any particular party, means a corporation with respect to which the party either (i) is required to consolidate the reporting of its financial information in accordance with generally accepted accounting principles, or (ii) is a beneficial owner of either at least 20% of any class of the corporation's securities or securities of the corporation representing at least 20% of the voting power of all the corporation's outstanding securities that are entitled to vote in the election of its directors.

Accounting terms used, but not otherwise defined, in this Agreement are to be construed and interpreted in accordance with "generally accepted accounting principles" in effect on the Execution Date, as described in Accounting Standards Board SAS No. 69 and established by various pronouncements of the Accounting Principles Board, the Financial Accounting Standards Board, and the American Institute of Certified Public Accountants.

     1.3 HEADINGS; EXHIBITS; REFERENCES. The headings preceding the text of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. All exhibits and schedules referred to in this Agreement are an integral part of it and are incorporated by reference in it. Unless otherwise expressly stated, a reference in this Agreement to a section, exhibit, or schedule is to a section, exhibit, or schedule of this Agreement. If this Agreement is assigned by a party in accordance with its terms, all references in this Agreement to that party will pertain to the assignee, and the parties shall revise the exhibits as necessary or appropriate to substitute the assignee for the assignor under this Agreement.

     1.4 GOVERNING LAW. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. The parties waive any rule of law that would require any ambiguity in this Agreement to be construed against the party who drafted it.

     1.5 SEVERABILITY. The parties have executed this Agreement with the intention that every provision of it is valid, lawful, and enforceable. Accordingly, each provision of this Agreement should be applied and interpreted so it is valid, lawful, and enforceable. If a provision of this Agreement (or the application of it) is held by a court to be invalid, unlawful, or unenforceable under applicable law, however, that provision will be considered separable from the remaining provisions of this Agreement, will be reformed and enforced to the extent that it is valid and lawful, and will not affect the validity, lawfulness, or enforceability of any other provision of this Agreement or the application of that provision to a person or circumstance in which it is valid, lawful, and enforceable, unless the invalidity affects the lawfulness of Purchaser's acquisition of the Company, in which case either Parent or the Company may terminate this Agreement as provided in section 7.3(c).

     1.6 DIRECT OR INDIRECT ACTION. When any provision of this Agreement requires or prohibits any particular action to be taken by a person, the provision applies regardless of whether the action is taken directly or indirectly by the person.

     1.7 EXECUTION AND EFFECTIVENESS. The parties may execute this Agreement in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. This Agreement will become effective on the Execution Date when each party has executed and delivered to every other party a counterpart of it.

     1.8 ENTIRE AGREEMENT. This Agreement records the entire understanding of the parties regarding the subjects addressed in it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by them, except for the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms.

2. THE MERGER.

     2.1 PLAN OF MERGER. Subject to the terms and conditions of this Agreement, and in accordance with the DGCL and Florida Corporation Law, the Company shall be merged with and into Purchaser pursuant to the Plan of Merger. Purchaser will be the surviving corporation in the Merger, and the separate corporate existence of the Company will cease as a result of the Merger. The Merger will have the effects provided in the DGCL and Florida Corporation Law.

     2.2 MERGER CONSIDERATION. Pursuant to the Plan of Merger, all the issued Company Shares will be converted or cancelled at the Effective Time of the Merger as follows:

          (a) Each issued Company Share that is held in treasury by the Company and each issued and outstanding Company Share that is beneficially owned by Parent, Purchaser, or any direct or indirect subsidiary of Parent or the Company immediately before the Effective Time will be cancelled and retired;

          (b) Dissenting Shares will be converted into a right to be paid the fair value of those shares as determined pursuant to Florida Corporation Law, unless a holder of Dissenting Shares fails to exercise and perfect, effectively withdraws, or otherwise ceases to have those dissenters' rights in accordance with section 607.1320 of Florida Corporation Law, in which case those Dissenting Shares will be converted into the Merger Consideration; and

          (c) Subject to the provision in the Plan of Merger for cash payments in lieu of issuing fractional shares, each issued Company Share that is outstanding immediately before the Effective Time (except for Dissenting Shares, shares held in treasury by the Company, and shares beneficially owned by Parent, Purchaser, or any direct or indirect subsidiary of Parent or the Company) will be converted into that number of Parent Shares calculated as follows:

             (i) If the Closing Price is not lower than $12.25 or not higher than $18.00, each Company Share will be converted into that number of Parent Shares equal to the quotient (rounded to four decimal points) of the Company Share Price divided by the Closing Price;

             (ii) If the Closing Price is higher than $18.00, each Company Share will be converted into that number of Parent Shares equal to the quotient (rounded to four decimal points) of the Company Share Price divided by $18.00; and

             (iii) If the Closing Price is lower than $12.25, each Company Share will be converted into that number of Parent Shares equal to the quotient (rounded to four decimal points) of the Company Share Price divided by $12.25, except that, if Parent adopts, authorizes, or consummates after the Execution Date a spin off, split up, restructuring, recapitalization, reorganization, partial or complete liquidation, or special or extraordinary dividend or distribution in respect of the Parent Share (other than a stock split, stock dividend, recapitalization, of combination of shares that involves only an increase or decrease in the number of outstanding Parent Shares and is covered by section 2.6) that is effective or has a record date before the Effective Time and results or will result in Parent's shareholders receiving cash, property, or equity securities of Parent or any of its direct or indirect subsidiaries, each Company Share will be converted instead into that number of Parent Shares equal to the quotient (rounded to four decimal points) of the Company Share Price divided by the greater of $10.00 or the Closing Price.

If the Closing Price is lower than $10.00, however, the Company may (but is not obligated to) terminate this agreement by notifying Parent on or before 6:00 P.M., Tampa, Florida time, on the day before the Closing Date of the Merger.

     2.3 ARTICLES OF MERGER; CERTIFICATE OF MERGER. On the Closing Date, Purchaser and the Company shall (a) complete the Articles of Merger by inserting the Exchange Ratio and the name and address of the Exchange Agent, (b) execute the Articles of Merger in accordance with the requirements of Florida Corporation Law, (c) execute the Certificate of Merger in accordance with the requirements of the DGCL, (d) file the executed Certificate of Merger with the Secretary of State of Delaware, and (e) deliver the executed Articles of Merger to the Department of State of Florida for filing. Purchaser shall pay to the Secretary of State of Delaware and the Department of State of Florida all fees required for the filing of the Certificate of Merger and the Articles of Merger and to effectuate the Merger.

     2.4 STOCK OPTIONS. The Stock Options and Restricted Options that are not exercised before the Effective Time will be assumed by Parent and converted into options to purchase Parent Shares as follows:

          (a) ASSUMPTION OF OPTIONS. Parent shall assume at the Effective Time of the Merger all the rights and obligations of the Company under the Stock Option Plan and every Stock Option and Restricted Option that has not been fully exercised on the Closing Date as provided above. Each Stock Option and Restricted Option that has not been exercised before then will be converted at the Effective Time of the Merger into an option to purchase that number of Parent Shares equal to the product (rounded to the nearest whole share) of (i) the Exchange Ratio, multiplied by (ii) the number of unexercised shares of the Company common stock subject to the Stock Option or Restricted Option immediately before the Effective Time, at a per share exercise price equal to the quotient (rounded to the nearest whole cent) of (A) the exercise price per share of the unexercised shares of Company common stock under the option immediately before the Effective Time, divided by (B) the Exchange Ratio, without any change in the other terms and conditions of the option. At its election, Parent may deliver to the holder of that Stock Option or Restricted Option a supplement to the holders' stock option agreement that evidences the foregoing change in the securities subject to the option. Before the Closing Date, the Company (through the Board of Directors or, if appropriate, any committee administering the Stock Option Plan) shall adopt any necessary resolutions, use its best efforts to obtain any required consent of the holders of Stock Options and Restricted Options, and take all other reasonable action as is appropriate to adjust the terms of the Stock Options, the Restricted Options, and the Stock Option Plan to provide that all Stock Options and Restricted Options outstanding at the Effective Time will be amended and converted at the Effective Time into an option to purchase Parent Shares as provided above.

          (b) TAX TREATMENT OF ASSUMED OPTIONS. Parent and the Company intend that Parent's assumption of Stock Options and Restricted Options pursuant to the Merger will constitute "issuing or assuming a stock option in a transaction to which section 424(a) applies" for purposes of section 424(h)(3) of the Code and not a "modification," and that every Stock Option that qualified as an "incentive stock option" under section 422 of the Code immediately before the Effective Time will continue to qualify as an "incentive stock option" after it is assumed by Parent. The assumption of a Stock Option or Restricted Option by Parent pursuant to the Merger will not entitle the holder of it to any "additional benefits," within the meaning of section 424(a)(2) of the Code, that the holder did not have before the assumption.

          (c) SEC RULE 16B-3. The approval of the Merger and this Agreement by the shareholders of the Company will also constitute approval of the Stock Option Plan for purposes of SEC Rule 16b-3 under the Exchange Act. Upon assumption of Stock Options and the Stock Option Plan pursuant to the Merger and until all the assumed Stock Options expire or are exercised in accordance with their terms, Parent shall administer the Stock Options and the Stock Option Plan so the Stock Options continue to qualify for the exemptions from section 16 of the Exchange Act that are provided by SEC Rule 16b-3. In addition, Parent (through its board of directors or, if appropriate, any committee administering the Stock Option Plan after the Effective Time) shall take all necessary action to assure that the Stock Option Plan complies with all the conditions of SEC Rule 16b-3 that are necessary for the Stock Options to qualify for exemption under that Rule.

          (d) RESERVATION AND LISTING OF SHARES. Parent shall reserve from its authorized but unissued Parent Shares and keep available until all the Stock Options and Restricted Options assumed by Parent in the Merger expire or are exercised that number of Parent Shares that will be issuable upon exercise of those options. Further, Parent shall reserve for listing on the Stock Exchange (or any other national securities exchange or inter-dealer quotation system in which the Parent Shares are then traded), upon official notice of issuance pursuant to exercise of the Stock Options and Restricted Options assumed by Parent in the Merger, that number of Parent Shares that will be issuable upon full exercise of all those options, and Parent shall maintain that listing for so long as the Parent Shares are listed on a national securities exchange or an inter-dealer quotation system.

          (e) FORM S-8 REGISTRATION. Parent shall file with the SEC under the Securities Act, within ten business days after the Effective Time, a registration statement on Form S-8 (or other appropriate registration form) to register all the Parent Shares issuable upon exercise of the Stock Options or Restricted Options assumed by Parent in the Merger. Parent shall use its best efforts to cause that registration statement to become effective as promptly as practicable and shall maintain the current effectiveness of that registration statement until all the Stock Options and Restricted Options assumed by Parent in the Merger expire or are exercised.

     The Company has entered into an agreement with each holder of a Restricted Option (a copy of which has been delivered to Parent) that provides for the Restricted Options to be amended at the Effective Time to delete the provision for the Restricted Options to expire on the 30th day after the effective date of a "Change in Control" (as defined in the Restricted Options), to eliminate the Company's obligation to make cash payments to the holders of the Restricted Options if they are not exercised with in 30 days after the date of the Special Meeting, and to extend the exercise period following termination of employment from 30 days to 90 days generally, to 150 days during the first 30 days after a Change in Control, and to 120 days during the second 30 days after a Change in Control.

     2.5 EXCHANGE AGENT. Before the Merger Registration Statement is filed with the SEC, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the Exchange Agent for the Merger to (a) exchange certificates representing Parent Shares for certificates representing Company Shares that are converted into Parent Shares in the Merger, and (b) make cash payments to holders of Company Shares that are converted in the Merger in lieu of issuing fractional Parent Shares to which they otherwise would be entitled. On or before the Closing Date, Parent shall cause to be deposited with the Exchange Agent, in trust for the exclusive benefit of the holders of Company Shares that be converted into Parent Shares in the Merger, funds sufficient to make the cash payments contemplated by section 1.5 (fractional shares) of the Plan of Merger and shall issue and deposit with the Exchange Agent certificates representing the aggregate number of Parent Shares constituting the Merger Consideration. The Exchange Agent shall invest the funds deposited with it as Parent directs, but only in the following investments: (i) direct obligations of the United States of America; (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of the principal and interest; (iii) commercial paper rated of the highest quality by Moody's Investor Services. Inc. or Standard & Poor's Corporation or (iv) certificates of deposit issued by a commercial bank having at least $100,000,000 in capital, surplus, and undivided profits. The maturities of those investments must permit the Exchange Agent to pay promptly to eligible shareholders of the Company any cash due to them as a result of the Merger. The Exchange Agent shall remit to Parent any net interest and other earnings from investment of the funds deposited by Parent.

     2.6 EXCHANGE RATIO ADJUSTMENTS. The prices that are specified in section
2.2 and used to determine when the Exchange Ratio becomes fixed ($12.25 and $18.00) and when the Company may elect to terminate this Agreement ($10.00) will be proportionately adjusted to account for any increase or decrease in the number of outstanding Parent Shares that results from (a) a stock split, stock dividend, recapitalization, or combination of shares that occurs or has a record date after the Execution Date and before the Effective Time or (b) any issuance of Parent Shares pursuant to an exercise of "Rights" under the Rights Agreement dated as of September 29, 1994, between Parent and The Bank of New York, as Rights agent, or any similar plan. The adjustment will be calculated by (a) each of those fixed prices ($10.00, $12.25, and $18.00), by (b) the quotient of total number of Parent Shares outstanding on the Execution Date divided by (ii) the total number of Parent Shares outstanding immediately after the occurrence of the event. For example, if Parent were to effect a two-for-one forward stock split of Parent Shares after the Execution Date so the total number of Parent Shares outstanding immediately after the occurrence of the split would be equal to twice the number Of Parent Shares outstanding on the Execution Date, each of the fixed prices specified in section 2.2 ($10.00, $12.25, and $18.00) would be reduced by one half.

3. FURTHER AGREEMENTS.

     3.1 TRANSACTION EXPENSES. Whether or not the Merger a consummated, each party shall pay all its own costs and expenses (including fees and disbursements of accountants, legal counsel, financial advisors, and other consultants) that it incurs in connection the Merger and this Agreement, except as provided in sections 7.4, 7.5, and 8.3, and except that Parent shall pay all filing and registration fees of the SEC and state securities regulatory authorities and all costs incurred in connection with the printing of the Proxy Statement and the Merger Registration Statement.

     3.2 PUBLIC ANNOUNCEMENTS. The Parties promptly shall advise, consult, and cooperate with each other before issuing, or permitting any of their respective agents officers, directors, employees, or subsidiaries to issue, any press release, or public announcement to any third party concerning this Agreement or the transactions contemplated by it. In addition, each party shall furnish to the other party a copy of every press release, public announcement, and SEC filing that mentions this Agreement or the transactions contemplated by it, in advance of filing or issuing the document.

     3.3 CONSENT AND GUARANTY OF PARENT. By executing this Agreement, Parent (as the sole shareholder of Purchaser) approves the Merger and consents to the execution, delivery, and performance of this Agreement by Purchaser, and this consent will be treated for all purposes as an affirmative vote duly adopted at a meeting of the sole shareholder of Purchaser held for that purpose. Parent shall take, or shall cause its direct and indirect subsidiaries to take, all further action that is advisable or necessary to authorize Purchaser's execution, delivery, and performance of this Agreement. In addition, Parent irrevocably and unconditionally guarantees to the Company and each of its shareholders the full and punctual payment and performance by Purchaser of all its obligations under this Agreement.

     3.4 ACCESS AND INFORMATION. During the period after the Execution Date and before the Closing Date, and subject to the provisions of the Confidentiality Agreement, the Company shall at all reasonable times during normal business hours: (a) afford Parent and Purchaser (and their representatives and professional advisors) complete access to its and its subsidiaries' books, records, contracts, officers, employees, and properties; (b) permit Parent and Purchaser (and their representatives and professional advisors) to make such examinations of its and its subsidiaries' books, records, contracts, officers, employees, and properties, and conduct such other investigation, as they consider appropriate in connection with the transactions contemplated by this Agreement; and (c) furnish to Parent and Purchaser (and their representatives and professional advisors) all existing financial, operating, and other data and information concerning it and its subsidiaries as they reasonably request. During the period after the Execution Date and before the date of the Special Meeting, Parent shall at all reasonable times during normal business hours afford the Company (and its representatives and professional advisors, including Smith Barney Inc.) with reasonable access to all Parent SEC Documents and to all books, records, contracts, officers, employees, and properties of Parent and its subsidiaries as are necessary to allow the Company, to verify compliance by Parent and Purchaser with their representations and warranties in this Agreement and to allow Smith Barney Inc. to reaffirm its fairness opinion as required pursuant to section 4.5(d). Each party to this Agreement will use its best efforts to cause its independent public accountants to afford to every other party to this Agreement and its independent public accountants complete access to the independent public accountants' work papers pertaining to it and its subsidiaries.

     3.5 SEC FILINGS. Parent and the Company shall cooperate in the preparation and filing with the SEC of a preliminary Proxy Statement and Merger Registration Statement in accordance with the Securities Act as soon as practicable after the Execution Date. They shall furnish to one another all information required to prepare the definitive Proxy Statement and Merger Registration Statement (including financial statements and supporting schedules and certificates and reports of independent public accountants). Parent shall file the Merger Registration Statement with the SEC and use all reasonable efforts (a) to respond to comments of the SEC (if any) in connection with those filings, (b) to have the Merger Registration Statement declared effective by the SEC as promptly as practicable, and (c) take all action necessary to obtain, before the Effective Time, all permits, approvals, and registrations under applicable state securities or "Blue Sky" laws to ensure that its issuance of the Parent Shares to the Company's shareholders does not violate any of those laws. Promptly after the SEC declares the Merger Registration Statement effective, Parent and the Company shall cause the definitive Proxy Statement to be mailed to the Company's shareholders and, if necessary after the definitive Proxy Statement has been mailed to the Company's shareholders, to promptly circulate amended or supplemental material. Parent and Purchaser shall not file the Merger Registration Statement with the SEC or mail the Proxy Statement to the Company's shareholders until those documents have been approved by the Company and its legal counsel. After the Effective Time, Parent shall promptly file all reports and statements required to be filed by it pursuant to sections 13, 14, and 15(d) under the Exchange Act.

     The Company warrants that none of the information regarding the Company and its officers, directors, and subsidiaries that is supplied by the Company to Parent for inclusion in the Proxy Statement or Merger Registration Statement will contain, at the time the Merger Registration Statement is filed with the SEC, at the time the Merger Registration Statement is declared effective by the SEC, and (with respect to the Proxy Statement only) at the time the Proxy Statement is mailed to the Company's shareholders, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. During the period after the effective date of the Merger Registration Statement and before the Effective Time, the Company shall promptly notify Parent of any intervening event or condition with respect to the Company or its officers, directors, or subsidiaries that causes the Proxy Statement or Merger Registration Statement to omit any material fact required to be stated in them or to contain any false or misleading statement of material fact regarding the Company or its officers, directors, or subsidiaries. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

     Parent warrants that the Proxy Statement and the Merger Registration Statement will comply in all material respects with the Exchange Act, the Securities Act, and all applicable state securities laws and will not contain, at the time the Merger Registration Statement is filed with the SEC, at the time the Merger Registration Statement is declared effective by the SEC, and (with respect to the Proxy Statement only) at the time the Proxy Statement is mailed to the Company's shareholders, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading (except for any statement made in conformity with information regarding the Company and its officers, directors, and subsidiaries that was furnished in writing to Parent by the Company for the express purpose of inclusion in the Proxy Statement and Merger Registration Statement, as to which Parent and Purchaser make no representation).

     Neither Parent nor the Company shall amend or supplement the Proxy Statement or the Merger Registration Statement without the approval of the other party. Parent shall promptly notify the Company, after it receives notice of it, of the time when the Merger Registration Statement has become effective or any supplement or amendment to it has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Proxy Statement or the Merger Registration Statement, or any comments by the SEC on the Merger Registration Statement, requests by the SEC for additional information, and all responses to SEC comments or requests for additional information.

     3.6 SHAREHOLDER APPROVAL. The Company shall call and hold as soon as practicable after the SEC declares the Merger Registration Statement effective a meeting of its shareholders in accordance with Florida Corporation Law for the purpose of approving the Merger, this Agreement, the Plan of Merger, and the other matters contemplated by this Agreement and, through its Board of Directors and subject to the fiduciary obligations of the Board of Directors under applicable law, shall recommend that its shareholders approve the Merger and this Agreement and use its best efforts to solicit the requisite vote of approval including promptly mailing the Proxy Statement to its shareholders. The Company shall not mail the Proxy Statement to its shareholders, however, until
(a) the outstanding shares of the Preferred Stock have been converted into Company Shares pursuant to the terms of the Company's articles of incorporation;
(b) the Company has received an opinion of Smith Barney Inc. dated the Execution Date and reaffirmed as of the date of the Proxy Statement to the effect that, as of its date, the consideration to be received by the Company's shareholders pursuant to the Merger is fair to them from a financial point of view; (c) Parent has received from Coopers & Lybrand LLP, independent public accountants for the Company, a "comfort" letter dated as of the date of the Proxy Statement, in form and substance reasonably satisfactory to Parent, as to the procedures undertaken by them with respect to the financial statements of the Company and its subsidiaries that are included in the Proxy Statement and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger (d) Parent, Purchaser, and their counsel must have received from the Company a certificate in substantially the form of Exhibit "G" addressed to Parent, Purchaser, and their counsel; and (e) Parent, Purchaser, and their counsel must have received from each of (i) Cecil S. Harrell, individually and as settlor and co-trustee of the Cecil S. Harrell Revocable Trust, u/a/d October 1, 1990, as amended and restated, and (ii) James N. Harrell, individually and as settlor and trustee of the James N. Harrell Revocable Trust, u/a/d June 15, 1990, as amended and restated, a certificate in substantially the form of Exhibit "H" addressed to Parent, Purchaser, and their counsel. Parent and Purchaser shall vote in favor of approval of the Merger, this Agreement, the Plan of Merger, and the other matters contemplated by this Agreement all Company Shares that either of them beneficially owns or then has the right or power to vote with respect to the Merger pursuant to a proxy or shareholder voting agreement.

     3.7 MUTUAL COOPERATION; OTHER FILINGS. Each of the parties to this Agreement shall cooperate with the other parties and use its best efforts to take all action and do all things that are proper, advisable, or necessary to consummate the transactions contemplated by this Agreement, including (a) effecting all necessary filings and registrations with governmental authorities and responding to all related requests for additional information, (b) obtaining before the Closing Date all necessary orders, permits, consents, licenses, approvals, authorizations, and qualifications from governmental authorities, (c) defending any litigation or other legal proceedings challenging the Merger, this Agreement, or the consummation of the transactions contemplated by this Agreement, and (d) seeking relief from any order that enjoins, impairs, or restrains the ability of the parties to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) the Company will not be required to commit to a divestiture transaction that is to be consummated before the Closing Date and (ii) neither Parent nor any of its affiliates or subsidiaries will be required to segregate or dispose of all or a significant portion of the assets, businesses, or properties of the Company or any of its subsidiaries, taken as a whole.

     As soon as practicable after the Execution Date, Parent and the Company shall prepare and file all other filings, applications, and registrations required under the HSR Act, the Exchange Act, or other applicable law with respect to the transactions contemplated by this Agreement. Parent shall furnish to the Company and its representatives and professional advisors all information concerning Parent, Purchaser, and their respective officers, directors, affiliates, and shareholders that is reasonably necessary for the Company (A) to prepare, ascertain the accuracy and completeness of, and file a Pre-Merger Notification and Report pursuant to the HSR Act, and (B) to respond to any request from the Federal Trade Commission or the United States Department of Justice for additional information or documentary materials in connection with the filing of a Pre-Merger Notification and Report under the HSR Act. The Company shall keep, and shall cause each of its officers, directors, affiliates, representatives, and professional advisors to keep, all such information confidential to the same extent that Parent is required to keep information confidential pursuant to the Confidentiality Agreement. The Company shall furnish to Parent and Purchaser and their representatives and professional advisors all information concerning the Company and its officers, directors, affiliates, and shareholders that is reasonably necessary for Parent and Purchaser to take the actions specified in clauses (A) and (B) of the preceding sentence and to verify the warranties, representations, and satisfaction of the conditions precedent of the Company under this Agreement.

     3.8 ACQUISITION PROPOSALS. Immediately after the execution of this Agreement, the Company shall cease and cause to be terminated any existing activities, discussions, or negotiations with any party previously contacted with respect to an Acquisition Proposal. During the term of this Agreement, subject to fiduciary obligations of the Board of Directors under applicable law, and in the absence of a material breach of this Agreement by Parent or Purchaser, the Company shall not, and the Company shall instruct and use reasonable efforts to cause its agents, officers, directors, employees, and other representatives (including any attorney, accountant or investment banker retained by it or any of its subsidiaries) not to, directly or indirectly, (a) solicit, initiate, or intentionally encourage the submission of any Acquisition Proposal, (b) participate in discussions or negotiations with any person regarding any Acquisition Proposal by that person, or (c) furnish to any person any non-public business or financial information regarding the Company or any of its subsidiaries in connection with any Acquisition Proposal. Notwithstanding the foregoing, the Company may finish information to, and may participate in discussions or negotiations with, any person regarding an unsolicited Acquisition Proposal, if the Board of Directors of the Company determines in good faith, based on an opinion of outside legal counsel, that a failure to furnish the information or participate in the discussions or negotiations would likely conflict with the proper discharge of the fiduciary duties of the Company's directors. Furthermore, nothing in this section prevents the Board of Directors from taking, and disclosing to the Company's shareholders, a position contemplated by SEC Rules 14d-9 and 14e-2(a)(2) or (3) under the Exchange Act with respect to a tender offer. The Company shall promptly notify Parent of any Acquisition Proposal that it receives, including the material terms and conditions of it and the identity of the person or group making the Acquisition Proposal, and shall keep Parent informed of the status and terms of any request for information or any discussion or negotiation. Nothing in this section 3.8 permits the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement.

     3.9 RESERVATION AND LISTING OF PARENT SHARES. Parent shall reserve from its authorized but unissued Parent Shares and keep available until the Effective Time that number of Parent Shares that will be issuable pursuant to the Merger. If the number of authorized and unissued Parent Shares is insufficient at any time to effect the conversion of all the Company Shares that are then issued and outstanding, Parent shall take all requisite corporate action to increase its authorized but unissued Parent Shares to that number of shares that will be sufficient to convert all the then outstanding Company Shares into Parent Shares pursuant to the Merger. Also, Parent, at its sole expense, shall reserve for listing on the Stock Exchange, upon official notice of issuance pursuant to the Merger, that number of Parent Shares that will be issuable in exchange and substitution for Company Shares in the Merger and shall maintain that listing while those shares remain outstanding.

     3.10 CONDUCT OF BUSINESS PENDING MERGER. From the Execution Date until the Effective Time, and except as authorized or contemplated by this Agreement or otherwise approved in advance in writing by the other party, each of Parent and the Company shall, and they shall cause each of their respective subsidiaries to, maintain itself as a validly existing corporation with active status under the laws of its state of incorporation, conduct its affairs and business according to its usual and ordinary course of business, and use its best efforts to sustain and preserve in all material respects its goodwill and business organization and all its advantageous business relationships with lenders, customers, suppliers, and healthcare providers. Without limiting the generality of the foregoing, Parent shall not do any the following:

          (i) create, issue, or permit to be outstanding any class of common stock that is superior in right to the Parent Shares with respect to voting, dividend, or liquidation rights; or

          (ii) issue any Parent Shares for a cash consideration below then-current market prices, less normal underwriting discounts or commissions and expenses of sale, except for issuances in connection with employee compensation or employee incentive plans that in the aggregate would not have a Material Adverse Effect.

Without limiting the generality of the foregoing, the Company shall not do, and it shall cause each of its subsidiaries not to do, any the following:

          (a) Grant or permit a Lien on, sell, lease, exchange, transfer, or otherwise dispose of, or grant to any person a right or option to lease purchase, or otherwise acquire, any material amount of its assets or property (including the capital stock of its subsidiaries, any indebtedness owed to it, and any rights of value to it), except in the usual and ordinary course of business consistent with past practice, and except for intercompany transfers between Parent and its subsidiaries and the Company and its subsidiaries;

          (b) Sell, issue, award, grant, pledge, redeem, purchase, or otherwise acquire, transfer, or encumber any shares of its capital stock, any securities convertible into or exchangeable for any shares of its capital stock, or any rights, options, or warrants to acquire any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, except to the extent permitted by sections 3.8 and 7.3(d), and except for the issuance of Company Shares upon conversion of the Preferred Stock, or exercise of the Stock Options or Restricted Options;

          (c) Reclassify any outstanding Company Shares into a different class or number of shares or otherwise change its authorized capitalization, or pay, declare, or set aside for payment a dividend or other distribution in respect of any shares of its capital stock (whether payable in cash, stock or other property), except that (i) Company may declare and pay regular dividends on the Preferred Stock, and (ii) the Company's subsidiaries may declare and pay cash dividends and distributions to the Company or any of its other direct or indirect subsidiaries;

          (d) Borrow any money, issue any debt securities, or assume, indorse, or guarantee or become a surety, accommodation party, or otherwise responsible for, an obligation or indebtedness of a person other than itself and any of its subsidiaries, except for (i) borrowings under existing bank credit agreements in the usual and ordinary course of business, and (ii) borrowings to fund capital expenditures and improvements as disclosed in the Company Disclosure Schedule;

          (e) Authorize, recommend, consummate, or enter into an agreement providing for a merger dissolution, consolidation, restructuring, recapitalization, reorganization, partial or complete liquidation, or the acquisition or disposition of a material amount of assets or securities of or by it, except for intercompany transfers and reorganizations, except to the extent permitted by sections 3.8 and 7.3(d);

          (f) Amend, renew, waive, breach, extend, modify, enter into, release in any respect or relinquish any right or benefit under, any mortgage, agreement, instrument, obligation, or other commitment that would have a Material Adverse Effect on the Company;

          (g) Settle or compromise any claim, liability, tax assessment, or Financial Contingency for an amount that has or is reasonably likely to have a Material Adverse Effect on the Company;

          (h) Change the purpose or character of its business, amend its bylaws or articles of incorporation, or (except as required to comply with applicable law or generally accepted accounting principles) change its accounting methods, practices, or principles;

          (i) Enter into any transaction with any of its officers, directors, affiliates, or shareholders, except in the usual and ordinary course of business and on an arm's length equivalent basis;

          (j) Discontinue (except for policy renewals and changes in insurers) or materially diminish any insurance coverage applicable to its assets, properties, and business operations; or

          (k) Authorize, or offer or agree to do, any of the foregoing acts.

     3.11 EMPLOYEE BENEFITS. Consistent with the last three paragraphs of this section, Parent shall assume and pay when due, or cause the Surviving Corporation to assume and pay when due, without offset, deferral, deduction, counterclaim, or interruption (other than as required by applicable law), all rights and benefits of employees of the Company and its subsidiaries that are vested or accrued on or before the Effective Time, or that become vested or accrued as a result of the transactions contemplated by this Agreement, under the terms of all Plans sponsored or maintained by the Company or any of its subsidiaries, including the Restricted Options, all employment agreements, all severance agreements, accrued vacation and sick leave time, the Company's Deferred Compensation Plan for Non-Employees, the Stock Option Plan and all Stock Options, all director and officer indemnity agreements, and the Profit-Sharing and Retirement Savings Plan of the Company and its subsidiaries (copies of all of which have been furnished or made available to Parent by the Company). In addition, Parent shall cause the Surviving Corporation to maintain through July 31, 1995 (the current fiscal year of the Company), the incentive compensation plans currently in effect for officers of the Company and its subsidiaries (copies of which have been furnished or made available to Parent by the Company) and shall pay, incentive compensation to the eligible participants under those plans in accordance with the term of the Plans and otherwise consistent with the Company's past practices.

     The Company shall terminate immediately before the closing of the Merger every "employee pension plan" (as defined section 3(2) of ERISA) that is sponsored or maintained by the Company or any of its subsidiaries and, to the extent permitted by law, shall distribute all the assets of the Plan to the beneficiaries who are entitled to them in accordance with the terms of the Plan and applicable law, or, if that distribution is not permitted by law, the Company shall transfer the assets of the Plan to an appropriate "employee pension benefit plan" (as defined in section 3(2) of ERISA) that is sponsored or maintained by Parent or any of its subsidiaries. Parent shall assume all the responsibilities of the Company and its subsidiaries for COBRA continuation healthcare coverage after the Effective Time.

     After the Effective time, Parent shall provide, or cause the Surviving Corporation to provide, to employees of the Company and its subsidiaries who are employed by Parent or any of its direct or indirect subsidiaries after the Effective Time ("Transferred Employees") employee benefits that are no less favorable than the employee benefits that Parent and its subsidiaries provide to their own similarly situated employees, as reasonably determined by Parent in good faith. In furtherance of the foregoing, Parent shall cause the Surviving Corporation to adopt on or promptly after the Closing Date employee benefit plans that are no less favorable than the employee benefit plans generally available on the Closing Date to the similarly situated employees of Parent or its subsidiaries.

     To the extent that service is relevant for purposes of eligibility or vesting accrual (but not for purposes of determining the level of benefits payable) under any Plan sponsored or maintained by parent, the Surviving Corporation, or any direct or indirect subsidiary of Parent, parent and Purchaser shall use their best efforts to cause the Transferred Employees to be given full credit for their respective periods of service with the Company or its subsidiaries before the Effective Time. In addition, Parent shall use its best reasonable efforts to assure that every Plan that is sponsored or maintained by Parent or any of its direct or indirect subsidiaries and provides dental, vision, medical, or other healthcare benefits to any Transferred Employee of any of its subsidiaries (a) gives that employee full credit toward its deductibles and co-insurance amounts for deductibles and co-insurance payments incurred or satisfied by the employee for the same period under any similar Company Plan and (b) waives any preexisting condition limitation for any employee who was covered for that condition under a Company Plan providing healthcare benefits.

     3.12 INDEMNIFICATION. Parent and Surviving Corporation shall provide for the insurance and indemnification of current and former officers and directors of the Company as follows:

          (a) For a continuous period of six years after the Effective Time, Parent and the Surviving Corporation jointly and severally shall indemnify and hold harmless every officer and director of the Company or any of its subsidiaries who currently has rights to indemnification from the Company with respect to matters occurring on or before the Closing Date, to the same extent and on the same terms and conditions as they are now entitled to indemnification pursuant to the Company's Articles of Incorporation, Florida Corporation Law, and the existing indemnity agreements between the Company and each of its directors and officers (copies of which have been furnished or made available to the Parent by the Company);

          (b) Parent shall take all requisite action to assure that the Certificate of Incorporation and Bylaws of the Surviving Corporation will contain for a continuous period of at least six years following the Effective Time provisions relating to the indemnification of those persons who were officers and directors of the Company at any time before the Effective Time that are at least as favorable to those persons as the indemnification provisions that are currently contained in the Company's Bylaws and Articles of Incorporation; and

          (c) For a continuous period of six years after the Effective Time, Parent shall maintain, or cause the Surviving Corporation to maintain, directors' and officers' liability insurance that provides to every current or former officer and director of the Company or any of its subsidiaries who currently is covered by the Company's existing directors' and officers' liability insurance policy (a copy of which has been furnished or made available to Parent) coverage with respect to matters occurring on or before the Closing Date and that has terms, scope, and amounts of coverage (including the coverage period, the insured claims, the claims reporting period, and the amount of any retention, deductible, or co-insurance) that are substantially equivalent to those of the existing policy, or, if substantially equivalent insurance coverage is unavailable, that represents the best available coverage. For the first year after the Effective Time, Parent shall elect to extend the Company's existing directors' and officers' liability insurance policy for the "Extended Reporting Period" provided in it, by delivering to the insurer under the Company's existing directors' and officers' liability insurance policy, within 20 days following the Effective Time, written notice of the election to extend the policy coverage for a period of one year together with payment of the additional premium due. Parent shall furnish to any insured person, upon request, a copy of that written election and evidence of that payment. After the first year, Parent may procure the insurance from any financially sound insurer that it selects. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation is required, in order to procure or maintain the foregoing directors' and officers' liability insurance coverage, to pay an annual premium in excess of $200,000 (the "Maximum Annual Premium"). If substantially equivalent directors' and officers' liability insurance coverage cannot be obtained, or if it can be obtained only by paying an annual premium in excess of the Maximum Annual Premium, Parent or the Surviving Corporation shall purchase as much coverage as can be obtained by paying the Maximum Annual Premium.

     3.13 AFFILIATE AGREEMENTS. The Company shall deliver to Parent at least 30 days before the Special Meeting a list of the names and addresses of those persons who the Company considers to be, as of the record date for the Special Meeting, "affiliates" of the Company for purposes of SEC Rule 145 under the Securities Act. The Company shall provide to Parent such documents and information as Parent reasonably requests for purposes of reviewing that list. The Company shall use all reasonable efforts to cause each person who is identified in that letter as an affiliate of the Company to deliver to Parent before the Closing Date a written agreement in substantially the form of Exhibit "C," providing that the person agrees not to sell, pledge, transfer or otherwise dispose of the Parent Shares to be received in the Merger, except in compliance with the Securities Act, and, if the Merger qualifies for the "pooling-of-interests" method of accounting, until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published by Parent. Until the Effective Time, the Company shall amend and supplement the foregoing letter and use its best efforts to cause each additional person who is identified as an "affiliate" of the Company to execute a written agreement in substantially the form of Exhibit "C."

     Parent shall deliver to the Company at lest 30 days before the special Meeting, a list of the names and addresses of those persons who parent considers to be, on the record date for the Special Meeting, "affiliates" of Parent and Purchaser for purposes of SEC Rule 145 under the Securities Act. Parent shall provide to the Company such documents and information as the Company reasonably requests for purposes of reviewing that list. Parent shall deliver to the Company before the closing Date a certificate signed by Chief Financial Officer of Parent and Purchaser stating that none of the persons identified on its list as "affiliate" identified in Parent's list beneficially owns any Company Shares. Parent shall use its best efforts to cause that person to deliver to Parent and the Company before the Closing Date a written agreement in substantially the form of Exhibit "C," providing that the person agrees not to sell, pledge, transfer, or otherwise dispose of the Parent Shares to be received in the Merger, except in compliance with the Securities Act, and if the Merger qualifies for the "pooling-of-interests" method of accounting, until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published by Parent. Until the Effective Time, Parent shall amend and supplement its letter and use its best efforts to cause each additional person who is identified as an "affiliate" of Parent and Purchaser and beneficially owns any Company Shares to execute a written agreement in substantially the form of Exhibit "C."

     3.14 TAX TREATMENT OF MERGER. Parent, Purchaser, and the Company shall (a) treat the Merger as a tax-free "reorganization" under section 368(a)(1)(A) of the Code, (b) report the Merger and all related transactions for federal income tax purposes in a manner consistent with that treatment, (c) take all reasonable action required to cause the Merger to be treated as a "reorganization" under section 368(a)(1)(A) of the code, and (d) not take any action that could disqualify the Merger from "reorganization" status under section 368(a)(1)(A) of the Code.

     3.15 REGISTRATION RIGHTS. On the Closing Date, Parent shall execute and deliver to every shareholder of the Company who executes an Affiliate Agreement in the form of Exhibit "C" and will beneficially own immediately after the Effective time more than 3% of the then outstanding Parent Shares (after giving effect to the Merger) a Registration Rights Agreement in the form of Exhibit "D" that provides to that person demand and piggyback registration rights with respect to all Parent Shares acquired by that person pursuant to the Merger.

     3.16 CONFIDENTIALITY AGREEMENT. For purposes of the Confidentiality Agreement, the Company approves (a) the acquisition of beneficial ownership of Company Shares by Parent and Purchaser pursuant to this Agreement, (b) the conversion of Company Shares into the right to receive Parent Shares pursuant to the Merger, and (c) the other transactions contemplated by this Agreement.

     3.17 RESTRUCTURING OF MERGER. Upon mutual agreement of Parent and the Company, the Merger will be restructured in the form of a reverse triangular merger of Purchaser into the Company, with the Company being the Surviving

Corporation. In that event, the parties shall modify this Agreement as appropriate to reflect that form of merger.

4. THE CLOSING.

     4.1 CLOSING DATE. Unless this Agreement has been terminated in accordance with section 7.3, and subject to the conditions precedent set forth in sections 4.3, 4.4, and 4.5, the parties shall consummate the transactions contemplated by this Agreement on the Closing Date at the law offices of Glenn Rasmussen & Fogarty, 100 South Ashley Drive, Suite 1300, Tampa, Florida, 10:00 a.m. Tampa, Florida, time, or at such other place as the parties agree. Whether or not this Agreement is approved by any of their shareholders, an agreement among Parent, Purchaser, and the Company to change the place of closing of the transactions contemplated by this Agreement will not require the approval of any of their respective shareholders.

     4.2 CLOSING OBLIGATIONS. On the Closing Date, (a) the Company shall (i) tender to Parent the amendments of the Restricted Options that are required by section 2.4, (ii) shall execute the Articles of Merger, and (iii) deliver to Parent and Purchaser the certificate specified in section 4.4(d), the opinion of counsel specified in section 4.4(f), the reaffirmation of the "comfort" letter specified in section 4.4(g), and all other documents or certificates that are required to be delivered by it to Parent or Purchaser on or before the Closing Date and have not been previously delivered, and (b) Parent and Purchaser shall
(i) execute the Articles of Merger, (ii) file the Articles of Merger with the Florida Department of State, (iii) file the Certificate of Merger with the Secretary of State of Delaware, (iv) pay all fees required for those filings and to effectuate the Merger, and (v) deliver to the Company the certificate specified in section 4.5(g), the opinion of counsel specified in section 4.5(f), the evidence of the Stock Exchange listing approval specified in section 4.5(e), and all other documents or certificates that are required to be delivered by Parent or Purchaser to the Company on or before the Closing Date and have not been previously delivered.

     4.3 CLOSING CONDITIONS OF EACH PARTY. The respective obligations of each party to this Agreement to effect the Merger and consummate the other transactions contemplated by this Agreement are subject to the following conditions precedent, each of which must be satisfied on or before the Closing Date, unless waived by all the parties to this Agreement, to the extent permitted by law:

          (a) The shareholders of the Company must have approved the Merger, the Plan of Merger, and this Agreement by the requisite vote in accordance with Florida Corporation Law and the Company's Bylaws and Articles of Incorporation;

          (b) The applicable waiting periods under the HSR Act must have expired or been terminated;

          (c) The Merger Registration Statement must have been declared effective by the SEC, a stop order must not be in effect or threatened by the SEC with respect to the Merger Registration Statement, and an investigation or legal proceeding by the SEC suspending or seeking to suspend the effectiveness of the Merger Registration Statement must not be pending or threatened; and

          (d) All orders, permits, consents, licenses, approvals, franchises, certificates, registrations, and other authorizations from governmental authorities that are necessary to consummate the Merger (including all Blue Sky and state securities permits, approvals, registrations, and qualifications) must have been obtained.

     4.4 CLOSING CONDITIONS OF PARENT AND PURCHASER. The obligations of Parent and Purchaser to effect the Merger and to consummate the other transactions contemplated by this Agreement are further subject to the following conditions precedent, each of which must be satisfied on or before the Closing Date, unless waived by Parent and Purchaser:

          (a) The representations and warranties of the Company contained in this Agreement must be true and correct in all material respects as of the Execution Date and as of the Closing Date;

          (b) The Company must have performed in all material respects all agreements and obligations under this Agreement that are required to be performed by it on or before the Closing Date;

          (c) Since the Execution Date, there must not have occurred any event that constitutes a Material Adverse Effect on the Company, except that any fact, event, condition, or circumstance that is described in this Agreement or the Company Disclosure Schedule or that is a reasonable consequence of any fact, event, condition, or circumstance that is described in this Agreement or the Company Disclosure Schedule, will not be deemed to be a Material Adverse Effect, unless the fact, event, condition, or circumstance constitutes (i) an enforcement proceeding by a governmental authority against Parent or Purchaser, or (ii) an enforcement proceeding by a governmental authority against the Company or any of its subsidiaries in which the governmental authority seeks sanctions that would materially impair or restrict the conduct of the business of the Company and its subsidiaries by Parent and Purchaser after the Effective Time; and

          (d) Parent and Purchaser must have received a certificate signed by the Company's Chief Executive Officer and Chief Financial Officer stating that (i) all representations and warranties of the Company contained in this Agreement were true and correct in all material respects as of the Execution Date and are true and correct in all material respects as of the Closing Date, and (ii) all agreements and obligations in this Agreement to be performed by the Company on or before the Closing Date have been performed by the Company in all material respects;

          (e) A law or final nonappealable order must not have been issued, adopted, enacted, entered, or enforced by, and a suit, action, or proceeding by a governmental authority must not be pending or threatened in writing before, any governmental authority or any state or federal court in the United States that (directly or indirectly) does or seeks to do any of the following: (i) declare the Merger to be illegal; (ii) permanently enjoin, restrain, or otherwise prohibit the acquisition of the Company by Parent and Purchaser (or any of their respective affiliates or subsidiaries) pursuant to the Merger; (iii) prohibit the ownership or operation by Parent and Purchaser (or any of its affiliates or subsidiaries) of all or a significant portion of the assets, business, or properties of the Company and its subsidiaries, taken as a whole; or (iv) compel Purchaser (or any of its affiliates or subsidiaries) to segregate or dispose of all or a significant portion of the assets, business, or properties of the Company and its subsidiaries, taken as a whole;

          (f) Parent and Purchaser must have received from the Company's legal counsel an opinion substantially consistent with, and with respect to the matters set forth in, Exhibit "E," addressed to Parent and Purchaser and dated as of the Closing Date;

          (g) Coopers & Lybrand LLP must have reaffirmed as of the Closing Date the "comfort" letter that it furnished to parent pursuant to section 3.6(c);

          (h) Unless Parent notifies the Company to the contrary within 20 days after the Execution Date, the administrative complaints filed against the Company by the Board of Pharmacy of the Florida Department of Business and Professional Regulation and designated as Case Nos. 92-00488, 92-01875, 92-01880, 92-04225, 91-09726 must have been settled, concluded, or terminated;

          (i) Parent must have received from Ernst & Young LLP an opinion that the Merger will be treated as a "pooling of interests" under applicable accounting standards;

          (j) Parent, Purchaser, and their counsel must have received from the Company a certificate in substantially the form of Exhibit "G," addressed to Parent, Purchaser, and their counsel and dated as of the Closing Date;

          (k) Parent, Purchaser, and their counsel must have received from each of (i) Cecil S. Harrell, individually and as settlor and as co-trustee of the Cecil S. Harrell Revocable Trust, u/a/d October 1, 1990, as amended and restated, and (ii) James N. Harrell, individually and as settlor and as trustee of the James N. Harrell Revocable Trust, u/a/d June 15, 1990, as amended and restated, a certificate in substantially the form of Exhibit "H," addressed to Parent, Purchaser, and their counsel and dated as of the Closing Date; and

          (l) All consents and approvals from third parties that are necessary for the Company to consummate the Merger must have been obtained.

     4.5 CLOSING CONDITIONS OF THE COMPANY. The Company's obligations to effect the Merger and to consummate the other transactions contemplated by this Agreement are further subject to the following conditions precedent, each of which must be satisfied on or before the Closing Date, unless waived by the Company;

          (a) The representations and warranties of Parent and Purchaser contained in this Agreement must be true and correct in all material respects as of the Execution Date and as of the Closing Date;

          (b) Parent and Purchaser must have performed in all material respects all their respective agreements and obligations under this Agreement that are required to be performed by them on or before the Closing Date;

          (c) Since the Execution Date, there must not have occurred any event that constitutes a Material Adverse Effect on Parent;

          (d) Smith Barney Inc. must have reaffirmed as of the date when the Proxy Statement was mailed to the Company's shareholders its written opinion to the effect that, as of the date of the Proxy Statement, the consideration to be received by the holders of Company Shares in the Merger is fair to them from a financial point of view and that opinion must not have been revoked or withdrawn;

          (e) The Stock Exchange must have approved the listing, upon official notice of issuance, of all Parent Shares to be issued to shareholders of the Company pursuant to the Merger;

          (f) The Company must have received from Parent's outside legal counsel a favorable written opinion, addressed to the Company, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Company, to the effect that for federal income tax purposes: (i) the Merger will qualify as a "reorganization" under section 368(a)(1) of the Code;
     (ii) no gain or loss will be recognized by the Company's shareholders as a result of the Merger, to the extent that they exchange their Company Shares for Parent Shares pursuant to the Plan of Merger; and (iii) the bases and holding periods of Parent Shares issued in exchange and substitution for Company Shares pursuant to the Merger will be the same as the bases and holding periods of the Company Shares exchanged for those Parent Shares;

          (g) The Company must have received a certificate signed by Parent's Chief Executive Officer and Chief Financial Officer stating that (i) all representations and warranties of Parent and Purchaser contained in this Agreement were true and correct in all material respects as of the Execution Date and are true and correct in all material respects as of the Closing Date, and (ii) all agreements and obligations in this Agreement to be performed by Parent or Purchaser on or before the Closing Date have been performed by each of them in all material respects;

          (h) The Company must have received from Parent's outside legal counsel an opinion substantially consistent with, and with respect to the matters set forth in, Exhibit "F," addressed to the Company and dated as of the Closing Date; and

          (i) All consents and approvals from third parties that are necessary for Parent or Purchaser to consummate the Merger must have been obtained.

     4.6 WAIVER OF CONDITIONS PRECEDENT. A waiver of any condition precedent to the closing obligations of a party will be valid and effective only if approved in writing by the Chief Executive Officer of the party, and any unsatisfied condition precedent will be deemed waived (without further action) by the consummation of the Merger and the other transactions contemplated by this Agreement. The Chief Executive Officer of a party may waive any condition precedent to the party's closing obligations without any notice to, or approvals by, the shareholders of the party.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to Parent and Purchaser the following:

     5.1 CORPORATE POWER AND ORGANIZATION. The Company is a corporation duly incorporated and validly existing in active status under the laws of the State of Florida, has the requisite corporate power and authority to carry on its business as currently conducted, and possesses all orders, permits, consents, licenses, approvals, franchises, certificates, registrations, and other authorizations from governmental authorities that are necessary to conduct its current business, except for those the absence of which would not have, in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and in good standing in every jurisdiction where it owns or leases any material property or its business activities require it to so qualify, except for those jurisdictions where the failure to be so qualified or in good standing would not have, in the aggregate, a Material Adverse Effect on the Company. The Company previously furnished or made available to Parent copies of its Bylaws and Articles of Incorporation, which are accurate and complete as of the Execution Date, except for the Bylaw amendment described in section 5.10(d).

     5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement, and, subject to approval of this Agreement by its shareholders as required by applicable law, to consummate the Merger. Except as disclosed in the Company Disclosure Schedule, and except to the extent that any contrary circumstance is cured, waived, or terminated without material cost to the Company before the Closing Date, the execution, delivery, and performance of this Agreement by the Company:

          (a) will not conflict with the Company's Bylaws or Articles of Incorporation;

          (b) have been duly authorized by all requisite corporate action of the Company and, except for any approval of the Merger, this Agreement, and the Plan of Merger by its shareholders as required by applicable law, no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize this Agreement or consummate the transactions contemplated by it;

          (c) will not breach, violate, suspend, or terminate (or create any right of suspension or termination), cause the imposition of a penalty, permit acceleration of the maturity of any liability or obligation of the Company or any of its subsidiaries, constitute a default or any event that (with notice or lapse of time or both) would constitute a default, under or pursuant to any material bond, lease, order, mortgage, agreement, indenture, instrument, deed of trust, promissory note, security agreement, or other commitment to which the Company or any of its subsidiaries is a party or any of their respective property is subject, except to the extent that any of the foregoing would not have, in the aggregate, a Material Adverse Effect on the Company;

          (d) will not result in the creation or attachment of a Lien on any property of the Company or any of its subsidiaries, except to the extent that the Lien would not have a Material Adverse Effect on the Company;

          (e) subject to complying with the laws specified in the next clause, will not violate any law or order of the State of Florida applicable to the businesses of the Company and its subsidiaries and, except for any violation that would not have a Material Adverse Effect on the Company, will not violate any other law or order applicable to the businesses of the Company and its subsidiaries; and

          (f) does not require any notice to, filing or registration with, or consent, license, approval, or authorization of, any governmental authority, except to the extent advisable or necessary to comply with the DGCL, the HSR Act, the Exchange Act, the Securities Act, Florida Corporation Law, and applicable securities, corporation, and "takeover" laws of various states.

This Agreement has been duly executed and delivered by the Company to Parent and Purchaser, and, assuming it constitutes a valid and binding obligation of each of Parent and Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability is limited by application of general principles of equity and by bankruptcy, insolvency, moratorium, debtor relief, and similar laws of general application affecting the enforcement of creditor rights and debtor obligations.

     5.3 AUTHORIZED CAPITALIZATION. The authorized capital stock of the Company consists exclusively of 20,000,000 shares of common stock, $.01 par value, and 3,000,000 shares of preferred stock, of which there is designated 100,000 shares of Redeemable Series "A" $.72 Cumulative Convertible Preferred Stock, $.01 par value, all of which are issued and outstanding, 100,000 shares of Series "B" $.98 Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, 100,000 shares of Series "C" $.98 Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, and 500,000 shares of Series "D" $.96 Cumulative Convertible Preferred Stock, $.01 par value, none of which are issued or outstanding. As of the Execution Date, (a) 8,888,687 shares of common stock are validly issued, outstanding, fully paid, non-assessable, and free of any preemptive rights, (b) no shares of either the Company's common stock or preferred stock are held in the treasury of the Company or any of its subsidiaries, (c) 1,020,000 shares of the Company's common stock are reserved for issuance pursuant to the exercise of stock options granted or authorized for grant under plans and agreements, of which options for 535,150 shares are outstanding under the Stock Option Plan and the Restricted Options, and (d) 100,000 shares of the Company's common stock are reserved for issuance upon conversion of the Preferred Stock. The Company does not plan a stock split, stock dividend, or other distribution of any of its capital stock. Except as described above and in the Company Disclosure Schedule, (i) the Company does not have authorized or outstanding any other class of debt or equity securities or any rights, options, warrants, agreements, or commitments of any kind obligating it to issue any shares of its capital stock, any securities convertible into or ex-changeable for shares of its capital stock, or any rights, options, or warrants to acquire any shares of its capital stock, and (ii) there are no proxies, voting trusts, shareholder agreements, or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any Company Shares. None of the unissued Company Shares are the subject of an SEC registration statement under the Securities Act that is currently effective or pending SEC review, except for the Registration Statements on Form S-8 (SEC Registration Nos. 33-37549 and 33-80078) that cover 800,000 Company Shares issuable upon the exercise of stock options granted or to be granted under the Stock Option Plan. The Company has previously furnished or made available to Parent and Purchaser copies of the letter agreements dated December 14 and 19, 1994, between the Company and Alice T. and Ronald S. Hall, pursuant to which they agree to convert all their outstanding shares of Preferred Stock into Company Shares promptly after December 31, 1994, and have executed and delivered to the Company an Irrevocable Notice of Preferred Stock Conversion dated December 20, 1994, and effective January 1, 1995.

     5.4  SUBSIDIARIES. Except as disclosed on the Company Disclosure Schedule,
(a) the Company does not have any direct or indirect subsidiaries and does not own or control, directly or indirectly, any equity or other ownership interest in any other corporation, partnership, joint venture, or business organization, and (b) neither the Company nor any of its subsidiaries is a partner or participant in, or conducts any part of its business through, any partnership, joint venture, or similar arrangement. Each of the Company's subsidiaries is a corporation duly incorporated and validly existing in active status under the laws of the State of Florida, has the requisite corporate power and authority to carry on its business as currently conducted, and possesses all orders, permits, consents, licenses, approvals, franchises, certificates, registrations, and other authorizations from governmental authorities that are necessary to conduct its current business, except for those the absence of which would not have, in the aggregate, a Material Adverse Effect on the Company. Each of the Company's subsidiaries is duly qualified to do business as a foreign corporation and in good standing in every jurisdiction where it owns or leases any material property or its business activities require it to so qualify, except for those jurisdictions where the failure to so qualify would not have, in the aggregate, a Material Adverse Effect on the Company. The Company previously furnished or made available to Parent copies of the bylaws and articles of incorporation of each of its subsidiaries, which are accurate and complete as of the Execution Date. All the issued and outstanding shares of capital stock of each of the Company's subsidiaries are validly issued, fully paid, nonassessable, and owned of record and beneficially by the Company, free and clear of any Lien, proxy, voting trust, shareholder agreement, or other agreement with respect to the voting or transfer of any of those shares. Except for the class of capital stock owned by the Company, none of the Company's subsidiaries has authorized or outstanding any other class of debt or equity securities or any rights, options, warrants, agreements, or commitments of any kind obligating it to issue any shares of its capital stock, any securities convertible into, or exchangeable or exercisable for, shares of its capital stock, or any rights, options, or warrants to acquire any shares of its capital stock.

     5.5 SEC FILINGS. The Company has filed with the SEC all forms, reports, schedules, and statements that were required to be filed by it with the SEC since July 31, 1992, and previously has furnished or made available to Parent accurate and complete copies of all the Company SEC Documents. As of their respective dates, the Company SEC Documents were prepared in accordance with the Exchange Act and the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents or necessary to make the statements in those documents not misleading, in light of the circumstances under which they are made. The Company shall deliver to Parent as soon as they become available accurate and complete copies of any report or statement that it mails to its shareholders generally or files with the SEC during the period after the Execution Date and before the Closing Date. As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made (except for any information in them that is furnished by Parent or Purchaser for the express purpose of inclusion in SEC filings, as to which the Company makes no representation), and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

     5.6 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries that are included or incorporated in the Company SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise indicated in the notes to them) and fairly present the consolidated financial position, results of operations, and cash flows from operating, investing, and financing activities of the Company and its subsidiaries as of the dates and for the periods indicated, except that the unaudited consolidated interim financial statements in the Company SEC Documents are subject to normal year-end adjustments and were prepared in accordance with the instructions to SEC Form 10-Q and, accordingly, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. The consolidated financial statements of the Company and its subsidiaries that are included or incorporated in any subsequent report or statement that the Company mails to its shareholders generally or files with the SEC during the period after the Execution Date and before the Closing Date (except for any information in them that is furnished by Parent or Purchaser, as to which the Company makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise indicated in them, the notes to them, or any related report of the Company's independent accountants) and will fairly present the financial information that they purport to present, except that the unaudited, consolidated interim financial statements will be subject to normal year-end adjustments and will omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles.

     5.7 SUBSEQUENT EVENTS. Except as contemplated by this Agreement or disclosed in the Company SEC Documents or the Company Disclosure Schedule, none of the following has occurred since the date of the most recent consolidated balance sheet of the Company and its subsidiaries that is included in the Company SEC Documents: (a) any event that had, or is reasonably likely to have, a Material Adverse Effect on the Company; (b) any change by the Company in its accounting methods, practices, or principles, except as required to comply with applicable law or a change in generally accepted accounting principles; (c) any commitment or transaction by the Company or any of its subsidiaries that had, or is reasonably likely to have, a Material Adverse Effect on the Company and was not in the usual and ordinary course of business; (d) any declaration, payment, or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of the Company Shares, except for accrual and payment of regular dividends on the Preferred Stock; or (e) any event, action, or condition that
(i) is of the type prohibited by section 3.10, (ii) constitutes an agreement by the Company to do anything described in clauses (a)-(d) above, or (iii) if it had occurred before the Execution Date, would have made any representation or warranty by the Company in this Agreement inaccurate in any material respect.

     5.8 LEGAL COMPLIANCE. The Company and its subsidiaries are not in violation of any law or order of any court or governmental authority that is applicable to them, their businesses, or their properties, including the so-called "Stark" law, 42 U.S.C. Section 1395nn, and comparable state laws and laws prohibiting rebates, kickbacks, or fee-splitting to or with any person, except as disclosed in the Company SEC Documents or the Company Disclosure Schedule, and except for any violations that would not have, in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company Disclosure Schedule, (a) there are not actions pending or (to the best knowledge of the Chief Executive Officer and Chief Financial Officer of the Company) threatened that question the validity of this Agreement, any documents to be delivered to Parent or Purchaser by the Company in connection with this Agreement, or any action taken or to be taken by the Company in connection with the transactions contemplated by this Agreement; and (b) there is not any pending or (to the best knowledge of the Chief Executive Officer and Chief Financial Officer of the Company) threatened action by a state or federal governmental authority that names the Company or any of its subsidiaries as a party. The Company will deliver to Parent and Purchaser, upon request, a true and complete copy of any material permit, license, or other governmental authorization relating to the business operations of the Company and its subsidiaries.

     5.9 BROKERAGE. The Company has not used or engaged a broker, finder or investment banking firm that is entitled to any fee, commission, or other remuneration in connection with the Merger, except for Smith Barney Inc., whose fee arrangements were disclosed by the Company to Parent on or before the Execution Date.

     5.10 COMPANY ACTION. The Board of Directors has received the opinion of Smith Barney Inc. to the effect that, as of the Execution Date and based on the assumptions and qualifications stated in that opinion, the consideration to be received by the holders of the Company Shares pursuant to the Merger is fair to them from a financial point of view. The Company confirms that the Board of Directors has done the following by unanimous action: (a) approved and authorized the Merger, the Plan of Merger, this Agreement, and the other transactions contemplated by this Agreement; (b) determined that the consideration to be received by its shareholders pursuant to the Merger is fair to them from a financial point of view; (c) duly adopted a resolution recommending approval of the Merger, the Plan of Merger, and this Agreement by its shareholders; (d) duly adopted an amendment to the Company's Bylaws providing that section 607.0902 of Florida Corporation Law does not apply to "control-share acquisitions" (within the meaning of that section) of the Company Shares; and (e) approved the Merger and this Agreement for purposes of section
607.0901 of Florida Corporation Law. The Company has not taken and will not take any action described in Accounting Principles Board Opinion No. 16 that would prevent Parent from accounting for the Merger as a pooling of interests.

     5.11 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries have any liabilities, obligations, Financial contingencies, leases under which they are lessees and that have a term from inception (including renewal options) exceeding one year, or unusual commitments of any kind, except for (a) those disclosed in any part of the Company Disclosure Schedule, (b) those accrued, reserved, or disclosed in the unaudited consolidated balance sheet of the Company and its subsidiaries as at October 31, 1994, and the accompanying notes thereto, (c) liabilities, obligations, and Financial Contingencies that have been incurred in the usual and ordinary course of business since the date of that balance sheet, and (d) leases, liabilities, obligations, and Financial Contingencies that, in the aggregate, would not have a Material Adverse Effect on the Company.

     5.12 ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Documents or the Company Disclosure Schedule:

          (a) None of the Company, its subsidiaries, or their respective officers have received any formal or informal notification from any governmental authority or other person that it allegedly was a contributor to, or a potentially responsible party in connection with, any place at which Hazardous Material was stored, treated, released, or disposed;

          (b) None of the Company, its subsidiaries, or their respective officers have received, or are aware of, any notice, warning letter, or consent order relating to a violation of any safety or environmental law with respect to any Site or the operation and maintenance of their businesses:

          (c) None of the Company, its subsidiaries, or their respective officers are or have been a party to any civil or criminal litigation or to any administrative proceeding by a governmental authority involving allegations of (i) a violation of any safety or environmental law, (ii) the release of any Hazardous Material or petroleum substance into the environment (whether in or outside the workplace), or (iii) any personal injury or property damage resulting from the use, storage, disposal, treatment, generation, manufacture, or other handling of any Hazardous Material or petroleum substance on any Site or other property; and

          (d) To the best knowledge of the Company's Chief Executive Officer and Chief Financial Officer:

             (i) the Company and its subsidiaries have operated their businesses in compliance with all health, safety, occupational, and environmental protection laws and orders, including the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), the Safe Drinking Water Act (21 U.S.C. Section 7401 et seq.), and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
        Section 9601 et seq.) ("CERCLA"), all as amended;

             (ii) neither the Company not any of its subsidiaries have disposed or arranged (by contract, agreement, or otherwise), within the meaning of section 107(a)(3) of CERCLA, for the disposal of any Hazardous

        Material that was used, generated, or handled by any of them at any off-site location that at the time of the disposal was listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any governmental authority for the purpose of identifying sites that pose an imminent danger to health and safety; and

             (iii) each of the Company and its subsidiaries has been issued, and will maintain until the Closing Date, all permits, licenses, certificates, and approvals required from any governmental authority that are required for its operations with respect to (A) air emissions,
        (B) noise emissions, (C) discharges of surface water or groundwater, (D) solid or liquid waste disposal of toxic or hazardous substances or wastes, and (E) compliance with any other health, safety, or environmental law or order, and an accurate and complete list of any such material permits, licenses, certificates, or approvals is set forth in the Company Disclosure Schedule.

The Company has furnished or made available to Parent and Purchaser (1) all notices of violation from governmental authorities relating to safety and environmental laws and orders and all environmental studies performed by or on behalf of the Company, any of its subsidiaries, or any governmental authority, or any other party, that pertain to the Company or any of its subsidiaries, and
(2) all material, reports, or other documents relating to any safety or environmental matter referred to in this section or disclosed in the Company SEC Documents or the Company Disclosure Schedule.

     5.13 TAXES. Except for matters disclosed in the Company Disclosure Schedule, except for taxes, tax returns, and tax reports for any tax period for which no taxes are owed or the applicable limitation period has expired, and except for any tax liabilities that would not have, in the aggregate, a Material Adverse Effect on the Company:

          (a) the Company and each of its subsidiaries has filed as of the Execution Date, and will have filed as of the Closing Date, all local, state, federal, and foreign tax returns and reports required to be filed by it (or on its behalf as part of a consolidated group) for tax periods ending before those dates (taking into account all extensions of time allowed by law) and has paid, or will have paid before the Closing Date, all taxes shown on those returns as owed for the periods covered by the returns, including all withholding or other payroll related taxes shown on those returns;

          (b) neither the Company nor any of its subsidiaries knows of any audit or examination by any taxing authority that is pending, in progress, or threatened and that is likely to result in it becoming subject to any additional taxes, interest, penalties, or other similar charges as a result of either a failure to file or accurately file as required by applicable law any tax return or to pay any amount shown to be due on any tax return, including any taxes, interest, penalties, or other similar charges resulting from obtaining an extension of time to file any return or to pay any tax;

          (c) no assessment, notice of deficiency, or other similar communication has been received by the Company or any of its subsidiaries with respect to any tax that has not been paid, withheld, discharged, or fully accrued or reserved on the Company's books of account, and no amendment or application for refund has been filed or is planned with respect to any tax return that pertains to any such tax; and

          (d) neither the Company nor any of its subsidiaries has entered into any agreement with any taxing authority, including the Internal Revenue service, waiving or extending any statute of limitation with respect to any tax return.

The Company and each of its subsidiaries shall terminate as of the Closing Date every tax-sharing agreement to which they are a party so it is prospectively inoperative for any taxable year (whether the current year, a future year, or a past year).

     5.14 EMPLOYEE PLANS. Except as disclosed in the Company Disclosure Schedule, the Company has previously furnished or made available to Parent current, accurate, and complete copies of (a) the text of each Plan sponsored or maintained by the Company or its subsidiaries for their employees (to the extent reduced to writing) or a written summary of the Plan (if the Plan has not been reduced to writing), and (b) with respect to each Plan covered by section 3(3) of ERISA, (i) the most recent summary plan description (as described in section 102 of ERISA), (ii) any summary of material modifications that has been distributed to participants or filed with the United States Department of Labor but that has not been incorporated in an updated summary plan description furnished pursuant to (ii) above, and (iii) the annual report (as described in section 103 of ERISA) for the most recent plan year for which an annual report has been prepared (including any actuarial and financial statements, opinions, and schedules required by form 5500 or section 103 of ERISA), and (iv) any trust agreement, administration agreement, investment management agreement, contract with an insurance company or service provider, or other contract, agreement, or insurance policy associated with the Plan. Except as disclosed on the Company Disclosure Schedule, (A) every Plan sponsored or maintained by the Company or its subsidiaries has been operated in substantial compliance with applicable laws, including ERISA and the Code, (B) the Company's Chief Executive Officer and Chief Financial Officer do not know of any facts, including any prohibited transaction or "reportable event" as defined in section 4043(b) of ERISA, that would subject the Company or any of its subsidiaries to any tax or penalty in an amount that would have a Material Adverse Effect on the Company, (C) neither the Company nor any of its subsidiaries has maintained a Retirement Plan, maintains any Retirement Plan with an accumulated funding deficiency, as defined in section 302(a)(2) of ERISA, or has any current liability for Retirement Plan termination or withdrawal under Title IV of ERISA, (D) there is not any claim, grievance, litigation, arbitration, or other legal proceeding pending or threatened against the Company or any of its subsidiaries involving any Plan, other that routine claims for benefits made in the ordinary course for which plan administrative review procedures have not been exhausted, and (E) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or has been a contributing employer with respect to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) at any time during the preceding six years. None of the Company's or any of its subsidiaries' employees is represented by a union.

     5.15 REAL PROPERTY: LEASED PROPERTIES. Neither the Company nor any of its subsidiaries owns any real property. The Company Disclosure Schedule lists every lease of real or personal property that is used in the operation of the businesses of the Company and its subsidiaries and that requires annual rental payments of $50,000 or more, including in each case the names of the lessor and lessee and the location of the property subject to the lease. Except as disclosed in the Company Disclosure Schedule, (a) the Company or a subsidiary of the Company has a valid leasehold interest in the property subject to each of the leases listed on the Company Disclosure Schedule, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally; (b) neither the Company nor any of its subsidiaries is in default of any of those leases to which it is a party; (c) no current party to any of those leases has made or notified the Company or any of its subsidiaries of a claim with respect to any breach or default by them under any of those leases; and (d) none of the leases listed on the Company Disclosure Schedule are subject to any sublease, license, or other agreement granting to any other person any right to the use, occupancy, or enjoyment of all or any part of the property that is subject to the lease. The Company shall deliver to Parent and Purchaser, at any time upon request, a true and complete copy of any lease listed on the Company Disclosure Schedule.

     5.16 MATERIAL CONTRACTS. The Company Disclosure Schedule lists all the following contracts that are in effect as of the date of this Agreement and to which the Company or any of its Subsidiaries is a party:

          (a) any contract or agreement containing covenants limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or to compete with any person;

          (b) any written employment agreement that involves annual payments by the Company or its subsidiaries in excess of $50,000;

          (c) any written agreement with any director, officer, or shareholder of the Company or any subsidiary that is not terminable without penalty or liability arising from the termination, except for any agreement that, pursuant to its terms, provides benefits that are available generally to all officers, directors, or employees of the Company or any of its subsidiaries.

          (d) any joint venture agreement or shareholder agreement;

          (e) any contract or other agreement to guaranty any debt, liability, or obligation of any person in excess of $50,000, except for a person with whom the Company is required to consolidate its financial information in accordance with generally accepted accounting principles; or

          (f) any indemnity agreement that is actually known by the Chief Executive Officer or Chief Financial Officer of the Company to have arisen in connection with any sale or disposition by the Company or any of its subsidiaries of more than $50,000 of assets, other than sales of assets in the ordinary course of business.

     5.17 CUSTOMERS. Except as disclosed on the Company Disclosure Schedule or promptly disclosed to Parent after it occurs, to the actual knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, there has not been since July 31, 1994, any change in the business relationship of the Company or any of its subsidiaries with any of their respective customers who paid to the Company more than $3,000,000 in revenue during its fiscal year ended July 31, 1994, which change had, or is reasonably likely to have, a Material Adverse Effect on the Company.

     5.18 RECEIVABLES. To the best knowledge of the Company's Chief Financial Officer, all accounts receivable of the Company and its subsidiaries that are recorded in the Company's balance sheets at July 31 and October 31, 1994, represent valid claims against debtors for sales or other charges arising on or before the respective balance sheet date, are not subject to discount except for normal cash discounts, and have been appropriately reduced to their estimated net realizable value.

     5.19 INSURANCE. The Company Disclosure Schedule lists all material policies of insurance (including the names and addresses of all insurers) that are in force on the Execution Date and insure the Company, its subsidiaries, or any of their assets or employees, including policies of fire, life, theft, disability, employee fidelity, workers' compensation, and other casualty and liability insurance, and the Company will continue to maintain following the Closing Date substantially the same insurance coverages that are in force on the Execution Date. The Company will deliver to Parent and Purchaser, upon request, true and complete copies of any material insurance policy listed on the Company Disclosure Schedule, including all amendments, supplements, modifications, or side letters relating thereto.

     5.20 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties by the Company in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser jointly and severally represent and warrant to the Company the following:

     6.1 CORPORATE POWER AND ORGANIZATION. Parent is a corporation duly incorporated and validly existing in good standing under the laws of Delaware, and Purchaser is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware. Each of Parent and Purchaser has the requisite corporate power and authority to carry on its business as currently conducted, possesses all orders, permits, consents, licenses, approvals, franchises, certificates, registrations, and other authorizations from governmental authorities that are necessary to conduct its current business, except for those the absence of which would not have, in the aggregate, a Material Adverse Effect on Parent, and is qualified to do business as a foreign corporation and in good standing in every jurisdiction where it owns or leases any material property or its business activities require it to so qualify, except for those jurisdictions where the failure to so qualify would not have, in the aggregate, a Material Adverse Effect on Parent. All of the issued and outstanding capital stock of Purchaser is owned of record and beneficially by Parent. Parent and Purchaser previously furnished or made available to the Company copies of their respective Bylaws and Articles of Incorporation, which are accurate and complete as of the Execution Date.

     6.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of Parent and Purchaser has the requisite corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement, and to consummate the Merger. Except as disclosed in the Parent Disclosure Schedule, and except to the extent that any contrary circumstance is cured, waived, or terminated before the Closing Date, the execution, delivery, and performance of this Agreement by each of Parent and Purchaser:

          (a) have been duly authorized by all requisite corporate action of Parent and Purchaser;

          (b) will not conflict with their respective Bylaws and Articles of Incorporation;

          (c) will not breach, violate, suspend, or terminate (or create any right of suspension, or termination), cause the imposition of a penalty, permit acceleration of the maturity of any liability or obligation of Parent or any of its subsidiaries, constitute a default or any event that (with notice or lapse of time or both) would constitute a default, under or pursuant to any material bond, lease, order, mortgage, agreement, indenture, instrument, deed of trust, promissory note, security agreement, or other commitment to which Parent or any of its subsidiaries is a party or any of their respective property is subject, except to the extent that any of the foregoing would not have, in the aggregate, a Material Adverse Effect on Parent;

          (d) will not result in the creation or attachment of a Lien on any property of Parent or any of its subsidiaries, except to the extent that the lien would not have a Material Adverse Effect on the Parent;

          (e) subject to compliance with the laws specified in the next clause, will not violate any law or order applicable to Parent or Purchaser or any of their respective property, except for any violation that would not have a Material Adverse Effect on Parent; and

          (f) does not require any notice to, filing or registration with, or consent, license, approval, or authorization of, any governmental authority, except to the extent advisable or necessary to comply with the DGCL, the HSR Act, the Exchange Act, the Securities Act, Florida Corporation Law, applicable laws of the jurisdiction where it is incorporated, and applicable securities, corporation, and "takeover" laws of various states.

Parent's and Purchaser's respective boards of directors have approved and authorized the Merger, the Plan of Merger, this Agreement, and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered to the Company by each of Parent and Purchaser and, assuming it constitutes a valid and binding obligation of the Company, this Agreement is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except to the extent that its enforceability is limited by application of general principles of equity and by bankruptcy, insolvency, moratorium, debtor relief, and similar laws of general application affecting the enforcement of creditor rights and debtor obligations.

     6.3 AUTHORIZED CAPITALIZATION. The authorized capital stock of Parent consists exclusively of 300,000,000 shares of common stock, $.10 par value, and 25,000,000 shares of preferred stock, $1.00 par value, of which 3,000,000 shares of Series B $2.75 Cumulative Convertible Exchangeable Preferred Stock are issued and outstanding. The authorized capital stock of Purchaser consists exclusively of 3,000 Purchaser Shares, of which 1,000 shares are validly issued, outstanding, fully paid, non-assessable, and free of any preemptive rights. As of the Execution Date, (a) 85,620,061 Parent Shares are validly issued, outstanding, fully paid, non-assessable, and free of any preemptive rights, (b) 3,972,208 Parent Shares are held in the treasury of the Company or its subsidiaries, and (c) 24,899,676 shares are reserved for issuance pursuant to the exercise of purchase or conversion rights of outstanding warrants, stock options, and convertible securities. Neither Parent nor Purchaser plans a stock split, stock dividend, or other distribution of capital stock. Except as described above, Parent and Purchaser do not have authorized or outstanding any other class of debt or equity securities or any rights, options, warrants, agreements, or commitments of any kind obligating it to issue any shares of its capital stock, any securities convertible into or exchangeable for shares of its capital stock, or any rights, options, or warrants to acquire any shares of its capital stock. There are no proxies, voting trusts, shareholder agreements, or other agreements or understandings to which Parent or any of its subsidiaries is a party or is bound with respect to the voting of any Parent Shares. Except as disclosed in the Parent Disclosure Schedule, and except for Parent Shares reserved for issuance pursuant to the exercise of purchase or conversion rights of outstanding stock options and convertible securities, none of the unissued Parent Shares are the subject of an SEC registration statement under the Securities Act that is currently effective or pending SEC review.

     6.4 SUBSIDIARIES. Parent does not have any direct or indirect "significant subsidiaries" (as defined in Rule 1-02(v) under SEC Regulation S-X), except as disclosed in the Parent Disclosure Schedule. Each of Parent's subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the state of its incorporation, has the requisite corporate power and authority to carry on its business as currently conducted, and possesses all orders, permits, consents, licenses, approvals, franchises, certificates, registrations, and other authorizations from governmental authorities that are necessary to conduct its current business, except for those the absence of which would not have, in the aggregate, a Material Adverse Effect on Parent. Each of Parent's subsidiaries is duly qualified to do business as a foreign corporation and in good standing in every jurisdiction where it owns or leases any property or its business activities require it to so qualify, except for those jurisdictions where the failure to so qualify would not have, in the aggregate, a Material Adverse Effect on Parent. Parent and Purchaser previously furnished or made available to the Company copies of their respective Bylaws and Certificates of Incorporation, which are accurate and complete as of the Execution Date. To the best knowledge of the Chief Financial Officer of Parent, all the issued and outstanding shares of the capital stock of each direct or indirect "significant subsidiary" of Parent (as defined in Rule 1-02(v) under SEC Regulation S-X) that are owned by Parent or any of its other subsidiaries are free from any adverse claim of ownership.

     6.5 SEC FILINGS. Parent has filed with the SEC on a timely basis all forms, reports, schedules, and statements that were required to be filed by it with the SEC since December 31, 1992, and previously has furnished or made available to the Company accurate and complete copies of all the Parent SEC Documents. As of their respective dates, the Parent SEC Documents were prepared in accordance with the Exchange Act and the Securities Act did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents or necessary to make the statements in those documents not misleading, in light of the circumstances under which they were made. Parent shall deliver to the Company as soon as they become available accurate and complete copies of any report or statement that it mails to its shareholders generally or files with the SEC during the period after the Execution Date and before the Closing Date. As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made (except for any information in them that is provided in writing by the Company for the express purpose of inclusion in SEC filings, as to which Parent and Purchaser make no representation), and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

     6.6 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its subsidiaries that are included or incorporated in the Parent SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise indicated in the notes to them) and fairly present the consolidated financial position, results of operations, and cash flows from operating, investing, and financing activities of Parent and its subsidiaries as of the dates and for the periods indicated, except that the unaudited consolidated interim financial statements in the Parent SEC Documents are subject to normal year-end adjustments and were prepared in accordance with the instructions to SEC Form 10-Q and, accordingly, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. The consolidated financial statements of Parent and its subsidiaries that are included or incorporated in any subsequent report or statement that Parent mails to its shareholders generally or files with the SEC during the period after the Execution Date and before the Closing Date (except for any information in them that is furnished by the Company, as to which Parent and Purchaser make no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise indicated in them, the notes to them, or any related report of Parent's independent accountants) and will fairly present the financial information that they purport to present, except that the unaudited, consolidated interim financial statements will be subject to normal year-end adjustments and will omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles.

     6.7 SUBSEQUENT EVENTS. Except as contemplated by this Agreement or disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, none of the following has occurred since the date of the most recent consolidated balance sheet of Parent and its subsidiaries that is included in the Parent SEC
Documents: (a) any event that had, or is reasonably likely to have, a Material Adverse Effect on Parent; (b) and change by Parent in its accounting methods, practices, or principles, except as required to comply with applicable law or a change in generally accepted accounting principles; (c) any commitment or transaction by Parent or any of its subsidiaries that had, or is reasonably likely to have, a Material Adverse Effect on Parent and was not in the ordinary course of business; or (d) any event, action, or condition that (i) is of the type prohibited by section 3.10, (ii) constitutes an agreement by Parent or Purchaser to do anything described in clauses (a)-(d) above, or (iii) if it had occurred before the Execution Date, would have made any representation or warranty by Parent or Purchaser in this Agreement inaccurate in any material respect. Parent does not have any plan as of the Execution Date to adopt, effect, or authorize a spin off, split up, restructuring, recapitalization, reorganization, partial or complete liquidation, or special or extraordinary dividend or distribution that would be expected to be effective or have a record date before the Effective Time and result in Parent's shareholders receiving cash, property, or equity securities of Parent or any of its direct or indirect subsidiaries.

     6.8 LEGAL COMPLIANCE. Parent and its subsidiaries are not in violation of any law or order of any court or governmental authority that is applicable to them, their businesses, or their properties, including the so-called "Stark" law, 42 U.S.C. Section 1395nn, and comparable state laws and laws prohibiting rebates, kickbacks, or fee-splitting to or with any person, except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, and except for any violations that would not have, in the aggregate, a Material Adverse Effect on Parent.

     6.9 BROKERAGE. Parent and Purchaser have not used or engaged a broker, finder, or investment banking firm that is entitled to any fee, commission, or other remuneration in connection with the Merger or this Agreement, except for Donaldson, Lufkin & Jenrette Securities Corporation.

     6.10 ABSENCE OF UNDISCLOSED LIABILITIES. Parent and its subsidiaries do not have any liabilities, obligations, or Financial Contingencies, except for
(a) those disclosed on any part of the Parent Disclosure Schedule, (b) those accrued, reserved, or disclosed in the unaudited consolidated balance sheet of Parent and its subsidiaries as at September 30, 1994, and the accompanying notes thereto, (c) liabilities, obligations, and Financial Contingencies that have been incurred in the usual and ordinary course of business since the date of that balance sheet, and (d) liabilities, obligations, and Financial Contingencies that in the aggregate would not have a Material Adverse Effect on Parent.

     6.11 TAXES. Parent has filed with the proper governmental authorities all material tax returns, reports, declarations, and information returns and statements that are required by law to be filed by it and its subsidiaries for tax periods ending before the Execution Date (taking into account all extensions of time allowed), and has paid, withheld, or adequately accrued or reserved on its books of account in accordance with generally accepted accounting principles all taxes that are required to be paid for those tax periods, except in all cases for (i) matters disclosed on the Parent Disclosure Schedule, (ii) taxes and tax returns, reports, statements, and declarations for any tax period for which no taxes are owed or the applicable limitations period has expired, and
(iii) any tax liabilities that would not have, in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of its "significant subsidiaries" (as defined in Rule 1-02(v) under SEC Regulation S-X) has filed an election under section 341(f) of the Code to be treated as a collapsible corporation.

     6.12 PARENT SHARES. The Parent Shares to be issued to shareholders of the Company pursuant to the Merger, when so issued, will be duly authorized, validly issued, fully paid, non-assessable, and free and clear of any Liens, preemptive rights, or restriction on transfer, except for any transfer restrictions imposed by state and federal securities laws.

     6.13 ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties made by Parent or Purchaser in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7. WAIVER; EXTENSION; AMENDMENT; TERMINATION.

     7.1 WAIVERS AND EXTENSIONS. A waiver of any provision of this Agreement will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver is sought to be enforced and, with respect to Parent, Purchaser, or the Company, is approved and authorized pursuant to a resolution duly adopted by its board of directors. At any time on or before the Closing Date, and regardless of whether this Agreement is approved by the Company's shareholders, the parties to this Agreement may (a) extend the time for performance of any covenant, agreement, or obligation of any other party under this Agreement, or (b) waive any condition precedent to its own obligations under this Agreement or waive performance of any covenant, agreement, or obligation of any other party under this Agreement. No delay or course of dealing by a party to this Agreement in exercising a power, right, or remedy under this Agreement will operate as a waiver of any power, right, or remedy of that party, except to the extent expressly manifested in a writing signed by or on behalf of that party. In addition, the written waiver by a party of a power, right, or remedy under any provision of this Agreement will not constitute a waiver of any succeeding exercise of the power, right, or remedy or a waiver of the provision itself.

     7.2 AMENDMENT. An amendment or modification of this Agreement or any provision or exhibit of it will be valid and effective only if it is in writing, signed by or on behalf of each party to this Agreement and, with respect to Parent, Purchaser, or the Company, approved and authorized pursuant to a resolution duly adopted by its board of directors. The parties to this Agreement may amend or modify this Agreement at any time before the Effective Time, whether before or after the Special Meeting. After approval of the Merger and this Agreement by the Company's shareholders at the Special Meeting, however, the parties shall not amend or modify this Agreement in any respect to (a) alter or change the Merger Consideration to be received by the Company's shareholders pursuant to the Merger, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any other term or condition of this Agreement, if the change or alteration, individually or together with all other changes and alterations, would materially and adversely affect the Company or the holders of shares of any class or series of the Company's capital stock, unless in each case the Company subsequently obtains the approval of its shareholders with respect to the amendment or modification before the Effective Time.

     7.2 TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement can be terminated, and the transactions contemplated by it abandoned by all the parties, at any time before the Closing Date, whether or not this Agreement is approved by the Company's shareholders:

          (a) By a written agreement of termination among Parent, Purchaser, and the Company that has been approved by their respective boards of directors;

          (b) By Parent of the Company, (i) if the Company's shareholders do not approve the Merger, or (ii) if without the fault of the terminating party the Effective Time has not occurred before June 30, 1995; except that Parent will not have a right to terminate this Agreement pursuant to this subsection 7.3(b) if the Special Meeting is held before June 30, 1995, and Parent or Purchaser does not vote in favor of the Merger at the Special Meeting all the Company Shares that it beneficially owns or then has the right or power to vote with respect to the Merger pursuant to a proxy or voting agreement;

          (c) By Parent or the Company, if a governmental authority or a state or federal court in the United States adopts, enters, or issues a final nonappealable order, or adopts, enacts, enforces, or holds applicable to the Merger a law, that directly or indirectly (i) declares the Merger to be illegal; or (ii) permanently enjoins, restrains, or otherwise prohibits the acquisition of the Company by Parent and Purchaser (or any of their respective affiliates or subsidiaries) pursuant to the Merger;

          (d) By the Company; if (i) it receives and Acquisition Proposal that the Board of Directors determines in good faith in the exercise of its fiduciary duties to shareholders under applicable law, as determined based on an opinion of an outside legal counsel and the advise of its financial advisor as to the financial capability of the person making the Acquisition Proposal, has a per share value greater than the price per share then being offered for the Company Shares pursuant to this Agreement, and (ii) the value being offered for the Company Shares pursuant to this Agreement, as reasonable determined by the Board of Directors, is not increased within three business days after the first announcement of such Acquisition Proposal to be equal to or greater than that being offered pursuant to that Acquisition Proposal;

          (e)  By the Company (i) if the Closing Price is lower that $10.00 or
     (ii) if Smith Barney Inc. withdraws its written opinion as of the Execution Date or as of the date of the Proxy Statement to the effect that, based on the assumptions and qualifications stated in that opinion, the consideration to be received by the holders of the Company Shares pursuant to the Merger is fair to them from a financial point of view;

          (f) By the Company, if Parent or Purchaser fails to perform in any material respect any obligation required by this Agreement to be performed by them (or either of them) on or before the effective date of the termination;

          (g) By Parent, if the Company fails to perform in any material respect any obligation required by this Agreement to be performed by it on or before the effective date of the termination;

          (h) By Parent, if the Company either (i) amends, modifies, or withdraws in any material respect adverse to Parent or Purchaser its approval or recommendation of the Merger and this Agreement, or (ii) recommends to its shareholders any acquisition Proposal of another person; or

          (i) By Parent, if a governmental authority or a state or federal court in the United States adopts, enters or issues a final and nonappealable order, or adopts, enacts, enforces, or holds applicable to the Merger a law, that directly or indirectly (i) prohibits the ownership or operation by Parent and Purchaser (or any of its affiliates or subsidiaries) of all or a significant portion of the assets, business, or properties of the Company and its subsidiaries, taken as a whole, or (ii) compels Purchaser (or any of its affiliates or subsidiaries) to segregate or dispose of all or a significant portion of the assets, business, or properties of the Company and its subsidiaries, taken as a whole.

Termination of this Agreement by any party pursuant to clauses (b) through (i) above will be valid only if a notice of termination, signed by or on behalf of the party electing the termination, is given to all the other parties to this Agreement. Termination of this Agreement in accordance with clause (a) above will be effective as of the date specified in the parties' written agreement of termination. Termination of this Agreement in accordance with clause (c) or (i) above will be effective on the effective date of the law or order that makes the Merger illegal or permanently enjoins, restrains, or prohibits consummation of the Merger. Termination of this Agreement pursuant to any other clause above will be effective when the notice of termination is given to the other parties to this Agreement by the party electing the termination.

     7.4 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with the provisions of sections 7.3(a), (b), (c), (e), or (i), a party to this Agreement (and its officers, directors, shareholders) will not have any further right, liability, or obligation with respect to any other party to this Agreement (or to any party's officers, directors, or shareholders). Additionally, if this Agreement is terminated pursuant to section 7.3(d), Parent and Purchaser shall not assert any claim for tortious interference against the Company. Except as otherwise provided in this section 7.4 or section 7.5, nothing in this Agreement relieves any part from liability for damages actually incurred by another party as a result of any breach of this Agreement by it. If this Agreement is terminated, the parties shall hold in strict confidence and not exploit in any manner any data or information obtained from each other.

     7.5 TERMINATION PAYMENT. If either (a) this Agreement is terminated pursuant to section 7.3(d) or section 7.3(h), or (b) the Company receives an Acquisition Proposal before this Agreement is terminated, Smith Barney Inc. subsequently withdraws its written "fairness" opinion described in section 7.3(e), the Company thereafter terminates this Agreement pursuant to section 7.3(e), and the

Company accepts any Acquisition Proposal within one year after the effective date of its termination of this Agreement, then in either case the Company shall promptly (but in no event later than ten business days after the effective date of the termination or the date when the Company accepts the Acquisition Proposal, as the case may be) pay to Parent a termination fee in cash of $5,000,000, in satisfaction and full settlement of all liabilities and obligations of the Company to Parent and Purchaser under this Agreement. Payment by the Company of the foregoing fee will relieve it of any further liability for any breach of this Agreement. Notwithstanding the foregoing, the Company will not be obligated to pay that fee to Parent if Parent or Purchaser is in breach of this Agreement in any material respect at the time when this Agreement is terminated.

8.  MISCELLANEOUS.

     8.1 TIME OF ESSENCE. Time is of the essence in the performance and satisfaction by each party of each duty, condition, agreement, and obligation to be performed or satisfied by the party under this Agreement.

     8.2 ASSIGNMENT. This Agreement is not assignable by operation of law or otherwise by any party to this Agreement without the advance written approval of every other party to this Agreement, which it may withhold in its sole discretion. Any attempted assignment of this Agreement by a party without the advance written approval of all the other parties will be invalid and unenforceable against the other parties. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to any direct or indirect wholly owned subsidiary of Parent which, pursuant to a written agreement that is reasonably acceptable to the Company as to form and substance, agrees to make all the representations and warranties of Purchaser under this Agreement, to assume all of Purchaser's duties, covenants, agreements, and obligations under this Agreement, and to be bound by all the provisions of this Agreement that are applicable to Purchaser, but that assignment will not relieve Purchaser from the performance of its duties, covenants, agreements, and obligations under this Agreement.

     8.3 LEGAL PROCEEDINGS. In any mediation, arbitration, or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement. An agent, officer, director, employee, or shareholder of a party to this Agreement (other than Parent) is not personally liable for any breach of a covenant, warranty, agreement, or representation of any party to this Agreement, except for any breach resulting from a fraud perpetrated by that person.

     8.4 NOTICES. Unless this agreement expressly permits it to be given orally, every notice, consent, demand, and approval required or permitted by this Agreement will be valid only if it is (a) in writing (whether or not the applicable provision of this Agreement states that it must be in writing), (b) delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received by the sender), and (c) addressed by the sender to the intended recipient as follows:

        (a) If to the Company:

           Pharmacy Management Services, Inc.
           3611 Queen Palm Drive
           Tampa, Florida 33619
           Telecopy:  (813) 623-1167

           Attention:  Cecil S. Harrell
                       David L. Redmond

        with a copy to:

           Glenn Rasmussen & Fogarty
           100 South Ashley Drive, Suite 1300
           Tampa, Florida 33602
           Telecopy:  (813) 229-5946

           Attention:  Robert C. Rasmussen
                       Sharon Docherty Danco

        (b) If to Parent or Purchaser:

           Beverly Enterprises, Inc.
           5111 Rogers Avenue, Suite 40-A
           Fort Smith, Arkansas 72919-0155
           Telecopy:  (501) 452-3760

           Attention:  David R. Banks
                       Robert D. Woltil

        with a copy to:

           Giroir & Gregory
           111 Center Street, Suite 1900
           Little Rock, Arkansas 72201
           Telecopy:  (501) 374-2380
                      (501) 372-2475

           Attention:  H. Watt Gregory, III

or to such other address as the intended recipient may designate by notice given to every other party to this Agreement in the manner provided in this section. A validly given notice, consent, demand, or approval will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, of the fifth business day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid, United States mail. Each party to this Agreement shall promptly notify every other party of any change in its mailing address.

     8.5 THIRD PARTY RIGHTS. This Agreement is binding on, and inures to the benefit of, every approved assignee and successor in interest of a party to it. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer or grant to any person (other than the parties to this Agreement and their respective approved assignees and successors in interest) any claim, right, remedy, or privilege under or because of this Agreement or any provision of it, except as follows: (a) the current and former officers and directors of the Company or any of its subsidiaries are third-party beneficiaries of the provisions of section 3.12, (b) the holders of all Stock Options and Restricted Options outstanding on the Execution Date are third-party beneficiaries of the provisions of section 2.4, and (c) each current and former officer, director, or employee of the Company or any of its subsidiaries who is a party to an indemnity, employment, or severance agreement with the Company or any of its subsidiaries or who is a participant under the Company's Deferred Compensation Plan for Non-Employees is a third-party beneficiary of the provisions of section 3.11.

     8.6 SURVIVAL OF PROVISIONS. The representations and warranties of each party in this Agreement will terminate at the Effective time and will not survive the consummation of the Merger, except for the representations and warranties of Parent in section 6.12. All the duties and obligations of each party under this Agreement will expire when fully performed and discharged any duty or obligation that is required to be performed or completed on or before the Closing Date will be deemed completely waived, discharged, or performed by the consummation of the Merger.

EXECUTED: December 26, 1994, in Tampa Florida

                                     BEVERLY ENTERPRISES, INC.

                                     By:  s/Robert D. Woltil  (SEAL)
                                          Name: Robert D. Woltil
                                          Title: Executive Vice President
                                                  and Chief Financial Officer

                                     BEVERLY ACQUISITION CORPORATION

                                     By:  s/Robert D. Woltil  (SEAL)
                                          Name: Robert D. Woltil
                                          Title: Executive Vice President
                                                  and Chief Financial Officer

                                     PHARMACY MANAGEMENT
                                      SERVICES, INC.

                                     By:  s/Cecil C. Harrell  (SEAL)
                                          Cecil S. Harrell
                                          Chief Executive Officer and
                                            Chairman of the Board

                                    FORM OF
                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER



         This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment No. 1") is entered into as of April __, 1995 by and among PHARMACY MANAGEMENT SERVICES, INC. (the "Company"), a Florida corporation, BEVERLY ENTERPRISES, INC. ("Parent"), a Delaware corporation, and BEVERLY ACQUISITION CORPORATION ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Parent.

         WHEREAS, the Company, Parent and Purchaser on December 26, 1994 entered into that certain Agreement and Plan of Merger (the "Agreement") pursuant to which the Company and Purchaser have agreed that at the Effective Time (as defined in the Agreement) the Company will be merged with and into Purchaser pursuant to and in accordance with the Agreement, the Florida Business Corporation Act and the Delaware General Corporation Law; and

         WHEREAS, the parties no longer intend that the Merger (as defined in the Agreement) qualify for financial and accounting purposes as a "pooling of interests;" and

         WHEREAS, the parties, being duly authorized hereunto by their respective Boards of Directors, desire to enter into this Amendment No. 1 to reflect the foregoing, and for other purposes as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements contained in this Amendment No. 1, Parent, Purchaser, and the Company agree as follows:

1. Definitions. Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed to such terms as set forth in the Agreement.

2. Closing Conditions of Parent and Purchaser. Section 4.4(I) of the Agreement is deleted in its entirety.

3. Company Action. The last sentence of Section 5.10 of the Agreement is deleted in its entirety.

4. Affiliate Agreements. The form of agreement to be executed by each of the persons identified by the Company and Parent pursuant to Section 3.13 of the Agreement to be the respective "affiliates" of the Company and Parent, shall be in the form attached hereto as Exhibit "1" and incorporated herein by reference.





                                    A-1-1

5. All Other Provisions of Agreement Unaffected. Except as expressly provided to the contrary in this Amendment No. 1, each and all of the provisions of the Agreement shall remain unaffected by this Amendment No. 1, and shall continue unabated and in full force and effect without any diminution, modification, amendment or restriction whatsoever.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Agreement and Plan of Merger to be executed and delivered in Tampa, Florida on and as of the date first written above.

                                           BEVERLY ENTERPRISES, INC.


                                           By:__________________________(SEAL)
                                                Name:
                                                Title:


                                           BEVERLY ACQUISITION CORPORATION


                                           By:__________________________(SEAL)
                                                Name:
                                                Title:


                                           PHARMACY MANAGEMENT
                                             SERVICES,  INC.


                                           By:__________________________(SEAL)
                                                Name:
                                                Title:






                                    A-1-2

                                                                   APPENDIX B


                               ARTICLES OF MERGER
                                    TO MERGE
                       PHARMACY MANAGEMENT SERVICES, INC.
                                      INTO
                        BEVERLY ACQUISITION CORPORATION

     PHARMACY MANAGEMENT SERVICES, INC. (the "Company"), a Florida corporation, and BEVERLY ACQUISITION CORPORATION ("Purchaser") or the "Surviving Corporation"), a Delaware corporation and a wholly owned subsidiary of BEVERLY ENTERPRISES, INC., ("Parent"), a Delaware corporation, execute the following Articles of Merger pursuant to section 607.1105 of the Florida Business Corporation Act, chapter 607, Florida Statutes (the "Act"), to effectuate a merger of the Company with and into Purchaser (the "Merger"):

                                   ARTICLE I

                                 PLAN OF MERGER

     The plan of merger of the Company into Purchaser (the "Plan of Merger") is as follows:

     1.1 PARTIES TO MERGER. The parties to the Merger are Purchaser and the Company (the "Constituent Corporations").

     1.2 AUTHORIZED CAPITAL STOCK. The Authorized capital stock of Parent, Purchaser, and the Company is as follows:

        (a) PARENT. The authorized capital stock of Parent consists of the following: (i) 300,000,000 shares of common stock, $.10 par value (the "Parent
Shares"), of which [          ] shares are issued and outstanding, [          ]
shares are held by Parent in treasury, and [          ] shares are reserved for
issuance pursuant to the exercise of purchase or conversion rights of outstanding warrants, stock options, and convertible securities; and (ii) 25,000,000 shares of preferred stock, $1.00 par value, of which 3,000,000 shares of Series B $2.75 Cumulative Convertible Exchangeable Preferred Stock are issued and outstanding.

        (b) PURCHASER. The authorized capital stock of Purchaser consists of 3,000 shares of common stock, $.01 par value (the "Purchaser Shares"), of which 1,000 shares are issued, outstanding, and owned by Parent; and

        (c) THE COMPANY. The authorized capital stock of the Company consists of the following (collectively, the "Company Shares"): (i) 20,000,000 shares of
common stock, $01. par value, of which [          ] shares are issued and
outstanding; and (ii) 3,000,000 shares of preferred stock, of which there are designated (A) 100,000 shares of Redeemable Series "A" $.72 Cumulative Convertible Preferred Stock, $.01 par value, all of which are issued and outstanding, (B) 100,000 shares of Series "B" $.98 Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, (C) 100,000 shares of Series C $.98 Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, and (D) 500,000 shares of Series "D" $.96 Cumulative Convertible Preferred Stock, %.01 par value, none of which are issued or outstanding.

     1.3 THE MERGER. In accordance with the act and pursuant to the terms and conditions of this Plan of Merger and the Agreement and Plan of Merger dated December 26, 1994, among Parent, Purchaser, and the Company (the "Acquisition Agreement"), the Company will be merged with and into Purchaser and the Merger will become effective (the "Effective Time") as of the later of (a) the date and time when these Articles of Merger are filed by the Department of State of Florida, or (b) the date and time when a Certificate of Merger is executed by Purchaser and filed with the Secretary of State of Delaware in accordance with sections 103 and 252 of the Delaware General Corporation Law (the "DGCL"). Purchaser will be the surviving corporation in the Merger and will be governed by the laws of the State of Delaware. As a result of the Merger, the separate corporate existence of the Company will cease at the Effective Time. Promptly after these Articles of Merger are fully executed by the Constituent Corporations, Purchaser shall deliver them to the Department of State of Florida (the "Department") for filing and pay to the Department all fees required for their filing and to effectuate the Merger.

     1.4 CONVERSION AND CANCELLATION OF SHARES. As a result of the Merger and without any further action by the Constituent Corporations or any shareholder of the Company, all the issued Company Shares will be converted or cancelled at the Effective Time of the Merger as Follows:

          (a) Each issued Company Share that is held in treasury by the Company and each issued and outstanding Company Share that is beneficially owned by Parent, Purchaser, or any direct or indirect subsidiary of Parent or the Company immediately before the Effective Time will be cancelled and retired; and

          (b) Subject to the provision below for cash payments in lieu of issuing fractional shares, each issued Company Share that is outstanding immediately before the Effective Time (except for "Dissenting Shares" as defined in section 1.6 below, and except for shares held in treasury by the Company or beneficially owned by Parent, Purchaser, or any direct or indirect subsidiary of Parent or the Company) will be converted into
     [       ] Parent Shares (the "Exchange Ratio"), as determined pursuant to section 2.2 of the acquisition Agreement.

     Each option to purchase shares of the Company's common stock that is outstanding immediately before the Effective Time of the Merger and has not been exercised will be converted at the Effective Time of the Merger into an option to purchase that number of Parent Shares equal to the Product (rounded to the nearest whole share) of (i) the exchange Ratio, multiplied by (ii) the number of unexercised shares of Company common stock subject to the option immediately before the Effective Time, at a per share exercise price equal to the quotient (rounded to the nearest whole cent) of (A) the exercise price per share of the unexercised shares of Company common stock under the option immediately before the Effective Time, divided by (B) the Exchange Ratio, without any change in the other terms and conditions of the option. At its election, Parent may deliver to the holder of that option a supplement to the holders' stock option agreement that evidences the foregoing change in the securities subject to the option.

     None of the issued shares of Purchase Stock will be converted or cancelled as a result of the Merger, but will remain issued shares of the Surviving Corporation.

     1.5 NO FRACTIONAL SHARES. Fractional Parent Shares will not be issued to holders of Company Shares pursuant to the Merger. Instead, Parent shall pay to each shareholder of the Company who otherwise would be entitled to receive a fractional Parent Share as a result of the Merger, upon surrender of each certificate representing the holder's company Shares that were converted into Parent Shares as a result of the Merger (a "Converted Company Certificate"), a cash sum (rounded up to the nearest whole cent) equal to the market value of the fractional share as of the Effective Time, which will be computed by multiplying
(a) the fraction of a Parent Share to which the Company shareholder otherwise would be entitled by (b) the mean arithmetic average (rounded up to the nearest whole cent) of the daily closing sale prices per share of the Parent Shares during the ten consecutive trading days ending on the second trading day immediately preceding the Effective Time, as reported on the national securities exchange or other principal trading market in which the Parent Shares are then traded. If the foregoing method of valuation of a fractional Parent Share is impossible or inapplicable for any reason, the Constituent Corporations shall jointly determine by written agreement the market value of a Parent Share as of the Effective Time for the purpose of making cash payments in lieu of issuing fractional shares. A Shareholder of the Company who is entitled to receive a cash payment in lieu of a fractional Parent Share will not receive any scrip or certificate evidencing that right or have any voting, dividend, or other rights with respect to any fractional Parent Share.

     1.6 DISSENTING SHARES. Notwithstanding anything in this Plan of Merger to the contrary, shares of any class of preferred stock of the Company that were issued and outstanding immediately before the Effective Time and are owned by a shareholder of the Company who did not vote those shares in favor of approval of the Merger, this Plan of Merger, and the Acquisition Agreement and has timely and properly notified the Company of his or her intention to dissent from the Merger and demand payment of the fair value of those shares pursuant to sections 607.1301, 607.1302, and 607.1320 of the Act (the "Dissenting Shares") will not be converted into Parent Shares, unless the holder of the Dissenting Shares fails to exercise and perfect, effectively withdraws, or otherwise ceases to have those dissenters' rights in accordance with section 607.1320 of the Act. If a holder of Dissenting Shares fails to exercise and perfect, effectively withdraws, or otherwise ceases to have the right to obtain payment of the fair value of the Dissenting Shares, the Dissenting Shares will be deemed to have been converted into Parent Shares at the Effective Time, and that shareholder thereafter will have the right to receive the number of whole Parent Shares and any cash payment in lieu of a fractional Parent Share (together, the "Merger Consideration") into which the Dissenting Shares were converted pursuant to the Merger.

     1.7  EFFECTS OF MERGER. The Merger will have the legal effects provided by section 607.1106 of the Act. At the Effective Time, the Surviving Corporation will become a wholly owned subsidiary of Parent and the holders of Converted Company Certificates will cease to have any rights as shareholders of the Company, except for properly exercised dissenters' rights pursuant to sections 607.1301, 607.1302, and 607.1320 of the Act and the right to receive the Merger Consideration upon surrender of their Converted Company Certificates in the manner provided in section 1.8 below. The Merger is intended to qualify for the "pooling-of-interests" method of accounting for business combinations and as a tax-free reorganization under section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     1.8 EXCHANGE OF CERTIFICATES. Parent and Purchaser have designated [name and address of the exchange agent designated by Parent pursuant to section 2.6 of the Acquisition Agreement] (the "Exchange Agent") as their agent for the purpose of exchanging certificates representing Parent Shares for Converted Company Certificates and making cash payments in lieu of issuing fractional Parent Shares. To exchange a Converted Company Certificate for a certificate representing Parent Shares, a shareholder of the Company must surrender to the Exchange Agent the Converted Company Certificate, together with a properly executed transmittal letter in the form supplied to the shareholder by the Exchange Agent. Upon surrender to the Exchange Agent of a Converted Company Certificate and a duly executed form of transmittal letter, the Surviving Corporation shall cause the Exchange Agent to promptly cancel the Converted Company Certificate and issue to the person surrendering it the Merger Consideration into which the Company Shares represented by it were converted pursuant to the Merger. Delivery to Parent of Company Shares will occur, and risk of loss and title to those shares will pass to Parent, when the Exchange Agent receives the Converted Company Certificate representing those shares and a duly executed form of transmittal letter for those shares. A check in payment of the market value of a fractional Parent Share or certificate representing the Parent Shares into which the Company Shares represented by a Converted Company Certificate were converted pursuant to the Merger will not be issued in the name of a person other than the registered owner of the Converted Company Certificate, unless (a) that Converted Company Certificate has been properly endorsed (or is accompanied by a duly executed stock transfer power) and is otherwise in form acceptable to the Exchange Agent for transfer to that person, and (b) the person requesting the exchange pays any transfer or other taxes that are attributable to issuing the certificate representing Parent Shares to a person other than the registered owner of the Converted Company Certificate. A Converted Company Certificate that is not surrendered to the Exchange Agent after the Effective Time in the manner provided above will not be transferrable on the stock record books of the Company or the Surviving Corporation and will represent for all corporate purposes, except the payment of dividends and distributions, only a right to receive the Merger consideration for the Company Shares that were previously represented by the certificate. Except as otherwise provided above, Parent and Purchaser shall pay all excise, transfer, and similar taxes imposed on the issuance of Parent Shares pursuant to the Merger.

     1.9 LOST, STOLEN, AND DESTROYED CERTIFICATES. If a Converted Company Certificate has been lost, destroyed, or wrongfully taken and, consequently, cannot be surrendered to the Exchange Agent in exchange for the Merger Consideration, the Exchange Agent nevertheless shall issue to the registered owner of the Company Shares previously represented by that certificate the Merger Consideration into which they were converted in the Merger, upon that person's delivery to the Exchange Agent of the following: (a) evidence satisfactory to Parent and the Exchange Agent that the Converted Company Certificate has been lost, destroyed, or wrongfully taken; (b) an indemnity bond sufficient to hold Parent and exchange Agent harmless; and (c) evidence reasonably satisfactory to Parent and the Exchange Agent that the person claiming the Merger Consideration is the registered owner of the Company Shares previously represented by the Converted Company Certificate that has been lost, destroyed, or wrongfully taken and otherwise would be entitled to exchange that certificate for the Merger Consideration pursuant to this Plan of Merger. Notwithstanding the foregoing, the Exchange Act shall not issue any Merger Consideration to any person in respect of any Converted Company Certificate that has been purportedly lost, destroyed, or wrongfully taken, if Parent or the Exchange Agent has actual notice that any Company Shares previously represented by the certificate have been transferred to a bona fide purchaser.

     1.10 DIVIDENDS AND DISTRIBUTIONS. A holder of a Converted Company Certificate will not be entitled to receive any dividends or other distributions in respect of the Parent Shares into which the Company Shares represented by the certificate were converted pursuant to the Merger until the certificate is surrendered to the Exchange Agent in the manner specified above in exchange for a certificate representing Parent Shares. If a dividend or other distribution is paid by Parent in respect of the Parent Shares after the Effective Time but before a holder of a Converted Company Certificate surrenders it to the Exchange Agent, the dividend or distribution payable in respect of the parent Shares into which the Company Shares previously represented by that Converted Company Certificate were converted pursuant to the Merger will be accrued without interest and paid by Parent to the holder of that Converted Company Certificate promptly after it is surrendered to the exchange Agent in the manner specified above.

     1.11 UNCLAIMED MERGER CONSIDERATION. Any funds or Parent Shares provided to the Exchange Agent by Parent for payment and issuance to former shareholders of the Company in exchange and substitution for Company Shares that were converted into the Merger Consideration pursuant to the Merger and have not been claimed by the former shareholders of the Company within one year after the Effective Time will be remitted and redelivered by the Exchange Agent to Parent upon its demand. Thereafter, any holder of a Converted Company Certificate that has not been surrendered for exchange may surrender that certificate to Parent and (subject to applicable escheat, abandoned property, and similar laws) receive in exchange and substitution for it the Merger Consideration for the Company Shares previously represented by it.

     1.12 STOCK TRANSFER BOOKS. After the Effective Time, no transfers of Company Shares will be registered on the stock transfer books of the Surviving Corporation. If Converted Company Certificates are presented to the Surviving Corporation after the Effective Time, they will be cancelled and exchanged for one or more certificates representing that number of whole Parent Shares into which the Company Shares previously represented by the surrendered certificate were converted as a result of the Merger, plus any cash payment due in respect of any fractional parent Share.

     1.13 BYLAWS AND CERTIFICATE OF INCORPORATION. The Bylaws and Certificate of Incorporation of Purchaser in effect at the Effective Time will be the Bylaws and Certificate of Incorporation of the Surviving Corporation, until they are amended in accordance with their terms and the DGCL.

     1.14 DIRECTORS AND OFFICERS. The officers and directors of Purchaser in office at the Effective Time will be the initial officers and directors of the Surviving Corporation, and each of those persons will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the DGCL and Purchaser's Bylaws and Certificate of Incorporation or until the person's earlier death, resignation, or removal from office.

     1.15 FURTHER ASSURANCES. At the request of Purchaser or any assignee or successor in interest of Purchaser at any time and from time to time after the Effective Time, the officers and directors of the Company last in office shall execute and deliver to purchaser any new, additional, or confirmatory agreement, instrument, or other document, and take or cause to be taken further action, as is necessary or appropriate to vest, record, confirm, perfect, or otherwise establish Purchaser's right, title, and interest in and to all rights, powers, property, franchises, immunities, and privileges of the Company or to otherwise carry into effect the intent and purposes of this Plan of Merger.

     1.16 TERMINATION AND ABANDONMENT. This Plan of Merger can be terminated and the Merger abandoned as provided in the Act and the Acquisition Agreement, without any action or approval of the shareholders of the Constituent Corporations.

                                   ARTICLE II

                            EFFECTIVE DATE OF MERGER

     The Merger will become effective at the Effective Time.

                                  ARTICLE III

                        ADOPTION DATE OF PLAN OF MERGER

     The Plan of Merger was adopted by Parent, as the sole shareholder of Purchaser, at a meeting of its Board of Directors held on December __, 1994, and by the shareholders of the Company at a special meeting held on ____________, 1995.
EXECUTED: [____________________], 1995

                                     BEVERLY ACQUISITION CORPORATION


                                     By:______________________________

                                         Name:________________________

                                         Title:_______________________

                                     PHARMACY MANAGEMENT SERVICES, INC.


                                     By:______________________________

                                         Name:________________________

                                         Title:_______________________

STATE OF ARKANSAS
COUNTY OF SEBASTIAN

     The foregoing document was acknowledged before me this __________ day of [____________________], 1995, by [_______________________________], as
[____________________________], of Beverly Acquisition Corporation, a Delaware corporation, on behalf of the corporation. He/She is personally known to me or has produced a [________________________] driver's license as identification.


                                     ____________________________________

                                     Name:_______________________________
                                     Notary Public
                                     Notarial Seal or Stamp:

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing document was acknowledged before me this __________ day of [____________________], 1995, by [_______________________________], as
[____________________________], of Beverly Acquisition Corporation, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced a Florida driver's license as identification.


                                     ____________________________________

                                     Name:_______________________________
                                     Notary Public
                                     Notarial Seal or Stamp:

                                                                    APPENDIX C

                             CERTIFICATE OF MERGER
                                       OF
                        BEVERLY ACQUISITION CORPORATION
                            (A DELAWARE CORPORATION)

     Pursuant to Section 252(b) of the General Corporation Law of the State of Delaware, Beverly Acquisition Corporation, a Delaware corporation, certifies the following:

     FIRST: The names of the constituent corporations (the "Constituent Corporations") are Beverly Enterprises, Inc. ("Beverly"), a Delaware corporation, the sole stockholder and parent corporation of Beverly Acquisition Corporation (the "Surviving Corporation"), a Delaware corporation, and Pharmacy Management Services, Inc. ("PMSI"), a Florida corporation.

     SECOND: The Surviving Corporation, a wholly owned subsidiary of Beverly, will be the surviving corporation of the merger of PMSI with and into the Surviving Corporation (the "Merger").

     THIRD: The Agreement and Plan of Merger by and among PMSI, Beverly, and the Surviving Corporation dated December 26, 1994 (the "Merger Agreement"), has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

     FOURTH: Upon effectiveness of the Merger, "ARTICLE FIRST" of the Surviving Corporation's Certificate of Incorporation dated December 15, 1994, will be amended to read as follows:

     The name of the Corporation is:

                       PHARMACY MANAGEMENT SERVICES, INC.

     FIFTH: Upon effectiveness of the Merger, the Surviving Corporation's Certificate of Incorporation dated December 15, 1994, as amended by this Certificate of Merger and any amendments required by the Merger Agreement, will be the Certificate of Incorporation of the Surviving Corporation.

     SIXTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919-1000.

     SEVENTH: A copy of the executed Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any shareholder of the Constituent Corporations.

     EIGHTH: The authorized capital stock of PMSI consists of 20,000,000 shares
of common stock, $.01 par value, of which [          ] shares are issued and
outstanding, and 3,000,000 shares of preferred stock, of which there are designated (A) 100,000 shares of Redeemable Series "A" $.72 Cumulative Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, (B) 100,000 shares of Series "B" $.98 Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, (C) 100,000 shares of Series C $.98 Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding, and (D) 500,000 shares of Series "D" $.96 Cumulative Convertible Preferred Stock, $.01 par value, none of which are issued and outstanding.

     NINTH: This Certificate of Merger will be effective on its filing date with the Secretary of State of Delaware. The Merger will be effective as of the later of (a) the date and time when this Certificate of Merger is duly executed and filed with the Secretary of State of Delaware, or (b) the date and time when articles of merger are duly executed by PMSI and the Surviving Corporation and filed by the Department of State of Florida in accordance with the provisions of sections 617.1105 and 607.1107 of the Florida Business Corporation Act.

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed by its officers thereunto duly authorized as of the ___ day of _______________, 1995.

                                            BEVERLY ACQUISITION CORPORATION


                                            By:___________________________(SEAL)
                                                                  , President

ATTEST:

_________________________________
                      , Secretary

                                                                     APPENDIX D

                              AFFILIATE AGREEMENT

     This Affiliate Agreement (this "Agreement") is executed by BEVERLY ENTERPRISES, INC. ("Parent"), a Delaware corporation, and the undersigned director, shareholder, or executive officer ("Executive") of PHARMACY MANAGEMENT SERVICES, INC. (the "Company"), a Florida corporation, in connection with the Agreement and Plan of Merger dated December 26, 1994 (the "Acquisition Agreement"), among Parent, the Company, and BEVERLY ACQUISITION CORPORATION ("Purchaser"), a Florida corporation and wholly owned subsidiary of Parent. Parent and Executive agree as follows:

     1. BACKGROUND. The Acquisition Agreement provides for the merger of the Company with and into Purchaser (the "Merger") in a transaction in which the issued and outstanding shares of the Company's capital stock (the "Company Stock") will be converted into shares of Parent's common stock $.10 par value ("Parent Stock"), on the terms and conditions set forth in the Acquisition Agreement. The parties to the Acquisition Agreement intend for the Merger to qualify as a tax-free "reorganization" for federal income tax purposes and for the "pooling of interests" method of financial accounting for business combinations. Executive might be considered to be an "affiliate" of the Company for purposes of both the requirements for use of the "pooling-of-interests" method of accounting and Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing in this Agreement should be construed as an admission that Executive constitutes an "affiliate" for either of those purposes.

     2. PURPOSE AND SCOPE. This Agreement is executed by Parent and Executive to qualify the Merger for the tax and accounting treatment described above and to ensure compliance with the Securities Act in connection with resales of any securities acquired by Executive as a result of the Merger. This Agreement applies to the following securities that are beneficially owned by Executive after the effective date of the Merger (collectively, the "Restricted Securities"): (a) all shares of Parent Stock that Executive acquires in the Merger in exchange and substitution for shares of Company Stock; (b) any shares of Parent Stock issued pursuant to the exercise of any option, warrant, or other right to acquire shares of Company Stock that is held by Executive as of the effective date of the Merger specified in the Acquisition Agreement (the "Effective Time"); (c) any securities (whether or not Parent Stock) issued or distributed to Executive in respect of, or in exchange and substitution for, any of the shares of Parent Stock described in the preceding clauses, whether pursuant to a split-up, spin-off, stock split, stock dividend, capital adjustment, recapitalization, reorganization, reclassification, or other similar transaction; and (d) any right, option, or other interest with respect to any of the foregoing securities.

     3. COVENANTS, WARRANTIES, AND REPRESENTATIONS OF EXECUTIVE. Executive understands that treatment of the Merger as a "pooling of interests" for financial accounting purposes depends on the accuracy and performance of the ensuing covenants, warranties, and representations of Executive in this Agreement and that Parent, the Company, and their respective legal counsel and independent accounting firms will rely on those covenants, warranties, and representations in connection with the Merger. Executive warrants, covenants, and represents to Parent the following:

          (a) Executive has full power and authority to execute this Agreement, to make the representations and warranties set forth in it, and to perform the obligations to be performed by Executive under it;

          (b) Executive currently does not own any Parent Stock, except as indicated at the end of this Agreement;

          (c) Executive is the beneficial owner, as determined pursuant to SEC Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the number of shares of Company Stock set forth on the signature page of this Agreement, which includes all shares of Company Stock as to which Executive has sole or shared voting or investment power and all shares of Company Stock issuable upon the exercise of any outstanding rights, options, and warrants to acquire Company Stock;

          (d) Even though the shares of Parent Stock to be issued to Executive as a result of the Merger have been (or will be) registered with the SEC under the Securities Act pursuant to an effective registration statement on Form S-4, Executive understands that (i) because of Executive's status as a possible "affiliate" of the Company, Executive may sell, pledge, transfer, exchange, or otherwise dispose of any Restricted Securities, or offer or agree to do so, only if the transaction is registered with the SEC under the Securities Act or qualifies for any available exemption from registration under that Act, and (ii) except as otherwise provided in a separate agreement between Parent and Executive, Parent has not agreed, and is not obligated, to register any sale or offer transfer of Restricted Securities for Executive with the SEC under the Securities Act;

          (e) Except as contemplated by the Acquisition Agreement, Executive shall not sell, pledge, transfer, exchange, or otherwise dispose of any Restricted Securities, or offer or agree to do so, unless (i) the transaction is executed in compliance with all applicable conditions (including any volume limitations) of SEC Rule 145(d), (ii) the transaction has been registered with the SEC under the Securities Act pursuant to an effective registration statement, (iii) Executive has delivered to Parent a written opinion of legal counsel reasonably satisfactory to Parent that registration of the transaction is not required under the Securities Act, or (iv) Executive has delivered to Parent a "no-action" or interpretative letter to Executive (or Executive's legal counsel) from an authorized representative of the SEC to the effect that the SEC would not take enforcement action, or the SEC staff would not recommend that the SEC take enforcement action, if the transaction is effected without registration under the Securities Act;

          (f) Executive understands that any routine sales of Restricted Securities in reliance on SEC Rule 145 can be made only while that Rule applies to the securities and then only in accordance with the terms and conditions of paragraph (d) of that Rule, including any applicable volume limitation;

          (g) Executive understands that, in furtherance of the transfer restrictions stated above, (i) Parent will issue stop transfer instructions to the transfer agent for Parent Stock to restrict an impermissible sale or other transfer of Restricted Securities, (ii) Parent will cause to be placed on each certificate representing any Restricted Securities a legend in substantially the following form:

        The shares represented by this certificate were issued in a transaction subject to Rule 145 promulgated by the Securities Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and, consequently, cannot be sold or otherwise transferred at any time absent (a) compliance with the conditions of Rule 145(d), (b) registration of the transaction with the SEC under the Securities Act, or (c) receipt by the issuer of these shares of a written opinion of legal counsel or other evidence reasonably satisfactory to it that registration of the transaction is not required under the Securities Act.

     and (iii) Parent will cause a legend substantially identical to the one described above to be placed on every new stock certificate that is issued upon a transfer or exchange of any Restricted Securities, unless the transferee acquires the securities in a transaction that is registered with the SEC under the Securities Act or that is executed in compliance with all the applicable conditions of SEC Rule 145(d); and

          (h) Notwithstanding any other provision of this Agreement to the contrary, if the Merger qualifies for the "pooling-of-interests" method of accounting, Executive shall not sell, pledge, transfer, exchange, or otherwise dispose of, or in any other way reduce Executive's risk of ownership or investment in, any Company Stock or any Restricted Securities during the period beginning on the date when Executive executes this Agreement and continuing until such time after the Effective Time as Parent has published financial results covering at least 30 days of combined post-merger operations of Parent and the Company, whether published in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a post-effective amendment to a registration statement filed with the SEC, a periodic report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing, release, or announcement that includes combined sales and net income of Parent and the Company for at least 30 days of combined post-merger operations.

     4. COVENANTS, WARRANTIES, AND REPRESENTATIONS OF PARENT. Parent covenants, warrants, and represents to Executive the following:

          (a) On and after the Effective Time and for as long as is necessary to permit Executive to sell all the Restricted Securities pursuant to SEC Rule 145 and, to the extent applicable, SEC Rule 144 under the Securities Act, Parent shall file on a timely basis all reports required to be filed by it pursuant to section 13 or 15(d) of the Exchange Act;

          (b) Parent shall remove the restrictive legend described above and cancel all stop transfer instructions applicable to any certificates representing Restricted Securities that are sold or otherwise transferred by Executive to a third party in compliance with the provisions of this Agreement;

          (c) Parent acknowledges that it will promptly authorize a transfer of any Restricted Securities that are sold by Executive pursuant to SEC Rule 145(d) if it receives separate representation letters in customary form from Executive and the broker making the sale that confirm that all applicable conditions of SEC Rules 145(d) have been satisfied in connection with the transaction, and if it does not have any reasonable basis to believe that the sale was not made in compliance with the conditions of SEC Rule 145(d); and

          (e) Upon request of the Executive, Parent shall remove the restrictive legend on, and cancel any stop transfer instructions applicable to, every certificate representing Restricted Securities, if the provisions of SEC Rule 145(d)(ii) have been satisfied.

     5. LEGAL MATTERS. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Delaware and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. The parties (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, or Sebastian County, Arkansas, (b) stipulate that Hillsborough County, Florida, or Sebastian County, Arkansas, in the case of a state court proceeding, and the Middle District of Florida, or the Ft. Smith Division of the Western District of Arkansas, in the case of a federal court proceeding, are proper and convenient nonexclusive venues for all legal proceedings arising out of this Agreement, and (c) waive any defense, whether asserted by motion or pleading, that Hillsborough County, Florida, Sebastian County, Arkansas, the Middle District of Florida, or the Ft. Smith Division of the Western District of Arkansas is an improper or inconvenient venue. In any mediation, arbitration, or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs, and expenses of agents, experts, attorneys, witnesses, mediators, arbitrators, and supersedes bonds, whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.

     6. WAIVER; AMENDMENT. A waiver of any provision of this Agreement will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver is sought to be enforced. No delay or course of dealing by a party to this Agreement in exercising a power, right, or remedy under this Agreement will operate as a waiver of any power, right, or remedy of that party, except to the extent expressly manifested in a writing signed by or on behalf of that party. In addition, the written waiver by a party of a power, right, or remedy under any provision of this Agreement will not constitute a waiver of any succeeding exercise of the power, right, or remedy or a waiver of the provision itself. An amendment or modification of this Agreement or any provision or exhibit of it will be valid and effective only if it is in writing and signed by or on behalf of each party to this Agreement.

     7. COMPLETE AGREEMENT; BINDING EFFECT. Except for the Acquisition Agreement, this Agreement contains the entire understanding between the parties regarding the subjects addressed in it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by either of them. This Agreement is binding on, and inures to the benefit of, any assignee of Parent and any successor in interest of Parent and Executive.

     8. NOTICES. Every demand, notice, consent, or approval required or permitted to be given by a party under this Agreement will be valid only if it is (a) in writing (whether or not the applicable provision of this Agreement states that is must be in writing), (b) delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received by the sender), and (c) addressed by the sender to the intended recipient as follows:

     (a) IF TO PARENT:

         Beverly Enterprises, Inc.
         5111 Rogers Avenue, Suite 40-A
         Fort Smith, AR 72919-0155
         Telecopy: (501) 452-3760

         Attention: Robert D. Woltil

         WITH A COPY TO:

         H. Watt Gregory
         Giroir & Gregory
         111 Center Street, Suite 1900
         Little Rock, AR 72201
         Telecopy: (501) 374-2380

     (b) IF TO EXECUTIVE:





         WITH A COPY TO:





or to such other address as the intended recipient may designate by notice given to the other party in the manner provided in this section. A validly given demand, notice, consent, or approval will be effective on the earlier of its receipt, if it is delivered personally or by telecopy or commercial courier, or the fifth business day after it is postmarked by the United States Postal Service, it if is delivered by first class, postage prepaid, United States mail. Each party to this Agreement shall promptly notify the other party of any change in its mailing address.

     9. TERMINATION. Before the Merger occurs, this Agreement will terminate concurrently with any termination of the Acquisition Agreement. After the Merger occurs, this Agreement will terminate, all restrictive legends will be promptly removed from all certificates representing the Restricted Securities that are then beneficially owned by Executive, and all stop transfer instructions regarding those Restricted Securities will be promptly cancelled, if: (i) all those Restricted Securities are registered with the SEC for sale and sold by Executive pursuant to an effective registration statement under the Securities Act; (ii) Executive notifies Parent that Executive has held all the Restricted Securities for at lease three years since the Effective Time and is not, and has not been for at least three months, an affiliate of Parent; or (iii) Executive delivers to Parent a written opinion of legal counsel reasonable satisfactory to Parent, or a "no-action" or interpretative letter to Executive (or Executive's legal counsel) from an authorized representative of the SEC, to the effect that Executive may publicly sell or otherwise transfer all the Restricted Securities without registration under the Securities Act and, therefore, the restrictive legend and stock transfer instructions are no longer required. Notwithstanding the preceding sentence, this Agreement will not terminate after the Merger until Parent has published financial results covering at least 30 days of combined post-merger operations of Parent and the Company.

     10. EXECUTIVE AND EFFECTIVENESS. The parties may execute this Agreement in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement. This Agreement will become effective when each party has executed and delivered to the other a counterpart of its.

EXECUTED: ____________________, 1995, in Tampa, Florida.

                "EXECUTIVE"                      BEVERLY ENTERPRISES, INC.

________________________________                 By:___________________________

Name:___________________________                    Name:______________________

                                                    Title:_____________________

Number of Shares of Company
Stock Beneficially Owned:_________________________

Number of Shares of Company
Stock Issuable under Outstanding
Options Owned:____________________________________

Number of Shares of Parent
Stock Beneficially Owned:_________________________

                                                                     APPENDIX E

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is executed by BEVERLY ENTERPRISES, INC. (the "Company"), a Delaware corporation, and the undersigned persons (the "Shareholders"), in connection with the merger (the "Merger") of PHARMACY MANAGEMENT SERVICES, INC. ("PMSI"), a Florida corporation, with and into BEVERLY ACQUISITION CORPORATION ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of the Company, pursuant to the terms and conditions of the Agreement and Plan of Merger dated December 26, 1994, among PMSI, Purchaser, and the Company. Parent and the Shareholders execute this Agreement to record their agreement regarding the Company's grant to the Shareholders of certain rights to register shares of the Company's common stock, $.10 par value (the "Common Stock") issued to the Shareholders pursuant to the Merger. The Company and the Shareholders agree as follows:

     1. SCOPE AND PURPOSE. This Agreement applies to the following shares of Common Stock that are owned by, or issuable to, the Shareholders on and after the effective date of this Agreement (collectively, the "Shares"): (a) all the shares of Common Stock that are issued or issuable by the Company to the Shareholders pursuant to the Merger; (b) all additional shares of Common Stock issued or distributed to the Shareholders in respect of the shares of Common Stock described in clause (a) above pursuant to a stock split, stock dividend, capital adjustment, recapitalization, reorganization, reclassification, or other similar transaction; (c) all shares of Common Stock issued or distributed to the Shareholders in respect of any shares of Common Stock acquired pursuant to any of the transactions described in clauses (a) - (b) above; and (d) any securities (whether or not Common Stock) issued or distributed to the Shareholders in exchange, conversion, or substitution for any of the foregoing shares of Common Stock, whether pursuant to a merger, split-up, spin-off, share exchange, consolidation, reorganization, recapitalization, reclassification, or otherwise. Upon the occurrence of any transaction or event described in this paragraph, the number of shares specified in Sections 3, 4 and 5(a) will be appropriately adjusted.

     2. TERM. This Agreement is for a term beginning on its execution date and ending on the earlier of the following: (a) two years from the date of this Agreement; or (b) the date when the Shareholders cease to own at least 1,000,000 shares. Notwithstanding anything in this Agreement to the contrary, the registration rights conferred on the Shareholders pursuant to Sections 3 and 4 will be suspended and inoperative whenever and for as long as the Company otherwise has a registration statement in effect with the SEC under the Securities Act that covers the Shares, in which case the duration of the Company's obligations hereunder shall be extended for a period corresponding to the duration of said suspension. The suspension of the Shareholders' registration rights under this Agreement will not affect the respective agreements and obligations of the Company and the Shareholders under the other provisions of this Agreement, and those provisions will apply to every sale or issuance of the Shares pursuant to a registration statement of the Company that is in effect with the SEC under the Securities Act. In addition, the suspension of the Shareholders' registration rights under Sections 3 and 4 will not excuse the Company from registering in accordance with this Agreement any

Shares that are the subject of a piggy-back registration request that was validly made by the Shareholders before the registration statement of the Company that triggered the suspension was declared effective by the SEC.

     3. DEMAND REGISTRATION RIGHTS. At any time during the term of this Agreement, upon receipt of a written request from any Shareholder specifying the number of Shares that the Shareholders and any other Shareholder desire to register for public sale, the Company promptly shall prepare and file with the SEC under the Securities Act a registration statement covering a public offering of those Shares and shall use all reasonable efforts to cause the registration statement to become effective as soon as is practicable. If permitted by the Securities Act, the Company shall use a Form S-3 registration statement (or any successor form) to register Shares pursuant to this Section 3. If it is ineligible to use a Form S-3 registration statement, the Company may use any other form of SEC registration statement that it considers appropriate, as long as the Company is eligible to use the form and the form does not impair in any way the Shareholders' ability to publicly offer and sell any Shares compared to such ability if the Company were eligible to use Form S-3. The Shareholders, as a group, are entitled to exercise this demand registration right up to two times, and shall use all reasonable efforts to include in each demand registration at least 1,000,000 of the Shares. The Shareholders shall state in their request for registration whether they intend to distribute the registered Shares by means of an underwriting. If the Shareholders intend to distribute the registered Shares by means of an underwriting, the Shareholders shall sell the registered Shares through one or more underwriters (or a syndicate managed by one or more underwriters) that are selected by the Company with the approval of the selling Shareholders (which he shall not unreasonably withhold), and the Company shall join the selling Shareholders in entering into an underwriting agreement with the selected underwriter or underwriters, which will provide (among other things) for the Company, the selling Shareholders, an each underwriter (and each person who controls each underwriter within the meaning of Section 15 of the Securities Act) to grant to each other reciprocal indemnification against liabilities under the Securities Act. The Company shall not include in a registration of Shares for any Shareholders pursuant to the exercise of a demand registration right under this Section any debt or equity securities of the Company or any other person, without the advance approval of the selling Shareholders, which it shall not unreasonably withhold. The Company stipulates, however, that the Shareholders will not be unreasonable to withhold its approval if it reasonably believes that including any debt or equity securities of the Company or any other person in their demand registration will adversely affect the Shareholders' ability to publicly sell all the Shares for which they have requested the demand registrations.

     Notwithstanding anything in this Agreement to the contrary, the Company may postpone filing with the SEC for a reasonable period of time (not to exceed 75 days) a registration statement for a demand registration requested by the Shareholders, but only if: (a) the Company's Board of Directors reasonably determines that (i) based on the written advice of the Company's legal counsel, the postponement is necessary to avoid premature public disclosure of a pending material event that would likely jeopardize the outcome of success of the pending event, or (ii) based on the written advice of the investment banking firm representing the Company in connection with a pending public offering of its securities, the postponement is necessary to avoid jeopardizing the success of the pending public offering; (b) the Company notifies the Shareholders of the postponement and the duration of it within five days after the determination by its Board of Directors; and (c) the Company delivers to the Shareholders with the notice of postponement

(i) a certificate, signed by its Chief Executive Officer and Chief Financial Officer stating that the condition described in clause (a)(i) or (a)(ii) has occurred, and (ii) in the case of clause (a)(ii), a copy of the written advice that the Company's Board of Directors received from its investment banker.

     Upon receipt of a request from the Shareholders for a demand registration, the Company promptly shall notify the Shareholders of any fact, event, or circumstance that reasonably could be expected to require or lead to a postponement of the filing of a registration statement for the demand registration requested by the Shareholders. If the Company postpones the filing with the SEC of a registration statement for a demand registration requested by the Shareholders (as permitted by this paragraph), (x) the Shareholders may elect to withdraw their request for the demand registration at any time during the duration of the postponement specified in the Company's notice to the Shareholders of the postponement, and the withdrawn demand registration will not count as an exercise of the Shareholders' demand registration rights, and (y) the term of this Agreement shall be extended for a period corresponding to the duration of the postponement.

     4. PIGGY-BACK REGISTRATION RIGHTS. If the Company, at any time or from time to time during the term of this Agreement, authorizes a registration of any securities under the Securities Act on Form S-1, S-2, or S-3 (or any registration form promulgated by the SEC in substitution of one of those forms), it shall include in that registration any of the Shares that any Shareholder elects to register for public sale, to the extent permitted by Section 5 and the applicable registration form. The Company promptly shall notify the Shareholders of each proposed registration, and, if it receives from any Shareholder a written request within 10 days after that notice, the Company shall include in its registration the lesser of (a) the number of Shares specified in the Shareholders' registration request, or (b) that number of Shares permitted pursuant to Subsection 6(k). If the registration will involve an underwritten distribution of Common Stock by the Company (but not in the case of an underwritten distribution of securities other than Common Stock), subject to the provisions of the following paragraph, (i) the Company shall include in the underwriting all the Shares that the Shareholders are entitled to include in the registration, (ii) the Shareholders shall sell the registered Shares through the underwriter or syndicate of underwriters selected by the Company, and (iii) the Shareholders shall enter into an underwriting agreement with the underwriter or syndicate of underwriters selected by the Company, which will provide (among other things) for the Company, the Shareholders, and each underwriter (and each person who controls each underwriter within the meaning of Section 15 of the Securities Act) to grant to each other (and to each person who controls each of them within the meaning of Section 15 of the Securities Act) reciprocal indemnification against liabilities under the Securities Act, subject to such limitations as are appropriate to reflect the parties' respective interests in the underwriting.

     In connection with any offering involving an underwriting of shares of Common Stock being issued by the Company for its own account or for the account of others pursuant to a registration statement prepared pursuant to this Section 3, the Company shall not be required to include any of the Shares in the registration statement, unless the Shareholders accept and agree to the terms of the underwriters selected by the Company. If the total number of Shares which the Shareholders request to be included in any offering involving an underwriting of shares of Common Stock being issued by the Company for its own account or for the account of others (the "Requested Shares") exceeds the number which the underwriters reasonably believe is compatible with the success of the offering (and if the underwriters so certify to Shareholders in writing), the Company shall only be required to include in the offering, after the inclusion of all of the shares of Common Stock which the Company desires to sell, so many Requested Shares as the underwriters believe will not jeopardize the success of the offering. In such case, the Requested Shares to be included shall be apportioned among all holders pro rata according to the number of Shares owned by each holder entitled to participate in such offering.

     The Company is not required to include any of the Shares in a registration that covers any of the following: (A) securities proposed to be issued in exchange for assets or securities of another corporation; (B) debt securities not convertible into, or exchangeable for, shares of the Common Stock; (C) securities to be issued pursuant to a transaction registered on Form S-4 (or any registration form promulgated by the SEC in substitution of that form); or (D) a stock option, stock bonus, stock purchase, or other employee benefit or compensation plan or securities issued or issuable pursuant to any such plan.

     5. CONDITIONS TO REGISTRATION. The Company's obligations under this Agreement to register any Shares owned by the Shareholders are subject to the following conditions:

          (a) The minimum number of Shares that the Shareholders must include in a registration request pursuant to Section 3 is the lesser of (i) 1,000,000 Shares or (ii) all of the Shares owned by the Shareholders;

          (b) The Shareholders must provide to the Company all information, and take all action, as the Company reasonably requests with reasonable advance notice, to enable it to comply with any applicable law or regulation or to prepare the registration statement that will cover the Shares that will be included in the registration;

          (c) Before the filing of a registration statement pertaining to the registration, the Shareholders must deliver to the Company an agreement containing the following agreements and representations:

             (i) The Shareholders shall furnish to the Company all information, and take all action, as the Company reasonably requests with reasonable advance notice, to enable it to comply with any applicable law, rule, regulation, or SEC pronouncement in connection with the registration;

             (ii) All sales of the Shares included in the registration will be made in a manner contemplated by the SEC's General Instructions for use of the applicable registration statement form;

             (iii) The Shareholders promptly shall notify the Company in writing when all the Shares included in the registration have been sold, and, if any of them are not sold before the 91st day after the effective date of the registration statement, the Shareholders promptly shall notify the Company of the number of Shares sold during the three-month period following the effective date of the registration and during each ensuing six-month period, until all the Shares included in the registration have been sold;

             (iv) The Shareholders shall pay all sales commissions and underwriting discounts;

             (v) If, during the effectiveness of the registration statement for the registration, the Company notifies the Shareholders of the occurrence of any intervening event that, in the opinion of the Company's legal counsel, causes the prospectus included in the registration statement not to comply with the Securities Act, the Shareholders, promptly after receipt of the Company's notice, shall cease making any offers, sales, or other dispositions of the Shares included in the registration until the Shareholders receive from the Company copies of a new, amended, or supplemented prospectus complying with the Securities Act (which the Company agrees to do as promptly as practicable);

             (vi) If the Company is selling any Common Stock for cash consideration pursuant to the registration, the Shareholders shall sell those Shares that are included in the registration on the same terms (including the method of distribution) as those on which the other shares of Common Stock included in the registration will be offered and sold;

             (vii) to the extent requested by the Company and the managing underwriter of the offering to which the registration relates, the Shareholders shall not offer, sell, or otherwise transfer, for a reasonable period of time (to be determined by the underwriter, but not to exceed 90 days) after the effective date of the registration statement, any shares of Common Stock that are owned by it and not included in the registration, except for any testamentary disposition or any gift of Common Stock to a donee who agrees to be bound by this registration; and

          (d) If the registration is a piggy-back registration pursuant to
     Section 4, the inclusion of the Shares in the registration must not violate any provisions of the Securities Act, any rules or regulations promulgated under the Securities Act, or any contractual obligation of the Company.

     6. ADDITIONAL COVENANTS OF THE COMPANY. If the Company is required to register any of the Shares pursuant to this Agreement, the Company shall:

          (a) Not grant to anyone any registration rights of any kind that would be superior to the registration rights granted to the Shareholders in this Agreement;

          (b) Take all action that is necessary or appropriate to obtain, maintain, and keep the registration statement current and effective, including the filing of all post-effective amendments to the registration statement or supplements of the prospectus, until the earlier of: (i) the date when the Company receives notice from the Shareholders that all the Shares included in the registration statement have been sold; or (ii) the 90th day following the later of (A) the date when the SEC declares the registration statement effective, or (B) the date when the Shareholders are permitted by the managing underwriter of the registered offering to begin selling any of the Shares included in the registration; after the foregoing period, the Company will not be obligated to take any action to keep the registration statement current and effective;

          (c) If, during the period set forth in Section 6(b), any event occurs that necessitates, in the opinion of the Shareholders' legal counsel, an amendment or supplement to any prospectus in order to make the prospectus not misleading in light of the circumstances existing at the time it is delivered to the Shareholders, the Company promptly (i) shall amend or supplement the prospectus to the extent required so the prospectus, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the prospectus is delivered to a purchaser, not misleading, and (ii) shall furnish to the Shareholders a reasonable number of copies of both any amendment or supplement to the prospectus that it prepares, and any filing pursuant to Section 13(a), 13(c), or 14 under Securities Exchange Act of 1934, as amended (the "Exchange Act"), that it makes, to effectuate the amendment or supplement of the prospectus;

          (d) During the period when a prospectus is required to be delivered under the Securities Act, the Company promptly shall file all documents required to be filed by it with the SEC pursuant to Section 13(a), 13(c), or 14 of the Exchange Act;

          (e) Furnish to the Shareholders, without charge, the following: (i) a copy of the EDGAR confirmation and an "Edgarized" version of the registration statement and each amendment to it, including all exhibits, documents, and financial statements filed with them or incorporated by reference in them; (ii) that number of conformed copies of the registration statement and each amendment to it, including all financial statements but excluding all exhibits and other documents filed with them or incorporated by reference in them, as the Shareholders may reasonable request; and (iii) promptly after the filing of the registration statement, and thereafter from time to time during the period when a prospectus is required to be delivered under the Securities Act, as many copies of each preliminary, definitive, and amended or supplemented prospectus as the Shareholders may reasonably request;

          (f) Refrain from filing any registration statement, amendment to a registration statement, or supplement to a prospectus, in each case relating to the Shares if a copy of it previously has not been furnished to the Shareholders, or if in the written opinion of counsel for the Shareholders (a copy of which shall be delivered to the Company) it does not comply with the Securities Act and all applicable rules and regulations promulgated under the Securities Act;

          (g) Promptly notify the Shareholders in writing of the following: (i) the date when the registration statement or any post-effective amendment to it becomes effective, and the date when any amendment to the registration statement or supplement to a prospectus is filed with the SEC; (ii) the issuance by the SEC of a stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) the suspension of qualification of any Shares for sale in any jurisdiction or the initiation of any proceedings for that purpose; and
     (iv) the Company's intention to file an amendment to the registration statement, or a supplement to any prospectus, that differs from the prospectus on file when the registration statement became effective and including documents deemed to be incorporated by reference into a prospectus;

          (h) Use all reasonable efforts to prevent the SEC from issuing a stop order suspending the effectiveness of the registration statement or, if a stop order is issued, to obtain the withdrawal of it at the earliest possible moment;

          (i) To the extent requested by the Shareholders, take all reasonable action necessary to qualify any Shares included in the registration for offer and sale under the "Blue Sky" or securities laws of those states of the United States of America that the Shareholders designate in writing to the Company and maintain those qualifications in effect for as long as is required for the distribution of the Shares included in the registration, except that the Company is not required to qualify to transact business as a foreign corporation in any state in which it has not then so qualified;

          (j) Otherwise use it best efforts to comply with all applicable rules and regulations of the SEC, and, if so required by the Securities Act, generally make available to the Company's security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act), which need not be certified by independent public accountants unless required by the Securities Act or the rules and regulations under the Securities Act, covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the registration statement; and

          (k) If the Shareholders so request, include in each piggy-back registration pursuant to Section 4 that number of Shares that in the opinion of the managing underwriter of the offering for which the registration is undertaken, will not adversely affect the public offering of the other securities that have been requested to be included in the registration, without excluding any other securities from the registration.

     7. PAYMENT OF EXPENSES. Except as otherwise provided in Section 5(c)(iv), the Company shall pay all costs and expenses incident to every registration of any Shares under this Agreement, including the following: the registration fee of the SEC; the fee of the New York Stock Exchange; the premium for any indemnity insurance policy with respect to the offering subject to registration; the expenses of qualifying any Shares for sale under the "Blue Sky," securities laws, and legal investment laws of any state, including filing fees and legal fees and costs pertaining to the qualification and the preparation of any Blue Sky and Legal Investment Survey or Memorandum; the fees and expenses of the Company's legal counsel and independent public accountants in connection with the registration; the cost of preparing, printing, and delivering the registration statement, all related prospectuses, and all amendments and supplements to the registration statement or any prospectus; and all other costs and expenses of obtaining and maintaining the effectiveness of the registration statement.

     8. INDEMNIFICATION. In connection with each registration of any Shares under the Securities Act pursuant to this Agreement, the Shareholders (to the extent of the aggregate offering price of those Shares registered for the Shareholders in the registration) shall indemnify and hold harmless the Company (and every person who controls the Company within the meaning of Section 15 of the Securities Act) from and against all cost, loss, claims, damage, expense, and liability to which any of them becomes subject under the Securities Act or any state securities laws (including fines, interest, penalties, amounts paid in settlement, and costs reasonably incurred in investigating, defending, and settling any claim), to the extent that they arise out of, or are based on, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment to it), or any prospectus (or any amendment or supplement to it), that relates to the sale of any Shares, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only if the untrue statement or alleged untrue statement, or the omission or alleged omission, was made in reliance upon, and in conformity with, information furnished to the Company in writing by the Shareholders, expressly for use in the registration statement (or any amendment to it) or any related prospectus (or any amendment or supplement to it).

     The Company shall indemnify and hold harmless the Shareholders (and every person who controls the Shareholders within the meaning of Section 15 of the Securities Act) against any and all costs, loss, claims, damage, expense, and liability to which any of them becomes subject under the Securities Act or any state securities laws (including fines, interest, penalties, amounts paid in settlement, and costs reasonably incurred in investigating, defending, and settling any claim) to the extent that they arise out of, or are based on, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment to it), or any prospectus (or any amendment or supplement to it), that relates to the sale of any Shares, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for an untrue statement or omission, or an alleged untrue statement or omission, that was included in the registration statement (or any amendment to it) or in any prospectus (or any amendment or supplement to it) in reliance on, and in conformity with, written information furnished to the Company by the Shareholders expressly for use in the registration statement (or any amendment to it) or any related prospectus (or any amendment or supplement to it).

     Each indemnified party promptly shall notify each indemnifying party of any claim asserted or action commenced against it that is subject to the indemnification provisions of this Section, but failure to so notify an indemnifying party will not relieve the indemnifying party from any liability pursuant to these indemnity provisions or otherwise, unless the failure materially prejudices the rights or obligations of the indemnifying party. Without limiting what might be materially prejudicial to an indemnifying party, the failure of an indemnified party to notify an indemnifying party of a lawsuit within ten days after the date when the indemnified party is served with a copy of the complaint, petition or other pleading asserting the indemnifiable claim will be considered materially prejudicial to the rights and obligations of any indemnifying party who was not also served with a copy of the complaint, petition, or other pleading asserting the indemnifiable claim.

     The indemnifying party may participate at is own expense in the defense, or, if the indemnifying party so elects within a reasonable time, the indemnifying party may assume the defense, of any action commenced against the indemnified party that is the subject of indemnification under this section. If the indemnifying party elects to assume the defense of an indemnified action, however, the indemnifying party shall engage to defend the action legal counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to assume the defense of any indemnified action, the indemnified party, and each controlling person who is a defendant in the action, will be entitled to employ separate counsel and participate in the defense of the action at its own expense.

     An indemnified party shall not settle an indemnified claim or action without the prior written consent of the indemnifying party and the indemnifying party will not be liable for any settlement made without its consent. The indemnifying party shall notify the indemnified party whether or not it will consent to a proposed settlement within ten days after it receives from the indemnified party notice of the proposed settlement, summarizing all the terms and conditions of settlement. The indemnifying party's failure to notify the indemnified party within that ten-day period whether or not it consents to the proposed settlement will constitute its consent to the proposed settlement.

     This indemnity does not apply to any untrue statement or omission, or any alleged untrue statement or omission that was made in a preliminary prospectus but remedied or eliminated in the final prospectus (including any amendment or supplement to it), if a copy of the definitive prospectus (including any amendment or supplement to it) was delivered to the person asserting the claim at or before the time required by the Securities Act and the delivery of the definitive prospectus (including any amendment or supplement to it) constitutes a defense to the claim asserted by the person.

     9. REMEDIES: GOVERNING LAW. The validity, interpretation, construction, and enforcement of this agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The proper, exclusive, and convenient venues for all legal proceedings arising out of this Agreement are either Sebastian County, Arkansas, or Hillsborough County, Florida, and the Company and the Shareholders waive any defense, whether asserted by motion or pleading, that Sebastian County, Arkansas, or Hillsborough County, Florida, is an improper or inconvenient venue. The Company and the Shareholders consent to the personal jurisdiction of the state and federal courts in either Sebastian County, Arkansas, or Hillsborough County, Florida, with respect to any litigation arising out of this Agreement. In any mediation, arbitration, litigation, or other legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in connection with the proceeding.

     The Company acknowledges that its breach of this Agreement would result in irreparable and continuing injury to the Shareholders for which an adequate remedy at law would not exist. Accordingly, if the Company breaches any obligation owed to the Shareholders under this Agreement, the Shareholders, without excluding or limiting any other available remedy, will be entitled to entry of an order granting an injunction or specific performance compelling the Company to comply with this Agreement, without proof of monetary damages or an inadequate remedy at law. The Company shall reimburse the Shareholders for all costs incurred by the Shareholders to enforce this Agreement. If the Shareholders are required to post a bond to enforce the Company's obligations under this Agreement, the Company stipulates that a bond in the amount of $5,000 will be sufficient. The covenants of the Company in this Agreement are independent of any obligation of the Shareholders to the Company, other than pursuant to this Agreement, and are not subject to any set-off, defense, mitigation, or counterclaim based on any claim that the Company might have against the Shareholders, other than pursuant to this Agreement.

     10. NOTICES. Every notice, consent, demand, approval, and request required or permitted by this Agreement will be valid only if it is in writing, delivered personally or by telecopy, commercial courier, or first class, postage prepaid United States mail (whether or not certified or registered and regardless of whether a return receipt is received by the sender), and addressed by the sender to the party who is the intended recipient at its address most recently designated to the other party by notice given in accordance with this Section. A validly given notice, consent, demand, approval, or request will be effective on the earlier of its receipt, if delivered personally, by telecopy, or by commercial courier, or the third day after it is postmarked by the United States Postal Service, if it is delivered by United States mail. Each party promptly shall notify the other party of any change in its principal mailing address.

     11. FORM AND INTERPRETATION. The headings preceding the text of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. Unless otherwise expressly indicated, all references in this Agreement to a section are to a section of this Agreement. As used in this Agreement, (a) the word "including" is always without limitation, (b) the word "days" refers to calendar days, including Saturdays, Sundays, and holidays, (c) words in the singular number include words of the plural number and vice versa, (d) the word "person" includes, in addition to a natural person, a trust, corporation, partnership, joint venture, association, unincorporated organization, public body or authority, and a government or any governmental body, agency, authority, department, or subdivision, and (e) the word "costs" includes the fees, costs, and expenses of agents, experts, attorneys, witnesses, mediators, arbitrators, and supersedeas bonds, whether incurred before or after demand or commencement of any legal proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings. Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law. However, if a provision in this Agreement is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of other provisions of this Agreement or the application of that provision to circumstances in which it is valid and enforceable.

     12. ASSIGNMENT; THIRD PARTY RIGHTS. This Agreement is binding on, and inures to the benefit of, every assignee and successor of a party to this Agreement and to the heirs or personal representatives of Shareholders or their assignees. The Shareholders may assign their rights under this Agreement to or for the benefit of any member of the Shareholders' immediate family, or to not more than one bona fide pledgee of some or all the Shares, or both. The Company shall not assign its rights, or delegate any of its duties, obligations, or responsibilities, under this Agreement without the advance written approval of the Shareholders, which it may withhold in its sole discretion, and any assignment or delegation by the Company without the advance written approval of the Shareholders will be invalid and ineffective against the Shareholders. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except the parties to this Agreement and their respective successors and authorized assignees, any right, remedy, or claim under or because of either this Agreement or any provision of it.

     13. INTEGRATION; MODIFICATION. This Agreement records the final, complete, and exclusive understandings among the parties regarding the subject matter of this Agreement and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by either of them. A waiver, amendment, discharge, extension, termination, or modification of this Agreement will be valid and effective only if it is in writing and signed by both the parties to this Agreement. A written waiver of a right, remedy, or obligation under any provision of this Agreement will not constitute a waiver of the provision itself, a waiver of any succeeding right, remedy, or obligation under the provision, or a waiver of any other right, remedy, or obligation under this Agreement.

     14. PERFORMANCE OF AGREEMENT. Time is of the essence with respect to the performance or satisfaction of every covenant, agreement, and obligation of the Company under this Agreement. When any provision of this Agreement requires or prohibits action to be taken by a person, the provision applies regardless of whether the action is taken directly or indirectly by the person.

     15. EXECUTION; EFFECTIVE DATE. The parties may execute this Agreement in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same agreement. This Agreement will become effective on the execution date stated below, when each party has executed and delivered a counterpart to the other party.

EXECUTED: ____________________, 1995.

                                            BEVERLY ENTERPRISES, INC.

                                            By:___________________________(SEAL)

                                                Name:_____________________

                                                Title:____________________

WITNESSES:

___________________________

___________________________
    (As to the Company)

                                                "SHAREHOLDERS"

                                                CECIL S. HARRELL REVOCABLE
                                                TRUST, u/a/d October 1, 1990,
WITNESSES:                                      as amended and restated

___________________________                     By:___________________________
                                                   Cecil S. Harrell, as
___________________________                        Co-Trustee
  (As to Trustee)


___________________________                     By:___________________________
                                                   Bertram T. Martin, Jr.,
___________________________                        as Co-Trustee
  (As to Trustee)

                              APPENDIX F TO COME

                                                                      APPENDIX G
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-K/A
                               (AMENDMENT NO. 3)

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    For the Fiscal Year Ended July 31, 1994

                          Commission File No. 0-18366

                       PHARMACY MANAGEMENT SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Florida                                        59-1482767
          (State of Incorporation)                     (IRS Employer Identification No.)

                             3611 Queen Palm Drive
                              Tampa, Florida 33619
                    (Address of Principal Executive Offices)

                                 (813) 626-7788
                               (Telephone Number)

        Securities registered pursuant to Section 12(b) of the Act: None

 Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.01 par value

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes /X/   No / /

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

                                                          Total Market Value of Voting
           Class of               Outstanding Shares       Stock Held by Nonaffiliates
         Common Stock           at September 20, 1994         at September 20, 1994
   -------------------------    ----------------------    -----------------------------
         Common Stock                 8,750,193                    $48,800,429
        $.01 par value

                            Exhibit Index on Page 24

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     The Registrant (1) deletes the reference on the cover page and on the exhibit index to the incorporation by reference of its Annual Report to Shareholders for the fiscal year ended July 31, 1994, in Part III of the Form 10-K and (2) amends Items 1, 5, 7, 8, and 14 of its Annual Report on Form 10-K for the fiscal year ended July 31, 1994, as filed on September 26, 1994, and as amended on October 24 and November 23, 1994, and restates that report in its entirety as follows:

                                     PART I

ITEM 1.  BUSINESS

     Pharmacy Management Services, Inc. was incorporated in Florida in 1972 and is a holding company for seven wholly owned subsidiaries. Pharmacy Management Services, Inc. (together with its consolidated subsidiaries, the "Company") is a leading independent nationwide provider of medical cost containment and managed care services, providing professionally managed solutions for containing the escalating costs of workers' compensation. The Company offers services that address essentially all of an injured worker's healthcare related needs, from the time of the job-related injury through return to employment or home care. These services enhance the quality of care for the injured worker while containing the cost of care for the insurer or other payor of workers' compensation benefits.

BUSINESS DEVELOPMENT

     The Company's original business provides insurance companies and other payors of workers' compensation with home delivery of prescription drugs, medical supplies and medical equipment to long-term, high-cost, injured workers who are receiving workers' compensation benefits. Since its initial public offering in 1990, the Company has expanded and diversified its services through acquisitions and internal development.

     In fiscal year 1991, the Company acquired the preferred provider organization operated by MedView Services, Incorporated, the computer software design business of Insurance Software Packages, Inc. and the case management and vocational counseling businesses of Resource Opportunities, Inc. and Nancy Sapp & Associates, Inc. During the past four fiscal years, the Company has internally developed an on-line retail prescription drug card, medical bill auditing and utilization review services, a first notice of injury reporting service, and a variety of computer driven-products designed to reduce the administrative costs of processing workers' compensation claims.

     In 1992, the Company determined that the business of selling electro-medical therapy products to physical therapy and rehabilitation clinics that it began in 1989 and conducted through its subsidiary, Technical Medical Devices, Inc., was not compatible with its business strategy. On November 15, 1992, the Company sold substantially all the assets of that business to Staodyn, Inc., a manufacturer of electro-medical therapy products. (See Notes 11 and 14 of the Notes to Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

     In fiscal year 1993, the Company changed the way it manages and markets its business units. The Company decentralized the operating management of its business units under subsidiary presidents while improving centralized executive and financial controls. In addition, the Company integrated for the first time its complete line of managed care services and implemented a solutions-based marketing strategy.

     In fiscal year 1994, the Company continued to focus on integration of its managed care services to provide seamless solutions to manage and control the workers' compensation costs of customers. In addition, the Company began a process redesign project to reduce operating costs and improve response to customers' needs in the home delivery service business.

WORKERS' COMPENSATION OVERVIEW

     Workers' compensation is an employee benefit that is mandated and delineated by state law. Workers' compensation laws require employers to provide medical disability benefits to employees who suffer job-related injuries and disabilities, without cost-sharing by the injured employee. Although they vary from state to state, workers' compensation laws usually require the employer to compensate an injured worker for lost wages and to pay all the costs of remedial medical care and treatment, including prescription drugs, medical supplies and medical equipment. The federal government administers a similar program for federal employees. Employers provide these statutory benefits to their employees through self-insurance, participation in state-run funds, or the purchase of insurance from commercial insurance companies.

     Workers' compensation laws cover a broad spectrum of job-related injuries ranging from less severe injuries, such as cuts and bruises, to acute injuries, such as paralysis, severe burns, dismemberment and lower back pain. Injured employees sometimes suffer significant emotional and physical trauma and are absent from work for several days or even months or years, depending on the severity of the injury. Workers who suffer long-term injuries typically incur substantial out-of-pocket expenses each month for the prescription drugs, medical supplies and medical equipment required for the remedial care and treatment of their injury. The injured worker submits a claim for reimbursement of these expenses to the local office of the applicable insurer or other payor of workers' compensation benefits.

     Employers, insurance companies and other payors of workers' compensation benefits seek ways to control the escalating volume and costs of workers' compensation claims. Although most states prohibit employers from restricting a claimant's choice of healthcare provider, many states allow employers to direct employees to a specific primary healthcare provider at the onset of medical treatment, subject to an employee's right to change physicians after a specified period of time. These restrictions impede an employer's ability to use a health maintenance organization, a preferred provider organization or similar managed care arrangement. In addition, workers' compensation laws differ from state to state, making it difficult for payors and multi-state employers to adopt uniform policies to manage, control and administer medical and pharmacy benefits and their associated costs. Consequently, managing the cost of workers' compensation requires methods that are tailored to each employer's applicable medical benefits and regulatory environment.

SUMMARY OF SERVICES

     The Company's managed care and medical cost containment solutions include the following: first notice of injury reporting; case management and vocational counseling; a preferred provider organization of physicians, hospitals, clinics, and other ancillary providers; an on-line retail prescription drug card; home delivery of prescription drugs, medical supplies and medical equipment and an array of computer software solutions to reduce a payor's administrative costs. The Company does not have any patents, licenses, trademarks, franchises or concessions that are material to its business, except for its corporate trademarks. Compliance with applicable environmental laws is not expected to have a material effect on the Company's earnings, capital expenditures or competitive position.

HOME DELIVERY SERVICE

     The Company's primary service business is the home delivery of prescription drugs, medical supplies and medical equipment to long-term, high-cost, injured workers who are receiving workers' compensation benefits. The Company ships prescription drugs, medical supplies and medical equipment to all 50 states from a central distribution and warehouse facility in Tampa, Florida. This service accounted for approximately 73.2%, 75.2% and 70.7% of the Company's consolidated revenues in fiscal years 1994, 1993 and 1992, respectively. Approximately 75% of the home delivery pharmacy revenues are derived from prescription and over-the-counter drugs. Generic drugs constitute about 35-38% of all drug shipments and approximately 19% of all drug revenues.

     The Company works directly with workers' compensation payors to provide their claims representatives with the appropriate training and on-site assistance to identify potential long-term, high-cost claimants. After identifying these claimants, the Company coordinates with the claims representative, the claimant's treating physician and (as appropriate) the claimant's attorney and rehabilitation nurse to determine the prescription drugs, medical supplies and medical equipment that are required for the care and treatment of the claimant's injury and the requisite schedule for supplying those items.

     A claimant orders prescribed items from the Company using a toll-free telephone number. The order is processed by the Company's team of registered pharmacists and medical equipment supply technicians who determine the following: (1) whether the prescribing physician is authorized by the payor; (2) whether the ordered item is related to the claimant's injury; (3) whether the order is excessive or the refill is earlier than prescribed; and (4) whether any prescription drug that is ordered is duplicative of any other drug being provided to the claimant. Medical goods are shipped to the claimants for home delivery primarily by Federal Express, United Parcel Service or United States mail.

     The Company's screening procedures identify requested items that have not been prescribed by an authorized physician, have not been prescribed at the frequency or in the quantity requested by the claimant, or are unrelated to the claimant's work-related injury. These items are not sent to the claimant or billed to the payor and are reported to the payor as avoided costs.

     The Company's order fulfillment procedures also include a series of medical quality control checks to verify all pertinent claimant information, the method and timing of the shipment, that the prescribed items are consistent with the diagnosis and any special instructions, and that the requested medication will not cause a drug interaction that could be harmful to the claimant. In addition, a pharmacist reviews each drug prescription to assure that it complies with all documentation requirements of applicable pharmacy law.

     The Company's home delivery service benefits both the payor and the claimant. This service helps the payor contain costs by providing competitively priced goods and controlling unauthorized or excessive use of prescription drugs, medical supplies and medical equipment. The Company's single monthly invoice per claimant helps reduce the payor's processing costs, and the Company provides the payor with comprehensive reports on each claimant that enable the payor to identify usage trends and estimate future costs.

     The Company's home delivery service offers convenience to a claimant by eliminating cash payments, avoiding the delay and inconvenience of submitting claims for reimbursement, delivering products directly to the claimant's home, responding promptly to claimant inquiries, and offering substantially all the medical goods needed by the claimant from a single, readily accessible source.

     The Company's home delivery service currently requires approximately $3.5-$4.0 million of inventory to satisfy the rapid delivery needs of its customers. The Company's pharmacy stocks approximately 5,000 different brand name and generic prescription drugs and over 2,000 items of medical supply or equipment, including wheelchairs, hospital beds, whirlpool baths and electro-medical therapy products. The Company purchases pharmaceuticals directly from manufacturers and through wholesalers. To the maximum extent possible, it purchases in volumes sufficient to obtain lower prices and in advance of anticipated price increases and takes advantage of any special discounts or other financial incentives from manufacturers.

PREFERRED PROVIDER ORGANIZATION

     The Company employs a two-pronged strategy to reduce the medical expenses incurred by group health, auto medical, and workers' compensation claimants. The Company controls the volume of medical expenses through the use of pre-admission and concurrent medical utilization review, and it reduces the cost of medical treatment through bill auditing, retrospective medical utilization review, and the use of its preferred provider organization (PPO). This two-pronged strategy enables the Company to compete effectively for business with large HMO and other managed care companies.

     The Company operates one of the largest preferred provider organizations in the nation, covering 22 states and including over 79,000 physicians, 1,800 hospitals, and 12,000 ancillary providers. The Company's PPO network comprises a full array of providers, including physicians, laboratories, radiological facilities, outpatient surgical centers, mental health providers, physical therapists, chiropractors, and other ancillary providers. The Company has over 30 full-time employees who focus solely on network development to respond to the PPO's growing client base. By establishing contractual relationships with the complete range of providers, the Company is able to impact most healthcare costs and to facilitate referrals within the network for all needed care. The Company's PPO reduces workers' compensation, auto medical and group medical expense by controlling the cost of services provided by participating healthcare providers and benefits the patients by offering screened and credentialed healthcare providers who are conveniently located throughout the country. The Company's PPO accounted for 12.6%, 8.9% and 7.3% of the Company's consolidated revenues in fiscal years 1994, 1993 and 1992, respectively.

     The Company has developed a "Gatekeeper" program that integrates its PPO with utilization review and case management services. To access the program, an employer directs an injured worker to a physician in the Company's "Gatekeeper" network who is designated as a Managed Care Coordinator (MCC). The injured worker is given an identification card by the employer at the time of injury. The injured worker presents that identification card to the MCC when seeking treatment. The identification card indicates the instructions the provider should follow for approval of treatment plans, pre-certification of medical procedures and referrals to specialists. Through the pre-admission and concurrent medical utilization review procedures, the Company controls hospitalization expenses by reducing inpatient admissions and the duration of hospital stays. In addition, all provider bills are reviewed for appropriate coding, for compliance with approved treatment and for conformity with state fee schedules or usual and customary charges. Finally, all bills are reduced according to the PPO contractual agreement.

     The Company also offers manual bill auditing and retrospective medical utilization review services, including auditing of hospital and chiropractic bills. These services, performed primarily by Company-employed registered nurses, verify that medical care was delivered to the patient, that the healthcare provider was authorized to provide the rendered service, that the healthcare was appropriate and covered by workers' compensation and that the charges for the rendered medical services were usual and customary.

CASE MANAGEMENT AND VOCATIONAL REHABILITATION SERVICES

     The Company offers on-site medical case management and vocational rehabilitation services through 26 offices in 12 states. The Company provides medical case management for injuries that are complex or catastrophic or for which a prolonged recovery is anticipated. In cases of work related injuries, a small number of severe injuries make up a large portion of the total dollar amount spent. These are the injuries that are managed by the Company's case managers and vocational rehabilitation professionals. The Company's case managers confer with the patient, the patient's family, the attending physician and the other healthcare providers to identify the appropriate rehabilitative treatment, to provide the payor with a realistic estimate of long-term exposure and to select the most cost-effective healthcare alternatives, including transferring the patient from a hospital to an alternative care facility. The case managers also may coordinate the delivery of the necessary care or services and arrange for special pricing of those services. The goal is to manage the quality of care while eliminating unneeded treatment and lengthy inpatient and outpatient treatment.

     In some states, vocational rehabilitation is a statutorily mandated workers' compensation benefit. Vocational rehabilitation assists an injured employee to return to his or her former employment or another job with similar economic value. Vocational rehabilitation services include retraining, job analysis, job modification, vocational testing, job placement assistance, transferable skill analysis, work capacity assessments, and labor market surveys. These services reduce workers' compensation costs by expediting the injured employee's return to work.

RETAIL PRESCRIPTION DRUG CARD

     The Company provides a retail prescription drug card service for workers' compensation payors. The service enables injured workers to obtain prescription drugs at no cost from the network of over 30,000 participating retail pharmacies throughout the country by presenting an identification card. The identification card provides access to the Company's on-line system for adjudication of prescription drugs. This service controls the relatedness to the injury, type, cost, quality and frequency of prescription drugs dispensed to an injured worker.

     Upon presentation of the insured worker's prescription drug card, the network pharmacy accesses the Company's on-line computer database to determine whether the prescription request is approved or rejected. Approximately 30% of all prescription requests are denied. The Company's computer system verifies the following within seconds: (1) whether the injured worker is eligible for benefits; (2) whether the prescription is for a drug that is typically covered by workers' compensation benefits; (3) whether the prescription relates to the person's work-related injury; (4) whether the injured worker's utilization pattern is within acceptable guidelines; (5) whether any drug interaction problem exists; (6) whether the prescription complies with any required generic drug guidelines; and, (7) whether the prescription pricing conforms to the contract between the pharmacy and the Company. The Company negotiates volume discounts with the participating pharmacies and passes the savings on to the payors who use this service. Approved transactions are filled at no cost to the injured worker. The pharmacy is paid by the Company for approved transactions on a periodic basis, and the Company is reimbursed by the payor.

     The service provides savings for the payor of up to 30-35% savings of the allowable reimbursements in states having workers' compensation fee schedules. These savings are derived from: (1) discounts of at least 10% from the workers' compensation fee schedule according to the Company's contractual agreements with the pharmacies participating in the network; (2) real-time, injury-specific pharmacy benefit management that is updated daily and achieves consistent savings of up to 20%; and (3) administrative cost savings resulting from one invoice per claimant per month and the availability of consolidated invoice reporting to facilitate the payment of all claims with one check.

     Through this service and the Company's home delivery of prescription drugs service, the Company provides the payor with comprehensive control over the prescription drug program for workers' compensation claimants. The retail prescription drug card controls acute drug purchases and the home delivery service manages the drug maintenance requirements. For those prescription drugs that are purchased outside its network, the Company offers prescription bill auditing services to reduce prices to applicable statutory fee schedules and to prevent duplicate billing or overutilization.

FIRST NOTICE OF INJURY

     The Company provides an internally developed first notice of injury reporting service for all 50 states. This service not only assists in timely preparation and distribution of regulatorily required injury reports, which are different for each state, but also provides employers with early intervention for managed care options, including preferred provider referrals to clinics, hospitals and physicians. The Company's employees are available 24 hours per day, seven days per week to receive toll-free employer telephone calls, prepare reports of injury and notify appropriate parties.

ADMINISTRATIVE SOFTWARE

     The Company also offers a broad range of computer software systems designed to perform provider bill review and medical bill audit for insurance carriers, self-insured employers and third-party administrators. The systems enable a payor to significantly reduce over-payments and ensure compliance with individual state-mandated fee schedule requirements. The Company's microcomputer based software products include applications for workers' compensation claims administration, group health claims administration, and multi lines (general liability, fire and casualty, long-term disability, auto medical) claims administration and workers' compensation medical bill auditing for states with fee schedules or "usual and customary" fee requirements. The Company currently has an installed base of approximately 235 systems.

MARKETING

     The Company markets its products and services nationally through its own sales representatives to insurance companies, state insurance funds, third-party administrators and employers who fund and administer their own workers' compensation programs. The Company serves over 35,000 claims representatives in approximately 15,000 claims offices, representing approximately 4,000 payors. No one payor represents 10% or more of the Company's business.

COMPETITION

     The healthcare cost containment industry is highly fragmented and competitive. The intensity of competition probably will increase. The Company's principal competition consists of local retail pharmacies, local medical equipment suppliers, branch offices of national medical equipment supply companies, local and regional case management and vocational rehabilitation companies and several preferred provider organizations. The Company competes primarily on the basis of the effectiveness and responsiveness of its managed care and cost containment services and, to a lesser extent, on price. The Company believes that its specialization in workers' compensation, its array of integrated services, its independence from insurance companies, its integrated management information systems and its ability to offer comprehensive solutions on a nationwide basis enhance its ability to compete in the workers' compensation market.

     The Company believes that it currently does not have any significant, direct competitor who offers the same or a similar combination of products, services and information in the workers' compensation market. A number of competitors have substantial financial resources and experience in workers' compensation and could expand their present services to compete with the Company. In addition, payors of workers' compensation benefits could decide to devote resources to performing the services that the Company provides.

EMPLOYEES

     At July 31, 1994, the Company had approximately 900 employees, of which approximately 400 were nurses, pharmacists and other skilled medical technicians. None of the Company's employees are covered by a collective bargaining agreement. The Company's relations with employees have been generally satisfactory, and it has not experienced any work stoppages attributable to labor disputes.

ITEM 2.  PROPERTIES

     The Company is primarily a service company, so it does not have any materially important physical properties, aside from leased office facilities. The Company leases two office buildings at 3611 and 3625 Queen Palm Drive in Tampa, Florida, that serve as its principal offices and contain 100,000 square feet and 73,000 square feet, respectively. The leases on these facilities expire in 2003 and 2006, respectively. The Company's wholly owned subsidiary, MedView Services, Incorporated, leases a 22,000 square-foot office building in the Detroit, Michigan, area pursuant to a lease that expires in 1996. MedView and another wholly owned subsidiary, Resource Opportunities, Inc., lease a total of approximately 54,400 square feet of office space at 32 locations throughout the country pursuant to mostly short-term leases expiring within the next two years.

ITEM 3.  LEGAL PROCEEDINGS

     Neither the Company nor any of its property is subject to any pending material legal proceedings, except for ordinary routine litigation incidental to the Company's business.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED
         STOCKHOLDER MATTERS

     The Company's common stock is traded in the Nasdaq National Market System under the symbol PMSV. The table below sets forth the high and low bid prices of the Company's common stock, as reported in the Nasdaq National Market System, for each quarter during the past two fiscal years. Cash dividends were not paid on common shares during any of these periods, and the Company does not anticipate that dividends will be paid on common shares in the foreseeable future. The Company's revolving credit loan agreement with two banks requires the Company to maintain a tangible net worth, as defined, of at least $14.0 million at July 31, 1994 and $15.0 million at July 31, 1995. The Company's tangible net worth, as defined, was

$21.4 million at July 31, 1994. At July 31, 1994, the Company had approximately 300 record holders of its common stock.

                                                                     1994                      1993
                                                            -----------------------   -----------------------
                         FISCAL QUARTER                        HIGH         LOW          HIGH         LOW
        -------------------------------------------------   ----------   ----------   ----------   ----------
        First............................................   $ 9          $6 3/4       $9           $6 1/2
        Second...........................................     8 1/4       6            9 1/2        6 1/4
        Third............................................     9           6 1/4        8 3/4        4 3/4
        Fourth...........................................    10 1/2       6 1/2        7 1/2        5

ITEM 6.  SELECTED FINANCIAL DATA

     The selected financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes thereto.

                                                       FISCAL YEARS ENDED JULY 31,
                                        ----------------------------------------------------------
                                          1994         1993         1992        1991        1990
                                        --------     --------     --------     -------     -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS
Net revenues..........................  $113,149     $109,934     $106,116     $81,686     $55,681
Gross margin..........................    32,440       30,677       29,692      20,704      13,573
Operating income (loss)...............     7,137        5,566       (1,376)      3,209       3,340
Income (loss) before income taxes.....     6,582        4,846       (2,771)      2,976       2,929
Net income (loss).....................  $  4,256     $  2,782     $ (2,011)    $ 1,893     $ 1,969
Per common share:
  Net income (loss)...................  $   0.47     $   0.30     $  (0.25)    $  0.21     $  0.27
  Cash dividends......................        --           --           --          --          --
Weighted average number of common
  shares outstanding..................     8,721        8,692        8,725       8,795       7,161

                                                                 JULY 31,
                                        ----------------------------------------------------------
                                          1994         1993         1992        1991        1990
                                        --------     --------     --------     -------     -------
                                                              (IN THOUSANDS)
FINANCIAL CONDITION
Total assets..........................   $53,962      $59,700      $61,305     $59,258     $32,672
Trade receivables, net................    20,690       18,274       20,810      20,506      11,409
Inventories...........................     3,487        5,118        7,766      12,163      10,177
Working capital.......................    16,747       12,969       21,554      23,986      26,661
Current maturities of long-term
  debt................................       789        4,258        3,344       1,374          --
Long-term debt........................     5,793       11,695       18,246      15,645          --
Redeemable convertible preferred
  stock...............................     1,200        1,200        1,200       1,200          --
Shareholders' equity..................    37,091       32,480       29,966      32,301      28,802

- ---------------

NOTE: Net revenues for fiscal years 1993, 1992, and 1991 were favorably affected by revenues from Technical Medical Devices, Inc., a subsidiary that was sold on November 15, 1992. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 11 and 14 of the Notes to Consolidated Financial Statements.)

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    GENERAL

     The Company's management has continued its efforts to improve operations by:

        (1) decentralizing operating management, while maintaining centralized executive and financial controls;

        (2) maintaining effective controls over the Company's variable expenses, trade receivables and inventories; and

        (3) concentrating on providing professional managed solutions for workers' compensation payors and claimants.

The operating efficiencies and improved cash flow achieved by these actions have permitted the Company to concentrate on increasing its market share for its home delivery service, its preferred provided organization (PPO), its case management and its related ancillary services, while developing its on-line retail prescription drug card and its first notice of injury reporting service.

     The following table presents the ratios of certain financial items to net revenues for each of the last three fiscal years:

                                                                  1994      1993      1992
                                                                  -----     -----     -----
    Net revenues................................................  100.0%    100.0%    100.0%
    Cost of revenues............................................   71.4      72.1      72.0
                                                                  -----     -----     -----
    Gross margin................................................   28.6      27.9      28.0
    Costs and expenses:
      Selling, general and administrative.......................   19.3      20.1      20.5
      Depreciation and amortization.............................    3.0       2.7       2.1
      Restructuring charges.....................................     --        --       6.7
                                                                  -----     -----     -----
    Operating income (loss).....................................    6.3       5.1      (1.3)
    Other income (expense):
      Interest expense, net.....................................   (0.5)     (1.0)     (1.3)
      Gain on sale of TMD.......................................     --       0.9        --
      Write-off of goodwill.....................................     --      (0.6)       --
                                                                  -----     -----     -----
    Income (loss) before income taxes...........................    5.8       4.4      (2.6)
    Provision (benefit) for income taxes........................    2.0       1.9      (0.7)
                                                                  -----     -----     -----
    Net income (loss)...........................................    3.8%      2.5%     (1.9)%
                                                                  =====     =====     =====

                             RESULTS OF OPERATIONS

NET REVENUES

     Net revenues for fiscal year 1994 increased slightly to approximately $113.1 million, compared to approximately $109.9 million for fiscal year 1993. Substantially all of this increase was attributable to increased volumes from the PPO and case management services, resulting primarily from more customers and greater market penetration. The pricing for PPO and case management services changed only slightly during the comparative fiscal years. The net revenues of the home delivery service remained relatively constant from fiscal year 1993 to fiscal year 1994 because of a significant increase in the percentage of generic drug prescriptions dispensed. The percentage of generic drug prescriptions dispensed relative to all drug prescriptions dispensed is expected to continue to increase during the next two years. This trend is likely to slow revenue growth, but should not have a material effect on the Company's operating income from the sale of prescription drugs. Although generic prescription drugs sell at lower prices than brand-name prescription drugs, the gross margins for generic prescription drugs are substantially higher than they are for brand-name prescription drugs.

     Net revenues for fiscal year 1993 increased slightly to approximately $109.9 million, compared to approximately $106.1 million for fiscal year 1992. Net revenues for fiscal years 1993 and 1992 included $2.8 million and $10.3 million, respectively, of revenues from Technical Medical Devices, Inc. ("TMD"), a former subsidiary that was sold to Staodyn, Inc. on November 15, 1992. Excluding the TMD revenue, approximately 75% of the increase in revenues in fiscal year 1993 was attributable to increased volumes of business from payors and claimants in the home delivery service, while approximately 25% of the increase represents increased volumes of business from the PPO and case management services, resulting from more customers and greater market penetration.

COST OF REVENUES

     Cost of revenues as a percentage of net revenues decreased to 71.4% in fiscal year 1994, compared to 72.1% in fiscal year 1993. The reduction is attributed to a greater percentage of generic drugs being dispensed through the home delivery service and the increased volume in the Company's PPO and case management services.

     Cost of revenues as a percentage of net revenues was relatively constant for fiscal years 1993 and 1992. A slight increase in the cost of revenues as a percentage of revenues in the home delivery service was partially offset by lower cost of revenues in the PPO and case management services.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses as a percentage of net revenues declined in each of the past two fiscal years and were 19.3%, 20.1% and 20.5% for fiscal years 1994, 1993 and 1992, respectively. The decrease in fiscal year 1994 was primarily attributable to increased volumes in the PPO and case management services and to selling and operational efficiencies in the other services as a result of improved management controls and systems. The improvement in fiscal year 1993 was primarily attributable to selling and operational efficiencies attained by the home delivery service as a result of improved management controls and systems.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization was approximately $3,427,000, $2,967,000 and $2,169,000 for fiscal years 1994, 1993 and 1992, respectively. The year-to-year increases in depreciation and amortization are attributable to capital expenditures for computer equipment and software.

RESTRUCTURING CHARGES

     During the fourth quarter of fiscal year 1992, the Company recorded pre-tax restructuring charges of approximately $7,097,000 ($4,400,000 after-tax or $.50 per common share) primarily related to the revaluation of certain assets of TMD to their estimated liquidation value in anticipation of the liquidation or sale of TMD and, to a minor extent, charges associated with changes in senior management, increased allowances for warranty claims on software installation and write-offs of certain software development costs.

INTEREST EXPENSE

     Net interest expense amounted to $580,000, $1,034,000 and $1,363,000 for fiscal years 1994, 1993 and 1992, respectively. The Company reduced its interest expense in fiscal year 1994, compared to fiscal year 1993, as a result of an $8.5 million reduction in bank borrowings. The Company reduced its interest expense in fiscal year 1993, compared to fiscal year 1992, as a result of both repayment of bank borrowings ($6.5 million) and a reduction of approximately 0.75% in the average interest rate of the Company's bank borrowings.

GAIN ON SALE OF TMD

     During fiscal year 1993, the Company recognized a non-recurring gain of $950,000 on the sale of TMD. This amount represents the value, net of transaction costs, assigned to the Staodyn common stock that the Company received as part of the consideration in the sale of TMD. The Company also received $500,000 cash and a $2,700,000 note receivable from Staodyn, which approximated the liquidation value of the tangible assets of TMD sold to Staodyn. Additional gains or losses from the sale of TMD could be recognized depending on the realizable value of the Staodyn, Inc. common stock received by the Company in the transaction, which were recorded at a discount of $2.20 per share to their then current market value of $5.00 per share to reflect the illiquidity resulting from the volatility of the trading price of the stock and restrictions on resale imposed by state and federal securities laws and PMSI's agreements with Staodyn. (See Note 11 of Notes to Consolidated Financial Statements).

WRITE-OFF OF GOODWILL

     During fiscal year 1993, the Company wrote off approximately $620,000 of goodwill, which had been allocated to the 1991 acquisition of the bill auditing business of Insurance Software Packages, Inc. ("ISP"). The Company's preferred provider organization (the "PPO"), which was acquired in May 1991, also had a bill auditing business and, when the bill auditing business of ISP was integrated with the bill auditing business of the PPO in November 1992, the Company determined that it was no longer appropriate to have this goodwill allocated to the bill auditing business of ISP reflected in its records. The Company monthly evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from the projected nondiscounted cash flows of each business unit. If the projected nondiscounted cash flows for a particular business unit indicates that the value of the related goodwill or other intangible assets might not be recoverable over the expected amortization period, then the carrying value of the related goodwill or other intangible assets and/or the amortization period are adjusted accordingly. Other than the $620,000 write-off of goodwill in fiscal year 1993, no other impairment of goodwill or reduction of the amortization period has been determined to be appropriate.

PROVISION (BENEFIT) FOR INCOME TAXES

     The combined effective federal and state income tax rate of the Company for fiscal year 1994 was 35.3%, compared to a 42.6% effective rate for fiscal year 1993 and a 27.4% tax benefit for losses incurred in fiscal year 1992. The effective rate for fiscal year 1994 is approximately 2.5% lower than would be expected primarily due to the impact of research and development tax credits of approximately $380,000. The effective rate in fiscal year 1993 was approximately 5% higher than would normally be expected because of the write-off of goodwill mentioned above, which is not deductible for income tax purposes.

INFLATION

     The Company has not experienced significant increases in either the cost of products or operating expenses due to inflation. Inflation is not expected to adversely affect the Company in the future, unless it increases significantly.

                        LIQUIDITY AND CAPITAL RESOURCES

     The Company had $16,747,000 of working capital at July 31, 1994, compared with $12,969,000 and $21,554,000 at the end of fiscal years 1993 and 1992, respectively. The increase in working capital in fiscal year 1994 was primarily attributable to a reduction of the current maturities of long-term debt from the Company's positive cash flow from operating activities. The working capital decrease in fiscal year 1993, compared to fiscal year 1992, stemmed from a reduction in current assets (primarily trade receivables and inventories) of approximately $6 million in fiscal year 1993 and an increase in current liabilities of approximately $3 million (primarily trade accounts payable and the current portion of long-term debt). The cash flow resulting from this reduction in working capital was used to reduce long-term debt during fiscal year 1993 by $6.5 million.

Management believes that the Company's working capital is sufficient to maintain its current level of operations and its projected levels of operations over the next 12 to 18 months.

     The Company had positive cash flow from operating activities of $8,627,000 for fiscal year 1994 compared to $11,796,000 for fiscal year 1993 and $904,000 for fiscal year 1992. Increases in trade receivables of approximately $2,400,000 and reductions in accounts payable of approximately $815,000 accounted for the major portion of the difference between fiscal years 1994 and 1993. In fiscal year 1993, improvement in cash flow from operating activities resulted primarily from improved control of trade receivables and inventories, from collection of trade receivables of TMD that were retained in connection with its sale and from tax refunds related to the restructuring charges in fiscal year 1992.

     Net trade receivables at year end were $20,690,000, $18,274,000 and $20,810,000 for fiscal years 1994, 1993 and 1992, respectively. The increase in trade receivables in fiscal year 1994 is attributable to increased use of the on-line retail prescription drug card and increased PPO revenues. The PPO historically has more days of sales outstanding in trade receivables than the Company's other businesses. The number of days of revenues in trade receivables was 57.8 at July 31, 1994, compared to 55.9 at July 31, 1993 and 63.4 at July 31, 1992. The decrease in fiscal year 1993 is primarily attributable to the sale of TMD and the collection of approximately $2,500,000 of TMD receivables retained by the Company.

     Inventories at year end were $3,487,000, $5,118,000 and $7,766,000 for fiscal years 1994, 1993 and 1992, respectively. The decrease in fiscal year 1994 was primarily due to improved inventory turnover and the increase in the generic drug mix in the home delivery of prescription drugs. The decrease in fiscal year 1993 was primarily attributable to the sale of TMD, which included approximately $2,700,000 of inventories.

     The Company has revolving lines of credit with two banks that allow it to borrow up to $15 million at variable rates that currently approximate the banks' prime rates. The amount available for borrowing at July 31, 1994 was approximately $10.4 million. The Company believes that its cash flow from operating activities (in excess of $8 million in each of the last two fiscal years), together with the funds available under its credit facility (approximately $10.4 million at July 31, 1994), will be sufficient to satisfy the Company's anticipated capital requirements for the next 12 to 18 months. The Company's $15 million revolving credit lines expire on November 30, 1997.

     The Company anticipates that capital expenditures for fiscal year 1995, primarily for computer equipment and software, will be approximately $3.5 million and that its capital expenditures requirements for the next several years will grow no faster than the rate of growth of the Company's revenue. The Company believes that it will be able to generate sufficient funds internally to meet its short-term capital expenditure requirements.

     Healthcare reform is a major national priority, but the impact of reform on the Company is not presently determinable. None of the pending healthcare reform bills would directly affect workers' compensation.

     The Company's future liquidity will continue to be dependent on its operating cash flow and management of trade receivables and inventories.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The financial statements and supplementary financial information required by this item are included at the end of this report and described under Item 14 of this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The directors of the Company are as follows:

     Cecil S. Harrell (age 60) is the founder of the Company and has been its Chief Executive Officer since the Company's inception in 1972 and Chairman of the Board since December 1991. Before founding the Company, Mr. Harrell served as President of several retail and institutional pharmacies and was a sales representative for Eli Lilly & Company. Mr. Harrell is a registered pharmacist and currently serves on the Board of Directors of the American Managed Care Pharmacy Association. Mr. Harrell has been a director of the Company since 1972.

     Bertram T. Martin, Jr. (age 44) was elected President and Chief Operating Officer of the Company in June 1993. From 1985 until June 1993, he was a Vice President, director, and shareholder of Tunstall Consulting, Inc., a corporate financial consulting business. Mr. Martin has been a director of the Company since 1989 and is a member of the Compensation Committee.

     David N. Campbell (age 65) is a business consultant. From 1973 until his retirement in 1989, Mr. Campbell was employed in various executive capacities with TECO Energy, Inc. and its subsidiary Tampa Electric Company, serving most recently as Senior Vice President/Staff Services for TECO Energy, Inc. Mr. Campbell has been a director of the Company since 1991, is the Chairman of the Compensation Committee, and is a member of the Audit Committee.

     Peter T. Pruitt (age 61) has been an Executive Vice President of Willis Corroon Corporation since November 1993, and previously served as President and Chief Operating Officer of Frank B. Hall & Co., Inc. from 1985 until April 1993. Mr. Pruitt became a director of the Company in 1994.

     W. Seymour Holt (age 65) was a Vice President of health care accounts and administration for Eli Lilly and Company from 1990 until 1993. He previously served as Vice President and General Manager of Dista Products, a marketing division of Eli Lilly and Company, from the division's inception in 1972. He was associated with Eli Lilly and Company for 35 years, serving in various management and marketing positions. Mr. Holt became a director of the Company in 1993 and is the Chairman of the Audit Committee.

     The directors are elected to serve until the next Annual Meeting of the Company's shareholders or until their successors are duly elected and qualified.

     The executive officers of the Company are as follows:

           NAME             AGE                           OFFICE
- --------------------------  ---   ------------------------------------------------------
Cecil S. Harrell..........  60    Chairman of the Board and Chief Executive Officer

Bertram T. Martin, Jr.....  44    President and Chief Operating Officer

David L. Redmond..........  43    Secretary, Treasurer, Senior Vice President and
                                    Chief Financial Officer

Debra Cerre-Ruedisili.....  39    Senior Vice President and Chief Operating Officer,
                                    MedView Services, Incorporated (wholly owned
                                    subsidiary)

Michael W. Clark..........  38    President, Prescription Management Services, Inc.
                                    (wholly owned subsidiary)

Alice T. Hall.............  56    President, Resource Opportunities, Inc. (wholly owned
                                    subsidiary)

Michael J. Leep...........  34    Vice President of Operations, Resource Opportunities,
                                    Inc.

           NAME             AGE                           OFFICE
- --------------------------  ---   ------------------------------------------------------
Robert H. Marks...........  44    President, MedView Services, Incorporated

Michael R. Webb...........  50    Vice President -- Sales, Prescription Management
                                    Services, Inc.

     All the executive officers of the Company serve at the pleasure of its Board of Directors. Background information is provided below regarding the executive officers who are not directors of the Company.

BACKGROUND OF EXECUTIVE OFFICERS

     Debra Cerre-Ruedisili has been Senior Vice President and Chief Operating Officer of MedView Services, Incorporated ("MedView") since 1991. She has been employed by MedView in various management capacities since 1987.

     Michael W. Clark became President of Prescription Management Services, Inc. in 1992. He served as the Company's Vice President of Operations from 1988 to 1992.

     Alice T. Hall is the founder and President of Resource Opportunities, Inc. She has been an executive officer of that company since 1977.

     Michael J. Leep has been the Vice President of Operations for Resource Opportunities, Inc. since July, 1990. He has been employed by that company in various capacities since 1988.

     Robert H. Marks was elected President of MedView in 1991, after serving as a Vice President since 1989. He was President of Med-Save, Inc., the nation's largest independent practice association, from 1987 to 1989.

     David L. Redmond has been Treasurer, Senior Vice President and Chief Financial Officer of the Company since 1991. He became Secretary of the Company in 1992. He was a director and Chief Financial Officer of Bicoastal Corporation (formerly known as The Singer Company) from 1989 to 1991 and served temporarily as President of that corporation from 1990 to 1991. Bicoastal Corporation filed for Chapter 11 bankruptcy protection in 1989. Its plan of reorganization has been confirmed, and all its creditors have been paid 100% of their claims. Mr. Redmond was a partner of KPMG Peat Marwick, an international independent accounting firm, from 1983 to 1988.

     Michael R. Webb joined the Company as Vice President of Sales for Prescription Management Services, Inc. in October 1992. He previously was employed as Vice President of Sales and Marketing for Prescription Health Services, Inc. from 1989 to 1992 and as Director of Marketing/Prescription Services Division for Baxter International during 1988 and 1989. Mr. Webb is a registered pharmacist.

COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

     To the Company's knowledge, based solely on its review of copies of the reports furnished to it and written representations by its directors and officers that no other reports were required, all directors and executive officers and beneficial owners of more than 10% of its common stock filed with the Securities and Exchange Commission ("SEC") on a timely basis during fiscal year 1994 all required statements of beneficial ownership and changes in ownership of Company Common Stock, except as described below in this paragraph.
W. Seymour Holt failed to timely file a statement of change of beneficial ownership with respect to a single purchase transaction. Peter T. Pruitt became a director of the Company during fiscal year 1994 and failed to timely file an initial statement of beneficial ownership. Additionally, David L. Redmond failed to timely report a single purchase transaction and incorrectly reported the wrong transaction date for the transactions that were timely reported. Additionally, Mr. Redmond failed to timely file five statements of changes of beneficial ownership with respect to a total of nine purchase transactions and three option grants.

ITEM 11.  EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

     The following table presents information concerning the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, for services in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                   LONG-TERM
                                            ------------------------------------------    COMPENSATION--
                                                                          OTHER ANNUAL   SHARES UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR   SALARY($)   BONUS($)   COMPENSATION     OPTION AWARDS
- ------------------------------------------  ----   ---------   --------   ------------   -----------------
Cecil S. Harrell..........................  1994    180,000    100,000       *                     --
  Chairman of the Board,                    1993    175,000    100,000       *                     --
  Chief Executive Officer,                  1992    160,000     80,000       *                     --
  and Director

Bertram T. Martin, Jr.**..................  1994    190,000    100,000       *                     --
  President, Chief Operating                1993     18,000     35,000       *                185,000
  Officer, and Director                     1992         --         --       *                     --

David L. Redmond..........................  1994    150,000     60,000      --                     --
  Senior Vice President and                 1993    100,000     50,000       *                 63,000
  Chief Financial Officer                   1992     90,000     25,000       *                 37,000

Robert H. Marks...........................  1994    113,300     50,000       *                  5,000
  President, MedView                        1993    100,000     50,000       *                 15,000
  Services, Incorporated                    1992     80,500         --       *                 10,000

Debra Cerre-Ruedisili.....................  1994    112,000     50,000       *                  5,000
  Senior Vice President                     1993    100,000     50,000       *                 15,000
  and Chief Operating Officer,              1992     80,750         --       *                 10,000
  MedView Services, Incorporated

- ---------------
 * Except for Mr. Marks, the compensation consists only of executive perquisites and other personal benefits that in the aggregate are less than 10% of total salary and bonus. The compensation for Mr. Marks also includes noncompete payments of $2,500 per month for the period May 20, 1991, to May 20, 1994, pursuant to the acquisition of MedView, Incorporated by the Company.

** Mr. Martin became President and Chief Operating Officer of the Company on
   June 21, 1993.

COMPENSATION AGREEMENTS

     The Company has employment agreements with all the executive officers listed in the Summary Compensation Table. All the employment agreements are for a term of one year ending on July 31, 1995, are renewable annually, provide for annual salary, incentive bonus compensation, fringe benefits and indemnification, and include a covenant not to compete and other restrictions on post-employment activities intended to protect the Company's business interests. The salaries and bonuses are based on the recommendation of the Compensation Committee to the Company's Board of Directors and are as follows for fiscal year 1995:

                               NAME                          SALARY      MAXIMUM BONUS
        --------------------------------------------------  --------     -------------
        Cecil S. Harrell..................................  $180,000       $ 100,000
        Bertram T. Martin, Jr.............................   200,000         115,000
        David L. Redmond..................................   170,000          70,000
        Robert H. Marks...................................   118,300          70,000
        Debra Cerre-Ruedisili.............................   117,000          70,000

The incentive compensation of the Chief Executive Officer and Chief Financial Officer are contingent on the Company earning targeted amounts of annual net income. The incentive compensation of the other executive officers is contingent on each individual's achievement of specified financial goals for his or her business unit, including goals relating to revenues, cash flow, and net income. The employment agreement of the Chief Operating Officer provides for severance compensation equal to the salary due to that officer for the balance of the contract year, plus a noncompete payment equal to $405,000 (payable in quarterly installments over 12 months) for termination without cause and is coupled with a Severance Agreement that provides a severance compensation benefit of approximately two times his total compensation (payable in a lump sum). The employment agreements of the other three executive officers (but not the Chief Executive Officer) provide for severance compensation equal to one year's salary for a termination of employment without cause and are coupled with a Severance Agreement that provides a severance compensation benefit equal to two years of total compensation for an involuntary or constructive termination of employment following a "Change in Control." The Severance Agreements define a "Change in Control" to include (subject to certain exceptions not stated here) any of the following: (a) the shareholders of the Company approve (i) the liquidation of all or substantially all the consolidated assets of the Company and its subsidiaries, (ii) a sale, lease, exchange, or other transfer of all or substantially all the consolidated assets of the Company and its subsidiaries, or (iii) a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which the Company is not the surviving corporation or becomes a majority-owned subsidiary; or (b) the occurrence of any event, transaction, or arrangement that results in any person or group becoming a beneficial owner of (i) a majority of the outstanding equity securities of the Company or any subsidiary that contributed more than 50% of the Company's consolidated revenues for its fiscal year, (ii) securities of the Company representing 30% or more of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of directors, or (iii) with respect to any subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, securities of that subsidiary representing a majority of the combined voting power of all the outstanding securities of that subsidiary that are entitled to vote generally in the election of its directors, unless in each case the beneficial owner is the Company, a subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 30% or more of the Company's outstanding common stock on the effective date of the Severance Agreement or a person who becomes a beneficial owner of 30% or more of the Company's outstanding common stock on the effective date of the Severance Agreement solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 30% or more of the Company's outstanding common stock on the effective date of the Severance Agreement. The Severance Agreement expires automatically, without further obligation, on the earlier of (A) the second anniversary of the date of a Change in Control or (B) if occurring before a Change in Control, when the executive officer attains age 62 or ceases for any reason to be employed by the Company. In addition, the Company unilaterally may terminate the Severance Agreement without any obligation to the executive officer upon the occurrence of certain events specified in the Severance Agreement.

RETIREMENT PLAN

     All of the executive officers are eligible to participate in the PMSI Profit Sharing and Retirement Savings Plan, which is available to all employees who have completed one year of service and are at least 21 years of age. Employees may contribute at least 1%, but not more than 15%, of their compensation. Company matching contributions are made at the discretion of the Board of Directors, and may be made in either cash or common stock of the Company. The Company did not make any matching contributions in fiscal years 1993 or 1992. Effective February 1, 1994, the Company began contributing an amount equal to 25% of each employee's contribution, up to 4% of each employee's pay.

DIRECTOR COMPENSATION

     During fiscal year 1994, directors of the Company who were not officers or employees were paid an annual retainer of $15,000, paid in equal quarterly installments. The directors of the Company were not paid any additional fees for service on committees of the Board of Directors. Additionally, on December 2, 1993, the Board of Directors adopted a Deferred Compensation Plan for Non-Employees, which permits outside directors to defer all or a portion of their director compensation. The deferred compensation is accounted for in "units" that track the value of the Company's Common Stock. Additional units will be credited to each participant's account each time the Company declares a cash or stock dividend on the Common Stock to reflect the amount of the dividend the participant would have received if he had owned an equivalent amount of shares of Common Stock. The deferred compensation is payable only in cash in either a lump sum or in installments (with interest) upon the occurrence of certain events (including death, disability, attainment of age 70, and certain other fixed dates).

STOCK OPTION PLAN

     The Company has a stock option plan (the "Option Plan") under which it may grant options to purchase up to 800,000 shares of Common Stock at an exercise price of not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 535,150 shares of Common Stock were outstanding under the Option Plan as of November 25, 1994. Subject to limitations contained in the Option Plan, a committee of the Board of Directors administers the Option Plan and has the exclusive, discretionary power to determine the participants and the number and nature of the stock options granted under the plan. This administrative committee may designate the options granted under the Option Plan as either "nonstatutory stock options" or "incentive stock options" that qualify for favorable federal income tax treatment.

     Stock options granted under the Option Plan are not transferable, generally vest and become exercisable at a rate of 20% per year over a five-year period, and expire not later than ten years after the date granted or sooner in the event of death, disability, retirement, or termination of employment. If a "change in control" (as defined in the Option Plan) occurs, all outstanding options become immediately exercisable.

     The table below provides information regarding stock options that were granted during fiscal year 1994 to the executive officers listed in the Summary Compensation Table. The table also shows hypothetical values of the granted options at the end of the option terms (ten years), assuming that the price of the Company's Common Stock appreciates annually at the compounded rates of 5% and 10%, using the exercise price of each option as the beginning price. The real value of the options in this table depends on the actual appreciation of the value of the Company's Common Stock. No assurance exists that the price of the Company's Common Stock will appreciate at the rates assumed in the table.

                       OPTION GRANTS IN FISCAL YEAR 1994

                                                                                                  POTENTIAL
                                                                                               REALIZABLE VALUE
                                                                                                  AT ASSUMED
                                                                                                 ANNUAL RATES
                                   NUMBER OF     PERCENT OF                                     OF STOCK PRICE
                                   SECURITIES   TOTAL OPTIONS                                    APPRECIATION
                                   UNDERLYING    GRANTED TO                                    FOR OPTION TERM
                                    OPTIONS     EMPLOYEES IN      EXERCISE     EXPIRATION     ------------------
              NAME                  GRANTED*     FISCAL YEAR    PRICE($/SH)       DATE         5%($)     10%($)
- ---------------------------------  ----------   -------------   ------------   ----------     -------    -------
Cecil S. Harrell.................        --            --             --              --           --         --
Bertram T. Martin, Jr............        --            --             --              --           --         --
David L. Redmond.................        --            --             --              --           --         --
Robert H. Marks..................     5,000          20.0           6.75        03/02/04       21,250     53,800
Debra Cerre-Ruedisili............     5,000          20.0           6.75        03/02/04       21,250     53,800

- ---------------
* All the options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and are exercisable ratably over a five-year period, beginning one year after the date of grant.

     The following table presents information regarding the aggregate stock options held at the end of fiscal year 1994 by the executive officers of the Company who are listed in the Summary Compensation Table, none of whom exercised any stock options during fiscal year 1994.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                 SHARES                         YEAR-END(#)              AT FISCAL YEAR-END($)
                                ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME               ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Cecil S. Harrell.............       --           --            --             --             --             --
Bertram T. Martin, Jr........       --           --        47,600        151,400        142,200        477,800
David L. Redmond.............       --           --        27,800         72,200         38,950        153,550
Robert H. Marks..............       --           --        10,000         20,000         15,000         37,500
Debra Cerre-Ruedisili........       --           --        10,000         20,000         15,000         37,500

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     David N. Campbell and Bertram T. Martin, Jr. served as the Compensation Committee of the Board of Directors during fiscal year 1994. Mr. Martin became the Company's President and Chief Operating Officer on June 21, 1993. Mr. Martin did not participate in the deliberations of the Board of Directors concerning his compensation arrangement and does not participate in the deliberations of the Board of Directors concerning his annual salary and bonus adjustments. The report of the Compensation Committee follows.

COMPENSATION COMMITTEE REPORT

     As members of the Compensation Committee, we review and recommend to the Board of Directors for approval the compensation and fringe benefits for the Company's senior officers, consisting of approximately 15 persons. We evaluate the performance of senior management, including the Chief Executive Officer, and administer the Company's compensation program for senior officers.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy for executive officers conforms to its compensation philosophy for all employees generally. The Company's compensation is designed to:

     - Provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

     - Provide compensation that rewards individual achievement and differentiates among employees based upon individual performance;

     - Provide incentive compensation that varies according to both the Company's success in achieving its performance goals and the employee's contribution to that success; and

     - Provide an appropriate linkage between employee compensation and the creation of shareholder value through awards that are tied to the Company's financial performance and by facilitating employee stock ownership.

In furtherance of these goals, the compensation of the Company's executive officers comprises salary, annual cash bonuses, long-term incentive compensation in the form of stock options, and various fringe benefits, including medical benefits and a 401(k) savings plan.

SALARIES

     The Compensation Committee reviewed the salaries of all the executive officers of the Company for fiscal year 1994. The Compensation Committee made salary decisions concerning the executive officers based on a variety of considerations in conformance with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the health care industry and other comparable companies. Second, the Compensation Committee considered each executive officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

BONUSES

     Each executive officer is eligible to receive an annual cash bonus that is generally paid pursuant to an incentive compensation formula established at the beginning of a fiscal year in connection with the preparation of the Company's operating budget for the year. A target bonus (expressed as a percentage of salary) is established for each executive officer and consists of discretionary and nondiscretionary components that are tied primarily to targeted levels of Company financial performance for the fiscal year in relation to the Company's operating budget, as well as any individual achievements by the executive in his or her area of responsibility. In formulating recommendations to the Board of Directors with respect to cash bonus awards, the Compensation Committee evaluates each executive officer's role and responsibility in the Company and other factors that the committee deems relevant to motivate each executive officer to achieve strategic performance goals.

STOCK OPTIONS

     The Company has a stock option plan that is designed to align the interests of the shareholders and the Company's executive officers in the enhancement of stockholder value. Stock options are granted under the plan by an administrative committee comprising disinterested members of the Board of Directors. The Chief Executive Officer, who also is the founder and principal shareholder of the Company, does not participate in the Company's stock option plan. In general, stock options are granted on an annual basis if warranted by the Company's growth and profitability. All stock options are granted at an exercise price not lower than the fair market value of the Company's Common Stock on the date of grant. In formulating its recommendations to the administrative committee for the stock option plan, the Compensation Committee evaluates the Company's overall financial performance for the year, the desirability of long-term service from an executive officer, and the number of stock options held by other executives in the Company who have the same, more, or less responsibility. To encourage long-term performance, the stock options granted in fiscal years 1993 and 1994 vest ratably over a five-year period and expire ten years after the date of grant.

     In addition, a substantial portion of the stock options granted in fiscal year 1993 to the Company's President and Chief Operating Officer and to its Chief Financial Officer are restricted stock options that vest and become exercisable only if the Company achieves specified amounts of annual and cumulative earnings per share for each of five fiscal years or the Company's Common Stock attains certain targeted prices. The terms of these restricted stock options are identical so the officers will have parallel incentives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The total compensation of the Chief Executive Officer for fiscal year 1994 was based on his duties and responsibilities and determined after a review of the total compensation paid to chief executive officers of comparable companies, both in and outside the health care industry. His salary was set to account for slightly less than two-thirds of his maximum potential compensation for the year. The Chief Executive Officer's cash bonus for fiscal year 1994 was contingent and based entirely on a formula tied to the Company's net income for the year. The Company achieved 110% of the Chief Executive Officer's net income target for fiscal year 1994.

                                          COMPENSATION COMMITTEE

                                          David N. Campbell, Chairman
                                          Bertram T. Martin, Jr.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of the four-year cumulative total return for the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Health Services Stocks Index, assuming an investment of $100 on August 1, 1990, the beginning of the first fiscal year following the Company's initial public offering. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (August 1, 1990, to July 31, 1994) by the price of the Company's Common Stock at the beginning of the measurement period.

                                   (GRAPH)

                                   Pharmacy                         Nasdaq
                                  Management     Nasdaq Stock       Health
      Measurement Period           Services,     Market (U.S.)     Services
    (Fiscal Year Covered)            Inc.            Index       Stocks Index
8/1/90                                  100.00          100.00          100.00
7/31/91                                  72.22          118.07          170.28
7/31/92                                  57.41          138.61          200.28
7/31/93                                  51.85          168.56          224.66
7/31/94                                  81.25          172.49          250.66

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows as of November 25, 1994, the number of shares of the Company's Common Stock beneficially owned by each director, by the Chief Executive Officer, and by the other four most highly compensated executive officers of the Company, by all directors and executive officers of the Company as a group, and by each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock:

                                                                  SHARES              PERCENT OF
                   BENEFICIAL OWNER(2)(3)                  BENEFICIALLY OWNED(1)     CLASS(1)(3)
    -----------------------------------------------------  ---------------------     ------------
    David N. Campbell....................................            3,500(4)               *
    Debra Cerre-Ruedisili................................           11,000(5)               *
    Charles H. Guy, Jr...................................          650,100                7.3%
    Cecil S. Harrell.....................................        3,775,863(6)            42.5%
    James N. Harrell.....................................          770,050                8.7%
    W. Seymour Holt......................................           25,600                  *
    Robert H. Marks......................................           10,000(7)               *
    Bertram T. Martin, Jr................................        3,823,553(6)            43.0%
    Peter T. Pruitt......................................              100                  *
    David L. Redmond.....................................           43,900(8)               *
    Wellington Management Company........................          664,100                7.5%
    All directors and executive officers
      as a group (12 persons)............................        3,996,963(9)            45.0%

- ---------------
NOTES:

(1) Except as discussed below, information regarding beneficial ownership was furnished by the persons named in the table and is as of November 25, 1994. The information for Wellington Management Company is as of December 31, 1993, and was derived from the Schedule 13G filed by it with the SEC. Except as otherwise indicated below, each person reported in the table as a beneficial owner of shares has sole voting and investment power over the shares owned of record by him and only shared voting and investment power over shares owned of record by, or jointly with, another person. Beneficial ownership percentages of less than 1% are indicated by an asterisk.

(2) The business address for Cecil S. Harrell and Bertram T. Martin, Jr. is 3611 Queen Palm Drive, Tampa, Florida 33619. The business address for Charles H. Guy, Jr. is 205 South Hoover, Tampa, Florida 33609, and the mailing address for James N. Harrell is 15451 Plantation Oaks, No. 13, Tampa, Florida 33647. The business address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

(3) Two of the five beneficial owners of more than 5% of the outstanding Common Stock are directors of the Company. James N. Harrell is the brother of Cecil
    S. Harrell.

(4) Includes 3,000 shares issuable upon the exercise of stock options that are currently exercisable.

(5) Includes 10,000 shares issuable upon the exercise of stock options that are currently exercisable.

(6) Includes 3,774,953 shares owned of record by a revocable trust created by Cecil S. Harrell under which he and Bertram T. Martin, Jr. are co-trustees, so each of them is shown in the table as beneficially owning all the shares owned by the trust. In addition, Mr. Martin's beneficial ownership includes 47,600 shares issuable upon the exercise of stock options that are currently exercisable.

(7) Includes 10,000 shares that are issuable upon the exercise of stock options that are currently exercisable.

(8) Includes 27,800 shares that are issuable upon the exercise of stock options that are currently exercisable.

(9) Includes a total of 170,400 shares issuable upon the exercise of stock options that are currently exercisable.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the directors and executive officers of the Company were customers or suppliers of the Company, or directors, officers, or shareholders of corporations that were customers or suppliers of the Company, during fiscal year 1994 and engaged in transactions with the Company in the ordinary course of business that were subject to usual trade terms. In addition, since the beginning of the last fiscal year, the Company has periodically made advances to its Chief Executive Officer and a revocable trust created by him under which he is a co-trustee. The advances are repayable with interest at the prime rate. The maximum aggregate amount outstanding since the beginning of the Company's last fiscal year was $390,707, the amount outstanding as of July 31, 1994, was zero, and the amount outstanding as of September 30, 1994, was $200,844.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

FINANCIAL STATEMENTS

     The following consolidated financial statements and supplementary financial data of the Company are filed as part of this report:

                                                                                    PAGE
                                                                                    ----
    Consolidated Balance Sheets, July 31, 1994 and 1993...........................  F-3
    Consolidated Statements of Operations for fiscal years
      ended July 31, 1994, 1993 and 1992..........................................  F-4
    Consolidated Statements of Shareholders' Equity for
      the fiscal years ended July 31, 1994, 1993 and 1992.........................  F-5
    Consolidated Statements of Cash Flows for the fiscal years ended July 31, 1994, 1993 and 1992..........................................  F-6
    Notes to Consolidated Financial Statements....................................  F-7

FINANCIAL STATEMENT SCHEDULES

     The following additional information pertaining to the consolidated financial statements of the Company for fiscal years 1994, 1993 and 1992 is filed as part of this report:

                                                                                    PAGE
                                                                                    ----
    Report of Independent Accountants -- Fiscal
      years ended July 31, 1994, 1993 and 1992....................................  F-1
    Consent of Independent Accountants -- Fiscal
      years ended July 31, 1994, 1993 and 1992....................................  F-2

     All other schedules specified in the accounting regulations of the SEC have been omitted because they are either inapplicable or not required. Individual financial statements of the Company have been omitted because the Company is a holding company and all subsidiaries included in the consolidated financial statements filed with this report are wholly owned.

REPORTS ON FORM 8-K

     The Company did not file a Current Report on Form 8-K during the fourth quarter of fiscal year 1994.

EXHIBITS

     The following exhibits are filed as part of this report:

 2-1    Stock Purchase Agreement dated December 20, 1990, for the purchase of Resource
        Opportunities, Inc. common stock by a wholly owned subsidiary of the Company.
        (Incorporated by reference from Exhibit C(a) to the Company's Form 8-K filed on
        January 9, 1991, SEC File No. 0-18366)
 2-2    Stock Purchase Agreement dated March 25, 1991, for the purchase of Insurance Software
        Packages, Inc. common stock by a wholly owned subsidiary of the Company.
        (Incorporated by reference from Exhibit C(1) to the Company's Form 8-K filed on April
        1, 1991, SEC File No. 0-18366)
 2-3    Acquisition and Merger Agreement dated March 28, 1991, for the purchase of Nancy Sapp
        & Associates, Inc. common stock by a wholly owned subsidiary of the Company.
        (Incorporated by reference from Exhibit C(4) to the Company's Form 8-K filed on April
        1, 1991, SEC File No. 0-18366)
 2-4    Acquisition and Merger Agreement dated May 20, 1991, for the purchase of MedView,
        Incorporated common stock by a wholly owned subsidiary of the Company. (Incorporated by reference from Exhibit C(1) to the Company's Form 8-K filed on June 4, 1991, SEC
        File No. 0-18366)
 3-1    Articles of Incorporation of the Company, as amended to date.*
 3-2    By-laws of the Company. (Incorporated by reference from Exhibit 3-2 to the Company's
        Form 10-K filed on July 31, 1991, SEC File No. 0-18366)
 4-1    Credit Agreement dated May 26, 1994, between the Company and Barnett Bank of Tampa,
        N.A. and NationsBank of Florida, N.A. (Incorporated by reference from Exhibit 4-1 to the Company's Form 10-Q for the fiscal quarter ended April 30, 1994, SEC File No.
        0-18366)
10-1    1990 Incentive and Non-Statutory Stock Option Plan of the Company, as amended to date.**
10-2    Deferred Compensation Plan for Non-Employees effective December 2, 1993.
10-3    Asset Purchase Agreement dated November 6, 1992, between Staodyn, Inc. and Technical
        Medical Devices, Inc. (with exhibits, except as noted).*
10-4    Executive Liability and Defense Coverage Section of Executive Protection Policy
        effective October 1, 1993, issued by Federal Insurance Company and binder for renewal of coverage effective October 1, 1994.
10-5    Form of Indemnity Agreement between the Company and its directors.**
10-6    Form of Indemnity Agreement between the Company and its executive officers.**
10-7    Form of Severance Agreement between the Company and its executive officers.**
10-8    Restricted Stock Option Agreement dated June 11, 1993, between the Company and
        Bertram T. Martin, Jr.**
10-9    Restricted Stock Option Agreement dated June 11, 1993, between the Company and David
        L. Redmond.**
10-10   Employment Agreement between the Company and Cecil S. Harrell, as currently in effect.
10-11   Employment Agreement between the Company and Bertram T. Martin, Jr., as currently in effect.
10-12   Employment Agreement between the Company and David L. Redmond, as currently in effect.
10-13   Employment Agreement between Prescription Management Services, Inc. and Michael W.
        Clark, as currently in effect.
10-14   Employment Agreement between MedView Services, Incorporated and Robert H. Marks, as
        currently in effect.
10-15   Employment Agreement between MedView Services, Incorporated and Debra
        Cerre-Ruedisili, as currently in effect.

10-16   Employment Agreement between Resource Opportunities, Inc. and Alice T. Hall, as currently in effect.**
10-17   Employment Agreement between Resource Opportunities, Inc. and Michael J. Leep, as currently in effect.
10-18   Third Amended and Restated Lease Agreement dated September 1, 1989, between the
        Company and NCNB National Bank of Florida and Lease Agreement dated January 24, 1990, between the Company and NCNB National Bank of Florida.**
10-19   Employment Agreement between Prescription Management Services, Inc. and Michael R.
        Webb, as currently in effect.
11      Computation of Earnings Per Share.
22      Subsidiaries of the Company.**

- ---------------
 * Incorporated by reference from the same exhibit designation in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1992 (SEC File No. 0-18366).

** Incorporated by reference from the same exhibit designation in the Company's
   Annual Report on Form 10-K for the fiscal year ended July 31, 1993 (SEC File No. 0-18366).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          PHARMACY MANAGEMENT SERVICES, INC.

Date: April 6, 1995                   By: /s/  David L. Redmond
                                          ---------------------------
                                          David L. Redmond
                                          Senior Vice President and
                                          Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT REFERENCE

                                                                                          PAGE
                                                                                          ----
 2-1    Stock Purchase Agreement dated December 20, 1990, for the purchase of Resource
        Opportunities, Inc. common stock by a wholly owned subsidiary of the Company....    *
 2-2    Stock Purchase Agreement dated March 25, 1991, for the purchase of Insurance
        Software Packages, Inc. common stock by a wholly owned subsidiary of the
        Company.........................................................................    *
 2-3    Acquisition and Merger Agreement dated March 28, 1991, for the purchase of Nancy
        Sapp & Associates, Inc. common stock by a wholly owned subsidiary of the
        Company.........................................................................    *
 2-4    Acquisition and Merger Agreement dated May 20, 1991, for the purchase of
        MedView, Incorporated common stock by a wholly owned subsidiary of the
        Company.........................................................................    *
 3-1    Articles of Incorporation of the Company, as amended to date....................    *
 3-2    By-laws of the Company..........................................................    *
 4-1    Credit Agreement dated May 26, 1994, between the Company and Barnett Bank of
        Tampa, N.A. and NationsBank of Florida, N.A.....................................    *
10-1    1990 Incentive and Non-Statutory Stock Option Plan of the Company, as amended to
        date............................................................................    *
10-2    Deferred Compensation Plan for Non-Employees effective December 2, 1993.........   20
10-3    Asset Purchase Agreement dated November 6, 1992, between Staodyn, Inc. and
        Technical Medical Devices, Inc. (with exhibits, except as noted)................    *
10-4    Executive Liability and Defense Coverage Section of Executive Protection Policy
        effective October 1, 1993, issued by Federal Insurance Company and binder for
        renewal of coverage effective October 1, 1994...................................   33
10-5    Form of Indemnity Agreement between the Company and its directors...............    *
10-6    Form of Indemnity Agreement between the Company and its executive officers......    *
10-7    Form of Severance Agreement between the Company and its executive officers......    *
10-8    Restricted Stock Option Agreement dated June 11, 1993, between the Company and
        Bertram T. Martin, Jr...........................................................    *
10-9    Restricted Stock Option Agreement dated June 11, 1993, between the Company and
        David L. Redmond................................................................    *
10-10   Employment Agreement between the Company and Cecil S. Harrell, as currently in
        effect..........................................................................   91
10-11   Employment Agreement between the Company and Bertram T. Martin, Jr., as currently in effect.............................................................  108
10-12   Employment Agreement between the Company and David L. Redmond, as currently in effect..........................................................................  123
10-13   Employment Agreement between Prescription Management Services, Inc. and Michael
        W. Clark, as currently in effect................................................  140
10-14   Employment Agreement between MedView Services, Incorporated and Robert H. Marks, as currently in effect..........................................................  158
10-15   Employment Agreement between MedView Services, Incorporated and Debra Cerre-
        Ruedisili, as currently in effect...............................................  178
10-16   Employment Agreement between Resource Opportunities, Inc. and Alice T. Hall, as
        currently in effect.............................................................    *
10-17   Employment Agreement between Resource Opportunities, Inc. and Michael J. Leep, as currently in effect..........................................................  196

                                                                                          PAGE
                                                                                          ----
10-18   Third Amended and Restated Lease Agreement dated September 1, 1989, between the
        Company and NCNB National Bank of Florida and Lease Agreement dated January 24,
        1990, between the Company and NCNB National Bank of Florida.....................    *
10-19   Employment Agreement between Prescription Management Services, Inc. and Michael
        R. Webb, as currently in effect.................................................  220
11      Computation of Earnings Per Share...............................................  237
22      Subsidiaries of the Company.....................................................    *

- ---------------
 * Incorporated by reference.
** The page numbers listed in the Exhibits Index are the sequentially numbered pages of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994, in the form originally filed with the SEC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders, Pharmacy Management Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Pharmacy Management Services, Inc. and Subsidiaries as of July 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pharmacy Management Services, Inc. and Subsidiaries as of July 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, effective August 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                          Coopers & Lybrand L.L.P.

Tampa, Florida
September 13, 1994

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Annual Report on Form 10-K/A (Amendment No. 3) of our report dated September 13, 1994, on our audits of the consolidated financial statements of Pharmacy Management Services, Inc. and Subsidiaries as of July 31, 1994 and 1993, and for each of the three years in the period ended July 31, 1994. We also consent to the incorporation by reference in the registration statements of Pharmacy Management Services, Inc. and Subsidiaries on Form S-8 (File No. 33-37549) and Form S-8 (File No. 33-80078) of our report dated September 13, 1994, on our audits of the consolidated financial statements of Pharmacy Management Services, Inc. and Subsidiaries as of July 31, 1994 and 1993, and for the three years in the period ended July 31, 1994, which report is included in the Annual Report on Form 10-K/A (Amendment No. 3).

                                          Coopers & Lybrand L.L.P.

Tampa, Florida
April 6, 1995

              PHARMACY MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEETS, JULY 31, 1994 AND 1993

                                ASSETS                                    1994           1993
- ----------------------------------------------------------------------  --------       --------
                                                                            (IN THOUSANDS)
CURRENT ASSETS
  Cash and cash equivalents...........................................  $     1        $ 2,594
  Trade receivables, net..............................................   20,690         18,274
  Inventories.........................................................    3,487          5,118
  Income tax refunds receivable.......................................      584             --
  Deferred income taxes...............................................    1,121            548
  Prepaid expenses and other..........................................      742            760
                                                                        --------       --------
          TOTAL CURRENT ASSETS........................................   26,625         27,294
PROPERTY AND EQUIPMENT................................................    8,679          8,924
GOODWILL AND OTHER INTANGIBLES........................................   15,682         16,867
NOTES RECEIVABLE......................................................      184          3,002
EQUITY SECURITIES.....................................................    1,240          1,400
OTHER ASSETS..........................................................    1,552          2,213
                                                                        --------       --------
          TOTAL ASSETS................................................  $53,962        $59,700
                                                                        =======        =======
                LIABILITIES AND SHAREHOLDERS' EQUITY
- ----------------------------------------------------------------------
CURRENT LIABILITIES
  Current maturities of long-term debt................................  $   789        $ 4,258
  Accounts payable....................................................    6,132          6,947
  Accrued compensation and benefits...................................    1,457          1,457
  Accrued lease costs.................................................    1,086            874
  Other current liabilities...........................................      414            789
                                                                        --------       --------
          TOTAL CURRENT LIABILITIES...................................    9,878         14,325
LONG-TERM DEBT........................................................    5,793         11,695
REDEEMABLE CONVERTIBLE PREFERRED STOCK................................    1,200          1,200
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Series B Convertible Preferred Stock................................        1              1
  Series C Convertible Preferred Stock................................        1              1
  Common Stock, $.01 par value: authorized 20,000,000 shares; issued and outstanding 8,749,793 and 8,664,950 at July 31, 1994 and July
     31, 1993, respectively...........................................       87             87
  Additional paid-in capital..........................................   26,559         25,943
  Retained earnings...................................................   10,443          6,448
                                                                        --------       --------
          TOTAL SHAREHOLDERS' EQUITY..................................   37,091         32,480
                                                                        --------       --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................  $53,962        $59,700
                                                                        =======        =======

See accompanying notes to consolidated financial statements.

              PHARMACY MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE FISCAL YEARS ENDED JULY 31, 1994,
                                 1993 AND 1992

                                                           1994           1993           1992
                                                         --------       --------       --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues...........................................  $113,149       $109,934       $106,116
Cost of revenues.......................................    80,709         79,257         76,424
                                                         --------       --------       --------
     Gross margin......................................    32,440         30,677         29,692
Costs and expenses
  Selling, general and administrative..................    21,876         22,144         21,802
  Depreciation and amortization........................     3,427          2,967          2,169
  Restructuring charges................................        --             --          7,097
                                                         --------       --------       --------
     Operating income (loss)...........................     7,137          5,566         (1,376)
Other income (expense)
  Interest expense, net................................      (580)        (1,034)        (1,363)
  Gain on sale of TMD..................................        --            950             --
  Write-off of goodwill................................        --           (620)            --
  Other................................................        25            (16)           (32)
                                                         --------       --------       --------
     Income (loss) before income taxes.................     6,582          4,846         (2,771)
Provision (benefit) for income taxes...................     2,326          2,064           (760)
                                                         --------       --------       --------
     Net income (loss).................................  $  4,256       $  2,782       $ (2,011)
                                                         ========       ========       ========
Net income (loss) per common share.....................  $   0.47       $   0.30       $  (0.25)
                                                         ========       ========       ========
Weighted average number of common shares outstanding...     8,721          8,692          8,725
                                                         ========       ========       ========

See accompanying notes to consolidated financial statements.

              PHARMACY MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE FISCAL YEARS ENDED JULY
                            31, 1994, 1993 AND 1992

                                  PREFERRED
                                    STOCK         COMMON STOCK
                                --------------   --------------   ADDITIONAL               TREASURY        NET
                                          PAR              PAR     PAID-IN     RETAINED     STOCK,    SHAREHOLDERS'
                                SHARES   VALUE   SHARES   VALUE    CAPITAL     EARNINGS    AT COST       EQUITY
                                ------   -----   ------   -----   ----------   ---------   --------   -------------
                                                                  (IN THOUSANDS)
Balance, July 31, 1991.........   117     $ 2    8,723     $87     $ 25,956     $ 6,349    $   (93 )     $32,301
Issuance of stock..............     9      --        4      --          146          --         --           146
Purchase of treasury shares....    --      --       --      --           --          --       (284 )        (284)
Net loss.......................    --      --       --      --           --      (2,011)        --        (2,011)
Preferred stock dividends......    --      --       --      --           --        (186)        --          (186)
                                ------   -----   ------   -----   ----------   ---------   --------   -------------
Balance, July 31, 1992.........   126       2    8,727      87       26,102       4,152       (377 )      29,966
Issuance of stock..............     2      --        1      --           29          --         --            29
Purchase of treasury shares....    --      --       --      --           --          --       (101 )        (101)
Cancellation of treasury
  shares.......................    --      --      (63 )    --         (188)       (290)       478            --
Net income.....................    --      --       --      --           --       2,782         --         2,782
Preferred stock dividends......    --      --       --      --           --        (196)        --          (196)
                                ------   -----   ------   -----   ----------   ---------   --------   -------------
Balance, July 31, 1993.........   128       2    8,665      87       25,943       6,448         --        32,480
Issuance of stock..............    --      --       97      --          651          --         --           651
Purchase of treasury shares....    --      --       --      --           --          --        (99 )         (99)
Cancellation of treasury
  shares.......................    --      --      (12 )    --          (35)        (64)        99            --
Net income.....................    --      --       --      --           --       4,256         --         4,256
Preferred stock dividends......    --      --       --      --           --        (197)        --          (197)
                                ------   -----   ------   -----   ----------   ---------   --------   -------------
Balance, July 31, 1994.........   128     $ 2    8,750     $87     $ 26,559     $10,443    $    --       $37,091
                                =======  ======  =======  ======  ==========   =========   ========   =============

See accompanying notes to consolidated financial statements.

              PHARMACY MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE FISCAL YEARS ENDED JULY 31, 1994,
                                 1993 AND 1992

                                                                1994         1993        1992
                                                              --------     --------     -------
                                                                       (IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  4,256     $  2,782     $(2,011)
                                                              --------     --------     -------
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................     3,427        2,967       2,169
     Loss on sale of property and equipment.................         7           43          53
     Decrease (increase) in trade receivables...............    (2,416)       2,536        (304)
     Decrease in inventories................................     1,631        2,648       4,397
     Decrease (increase) in income tax refund receivable....      (584)       2,740      (2,740)
     Increase in prepaid expenses and other current
       assets...............................................      (648)        (296)       (196)
     Decrease in goodwill and other intangibles.............        --          313          94
     Decrease (increase) in notes receivable................     2,818       (3,002)         --
     Decrease (increase) in other assets....................     1,114         (453)       (370)
     Increase (decrease) in accounts payable................      (815)       2,167         288
     Decrease in accrued compensation, accrued lease costs,
       and other current liabilities........................      (163)        (649)       (476)
                                                              --------     --------     -------
          Total adjustments.................................     4,371        9,014       2,915
                                                              --------     --------     -------
          Net cash provided by operating activities.........     8,627       11,796         904
                                                              --------     --------     -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (2,364)      (2,846)     (4,672)
  Proceeds from the sale of property and equipment..........        --          109          28
  Decrease in equity securities.............................       160           --          --
  Additional consideration paid on acquisitions.............        --       (1,679)         --
                                                              --------     --------     -------
          Net cash used in investing activities.............    (2,204)      (4,416)     (4,644)
                                                              --------     --------     -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Increases in notes payable and long-term debt.............     4,783        8,378       9,608
  Reductions in notes payable and long-term debt............   (14,154)     (14,015)     (5,037)
  Issuance of common stock..................................       651            5         145
  Issuance of preferred stock...............................        --           24          --
  Preferred stock dividends.................................      (197)        (196)       (186)
  Purchases of treasury stock...............................       (99)        (101)       (284)
                                                              --------     --------     -------
          Net cash provided by (used in) financing
            activities......................................    (9,016)      (5,905)      4,246
                                                              --------     --------     -------
Net increase (decrease) in cash and cash equivalents........    (2,593)       1,475         506
Cash and cash equivalents at beginning of year..............     2,594        1,119         613
                                                              --------     --------     -------
Cash and cash equivalents at end of year....................  $      1     $  2,594     $ 1,119
                                                              ========     ========     =======
Supplemental disclosures of cash flow information
  Cash paid for:
     Interest...............................................  $    663     $  1,134     $ 1,416
                                                              ========     ========     =======
     Income taxes...........................................  $  3,090     $    163     $ 1,947
                                                              ========     ========     =======

See accompanying notes to consolidated financial statements.

              PHARMACY MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

     The consolidated financial statements consist of the accounts of Pharmacy Management Services, Inc. ("PMSI") and its wholly owned subsidiaries (the "Company"). The Company is a leading independent nationwide provider of medical cost containment and managed care services, providing professionally managed solutions for controlling the escalating costs of workers' compensation. The Company's operations do not meet the requirements of Statement of Financial Accounting Standards No. 14 for segment reporting. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

     Revenues are recognized based on shipment of products or performance of services. Revenues from the sale of software are recognized when installed and accepted by the customer. Revenue from maintenance contracts is recorded as deferred revenue and recognized in earnings ratably over the contract periods. No single customer accounts for more than 10% of the Company's revenues.

Cash Equivalents

     Cash equivalents consist principally of short-term interest-bearing investments that are carried at cost, which approximates market value. For purposes of the statements of cash flows, the Company considers all short-term, highly liquid investments with a maturity of three months or less to be cash equivalents.

Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Inventories at July 31, 1994 and 1993 are summarized as follows (in thousands):

                                                                          1994       1993
                                                                         ------     ------
    Drugs..............................................................  $2,474     $3,918
    Electro-medical therapy products...................................     416        608
    Medical equipment and supplies.....................................     597        592
                                                                         ------     ------
                                                                         $3,487     $5,118
                                                                         ======     ======

Property and Equipment

     Property and equipment are stated at cost. Depreciation is charged against results of operations over the estimated service lives of the related assets. Improvements to leased property are amortized over the life of the lease or the life of the improvement, whichever is shorter. For financial reporting purposes, the Company principally uses the straight-line method of depreciation. For tax purposes, the Company generally uses accelerated methods where permitted.

     Expenditures for additions, major renewals and betterments are capitalized and expenditures for repairs and maintenance are expensed as incurred. When properties and equipment are retired or otherwise disposed of, the costs thereof and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings.

Goodwill and Other Intangibles

     Goodwill recognized in business combinations (representing the excess of cost over net assets of the companies acquired) that were accounted for as purchases ($16,448,000 and $16,806,000 at July 31, 1994 and 1993, before accumulated amortization of $1,359,000 and $1,027,000, respectively) is being amortized on a straight-line basis over the expected lives of the related assets over periods not exceeding 40 years. The Company monthly evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected nondiscounted cash flows of each business unit. If projected nondiscounted cash flows for a particular business unit indicates that the value of related goodwill or other intangible assets might not be recoverable over the expected amortization period, then the carrying value of the related goodwill or other intangible assets and/or the amortization period will be adjusted accordingly. As of July 31, 1994, the Company does not believe there is any indication that the carrying value or the amortization period of goodwill and other intangibles needs to be adjusted.

     During fiscal year 1993, the Company wrote off approximately $620,000 of goodwill, which had been allocated to the 1991 acquisition of the bill auditing business of Insurance Software Packages, Inc. ("ISP"). The Company's preferred provider organization (the "PPO"), which was acquired in May 1991, also had a bill auditing business, and, when the bill auditing business of ISP was integrated with the bill auditing business of the PPO in November 1992, the Company determined that it was no longer appropriate to have the goodwill allocated to the bill auditing service of ISP reflected in its records.

     Other intangibles consist primarily of non-compete agreements related to acquisitions consummated before July 25, 1991 ($1,891,000 and $2,169,000 at July 31, 1994 and 1993, before accumulated amortization of $1,298,000 and $1,081,000, respectively) and are being amortized over the lives of the agreements, primarily two to five years.

Software Development Costs

     Certain software development costs are capitalized when incurred in accordance with Financial Accounting Standards Board (FASB) Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility. Costs incurred prior to the establishment of technological feasibility are expensed as incurred. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies.

     Amortization of capitalized software development costs is provided on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or (b) the straight-line method over the remaining estimated economic life of the product. All software development costs have been fully amortized as of July 31, 1994. As of July 31, 1993, the unamortized portion of capitalized software development costs was $583,000 and these costs were included in Other Assets on the consolidated balance sheets. Amortization of software development costs was $583,000, $101,000, and $61,000 for the fiscal years ended July 31, 1994, 1993 and 1992, respectively.

Accrued Lease Costs

     Rental expense is recorded in accordance with FASB Statement No. 13, "Accounting for Leases," whereby rental expense is recognized on a straight-line basis by totaling all rents due under the lease, including fixed increases, and dividing by the total months of the leases.

Income Taxes

     In February 1992, the FASB issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Effective August 1, 1993, the Company adopted Statement 109 and there was no cumulative effect of that change in the method of accounting for income taxes.

     Pursuant to the deferred method of accounting for income taxes under APB Opinion 11, which was applicable for fiscal year 1993 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

Net Income (Loss) Per Common Share

     Primary earnings (loss) per common share is based on net income, less preferred stock dividend requirements, divided by the weighted average number of common and dilutive common equivalent shares outstanding during the year. Fully diluted earnings (loss) per common share has been omitted for all periods presented because they are anti-dilutive. Dilutive common equivalent shares consist of stock options and convertible preferred stock.

Consolidated Statements of Cash Flows

     Significant non-cash financing and investing activities for each of the three fiscal years in the period ended July 31, 1994 were as follows: fiscal year 1994 -- there were no material non-cash financing and investing activities; fiscal year 1993 -- the Company wrote off accounts receivable in the amount of approximately $1.9 million, wrote off goodwill in the amount of $620,000 (see "Goodwill and Other Intangibles" above) and recorded a net non-cash gain of $950,000 in connection with the sale of its Technical Medical Devices, Inc. subsidiary (see Note 11), which gain resulted from the receipt of 500,000 shares of Staodyn, Inc. common stock valued at $1.4 million, offset by the accrual of $450,000 in transaction expenses; and fiscal year 1992 -- as discussed in Note 12, the Company recorded pre-tax restructuring charges of $7,097,000 and wrote off approximately $2.0 million in uncollectable accounts receivable.

Reclassifications

     Certain amounts have been reclassified to conform to 1994 presentations.

2. CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company's cash equivalents are in high-quality, short-term securities placed with major banks and financial institutions. The Company's investment policy limits its exposure to concentrations of credit risk.

     The Company's trade receivables result primarily from sales to a broad base of insurance companies and large employers throughout the United States. The Company routinely assesses the financial strength of its customers to minimize its risk of loss. Accordingly, concentrations of credit risk are limited.

     Trade receivables on the consolidated balance sheets at July 31, 1994 and 1993 are net of allowances for doubtful accounts of $393,000 and $273,000, respectively.

3. PROPERTY AND EQUIPMENT

     Property and equipment at July 31, 1994 and 1993 consisted of the following (in thousands):

                                                                      1994          1993
                                                                     -------       -------
    Equipment......................................................  $11,317       $ 9,681
    Furniture and fixtures.........................................    2,152         1,941
    Leasehold improvements.........................................    1,683         1,210
                                                                     -------       -------
                                                                      15,152        12,832
         Less accumulated depreciation and amortization............    6,473         3,908
                                                                     -------       -------
                                                                     $ 8,679       $ 8,924
                                                                     =======       =======

     Depreciation and amortization expense for property and equipment was $2,603,000, $1,942,000 and $1,279,000 for the fiscal years ended July 31, 1994,
1993 and 1992, respectively.

     Balances related to capitalized leases, included in property and equipment at July 31, 1994 and 1993, are as follows (in thousands):

                                                                          1994       1993
                                                                          ----       ----
    Equipment...........................................................  $239       $239
    Less accumulated amortization.......................................   172         99
                                                                          ----       ----
         Net............................................................  $ 67       $140
                                                                          ====       ====

     The Company leases its office buildings and various equipment used in its operations under leases expiring through January 2006. The future minimum annual lease payments under all leases with initial or remaining noncancellable lease terms in excess of one year at July 31, 1994 are as follows (in thousands):

                                                                     CAPITAL     OPERATING
                                                                     LEASES       LEASES
                                                                     -------     ---------
    Fiscal year ending July 31,
         1995......................................................    $73        $ 4,573
         1996......................................................     --          3,204
         1997......................................................     --          2,493
         1998......................................................     --          2,322
         1999......................................................     --          2,193
         Thereafter................................................     --         12,780
                                                                     -------     ---------
    Total minimum lease payments...................................     73        $27,565
                                                                                 =========
    Less amount representing interest..............................      2
                                                                     -------
    Present value of net minimum lease payments....................    $71
                                                                     =======

     The Company subleases a portion of its office buildings to third parties. The future minimum annual sublease payments to be received under all noncancellable subleases as of July 31, 1994 are (in thousands):

    Fiscal year ending July 31,
         1995................................................................    $ 105
         1996................................................................       70
                                                                               ---------
    Total minimum sublease payments..........................................    $ 175
                                                                               =========

     Rent expense (under operating leases) was approximately $4,923,000, $5,026,000 and $3,793,000 for the fiscal years ended July 31, 1994, 1993 and 1992, respectively. Rental payments received under subleases were approximately $105,000 and $36,000 for the fiscal years ended July 31, 1994 and 1993, respectively. There were no subleases for the fiscal year ended July 31, 1992.

4. LONG-TERM DEBT

     Long-term debt at July 31, 1994 consisted of the following (in thousands):

    $7,500 revolving bank line of credit, matures November 30, 1997.............  $2,636
    $7,500 revolving bank line of credit, matures November 30, 1997.............   2,003
    $1,120 installment note, principal payable in four annual installments of
      $280 commencing October 30, 1993, non-interest bearing....................     840
    $600 note, principal payable in three annual installments of $200 commencing
      December 31, 1993, interest payable annually at 7%........................     400
    Note payable, installments payable monthly through December, 1997...........     126
    Non-compete agreements, payable in varying amounts and frequencies,
      non-interest bearing......................................................     506
    Capital lease obligations...................................................      71
                                                                                  ------
                                                                                   6,582
    Less current maturities.....................................................     789
                                                                                  ------
                                                                                  $5,793
                                                                                  ======

     The revolving lines of credit above represent borrowings under a $15.0 million revolving credit agreement with two banks, under which the Company may borrow up to 75% of its outstanding eligible consolidated accounts receivable and up to 50% of its consolidated inventories. Trade receivables and inventories are pledged as collateral under the revolving credit agreement. Interest is payable monthly at rates varying from the lender's prime rate less 1/8 to 3/8 percent or LIBOR (London Interbank Offered Rate) plus 1 1/4 to 1 3/8 percent, depending on the Company's ratio of liabilities to tangible net worth, as defined in the credit agreement. At July 31, 1994, amounts available under the credit agreement were approximately $10.4 million. Under the terms of the credit agreement, the unused credit is subject to a 1/8 of one percent per annum commitment fee that is payable quarterly.

     Aggregate annual maturities of long-term debt for the five years subsequent to July 31, 1994 are as follows (in thousands):

        Fiscal year ending July 31,
             1995...........................................................  $  789
             1996...........................................................     699
             1997...........................................................     436
             1998...........................................................   4,658
             1999...........................................................      --

     Interest expense for the fiscal years ended July 31, 1994, 1993 and 1992 approximated $662,000, $1,192,000 and $1,403,000, respectively.

     The Company's credit agreement contains certain loan covenants related to tangible net worth, purchase of treasury shares, and the acquisition and disposition of assets. The most restrictive of these covenants requires the Company to maintain a cash flow coverage ratio of 1.2 to 1.0. The Company is in compliance with all of its loan covenants.

     The following information relates to lines of credit for the following fiscal years (dollar amounts in thousands):

                                                              1994          1993          1992
                                                             -------      --------      --------
Outstanding balance at the end of the year...............    $ 4,639      $  6,778      $ 11,568
Weighted average interest rate at the end of the year....      6.04%         6.20%         5.91%
Maximum amount outstanding during the year...............    $ 8,823      $ 14,025      $ 12,343
Average amount outstanding during the year...............    $ 6,891      $ 10,626      $ 10,408
Weighted average interest rate during the year...........      6.10%         6.09%         6.82%

5. COMMITMENTS AND CONTINGENCIES

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

6. INCOME TAXES

     As discussed in Note 1, the Company adopted FASB Statement 109 as of August 1, 1993, and there was no cumulative effect of that change in the method of accounting for income taxes. Accordingly, income tax expense has not been affected and there was no cumulative income statement effect from adopting the liability method of Statement 109. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

     Income tax expense attributable to income from continuing operations consisted of the following (in thousands):

                                                               CURRENT      DEFERRED      TOTAL
                                                               -------      --------      ------
Fiscal year ended July 31, 1994:
     U.S. federal...........................................   $2,017        $ (259)      $1,758
     State and local........................................      510            58          568
                                                               -------      --------      ------
                                                               $2,527        $ (201)      $2,326
                                                               =======      ========      ======
Fiscal year ended July 31, 1993:
     U.S. federal...........................................   $1,786        $   60       $1,846
     State and local........................................      213             5          218
                                                               -------      --------      ------
                                                               $1,999        $   65       $2,064
                                                               =======      ========      ======
Fiscal year ended July 31, 1992:
     U.S. federal...........................................   $ (809 )      $  (18)      $ (827)
     State and local........................................       70            (3)          67
                                                               -------      --------      ------
                                                               $ (739 )      $  (21)      $ (760)
                                                               =======      ========      ======

     Income tax expense attributable to income from continuing operations was $2,326,000, $2,064,000 and $(760,000) for the fiscal years ended July 31, 1994,
1993 and 1992, respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as a result of the following (in thousands):

                                                                 1994         1993        1992
                                                                ------       ------       -----
Tax provision (benefit) at statutory rate.....................  $2,238       $1,648       $(942)
State income tax, net of federal income tax benefit...........     375          195           7
Meals and entertainment exclusion.............................      30           33          37
Amortization of goodwill......................................     144          135         130
Research and development tax (credit).........................    (380)          --          --
Alternative minimum tax (credit)..............................     (83)          83          --
Other.........................................................       2          (30)          8
                                                                ------       ------       -----
                                                                $2,326       $2,064       $(760)
                                                                ======       ======       =====

     For the fiscal years ended July 31, 1993 and 1992, deferred income tax expense under APB Opinion 11 of $65,000 and $(21,000), respectively, resulted from timing differences in the recognition of income and expense for income tax and financial reporting purposes. These differences consist primarily of amounts related to depreciation, to the capitalization of certain indirect costs to inventory and to PPO network development costs.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at July 31, 1994 are presented below (in thousands).

        Deferred tax assets:
             Accounts receivable, principally due to allowance for doubtful
              accounts......................................................    $  151
             Inventories, principally due to additional costs inventoried
              for tax purposes pursuant to the Tax Reform Act of 1986.......       141
             Accruals for financial reporting purposes......................        37
             Accrued lease costs............................................       408
             PPO network development costs..................................       642
             Net operating loss carryforwards...............................       217
             Alternative minimum tax credit carryforwards...................        83
                                                                                ------
                  Total gross deferred tax assets...........................     1,679
                                                                                ------
        Deferred tax liabilities:
             Property and equipment, principally due to differences in
              depreciation..................................................      (399)
             Other..........................................................       (66)
                                                                                ------
                  Total gross deferred tax liabilities......................      (465)
                                                                                ------
                  Net deferred tax asset....................................    $1,214
                                                                                ======

     The net deferred tax asset of $1,214,000 is comprised of a current portion of $1,121,000 classified as deferred income taxes and included in total current assets, and a noncurrent portion of $93,000 included in other assets in the consolidated balance sheets at July 31, 1994.

     At July 31, 1994, the Company has net operating loss carryforwards for federal income tax purposes of $637,000, which are available through fiscal year 2002 to offset future separate federal taxable income, if any, from its wholly owned subsidiary, MedView Services, Incorporated. In addition, the Company has alternative minimum tax credit carryforwards of $83,000 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

     FASB Statement 109 requires the recognition of a valuation allowance for deferred tax assets if it is more likely than not that all or some portion of the deferred tax asset will not be realized. Management has considered the facts and circumstances that could impact the realizability of deferred tax assets, including taxes paid in the current year and prior years that could be recovered by carryback, as well as projected future earnings of its wholly owned subsidiary, MedView Services, Incorporated, and has determined that it is more likely than not that all deferred tax assets will be realized.

7. STOCK OPTIONS

     In December 1989, the Company adopted a stock option plan under which options may be granted to officers, employees, directors and others. A total of 800,000 shares of common stock has been reserved for issuance under the plan. Options granted under the plan are exercisable at the fair market value of the shares at the date of grant. Options expire five to ten years from the date of grant. The following is a summary of stock option activity:

                                                                                              OPTION
                                                                             AVAILABLE         PRICE
                                             OUTSTANDING     EXERCISABLE     FOR GRANT       PER SHARE
                                             -----------     -----------     ---------     -------------
Balance, July 31, 1992.....................      465,200         224,000       298,700       $6.75-11.75
Granted....................................      157,500              --      (157,500)      $6.50- 7.50
Became exercisable.........................           --         112,000            --      $6.75-10.875
Exercised..................................         (550)           (550)           --         $6.75
Canceled...................................      (57,000)        (20,400)       57,000       $6.75-11.75
Expired....................................           --              --            --          --
                                             -----------     -----------     ---------
Balance, July 31, 1993.....................      565,150         315,050       198,200       $6.50-11.75
Granted....................................       28,500              --       (28,500)        $6.75
Became exercisable.........................           --          93,300            --      $6.75-10.875
Exercised..................................      (96,550)        (96,550)           --         $6.75
Canceled...................................     (107,500)        (61,500)      107,500      $6.75-10.875
Expired....................................           --              --            --          --
                                             -----------     -----------     ---------
Balance, July 31, 1994.....................      389,600         250,300       277,200       $6.50-11.75
                                               =========        ========      ========

     In addition, the Company has granted a total of 170,000 non-qualified stock options at $6.50 per share to two executive officers. The options are exercisable only if certain financial performance criteria are attained by the Company during the next four years. As a result of the financial performance of the Company during fiscal year 1994, 34,000 of these non-qualified stock options are vested and exercisable.

8. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Each share of Redeemable Series A $.72 Cumulative Convertible Preferred Stock ("Series A Preferred Stock") has a par value of $.01 and entitles its holder to receive an annual cash dividend of $.72. At July 31, 1994 and 1993, there were 100,000 shares of Series A Preferred Stock authorized, issued and outstanding. Dividends are payable annually, or through the date of conversion, commencing December 31, 1991, and continuing through December 31, 1995. Each share is convertible at any time into one share of Common Stock, as adjusted in the event of future dilution. Shares not converted by December 31, 1995 are redeemable at the rate of $12 per share plus accrued dividends. Holders of the Series A Preferred Stock are entitled to a liquidation preference of $12 per share, but holders have no voting rights.

9. SHAREHOLDERS' EQUITY

     Each share of Series B $.98 Cumulative Convertible Preferred Stock ("Series B Preferred Stock") has a par value of $.01 and entitles its holder to receive an annual cash dividend of $.98. At July 31, 1994 and 1993, there were 100,000 shares of Series B Preferred Stock authorized, of which 73,846 shares were issued and outstanding. Dividends are payable annually, or through the date of conversion, commencing April 1, 1992, and continuing through April 1, 1996. Each share of Series B Preferred Stock is convertible at any time into one share of Common Stock, as adjusted in the event of future dilution. Each share is mandatorily convertible on the earlier of (i) the first date on or after April 1, 1994 on which the market price of the Common Stock is greater than or equal to $16.25 or (ii) April 1, 1996. Holders of Series B Preferred Stock are entitled to a liquidation preference of $16.25 per share, but holders have no voting rights.

     Each share of Series C $.98 Cumulative Convertible Preferred Stock ("Series C Preferred Stock") has a par value of $.01 and entitles its holder to receive an annual cash dividend of $.98. At July 31, 1994 and 1993, there were 100,000 shares of Series C Preferred Stock authorized, of which 53,748 shares were issued and outstanding. Dividends are payable annually, or through the date of conversion, commencing April 1, 1992, and continuing through April 1, 1996. Each share is convertible at any time on or before April 1, 1996 at the following conversion ratios, as adjusted in the event of future dilution: (i) one share of Common Stock for each share of Series C Preferred Stock, if the market price of Common Stock is greater than or equal to $16.25 per share, (ii) 1.3 shares of Common Stock for each share of Series C Preferred Stock, if the market price of Common Stock is $12.50 or less, or (iii) if the market price of Common Stock is greater than $12.50 but less than $16.25, that number of shares which are equal to $16.25 divided by the market price of the

Common Stock on the conversion date. Shares of Series C Preferred Stock are mandatorily convertible (i) into one share of Common Stock on the first day on or after April 1, 1994 on which the market price of the Common Stock is $16.25 or greater, or (ii) on April 1, 1996 at the conversion ratios described above. Holders of Series C Preferred Stock are entitled to a liquidation preference of $16.25 per share, but holders have no voting rights.

     In connection with the acquisition of MedView Services, Incorporated ("MSI") in May 1991, 318,750 shares of Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock") were placed in escrow to be released based upon earnings of MSI over the five-year period ending July 31, 1996. On October 28, 1992, the Company and the selling shareholders of MSI executed a settlement agreement in which all escrowed shares of Series D Preferred Stock were returned to the Company. Any contingent consideration based on future earnings of MSI was also eliminated. In exchange, the selling shareholders of MSI received a cash payment of $450,000 on October 30, 1992 and a non-interest bearing note for $1,120,000 with annual payments of $280,000 due commencing on October 30, 1993, and continuing through 1996. Two of the selling shareholders also executed covenants not to compete in exchange for non-interest bearing notes in the aggregate amount of $480,000 with annual payments of $120,000 due commencing on October 30, 1993, and continuing through October 30, 1996.

10. BENEFIT PLAN

     The Company has a defined contribution 401(k) benefit plan covering substantially all of the Company's employees who have completed one year of service and are at least 21 years of age. Employees may contribute at least 1% but not more than 15% of their salary. Effective February 1, 1994, the Company began contributing an amount equal to 25% of each employee's contribution up to 4% of each employee's salary. Company matching contributions are made at the discretion of the Board of Directors and, at the Company's election, can be made in cash or in shares of Common Stock. There were no Company contributions prior to February 1, 1994.

11. SALE OF TECHNICAL MEDICAL DEVICES, INC.

     On November 15, 1992, the Company sold to Staodyn, Inc. ("Staodyn") the electro-medical therapy products business operated by its subsidiary, Technical Medical Devices, Inc. ("TMD"), in a transaction valued at approximately $7 million. The total consideration for the sale consisted of $500,000 in cash, a $2.7 million two-year note secured by accounts receivable and inventory, 500,000 shares of Staodyn common stock (NASDAQ:SDYN), and the retention of TMD's receivables having a net realizable value of approximately $2.5 million.

     Resale of the 500,000 shares of Staodyn common stock is restricted by state and federal securities laws. In connection with the issuance of the Staodyn common stock to the Company, Staodyn and the Company entered into a shareholder agreement which grants the Company registration rights with respect to all the shares and price protection with respect to 400,000 of the shares to the extent that their per share market value is below $5.00 per share as of November 15, 1994. If the market value is less than $5.00 per share as calculated, Staodyn must issue additional shares of common stock to the Company to make up the aggregate deficiency in the market value of the 400,000 shares of Staodyn common stock then held by the Company. The market value at that time will be determined by averaging the closing sale prices of the common stock for the 30 consecutive trading days preceding November 15, 1994. The Company sold 57,000 shares of Staodyn common stock pursuant to an effective registration statement of 100,000 Staodyn shares on Form S-3 during the fiscal year ended July 31, 1994 at an average price of $2.80 per share, which was equal to the carrying cost of the securities. Due to the restrictions on the resale of the shares as of the balance sheet date, and the likelihood that this asset will not be converted to cash within the Company's operating cycle, the Staodyn common stock has been recorded as a non-current asset and reflected in the consolidated balance sheets as "Equity Securities." At July 31, 1994, the closing price of Staodyn common stock was $2.50 per share. No unrealized loss has been recorded to reflect this price being less than $2.80 per share (the carrying value of the Staodyn stock on the Company's records) because the decline is considered to be temporary and the Company has price protection for potential declines in the market value between November 15, 1992 and November 15, 1994.

12. RESTRUCTURING CHARGES

     During the fourth quarter of fiscal year 1992, the Company recorded pre-tax restructuring charges of approximately $7,097,000 ($4.4 million after tax or $.50 per share) primarily related to the revaluation of certain assets of TMD to their estimated liquidation value in anticipation of the liquidation or sale of TMD (See Note 11) and, to a minor extent, charges associated with changes in senior management, increased allowances for warranty claims on software installation and write-offs of certain software development costs.

13. RETIREE HEALTH BENEFITS

     Effective August 1, 1993, the Company adopted FASB Statement No. 106, which requires the Company to accrue retiree health benefits. The adoption had no effect on the Company's consolidated financial statements because the Company does not provide any retiree health benefits.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                              NET INCOME
                                          NET        GROSS     NET INCOME     (LOSS) PER
              QUARTERS ENDED            REVENUES     MARGIN      (LOSS)      COMMON SHARE
    ----------------------------------  --------     ------    ----------    ------------
                                        (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
    Fiscal year 1994
      First quarter...................  $27,388      $7,644     $    746        $  .08
      Second quarter..................   28,079       7,865          838           .09
      Third quarter...................   28,670       8,385        1,059           .12
      Fourth quarter..................   29,012       8,546        1,613           .18
    Fiscal year 1993
      First quarter...................  $28,172      $7,795     $    502        $  .05
      Second quarter..................   26,067       7,303          574           .06
      Third quarter...................   27,483       7,722          740           .08
      Fourth quarter..................   28,212       7,857          966           .11
    Fiscal year 1992
      First quarter...................  $24,890      $6,899     $    419        $  .04
      Second quarter..................   25,861       7,223          637           .07
      Third quarter...................   27,422       7,686          804           .09
      Fourth quarter..................   27,943       7,884       (3,871)         (.45)

     Net revenues for fiscal years 1993 and 1992 were favorably affected by revenues of TMD, a subsidiary that was sold on November 15, 1992. The first and second quarters of fiscal year 1993 (which ended October 31, 1992, and January 31, 1993, respectively) include TMD revenues of $2.5 million and $0.3 million, respectively. Revenues of TMD were $10.3 million in fiscal year 1992.

                                                                      APPENDIX H
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  FORM 10-Q/A
                               (AMENDMENT NO. 1)

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                Quarterly Report Pursuant To Section 13 Or 15(D)
                     Of The Securities Exchange Act Of 1934

                For the quarterly period ended January 31, 1995

                         Commission File Number 0-18366

                       PHARMACY MANAGEMENT SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                   FLORIDA                                      59-1482767
           (State of Incorporation)                (I.R.S. Employer Identification No.)

                  3611 QUEEN PALM DRIVE, TAMPA, FLORIDA 33619
                    (Address of Principal Executive Offices)

                                  813/626-7788
                        (Registrant's Telephone Number)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                            YES /X/          NO / /

     Number of outstanding shares of each class of Registrant's common stock as of March 13, 1995:

            Common Stock, par value $.01.......................... 9,120,107 shares

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     The registrant amends the following items, exhibits, financial statements or other portions of its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1995:

                                     PART I

                             FINANCIAL INFORMATION

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                                    OVERVIEW

     The Company is a leading independent national provider of medical cost containment and managed care services, providing professionally managed solutions for containing the escalating costs of workers' compensation. The following table presents the ratios of certain financial items to net revenues for the three and six months ended January 31, 1995 and 1994:

                                                           THREE MONTHS         SIX MONTHS
                                                               ENDED               ENDED
                                                          ---------------     ---------------
                                                            JANUARY 31,         JANUARY 31,
                                                          ---------------     ---------------
                                                          1995      1994      1995      1994
                                                          -----     -----     -----     -----
    Net revenues........................................  100.0%    100.0%    100.0%    100.0%
    Cost of revenues....................................   69.6      72.0      69.3      72.0
                                                          -----     -----     -----     -----
    Gross margin........................................   30.4      28.0      30.7      28.0
    Costs and expenses:
    Selling, general & administrative...................   17.7      19.5      17.6      19.6
    Exercise of non-qualified stock options.............    2.8        --       1.4        --
    Acquisition expenses................................    2.8        --       1.4        --
    Depreciation and amortization.......................    3.2       2.9       3.1       2.9
                                                          -----     -----     -----     -----
    Operating income....................................    3.9       5.6       7.2       5.5
    Interest expense, net...............................   (0.1)     (0.6)     (0.1)     (0.6)
    Additional consideration -- sale of TMD.............    1.1        --       0.5        --
                                                          -----     -----     -----     -----
    Income before income taxes..........................    4.9       5.0       7.6       4.9
    Provision for income taxes..........................    3.1       2.0       3.6       2.0
                                                          -----     -----     -----     -----
    net income..........................................    1.8%      3.0%      4.0%      2.9%
                                                          =====     =====     =====     =====

     The ensuing discussion and analysis of the Company's results of operations and financial condition does not address the effect on the Company's liquidity, capital resources, or results of operations of the consummation of the acquisition of the Company by Beverly or Beverly's plans for the Company following the acquisition.

                             RESULTS OF OPERATIONS

NET REVENUES

     Net revenues for the second quarter of fiscal year 1995 were approximately $30.0 million compared to $28.1 million for the comparable period in fiscal year 1994. The increase in revenues for the period was primarily attributable to increased revenues from the Company's preferred provider organization ("PPO") and case management services, resulting primarily from more customers and greater market penetration. The pricing for PPO and case management services changed only slightly during the comparative periods. Net revenues for the six months ended January 31, 1995 were approximately $60.5 million compared to approximately $55.5 million in the comparable period in fiscal year 1994. Substantially all of the increase in revenues for the period was attributable to increased revenues from the Company's preferred provider organization ("PPO") and case management services, resulting primarily from more customers and greater market penetration. The pricing for PPO and case management services changed only slightly during the comparative periods. During the second quarter and first six months of fiscal year 1995, the net revenues of the PPO were approximately 16% of consolidated revenues, compared to approximately 11% of consolidated revenues in the comparable periods in fiscal year 1994. Net revenues for the second quarter and first six months of fiscal year 1995 from the home delivery of prescription drugs and medical equipment and supplies were approximately the same as in the comparable period in fiscal year 1994 because the percentage of generic drugs dispensed has doubled during the second quarter and first six months of fiscal year 1995 when compared to the comparable periods in fiscal year 1994. The percentage of generic drug prescriptions dispensed relative to all drug prescriptions dispensed is expected to continue to increase during the next two years. This trend is likely to slow revenue growth, but should not have a material effect on the Company's operating income from the sale of prescription drugs. Although generic prescription drugs sell at lower prices than brand-name prescription drugs, the gross margins for generic prescription drugs are substantially higher than they are for brand-name prescription drugs.

COST OF REVENUES

     Cost of revenues as a percentage of net revenues was approximately 2.4% lower for the second quarter of fiscal year 1995 than it was for the second quarter of fiscal year 1994. Cost of revenues as a percentage of net revenues was approximately 2.7% lower for the six months ended January 31, 1995 than it was for the comparable period in fiscal year 1994. The improvement in gross margin is attributable to dispensing a greater percentage of generic drugs in the home delivery business and the increased volume of revenue provided by the Company's PPO and case management services, which have higher gross margins than the home delivery business.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses as a percentage of revenues decreased approximately 1.8% to 17.7% for the three months ended January 31, 1995, compared to 19.5% for the three months ended January 31, 1994. Selling, general and administrative expenses as a percentage of revenue decreased approximately 2.0% to 17.6% for the six months ended January 31, 1995, compared to 19.6% for the six months ended January 31, 1994. The decreases are attributable to improved control over expenses while revenues increased 6.9% for the quarter and 9.1% for the six months ended January 31, 1995.

EXERCISE OF NON-QUALIFIED STOCK OPTIONS

     In December 1994, two executive officers exercised non-qualified stock options for a total of 95,000 shares of common stock at an average exercise price of $6.50 per share. The financial statement effect of these exercises was approximately $855,000 of compensation expense.

ACQUISITION EXPENSES

     As previously reported in the Company's Current Report on Form 8-K dated December 26, 1994, the Company entered into an Agreement and Plan of Merger with Beverly Enterprises, Inc. ("Beverly") on December 26, 1994 (The "Merger Agreement") pursuant to which the Company agreed to be merged with and into Beverly Acquisition Company, a wholly owned subsidiary of Beverly (the "Merger"). (See Note 6 to Notes to Condensed Consolidated Financial Statements (Unaudited) included elsewhere in this Report.) The Merger is expected to be consummated in the spring of 1995. During the second quarter of fiscal year 1995, the Company incurred approximately $835,000 of expenses associated with this acquisition transaction, consisting primarily of legal and investment banking fees. Most of these costs are not deductible expenses for income tax purposes. The Company funded the payment of these expenses from cash flow from operating activities. The Company expects to incur additional expenses associated with the acquisition transaction, and the total amount is expected to be significant (see "Acquisition Transaction" below).

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization was approximately $141,000 (or approximately 17%) more for the three months ended January 31, 1995, than it was for the three months ended January 31, 1994, and was approximately $248,000 (or approximately 15%) more for the six months ended January 31, 1995, than it was for the six months ended January 31, 1994. The increase is attributable to capital expenditures for computer equipment and software during fiscal years 1995 and 1994.

INTEREST EXPENSE

     Net interest expense for the three months ended January 31, 1995 decreased approximately $121,000, or approximately 78%, compared to the comparable period in fiscal year 1994. Net interest expense for the six months ended January 31, 1995 was approximately $236,000, or approximately 73% less than in the comparable period in fiscal year 1994. These significant decreases are primarily attributable to the reduction in bank debt during the relevant periods.

ADDITIONAL CONSIDERATION -- SALE OF TMD

     The Company recorded additional income of approximately $326,000 on November 15, 1994 when it received the final adjusted number of shares of Staodyn, Inc. ("Staodyn") common stock as final consideration for the sale of TMD to Staodyn, which occurred on November 15, 1992. The purchase agreement between Staodyn and TMD provided that TMD could receive additional shares of Staodyn common stock based upon the trading range of the common stock two years after the date of the original transaction. The amount of income recorded on November 15, 1994 represents the amount necessary to record the total shares of Staodyn common stock received at its fair value on November 15, 1994.

PROVISION FOR INCOME TAXES

     The combined effective federal and state income tax rate for the three months ended January 31, 1995 was 62.5%, compared to 40.1% for the comparable period in fiscal year 1994. The combined rate for the six months ended January 31, 1995 was 47.3%, compared to 40.9% for the six months ended January 31, 1994. The increase in the effective rate is primarily attributable to non-deductible acquisition related expenses.

                              FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

     The Company's working capital decreased to approximately $15.9 million at January 31, 1995 compared to approximately $16.7 million at July 31, 1994. The decrease is primarily due to a higher level of accounts payable at January 31, 1995.

     The Company had positive cash flow from operations of approximately $3.2 million for the three months ended January 31, 1995, compared to approximately $5.0 million for the comparable period in fiscal year 1994. The primary difference was the receipt of notes receivable payments of approximately $2.7 million during the three months ended January 31, 1994. For the six months ended January 31, 1995, the Company had positive cash flow from operations of approximately $5.7 million, compared to approximately $3.6 million for the six months ended January 31, 1994. The primary differences were improved net income and favorable changes in cash flows from accounts receivable and accounts payable, offset by the effect of the notes receivable payments received during the three months ended January 31, 1994.

     Net trade receivables decreased approximately $800,000 and approximately $300,000 for the three and six month periods ended January 31, 1995 and 1994 respectively. These decreases are primarily attributable to improved collection of accounts receivable.

     Inventories at January 31, 1995 approximated $4.1 million, compared to approximately $3.5 million at July 31, 1994. The increase is attributable to special purchases of prescription drugs at favorable prices and terms.

     Capital expenditures for the six months ended January 31, 1995 were approximately $1.1 million. These expenditures were financed by cash flow from operations. The Company further reduced its bank debt by approximately $3.0 million for the quarter and approximately $4.8 million for the six months ended January 31, 1995.

     The Company has revolving lines of credit with two banks that allow it to borrow up to $15 million at variable rates that currently approximate the bank's prime rates. The amount available for borrowing at January 31, 1995 was $13.3 million. The Company believes that cash generated from future operations (in excess of $8 million in each of the last two fiscal years), together with the funds available under its lines of credit (approximately $13.3 million at January 31, 1995), will be sufficient to finance the Company's operations and its anticipated capital requirements for at least the next 12 to 18 months. The Company's $15 million revolving credit lines expire on November 30, 1997.

     Healthcare Reform is a major national priority, but the impact of the reforms is not presently determinable. The Company's future liquidity will continue to depend on its operating cash flow and management of trade receivables and inventories.

                            ACQUISITION TRANSACTION

     The Merger Agreement includes covenants that, on an interim basis pending consummation of the Merger, restrict the Company from doing the following: (a) granting or permitting a lien on, selling, leasing, exchanging, transferring or otherwise disposing of, or granting to any person a right or option to lease, purchase, or otherwise acquire, any material amount of its assets or properties, including the capital stock of its subsidiaries, any indebtedness owed to it and any rights of value to it (except in the ordinary course of business consistent with past practices and except for inter-company transfers); (b) selling, issuing, awarding, granting, pledging, redeeming, purchasing or otherwise acquiring, transferring or encumbering any of its capital stock or other securities or any rights, options or warrants to acquire any of its capital stock or other securities; (c) reclassifying any outstanding common stock into a different class or number of shares or otherwise changing its authorized capitalization, or paying, declaring or setting aside for payment a dividend or other distribution in respect of any of its capital stock, whether payable in cash, stock or other property; (d) borrowing any money, issuing any debt securities or assuming, endorsing or guaranteeing, or becoming a surety, accommodation party or otherwise responsible for an obligation or indebtedness of a person other than itself and any of its subsidiaries (except for borrowings under its existing credit agreements in the usual and ordinary course of business); (e) amending, renewing, waiving, breaching, extending, modifying, entering into, releasing in any respect or relinquishing any right or benefit under any mortgage, agreement, instrument, obligation or other commitment that would be material to the Company; (f) settling or compromising any material claim, liability, tax assessment or financial contingency; (g) entering into any transaction with any of its officers, directors, affiliates or shareholders (except in the usual and ordinary course of business and on an arms' length basis); and (h) authorizing, recommending, consummating or otherwise entering into any agreement providing for a merger, dissolution, consolidation, restructuring, recapitalization, reorganization, partial or complete liquidation or the acquisition or disposition of a material amount of assets or securities owned by the Company. Management does not expect that any of these interim restrictions will materially adversely affect the Company's liquidity, operations, capital resources or ability to proceed with planned capital expenditures, if the Merger is consummated this Spring as contemplated. The Merger Agreement also requires the Company to pay Beverly a "termination fee" of $5,000,000 if Beverly or the Company terminates the Merger Agreement under certain circumstances.

     The Company incurred during the six months ended January 31, 1995 approximately $835,000 of acquisition expenses associated with its consideration of acquisition overtures and the pending Merger with Beverly, and it expects that the total acquisition expenses for fiscal year 1995 will be approximately $3 million. The expenses will consist primarily of professional fees and financial advisory fees payable to an investment banking firm. Management expects to fund the payment of these expenses and the termination fee (if payable) from cash flow from operating activities and, to the extent necessary, its bank credit lines. Management believes that it has access to adequate sources of borrowing to fund the payment of these expenses and the termination fee (if it becomes payable), although payment of the expenses and the termination fee would diminish available credit facilities, reduce shareholders' equity and increase future interest expense.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                          PHARMACY MANAGEMENT SERVICES, INC.

                                          By:     /s/  DAVID L. REDMOND
                                                      David L. Redmond
                                              Senior Vice President and Chief
                                                      Financial Officer
                                               (Its Duly Authorized Officer)

Date: March 31, 1995

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation and Amended Bylaws and indemnification agreements between the Registrant and its officers and directors contain provisions regarding the indemnification of officers and directors. The Registrant's Restated Certificate and Amended Bylaws provide that the Registrant, to the full extent permitted, and in the manner required by the laws of the State of Delaware as in effect at the time of the adoption of the certificate and bylaw provision regarding indemnification or as the same may be amended from time to time, shall (i) indemnify any person (and the heirs and legal representatives of such person) who is made or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of any constituent corporation absorbed into the Registrant by consolidation or merger or serves or served with another corporation, partnership, joint venture, trust or enterprise, or non-profit entity, including service with respect to employee benefit plans, at the request of the Registrant or of any such constituent corporation against all liability and (ii) provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

     Section 145 of the Delaware General Corporation Law provides the following:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS

     (a) EXHIBITS


        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
          2.1         Agreement and Plan of Merger dated December 26, 1994, as amended by
                      Amendment No. 1 to the Merger Agreement dated as of                , 1995
                      by and among Beverly Enterprises, Inc., Beverly Acquisition, Inc. and
                      Pharmacy Management Services, Inc. ("PMSI") included in Appendix A of the
                      Prospectus/Consent Solicitation Statement.
          2.2         Stock Purchase Agreement, dated as of August 9, 1994, between Synetic,
                      Inc. and Pharmacy Corporation of America (incorporated by reference to
                      Exhibit 2.1 to Beverly Enterprises, Inc.'s Current Report on Form 8-K
                      dated December 14, 1994).
          2.3         Stock Purchase Agreement, dated as of September 12, 1994, between Eckerd
                      Corporation and Pharmacy Corporation of America (incorporated by reference to Exhibit 2.2 to Beverly Enterprises, Inc.'s Current Report on
                      Form 8-K dated December 14, 1994).
          3.1         Restated Certificate of Incorporation of Beverly Enterprises, Inc.
                      (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s
                      Current Report on Form 8-K dated July 31, 1987).
          3.2         Bylaws of Beverly Enterprises, Inc. (incorporated by reference to Exhibit
                      3 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                      quarter ended June 30, 1992).
          4.1         Indenture dated as of December 27, 1990 (the "Senior Secured Note
                      Indenture"), among Beverly California Corporation, Beverly Enterprises,
                      Inc. and Yasuda Bank and Trust Company (U.S.A.) with respect to Senior
                      Secured Floating Rate Notes due 1995 and 14 1/4% Senior Secured Fixed
                      Rate Notes due 1997 (incorporated by reference to Exhibit 4.1 to the
                      Registration Statement on Form S-4 of Beverly California Corporation,
                      Beverly Enterprises, Inc. and the Registrants set forth on the Table of
                      Additional Co-Registrants filed on February 8, 1991 (File No. 33-38954)).
          4.2         Supplemental Indenture No. 1, dated as of September 20, 1991, to the
                      Senior Secured Note Indenture (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                      quarter ended September 30, 1991).
          4.3         Supplemental Indenture No. 2, dated as of September 26, 1991, to the
                      Senior Secured Note Indenture (incorporated by reference to Exhibit 4.2 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                      quarter ended September 30, 1991).
          4.4         Supplemental Indenture No. 3, dated as of March 11, 1992, to the Senior
                      Secured Note Indenture (incorporated by reference to Exhibit 4 to Beverly
                      Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                      March 31, 1992).
          4.5         Supplemental Indenture No. 4, dated as of July 21, 1993, to the Senior
                      Secured Note Indenture (incorporated by reference to Exhibit 4 to Beverly
                      Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                      June 30, 1993).
          4.6         Supplemental Indenture No. 5, dated as of November 1, 1994, to the Senior
                      Secured Note Indenture (incorporated by reference to Exhibit 4.6 to
                      Beverly Enterprises' Registration Statement on Form S-4 filed on February
                      13, 1995 (File No. 33-57663)).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
          4.7         Supplemental Indenture No. 6, dated as of December 30, 1994, to the
                      Senior Secured Note Indenture (incorporated by reference to Exhibit 4.7 to Beverly Enterprises' Registration Statement on Form S-4 filed on
                      February 13, 1995 (File No. 33-57663)).
          4.8         Subsidiary Guaranty dated as of December 27, 1990 by Beverly Enterprises,
                      Inc., Beverly California Corporation and the Subsidiary Guarantors listed therein (incorporated by reference to Exhibit 4.3 to the Registration
                      Statement on Form S-4 of Beverly California Corporation, Beverly
                      Enterprises, Inc. and the Registrants set forth on the Table of
                      Additional Co-Registrants filed on February 8, 1991 (File No. 33-38954)).
          4.9         Subsidiary Guaranty dated as of April 1, 1991 by Beverly Enterprises,
                      Inc., Beverly California Corporation and the Subsidiary Guarantors listed therein (incorporated by reference to Exhibit 4.5 to Beverly Enterprises,
                      Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991).
          4.10        Subsidiary Guaranty dated as of October 31, 1991 by Beverly Enterprises,
                      Inc., Beverly California Corporation and the Subsidiary Guarantors listed therein (incorporated by reference to Exhibit 4.6 to Beverly Enterprises,
                      Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991).
          4.11        Subsidiary Guaranty dated as of December 30, 1991 by Beverly Enterprises,
                      Inc., Beverly California Corporation and Beverly Indemnity, Inc. as
                      Subsidiary Guarantor (incorporated by reference to Exhibit 4.7 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1991).
          4.12        Indenture dated as of August 1, 1993 between Beverly Enterprises, Inc.
                      and Chemical Bank, as Trustee with respect to Beverly Enterprises, Inc.'s
                      5 1/2% Convertible Subordinated Debentures due August 1, 2018, issuable upon exchange of Beverly Enterprises, Inc.'s $2.75 Cumulative Convertible
                      Exchangeable Preferred Stock (the "Subordinated Debenture Indenture")
                      (incorporated by reference to Exhibit 4.10 to Beverly Enterprises, Inc.'s
                      Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).
          4.13        Certificate of Designation, Powers, Preferences and Rights, and the
                      Qualifications, Limitations or Restrictions Thereof, of the Series of
                      Preferred Stock to be designated $2.75 Cumulative Convertible
                      Exchangeable Preferred Stock of Beverly Enterprises, Inc. (the "$2.75
                      Certificate of Designation") (incorporated by reference to Exhibit 4.12 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                      quarter ended June 30, 1993).
          4.14        Indenture dated as of April 1, 1993 (the "First Mortgage Bond
                      Indenture"), among Beverly Enterprises, Inc., Delaware Trust Company, as
                      Corporate Trustee, and Richard N. Smith, as Individual Trustee, with respect to First Mortgage Bonds (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                      quarter ended March 31, 1993).
          4.15        First Supplemental Indenture dated as of April 1, 1993 to the First
                      Mortgage Bond Indenture, with respect to 8 3/4% First Mortgage Bonds
                      (Series A) due 2008 (incorporated by reference to Exhibit 4.2 to Beverly
                      Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                      March 31, 1993).
          4.16        Second Supplemental Indenture dated as of July 1, 1993 to the First
                      Mortgage Bond Indenture, with respect to 8 5/8% First Mortgage Bonds
                      (Series B) due 2008 (replaces Exhibit 4.1 to Beverly Enterprises, Inc.'s
                      Current Report on Form 8-K dated July 15, 1993) (incorporated by reference to Exhibit 4.15 to Beverly Enterprises, Inc.'s Quarterly Report
                      on Form 10-Q for the quarter ended March 31, 1993).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
          4.17        Indenture dated as of December 30, 1993 (the "Notes Indenture"), between
                      Beverly Enterprises, Inc. and Boatmen's Trust Company, as Trustee, with respect to the Notes (incorporated by reference to Exhibit 4.2 to Beverly
                      Enterprises, Inc.'s Registration Statement on Form S-3 filed on November
                      9, 1993 (File No. 33-50965)).
          4.18        First Supplemental Indenture dated as of December 30, 1993 to the Notes
                      Indenture, with respect to 8.75% Notes due 2003 (incorporated by reference to Exhibit 4.4 to Beverly Enterprises, Inc.'s Current Report on
                      Form 8-K dated January 4, 1994).
          4.19        Rights Agreement Dated as of September 29, 1994, between Beverly
                      Enterprises, Inc. and the Bank of New York, as Rights Agent (incorporate by reference to Exhibit 1 to Beverly Enterprises' Registration Statement
                      on Form 8-A filed on October 18,1994). *In accordance with item
                      601(b)(4)(iii) of Regulation S-K, certain instruments pertaining to
                      Beverly Enterprises, Inc.'s long-term obligations have not been filed;
                      copies thereof will be furnished to the Securities and Exchange
                      Commission upon request.
          5.1**       Opinion of Giroir & Gregory, Professional Association, Little Rock,
                      Arkansas as to the legality of the securities being registered.
          8.1**       Opinion of Giroir & Gregory, Professional Association, Little Rock,
                      Arkansas as to certain federal income tax consequences.
         10.1         Amended and Restated 1981 Beverly Stock Incentive Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                      Enterprises, Inc.'s Registration Statement on Form S-4 filed on July 31,
                      1987 (File No. 33-13243)).
         10.2         1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to
                      Post-Effective Amendment No. 2 on Form S-8 to Beverly Enterprises, Inc.'s
                      Registration Statement on Form S-4 filed on July 31, 1987 (File No.
                      33-13243)).
         10.3         Amended and Restated Beverly Enterprises, Inc. 1993 Long-Term Incentive
                      Stock Plan (the "1993 Plan")(incorporated by reference to Beverly
                      Enterprises, Inc.'s Registration Statement on Form S-8 filed on June 30,
                      1993 (File No. 33-65242)).
         10.4         Beverly Enterprises, Inc. Annual Incentive Plan (incorporated by reference to Exhibit 10.4 to Beverly Enterprises' Registration Statement
                      on Form S-4 filed on February 13, 1995 (File No. 33-57663)).
         10.5         Form of Other Stock Unit Agreement under the 1993 Plan (incorporated by reference to Exhibit 10.5 to Beverly Enterprises' Registration Statement
                      on Form S-4 filed on February 13, 1995 (File No. 33-57663)).
         10.6         Retirement Plan for Outside Directors (incorporated by reference to
                      Exhibit 10.5 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q
                      for the quarter ended June 30, 1993).
         10.7         Beverly Enterprises, Inc. Non-Employee Directors' Stock Option Plan
                      (incorporated by reference to Exhibit 4.1 to Beverly Enterprises'
                      Registration Statement on Form S-8 filed on September 21, 1994 (File No.
                      33-55571)).
         10.8         Executive Medical Reimbursement Plan (incorporated by reference to
                      Exhibit 10.5 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                      for the year ended December 31, 1987).
         10.9         Amended and Restated Beverly Enterprises, Inc. Executive Life Insurance
                      Plan and Summary Plan Description (the "Executive Life Plan")
                      (incorporated by reference to Exhibit 10.7 to Beverly Enterprises' Annual
                      Report on Form 10-K for the year ended December 31, 1993).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
         10.10        Amendment No. 1, effective September 29, 1994, to the Executive Life Plan
                      (incorporated by reference to Exhibit 10.10 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).
         10.11        Executive Physicals Policy (incorporated by reference to Exhibit 10.8 to
                      Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).
         10.12        Amended and Restated Deferred Compensation Plan effective July 18, 1991
                      (the "Deferred Comp Plan") (incorporated by reference to Exhibit 10.6 to
                      Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1991).
         10.13        Amendment No. 1, effective September 29, 1994, to the Deferred Comp Plan
                      (incorporated by reference to Exhibit 10.13 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).
         10.14        Executive Retirement Plan (incorporated by reference to Exhibit 10.8 to
                      Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1987).
         10.15        Amendment No. 1, effective as of July 1, 1991, to the Executive
                      Retirement Plan (incorporated by reference to Exhibit 10.8 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1991).
         10.16        Amendment No. 2, effective as of December 12, 1991, to the Executive
                      Retirement Plan (incorporated by reference to Exhibit 10.9 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1991).
         10.17        Amendment No. 3, effective as of July 31, 1992, to the Executive
                      Retirement Plan (incorporated by reference to Exhibit 10.10 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1992).
         10.18        Amendment No. 4, effective as of January 1, 1993, to the Executive
                      Retirement Plan (incorporated by reference to Exhibit 10.18 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1994).
         10.19        Amendment No. 5, effective as of September 29, 1994, to the Executive
                      Retirement Plan (incorporated by reference to Exhibit 10.19 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1994).
         10.20        Form of Indemnification Agreement between Beverly Enterprises, Inc. and its officers, directors and certain of its employees (incorporated by reference to Exhibit 19.14 to Beverly Enterprises, Inc.'s Quarterly
                      Report on Form 10-Q for the quarter ended June 30, 1987).
         10.21        Form of request by Beverly Enterprises, Inc. to certain of its officers or directors relating to indemnification rights (incorporated by reference to Exhibit 19.5 to Beverly Enterprises, Inc.'s Quarterly Report
                      on Form 10-Q for the quarter ended September 30, 1987).
         10.22        Form of request by Beverly Enterprises, Inc. to certain of its officers or employees relating to indemnification rights (incorporated by reference to Exhibit 19.6 to Beverly Enterprises, Inc.'s Quarterly Report
                      on Form 10-Q for the quarter ended September 30, 1987).
         10.23        Agreement dated December 29, 1986 between Beverly Enterprises, Inc. and
                      Stephens Inc. (incorporated by reference to Exhibit 10.20 to Beverly
                      Enterprises, Inc.'s Registration Statement on Form S-1 filed on January
                      18, 1990 (File No. 33-33052)).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
         10.24        Severance Plan for Corporate and Regional Employees effective December 1,
                      1989 (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to
                      Beverly Enterprises, Inc.'s Registration Statement on Form S-1 filed on
                      February 26, 1990 (File No. 33-33052)).
         10.25        Form of Restricted Stock Performance Agreement dated June 28, 1990 under the 1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.22 to Beverly Enterprises, Inc.'s Registration
                      Statement on Form S-1 filed on July 30, 1990 (File No. 33-36109)).
         10.26        Form of Agreement Concerning Benefits Upon Severance dated as of
                      September 1, 1990 between Beverly Enterprises, Inc. and certain officers of Beverly Enterprises, Inc. (incorporated by reference to Exhibit 10.23 to Beverly Enterprises, Inc.'s Registration Statement on Form S-1 filed on July 30, 1990 (File No. 33-36109)).
         10.27        First Amendment to Agreement Concerning Benefits Upon Severance dated as of April 25, 1993 between Beverly Enterprises, Inc. and Ronald C. Kayne
                      (Incorporated by reference to Exhibit 10.22 to Beverly Enterprises,
                      Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993).
         10.28        Form of Employment Agreement, made as of September 29, 1994, between
                      Beverly Enterprises, Inc. and David R. Banks (incorporated by reference to Exhibit 10.28 to Beverly Enterprises, Inc.'s Annual Report on Form
                      10-K for the year ended December 31, 1994).
         10.29        Form of Change In Control Severance Agreement, made as of September 29,
                      1994, between Beverly Enterprises, Inc. and its Executive Vice Presidents
                      (incorporated by reference to Exhibit 10.29 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).
         10.30        Form of Change In Control Severance Agreement, made as of September 29,
                      1994, between Beverly Enterprises, Inc. and certain other of its officers
                      (incorporated by reference to Exhibit 10.30 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).
         10.31        Beverly Enterprises Company Car Policy effective May 1, 1988
                      (incorporated by reference to Exhibit 10.18 to Beverly Enterprises,
                      Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).
         10.32        American Transitional Hospitals, Inc. 1993 Nonqualified Stock Option Plan
                      assumed by Beverly Enterprises, Inc. (incorporated by reference to
                      Exhibit 10.39 to Beverly Enterprises' Registration Statement on Form S-4
                      (Amendment No. 1) filed on August 5, 1994 (File No. 33-54501)).
         10.33        Stock Option Agreement between Beverly, Inc. and Robert C. Crosby dated
                      September 2, 1994 (incorporated by reference to Exhibit 4.4 to Beverly
                      Enterprises' Registration Statement on Form S-8 filed on September 21,
                      1994 (File No. 33-55571)).
         10.34        Master Lease Document -- General Terms and Conditions dated December 30,
                      1985 for Leases between Beverly California Corporation and various subsidiaries thereof as lessees and Beverly Investment Properties, Inc., as lessor (incorporated by reference to Exhibit 10.12 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1985).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
         10.35        Agreement dated as of December 29, 1986 among Beverly California
                      Corporation, Beverly Enterprises-Texas, Inc., Stephens Inc. and Real
                      Properties, Inc. (incorporated by reference to Exhibit 28 to Beverly
                      California Corporation's Current Report on Form 8-K dated December 30,
                      1986) and letter agreement dated as of July 31, 1987 among Beverly
                      Enterprises, Inc., Beverly California Corporation, Beverly
                      Enterprises-Texas, Inc. and Stephens Inc. with reference thereto
                      (incorporated by reference to Exhibit 19.13 to Beverly Enterprises,
                      Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
                      1987).
         10.36        Credit Agreement, dated as of March 24, 1992, among Beverly Enterprises,
                      Inc., Beverly California Corporation, the Lenders listed therein, Bank of
                      Montreal as Co-Agent, and The Long Term Credit Bank of Japan, Ltd. Los
                      Angeles Agency as Agent (the "LTCB Credit Agreement") (incorporated by reference to Exhibit 10.2 to Beverly Enterprises, Inc.'s Quarterly Report
                      on Form 10-Q for the quarter ended March 31, 1992).
         10.37        Amendment No. 1 dated as of April 7, 1992 to the LTCB Credit Agreement
                      (incorporated by reference to Exhibit 10.3 to Beverly Enterprises, Inc.'s
                      Quarterly Report on Form 10-Q for the quarter ended March 31, 1992).
         10.38        Second Amendment dated as of May 11, 1992 to the LTCB Credit Agreement
                      (incorporated by reference to Exhibit 10.23 to Beverly Enterprises,
                      Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).
         10.39        Third Amendment dated as of March 1, 1993 to the LTCB Credit Agreement
                      (incorporated by reference to Exhibit 10.24 to Beverly Enterprises,
                      Inc.'s Annual Report on Form 10-K for the quarter ended December 31,
                      1992).
         10.40        Seventh Amendment dated as of May 2, 1994 to the LTCB Credit Agreement
                      (incorporated by reference to Exhibit 10.31 to Beverly Enterprises'
                      Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).
         10.41        Eighth Amendment dated as of November 1, 1994 to the LTCB Credit
                      Agreement (incorporated by reference to Exhibit 10.41 to Beverly
                      Enterprises' Registration Statement on Form S-4 filed on February 13,
                      1995 (File No. 33-57663)).
         10.42        Ninth Amendment dated as of November 9, 1994 to the LTCB Credit Agreement
                      (incorporated by reference to Exhibit 10.42 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).
         10.43        Tenth Amendment dated as of December 6, 1994 to the LTCB Credit Agreement
                      (incorporated by reference to Exhibit 10.43 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).
         10.44        First Amendment and Restatement dated as of December 1, 1994 to Master
                      Sale and Servicing Agreement dated as of December 1, 1990 among Beverly
                      Funding Corporation, Beverly California Corporation, the wholly owned subsidiaries of Beverly Enterprises, Inc. listed therein, Beverly
                      Enterprises, Inc., and certain wholly owned subsidiaries of Beverly
                      Enterprises, inc., which may become parties thereto (incorporated by reference to Exhibit 10.44 to Beverly Enterprises' Registration Statement
                      on Form S-4 filed on February 13, 1995 (File No. 33-57663)).
         10.45        Trust Indenture dated as of December 1, 1994 from Beverly Funding
                      Corporation, as Issuer, to Chemical Bank, as Trustee (the "Chemical
                      Indenture") (incorporated by reference to Exhibit 10.45 to Beverly
                      Enterprises' Registration Statement on Form S-4 filed on February 13,
                      1995 (File No. 33-57663)).
         10.46        Series Supplement dated as of December 1, 1994 to the Chemical Indenture
                      (incorporated by reference to Exhibit 10.46 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                      33-57663)).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
         10.47        Credit Agreement dated as of March 2, 1993 among Beverly Enterprises,
                      Inc., Beverly California Corporation, the Lenders listed therein, and the
                      Nippon Credit Bank, Ltd. Los Angeles Agency as Agent (the "Nippon Credit
                      Agreement") (incorporated by reference to Exhibit 10.29 to Beverly
                      Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                      December 31, 1992).
         10.48        Second Amendment dated as of May 19, 1994 to the Nippon Credit Agreement
                      (incorporated by reference to Exhibit 10.37 to Beverly Enterprises'
                      Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).
         10.49        Third Amendment dated as of November 1, 1994 to the Nippon Credit
                      Agreement (incorporated by reference to Exhibit 10.49 to Beverly
                      Enterprises' Registration Statement on Form S-4 filed on February 13,
                      1995 (File No. 33-57663)).
         10.50        Fourth Amendment dated as of November 9, 1994 to the Nippon Credit
                      Agreement (incorporated by reference to Exhibit 10.50 to Beverly
                      Enterprises' Registration Statement on Form S-4 filed on February 13,
                      1995 (File No. 33-57663)).
         10.51        Credit Agreement dated as of November 1, 1994 among Beverly California
                      Corporation, Beverly Enterprises, Inc., the Banks listed therein, Morgan
                      Guaranty Trust Company of New York as Issuing Bank and as Agent (the
                      "Morgan Credit Agreement") (incorporated by reference to Exhibit 10.51 to
                      Beverly Enterprises' Registration Statement on Form S-4 filed on February
                      13, 1995 (File No. 33-57663)).
         10.52        First Amendment dated as of December 30, 1994 to the Morgan Credit
                      Agreement (incorporated by reference to Exhibit 10.52 to Beverly
                      Enterprises' Registration Statement on Form S-4 filed on February 13,
                      1995 (File No. 33-57663)).
         10.53        Data Processing Agreement, dated as of August 1, 1992, by and between
                      Systematics Telecommunications Services, Inc. and Beverly California
                      Corporation (incorporated by reference to Exhibit 10 to Beverly
                      Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                      June 30, 1992).
         10.54        Form of Employment Agreement to be executed by Robert C. Crosby and ATH the time ATH became a wholly-owned subsidiary of Beverly Enterprises,
                      Inc. (incorporated by reference to Exhibit 10.38 to Beverly Enterprises'
                      Registration Statement on Form S-4 filed on July 8, 1994 (File No.
                      33-54501)).
         10.55        Form of Irrevocable Trust Agreement for the Beverly Enterprises, Inc.
                      Executive Benefit Plans (incorporated by reference to Exhibit 10.55 to
                      Beverly Enterprises' Registration Statement on Form S-4 filed on February
                      13, 1995 (File No. 33-57663)).
        10.56**       Form of Assumption Agreement to be executed between Beverly Enterprises,
                      Inc and Beverly Acquisition after the Effective Time of the PMSI Merger relating to the PMSI 1990 Incentive and Non-Statutory Stock Option Plan
                      to be assumed by Beverly Enterprises, Inc. at the time PMSI is merged with and into Beverly Acquisition.
        10.57**       Form of Restricted Option Agreement to be executed between Beverly
                      Enterprises, Inc. and Bertram T. Martin, Jr.
        10.58**       Form of Restricted Option Agreement to be executed between Beverly
                      Enterprises, Inc. and David L. Redmond.
         10.59        Form of Registration Rights Agreement to be executed by Beverly
                      Enterprises, Inc. and certain shareholders of PMSI as of the effective time of the PMSI Merger, included in the Prospectus/Proxy Statement as
                      Appendix D (incorporated by reference to Exhibit 10.59 to Beverly
                      Enterprises' Registration Statement on Form S-4 filed on February 13,
                      1995 (File No. 33-57663)).

        EXHIBIT                                      DESCRIPTION
        -------       -------------------------------------------------------------------------
         11.1         Computation of Net Income (Loss) Per Share (incorporated by reference to
                      Exhibit 11.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                      for the year ended December 31, 1994).
         21.1         Subsidiaries of Beverly Enterprises, Inc. (incorporated by reference to
                      Exhibit 21.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                      for the year ended December 31, 1994).
         23.1**       Consent of Giroir & Gregory, Professional Association, contained in
                      Exhibit 5.1.
         23.2**       Consent of Giroir & Gregory, Professional Association, contained in
                      Exhibit 8.1.
         23.3*        Consent of Ernst & Young LLP, Independent Auditors.
         23.4*        Consent of Coopers & Lybrand L.L.P., Independent Accountants.
         24.1         Power of Attorney (incorporated by reference from the signature page of
                      Beverly Enterprises' Registration Statement on Form S-4 filed on February
                      13, 1995 (File No. 33-57663)).
         99.1         Form of Consent for the PMSI shareholders (incorporated by reference to
                      Exhibit 99.1 to Beverly Enterprises' Registration Statement on Form S-4
                      filed on February 13, 1995 (File No. 33-57663)).



(b) Financial Statement Schedule: [Incorporated by Reference to Beverly Enterprises, Inc.'s Annual Report on Form 10-K dated December 31, 1994]



        II.  Valuation and Qualifying Accounts


     All other schedules have been omitted because they are either not required, not applicable or the information has otherwise been supplied.
- ---------------

 * Filed herewith.

** To be filed by amendment.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirement of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in conjunction with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Smith, State of Arkansas, on April 18, 1995.


                                          BEVERLY ENTERPRISES, INC.


                                          By:      /s/  DAVID R. BANKS*

                                            ------------------------------------
                                                       David R. Banks
                                              Chairman of the Board, President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:



                  SIGNATURE                                  TITLE                     DATE
- ---------------------------------------------   -------------------------------   ---------------
             /s/  DAVID R. BANKS*                   Chairman of the Board,         April 18, 1995
- ---------------------------------------------     President, Chief Executive
               David R. Banks                        Officer and Director

           /s/  ROBERT D. WOLTIL*                  Executive Vice President,       April 18, 1995
- ---------------------------------------------     Finance and Chief Financial
              Robert D. Woltil                              Officer

           /s/  SCOTT M. TABAKIN*               Vice President, Controller and     April 18, 1995
- ---------------------------------------------      Chief Accounting Officer
              Scott M. Tabakin

       /s/  BERYL F. ANTHONY, JR.*                         Director                April 18, 1995
- ---------------------------------------------
            Beryl F. Anthony, Jr.

           /s/  CURT F. BRADBURY*                          Director                April 18, 1995
- ---------------------------------------------
              Curt F. Bradbury

                                                           Director                April   , 1995
- ---------------------------------------------
               James R. Greene

                                                           Director                April   , 1995
- ---------------------------------------------
              Edith E. Holiday

           /s/  JON E. M. JACOBY*                          Director                April 18, 1995
- ---------------------------------------------
              Jon E. M. Jacoby

                                                           Director                April   , 1995
- ---------------------------------------------
           Risa J. Lavizzo-Mourey

             /s/  LOUIS W. MENK*                           Director                April 18, 1995
- ---------------------------------------------
                Louis W. Menk

                                                           Director                April   , 1995
- ---------------------------------------------
             Marilyn R. Seymann

          /s/  WILL K. WEINSTEIN*                          Director                April 18, 1995
- ---------------------------------------------
              Will K. Weinstein

        *By:   /s/  JOHN W. MacKENZIE
              John W. MacKenzie
              Attorney-in-Fact

                               INDEX TO EXHIBITS

(a) EXHIBITS


    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
      2.1       Agreement and Plan of Merger dated December 26, 1994, as amended by
                Amendment No. 1 to the Merger Agreement dated as of                , 1995
                by and among Beverly Enterprises, Inc., Beverly Acquisition, Inc. and
                Pharmacy Management Services, Inc. ("PMSI") included in Appendix A of the
                Prospectus/Consent Solicitation Statement................................
      2.2       Stock Purchase Agreement, dated as of August 9, 1994, between Synetic,
                Inc. and Pharmacy Corporation of America (incorporated by reference to
                Exhibit 2.1 to Beverly Enterprises, Inc.'s Current Report on Form 8-K
                dated December 14, 1994).................................................
      2.3       Stock Purchase Agreement, dated as of September 12, 1994, between Eckerd
                Corporation and Pharmacy Corporation of America (incorporated by reference to Exhibit 2.2 to Beverly Enterprises, Inc.'s Current Report on
                Form 8-K dated December 14, 1994)........................................
      3.1       Restated Certificate of Incorporation of Beverly Enterprises, Inc.
                (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s
                Current Report on Form 8-K dated July 31, 1987)..........................
      3.2       Bylaws of Beverly Enterprises, Inc. (incorporated by reference to Exhibit
                3 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended June 30, 1992).............................................
      4.1       Indenture dated as of December 27, 1990 (the "Senior Secured Note
                Indenture"), among Beverly California Corporation, Beverly Enterprises,
                Inc. and Yasuda Bank and Trust Company (U.S.A.) with respect to Senior
                Secured Floating Rate Notes due 1995 and 14 1/4% Senior Secured Fixed
                Rate Notes due 1997 (incorporated by reference to Exhibit 4.1 to the
                Registration Statement on Form S-4 of Beverly California Corporation,
                Beverly Enterprises, Inc. and the Registrants set forth on the Table of
                Additional Co-Registrants filed on February 8, 1991 (File No.
                33-38954))...............................................................
      4.2       Supplemental Indenture No. 1, dated as of September 20, 1991, to the
                Senior Secured Note Indenture (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended September 30, 1991)........................................
      4.3       Supplemental Indenture No. 2, dated as of September 26, 1991, to the
                Senior Secured Note Indenture (incorporated by reference to Exhibit 4.2 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended September 30, 1991)........................................
      4.4       Supplemental Indenture No. 3, dated as of March 11, 1992, to the Senior
                Secured Note Indenture (incorporated by reference to Exhibit 4 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                March 31, 1992)..........................................................
      4.5       Supplemental Indenture No. 4, dated as of July 21, 1993, to the Senior
                Secured Note Indenture (incorporated by reference to Exhibit 4 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                June 30, 1993)...........................................................
      4.6       Supplemental Indenture No. 5, dated as of November 1, 1994, to the Senior
                Secured Note Indenture (incorporated by reference to Exhibit 4.6 to
                Beverly Enterprises' Registration Statement on Form S-4 filed on February
                13, 1995 (File No. 33-57663))............................................
      4.7       Supplemental Indenture No. 6, dated as of December 30, 1994, to the
                Senior Secured Note Indenture (incorporated by reference to Exhibit 4.7 to Beverly Enterprises' Registration Statement on Form S-4 filed on
                February 13, 1995 (File No. 33-57663))...................................
      4.8       Subsidiary Guaranty dated as of December 27, 1990 by Beverly Enterprises,
                Inc., Beverly California Corporation and the Subsidiary Guarantors listed therein (incorporated by reference to Exhibit 4.3 to the Registration
                Statement on Form S-4 of Beverly California Corporation, Beverly
                Enterprises, Inc. and the Registrants set forth on the Table of
                Additional Co-Registrants filed on February 8, 1991 (File No.
                33-38954))...............................................................

    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
      4.9       Subsidiary Guaranty dated as of April 1, 1991 by Beverly Enterprises,
                Inc., Beverly California Corporation and the Subsidiary Guarantors listed therein (incorporated by reference to Exhibit 4.5 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1991)....................................................................
      4.10      Subsidiary Guaranty dated as of October 31, 1991 by Beverly Enterprises,
                Inc., Beverly California Corporation and the Subsidiary Guarantors listed therein (incorporated by reference to Exhibit 4.6 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1991)....................................................................
      4.11      Subsidiary Guaranty dated as of December 30, 1991 by Beverly Enterprises,
                Inc., Beverly California Corporation and Beverly Indemnity, Inc. as
                Subsidiary Guarantor (incorporated by reference to Exhibit 4.7 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).......................................................
      4.12      Indenture dated as of August 1, 1993 between Beverly Enterprises, Inc.
                and Chemical Bank, as Trustee with respect to Beverly Enterprises, Inc.'s
                5 1/2% Convertible Subordinated Debentures due August 1, 2018, issuable upon exchange of Beverly Enterprises, Inc.'s $2.75 Cumulative Convertible
                Exchangeable Preferred Stock (the "Subordinated Debenture Indenture")
                (incorporated by reference to Exhibit 4.10 to Beverly Enterprises, Inc.'s
                Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).......
      4.13      Certificate of Designation, Powers, Preferences and Rights, and the
                Qualifications, Limitations or Restrictions Thereof, of the Series of
                Preferred Stock to be designated $2.75 Cumulative Convertible
                Exchangeable Preferred Stock of Beverly Enterprises, Inc. (the "$2.75
                Certificate of Designation") (incorporated by reference to Exhibit 4.12 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended June 30, 1993).............................................
      4.14      Indenture dated as of April 1, 1993 (the "First Mortgage Bond
                Indenture"), among Beverly Enterprises, Inc., Delaware Trust Company, as
                Corporate Trustee, and Richard N. Smith, as Individual Trustee, with respect to First Mortgage Bonds (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1993)............................................
      4.15      First Supplemental Indenture dated as of April 1, 1993 to the First
                Mortgage Bond Indenture, with respect to 8 3/4% First Mortgage Bonds
                (Series A) due 2008 (incorporated by reference to Exhibit 4.2 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                March 31, 1993)..........................................................
      4.16      Second Supplemental Indenture dated as of July 1, 1993 to the First
                Mortgage Bond Indenture, with respect to 8 5/8% First Mortgage Bonds
                (Series B) due 2008 (replaces Exhibit 4.1 to Beverly Enterprises, Inc.'s
                Current Report on Form 8-K dated July 15, 1993) (incorporated by reference to Exhibit 4.15 to Beverly Enterprises, Inc.'s Quarterly Report
                on Form 10-Q for the quarter ended March 31, 1993).......................
      4.17      Indenture dated as of December 30, 1993 (the "Notes Indenture"), between
                Beverly Enterprises, Inc. and Boatmen's Trust Company, as Trustee, with respect to the Notes (incorporated by reference to Exhibit 4.2 to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-3 filed on November
                9, 1993 (File No. 33-50965)).............................................
      4.18      First Supplemental Indenture dated as of December 30, 1993 to the Notes
                Indenture, with respect to 8.75% Notes due 2003 (incorporated by reference to Exhibit 4.4 to Beverly Enterprises, Inc.'s Current Report on
                Form 8-K dated January 4, 1994)..........................................
      4.19      Rights Agreement Dated as of September 29, 1994, between Beverly
                Enterprises, Inc. and the Bank of New York, as Rights Agent (incorporate by reference to Exhibit 1 to Beverly Enterprises' Registration Statement
                on Form 8-A filed on October 18,1994). *In accordance with item
                601(b)(4)(iii) of Regulation S-K, certain instruments pertaining to
                Beverly Enterprises, Inc.'s long-term obligations have not been filed;
                copies thereof will be furnished to the Securities and Exchange
                Commission upon request..................................................

    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
      5.1**     Opinion of Giroir & Gregory, Professional Association, Little Rock,
                Arkansas as to the legality of the securities being registered.
      8.1**     Opinion of Giroir & Gregory, Professional Association, Little Rock,
                Arkansas as to certain federal income tax consequences...................
     10.1       Amended and Restated 1981 Beverly Stock Incentive Plan (incorporated by reference to Post-Effective Amendment No. 2 on Form S-8 to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-4 filed on July 31,
                1987 (File No. 33-13243))................................................
     10.2       1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to
                Post-Effective Amendment No. 2 on Form S-8 to Beverly Enterprises, Inc.'s
                Registration Statement on Form S-4 filed on July 31, 1987 (File No.
                33-13243))...............................................................
     10.3       Amended and Restated Beverly Enterprises, Inc. 1993 Long-Term Incentive
                Stock Plan (the "1993 Plan")(incorporated by reference to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-8 filed on June 30,
                1993 (File No. 33-65242))................................................
     10.4       Beverly Enterprises, Inc. Annual Incentive Plan (incorporated by reference to Exhibit 10.4 to Beverly Enterprises' Registration Statement
                on Form S-4 filed on February 13, 1995 (File No. 33-57663))..............
     10.5       Form of Other Stock Unit Agreement under the 1993 Plan (incorporated by reference to Exhibit 10.5 to Beverly Enterprises' Registration Statement
                on Form S-4 filed on February 13, 1995 (File No. 33-57663))..............
     10.6       Retirement Plan for Outside Directors (incorporated by reference to
                Exhibit 10.5 to Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q
                for the quarter ended June 30, 1993).....................................
     10.7       Beverly Enterprises, Inc. Non-Employee Directors' Stock Option Plan
                (incorporated by reference to Exhibit 4.1 to Beverly Enterprises'
                Registration Statement on Form S-8 filed on September 21, 1994 (File No.
                33-55571))...............................................................
     10.8       Executive Medical Reimbursement Plan (incorporated by reference to
                Exhibit 10.5 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                for the year ended December 31, 1987)....................................
     10.9       Amended and Restated Beverly Enterprises, Inc. Executive Life Insurance
                Plan and Summary Plan Description (the "Executive Life Plan")
                (incorporated by reference to Exhibit 10.7 to Beverly Enterprises' Annual
                Report on Form 10-K for the year ended December 31, 1993)................
     10.10      Amendment No. 1, effective September 29, 1994, to the Executive Life Plan
                (incorporated by reference to Exhibit 10.10 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................
     10.11      Executive Physicals Policy (incorporated by reference to Exhibit 10.8 to
                Beverly Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).....................................................
     10.12      Amended and Restated Deferred Compensation Plan effective July 18, 1991
                (the "Deferred Comp Plan") (incorporated by reference to Exhibit 10.6 to
                Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).......................................................
     10.13      Amendment No. 1, effective September 29, 1994, to the Deferred Comp Plan
                (incorporated by reference to Exhibit 10.13 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................
     10.14      Executive Retirement Plan (incorporated by reference to Exhibit 10.8 to
                Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1987).......................................................
     10.15      Amendment No. 1, effective as of July 1, 1991, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.8 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).......................................................

    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
     10.16      Amendment No. 2, effective as of December 12, 1991, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.9 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1991).......................................................
     10.17      Amendment No. 3, effective as of July 31, 1992, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.10 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1992).......................................................
     10.18      Amendment No. 4, effective as of January 1, 1993, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.18 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1994).......................................................
     10.19      Amendment No. 5, effective as of September 29, 1994, to the Executive
                Retirement Plan (incorporated by reference to Exhibit 10.19 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1994).......................................................
     10.20      Form of Indemnification Agreement between Beverly Enterprises, Inc. and its officers, directors and certain of its employees (incorporated by reference to Exhibit 19.14 to Beverly Enterprises, Inc.'s Quarterly
                Report on Form 10-Q for the quarter ended June 30, 1987).................
     10.21      Form of request by Beverly Enterprises, Inc. to certain of its officers or directors relating to indemnification rights (incorporated by reference to Exhibit 19.5 to Beverly Enterprises, Inc.'s Quarterly Report
                on Form 10-Q for the quarter ended September 30, 1987)...................
     10.22      Form of request by Beverly Enterprises, Inc. to certain of its officers or employees relating to indemnification rights (incorporated by reference to Exhibit 19.6 to Beverly Enterprises, Inc.'s Quarterly Report
                on Form 10-Q for the quarter ended September 30, 1987)...................
     10.23      Agreement dated December 29, 1986 between Beverly Enterprises, Inc. and
                Stephens Inc. (incorporated by reference to Exhibit 10.20 to Beverly
                Enterprises, Inc.'s Registration Statement on Form S-1 filed on January
                18, 1990 (File No. 33-33052))............................................
     10.24      Severance Plan for Corporate and Regional Employees effective December 1,
                1989 (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to
                Beverly Enterprises, Inc.'s Registration Statement on Form S-1 filed on
                February 26, 1990 (File No. 33-33052))...................................
     10.25      Form of Restricted Stock Performance Agreement dated June 28, 1990 under the 1985 Beverly Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.22 to Beverly Enterprises, Inc.'s Registration
                Statement on Form S-1 filed on July 30, 1990 (File No. 33-36109))........
     10.26      Form of Agreement Concerning Benefits Upon Severance dated as of
                September 1, 1990 between Beverly Enterprises, Inc. and certain officers of Beverly Enterprises, Inc. (incorporated by reference to Exhibit 10.23 to Beverly Enterprises, Inc.'s Registration Statement on Form S-1 filed on July 30, 1990 (File No. 33-36109))....................................
     10.27      First Amendment to Agreement Concerning Benefits Upon Severance dated as of April 25, 1993 between Beverly Enterprises, Inc. and Ronald C. Kayne
                (Incorporated by reference to Exhibit 10.22 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1993)....................................................................
     10.28      Form of Employment Agreement, made as of September 29, 1994, between
                Beverly Enterprises, Inc. and David R. Banks (incorporated by reference to Exhibit 10.28 to Beverly Enterprises, Inc.'s Annual Report on Form
                10-K for the year ended December 31, 1994)...............................
     10.29      Form of Change In Control Severance Agreement, made as of September 29,
                1994, between Beverly Enterprises, Inc. and its Executive Vice Presidents
                (incorporated by reference to Exhibit 10.29 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................

    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
     10.30      Form of Change In Control Severance Agreement, made as of September 29,
                1994, between Beverly Enterprises, Inc. and certain other of its officers
                (incorporated by reference to Exhibit 10.30 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................
     10.31      Beverly Enterprises Company Car Policy effective May 1, 1988
                (incorporated by reference to Exhibit 10.18 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31,
                1992)....................................................................
     10.32      American Transitional Hospitals, Inc. 1993 Nonqualified Stock Option Plan
                assumed by Beverly Enterprises, Inc. (incorporated by reference to
                Exhibit 10.39 to Beverly Enterprises' Registration Statement on Form S-4
                (Amendment No. 1) filed on August 5, 1994 (File No. 33-54501))...........
     10.33      Stock Option Agreement between Beverly, Inc. and Robert C. Crosby dated
                September 2, 1994 (incorporated by reference to Exhibit 4.4 to Beverly
                Enterprises' Registration Statement on Form S-8 filed on September 21,
                1994 (File No. 33-55571))................................................
     10.34      Master Lease Document -- General Terms and Conditions dated December 30,
                1985 for Leases between Beverly California Corporation and various subsidiaries thereof as lessees and Beverly Investment Properties, Inc., as lessor (incorporated by reference to Exhibit 10.12 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1985).......................................................
     10.35      Agreement dated as of December 29, 1986 among Beverly California
                Corporation, Beverly Enterprises-Texas, Inc., Stephens Inc. and Real
                Properties, Inc. (incorporated by reference to Exhibit 28 to Beverly
                California Corporation's Current Report on Form 8-K dated December 30,
                1986) and letter agreement dated as of July 31, 1987 among Beverly
                Enterprises, Inc., Beverly California Corporation, Beverly
                Enterprises-Texas, Inc. and Stephens Inc. with reference thereto
                (incorporated by reference to Exhibit 19.13 to Beverly Enterprises,
                Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
                1987)....................................................................
     10.36      Credit Agreement, dated as of March 24, 1992, among Beverly Enterprises,
                Inc., Beverly California Corporation, the Lenders listed therein, Bank of
                Montreal as Co-Agent, and The Long Term Credit Bank of Japan, Ltd. Los
                Angeles Agency as Agent (the "LTCB Credit Agreement") (incorporated by reference to Exhibit 10.2 to Beverly Enterprises, Inc.'s Quarterly Report
                on Form 10-Q for the quarter ended March 31, 1992).......................
     10.37      Amendment No. 1 dated as of April 7, 1992 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.3 to Beverly Enterprises, Inc.'s
                Quarterly Report on Form 10-Q for the quarter ended March 31, 1992).
     10.38      Second Amendment dated as of May 11, 1992 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.23 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992).
     10.39      Third Amendment dated as of March 1, 1993 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.24 to Beverly Enterprises,
                Inc.'s Annual Report on Form 10-K for the quarter ended December 31,
                1992)....................................................................
     10.40      Seventh Amendment dated as of May 2, 1994 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.31 to Beverly Enterprises'
                Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).......
     10.41      Eighth Amendment dated as of November 1, 1994 to the LTCB Credit
                Agreement (incorporated by reference to Exhibit 10.41 to Beverly
                Enterprises' Registration Statement on Form S-4 filed on February 13,
                1995 (File No. 33-57663))................................................
     10.42      Ninth Amendment dated as of November 9, 1994 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.42 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................

    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
     10.43      Tenth Amendment dated as of December 6, 1994 to the LTCB Credit Agreement
                (incorporated by reference to Exhibit 10.43 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................
     10.44      First Amendment and Restatement dated as of December 1, 1994 to Master
                Sale and Servicing Agreement dated as of December 1, 1990 among Beverly
                Funding Corporation, Beverly California Corporation, the wholly owned subsidiaries of Beverly Enterprises, Inc. listed therein, Beverly
                Enterprises, Inc., and certain wholly owned subsidiaries of Beverly
                Enterprises, inc., which may become parties thereto (incorporated by reference to Exhibit 10.44 to Beverly Enterprises' Registration Statement
                on Form S-4 filed on February 13, 1995 (File No. 33-57663))..............
     10.45      Trust Indenture dated as of December 1, 1994 from Beverly Funding
                Corporation, as Issuer, to Chemical Bank, as Trustee (the "Chemical
                Indenture") (incorporated by reference to Exhibit 10.45 to Beverly
                Enterprises' Registration Statement on Form S-4 filed on February 13,
                1995 (File No. 33-57663))................................................
     10.46      Series Supplement dated as of December 1, 1994 to the Chemical Indenture
                (incorporated by reference to Exhibit 10.46 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on February 13, 1995 (File No.
                33-57663))...............................................................
     10.47      Credit Agreement dated as of March 2, 1993 among Beverly Enterprises,
                Inc., Beverly California Corporation, the Lenders listed therein, and the
                Nippon Credit Bank, Ltd. Los Angeles Agency as Agent (the "Nippon Credit
                Agreement") (incorporated by reference to Exhibit 10.29 to Beverly
                Enterprises, Inc.'s Annual Report on Form 10-K for the year ended
                December 31, 1992).......................................................
     10.48      Second Amendment dated as of May 19, 1994 to the Nippon Credit Agreement
                (incorporated by reference to Exhibit 10.37 to Beverly Enterprises'
                Quarterly Report on Form 10-Q for the quarter ended June 30, 1994).......
     10.49      Third Amendment dated as of November 1, 1994 to the Nippon Credit
                Agreement (incorporated by reference to Exhibit 10.49 to Beverly
                Enterprises' Registration Statement on Form S-4 filed on February 13,
                1995 (File No. 33-57663))................................................
     10.50      Fourth Amendment dated as of November 9, 1994 to the Nippon Credit
                Agreement (incorporated by reference to Exhibit 10.50 to Beverly
                Enterprises' Registration Statement on Form S-4 filed on February 13,
                1995 (File No. 33-57663))................................................
     10.51      Credit Agreement dated as of November 1, 1994 among Beverly California
                Corporation, Beverly Enterprises, Inc., the Banks listed therein, Morgan
                Guaranty Trust Company of New York as Issuing Bank and as Agent (the
                "Morgan Credit Agreement") (incorporated by reference to Exhibit 10.51 to
                Beverly Enterprises' Registration Statement on Form S-4 filed on February
                13, 1995 (File No. 33-57663))............................................
     10.52      First Amendment dated as of December 30, 1994 to the Morgan Credit
                Agreement (incorporated by reference to Exhibit 10.52 to Beverly
                Enterprises' Registration Statement on Form S-4 filed on February 13,
                1995 (File No. 33-57663))................................................
     10.53      Data Processing Agreement, dated as of August 1, 1992, by and between
                Systematics Telecommunications Services, Inc. and Beverly California
                Corporation (incorporated by reference to Exhibit 10 to Beverly
                Enterprises, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                June 30, 1992)...........................................................
     10.54      Form of Employment Agreement to be executed by Robert C. Crosby and ATH the time ATH became a wholly-owned subsidiary of Beverly Enterprises,
                Inc. (incorporated by reference to Exhibit 10.38 to Beverly Enterprises'
                Registration Statement on Form S-4 filed on July 8, 1994 (File No.
                33-54501))...............................................................

    EXHIBIT                                    DESCRIPTION                                 PAGE
    -------     -------------------------------------------------------------------------  ----
     10.55      Form of Irrevocable Trust Agreement for the Beverly Enterprises, Inc.
                Executive Benefit Plans (incorporated by reference to Exhibit 10.55 to
                Beverly Enterprises' Registration Statement on Form S-4 filed on February
                13, 1995 (File No. 33-57663))............................................
    10.56**     Form of Assumption Agreement to be executed between Beverly Enterprises,
                Inc and Beverly Acquisition after the Effective Time of the PMSI Merger relating to the PMSI 1990 Incentive and Non-Statutory Stock Option Plan
                to be assumed by Beverly Enterprises, Inc. at the time PMSI is merged with and into Beverly Acquisition........................................
    10.57**     Form of Restricted Option Agreement to be executed between Beverly
                Enterprises, Inc. and Bertram T. Martin, Jr..............................
    10.58**     Form of Restricted Option Agreement to be executed between Beverly
                Enterprises, Inc. and David L. Redmond...................................
     10.59      Form of Registration Rights Agreement to be executed by Beverly
                Enterprises, Inc. and certain shareholders of PMSI as of the effective time of the PMSI Merger, included in the Prospectus/Proxy Statement as
                Appendix D (incorporated by reference to Exhibit 10.59 to Beverly
                Enterprises' Registration Statement on Form S-4 filed on February 13,
                1995 (File No. 33-57663))................................................
     11.1       Computation of Net Income (Loss) Per Share (incorporated by reference to
                Exhibit 11.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                for the year ended December 31, 1994)....................................
     21.1       Subsidiaries of Beverly Enterprises, Inc. (incorporated by reference to
                Exhibit 21.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K
                for the year ended December 31, 1994)....................................
     23.1**     Consent of Giroir & Gregory, Professional Association, contained in
                Exhibit 5.1..............................................................
     23.2**     Consent of Giroir & Gregory, Professional Association, contained in
                Exhibit 8.1..............................................................
     23.3*      Consent of Ernst & Young LLP, Independent Auditors.......................
     23.4*      Consent of Coopers & Lybrand L.L.P., Independent Accountants.............
     24.1       Power of Attorney (incorporated by reference to the signature page of
                Beverly Enterprises' Registration Statement on Form S-4 filed on February
                13, 1995 (File No. 33-57663))............................................
     99.1       Form of Consent for the PMSI shareholders (incorporated by reference to
                Exhibit 99.1 to Beverly Enterprises' Registration Statement on Form S-4
                filed on February 13, 1995 (File No. 33-57663))..........................


- ---------------

 * Filed herewith.

** To be filed by amendment.